    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 10, 1998
                                                       REGISTRATION NO. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                --------------
                                   FORM F-4

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------
                                 TRANSTEL S.A.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                   COLOMBIA
        (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                     4813
           (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)

                              CALLE 19N, NO. 2-29
                                  40TH FLOOR
                                CALI, COLOMBIA
                                 57-2-660-4860
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                --------------

                                                   WITH A COPY TO:
            CT CORPORATION
   1633 BROADWAY, NEW YORK, NEW YORK               BERNARD E. KURY
                 10019                          DEWEY BALLANTINE LLP
            (212) 664-1666                   1301 AVENUE OF THE AMERICAS
  (NAME, ADDRESS, INCLUDING ZIP CODE,       NEW YORK, NEW YORK 10019-1035
 AND TELEPHONE NUMBER, INCLUDING AREA
      CODE, FOR AGENT OF SERVICE)


                                --------------
  Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                --------------
                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
                                                              PROPOSED       PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES TO     AMOUNT TO BE     MAXIMUM OFFERING  AGGREGATE OFFERING       AMOUNT OF
           BE REGISTERED                 REGISTERED(1)    PRICE PER UNIT(2)      PRICE(2)       REGISTRATION FEE(3)
-------------------------------------------------------------------------------------------------------------------
Exchange Certificates
 (as defined herein)....              U.S. $150.0 million       100%        U.S. $150.0 million   U.S.$44,250.00
-------------------------------------------------------------------------------------------------------------------
Exchange Guarantee (as
 defined herein)(4).....
-------------------------------------------------------------------------------------------------------------------
Total...................              U.S. $150.0 million       100%        U.S. $150.0 million   U.S.$44,250.00
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

(1) Represents principal amount at maturity.
(2) Determined solely for the purposes of calculating the registration fee in accordance with Rule 457 promulgated under the Securities Act.
(3) Calculated in accordance with Rule 457(f)(2) under the Securities Act, based on the face value.
(4) No separate consideration will be received by the Issuer for issuing the Exchange Guarantee.

                                --------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

   There are a total of 178 pages contained in this Registration Statement.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                  Subject to Completion, dated April 10, 1998

                                   PROSPECTUS

                       OFFER TO EXCHANGE ALL OUTSTANDING
               12 1/2% PASS THROUGH TRUST CERTIFICATES DUE 2007,

                                      FOR

              12 1/2% PASS THROUGH EXCHANGE CERTIFICATES DUE 2007,
      IN EACH CASE REPRESENTING INTERESTS IN 12 1/2% SENIOR NOTES DUE 2007

                                   ISSUED BY

                                 TRANSTEL S.A.

  THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
CITY TIME, ON        , 1998 (AS SUCH DATE MAY BE EXTENDED, THE "EXPIRATION
DATE").

  Transtel S.A. (the "Company" or "Transtel"), a Colombian corporation, together with Transtel Pass Through Trust, a Delaware business trust (the "Trust" or "Issuer"), created pursuant to the Trust Agreement of Transtel Pass Through Trust, dated as of October 20, 1997 (the "Original Trust Agreement"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal," and together with this Prospectus, the "Exchange Offer"), to exchange all outstanding 12 1/2% Pass Through Trust Certificates due 2007 (the "Original Certificates"), issued by the Trust, for a like aggregate principal amount of 12 1/2% Pass Through Exchange Certificates due 2007 (the "Exchange Certificates") issued by the Trust, each representing a pro rata interest in the $150.0 million aggregate principal amount of 12 1/2% Senior Notes due 2007 (the "Senior Notes"), issued by the Company. Both the Original Certificates and the Exchange Certificates (together, the "Certificates") are guaranteed by the Company. The Original Certificates and the Original Guarantee (as defined herein) are collectively referred to herein as the "Original Securities" and the Exchange Certificates and the Exchange Guarantee (as defined herein) are collectively referred to herein as the "Exchange Securities." The terms of the Exchange Securities are substantially identical to the terms of the Original Securities, except that the Exchange Securities will have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and will not contain terms restricting the transfer of such securities. For a complete description of the Exchange Securities, see "Description of the Certificates" and "Description of the Guarantees." The Company will not receive any cash proceeds from, and will pay all expenses incident to, the Exchange Offer.
                                               (Continued on the following page)

  SEE "RISK FACTORS" BEGINNING ON PAGE 22 FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED BY THE ORIGINAL CERTIFICATEHOLDERS IN DECIDING WHETHER TO TENDER ORIGINAL CERTIFICATES IN THE EXCHANGE OFFER.

                                  -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. ORIGINAL CERTIFICATEHOLDERS (AS DEFINED HEREIN) ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR ORIGINAL CERTIFICATES PURSUANT TO THE EXCHANGE OFFER.

                                  -----------

                 The date of this Prospectus is April 10, 1998.

(Continued from previous page)

  The issuance of the Original Certificates and the purchase of the Senior Notes by the Trust that occurred on October 28, 1997 are referred to herein as the "Offering." The holders of Original Certificates (the "Original Certificateholders") and the holders of the Exchange Certificates (the "Exchange Certificateholders") are collectively referred to as the "Certificateholders". The Certificates represent undivided beneficial interests in the assets of the Trust. Wilmington Trust Company is the Pass Through Trustee (the "Pass Through Trustee") of the Trust. The Trust exists for the sole purpose of issuing and selling the Certificates, investing the proceeds from the issuance of the Original Certificates in the Senior Notes, registering the Exchange Securities under the Securities Act, exchanging the Original Securities for Exchange Securities, and engaging in only those other activities necessary or incidental thereto.

  The Senior Notes bear interest at a rate of 12 1/2% per annum payable semiannually in cash on each May 1 and November 1 of each year (each referred to herein as an "Interest Payment Date"), commencing May 1, 1998. Interest distributions made on each May 1 and November 1 will be paid to the persons who are the registered Certificateholders on the April 15 and October 15, as the case may be, immediately preceding such Interest Payment Date. Each Certificateholder will be entitled to receive a pro rata share of any payments received by, or on behalf of, the Pass Through Trustee on behalf of the Trust in respect of the Senior Notes.

  The Senior Notes are redeemable, in whole or in part, at the option of the Company, on or after November 1, 2002, at the redemption prices set forth herein plus accrued and unpaid interest to the date of redemption. In addition, in the event of the sale by the Company of at least $25.0 million of its Capital Stock (as defined herein) in one or more Public Equity Offerings (as defined herein) or to one or more Strategic Equity Investors (as defined herein), the Company may, at its option, use the net cash proceeds of such sale or sales to redeem up to 35% of the Senior Notes at a redemption price herein of the principal amount thereof plus accrued and unpaid interest to the date of redemption. Upon a Change of Control (as defined herein), the Company will be required to make an offer to repurchase the Senior Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, to the date of repurchase.

  The Trust will accept for exchange any and all Original Certificates that are validly tendered on or prior to 5:00 p.m., New York City time, on the date
the Exchange Offer expires, which will be       , 1998, unless the Exchange
Offer is extended (the "Expiration Date"). Tenders of Original Certificates may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum number of Original Certificates being tendered for exchange.

  Any Original Certificates not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to all the same limitations applicable thereto under the Trust Agreement (except for certain rights to be registered under the Act which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, all untendered and tendered but unaccepted Original Certificates, if any, will continue to be subject to all of the existing restrictions upon transfer provided thereon and neither the Company nor the Trust will have any further obligation to such Original Certificateholders to provide for registration under the Securities Act of the Original Certificates held by them. To the extent that Original Certificates are not tendered and accepted in the Exchange Offer, an Original Certificateholder's ability to sell untendered and tendered but unaccepted Original Certificates could be adversely affected. See "Risk Factors--Consequences of a Failure to Exchange Original Certificates."

  Prior to this Exchange Offer, there has been no public market for the Original Certificates and there can be no assurance that an active public or private market for the Certificates will develop. The Company does not intend to list the Certificates on any national securities exchange or to seek admission thereof to trading on the National Association of Securities Dealers Automated Quotation System. Even if a market for the Certificates should develop, the Certificates could trade at a discount from their face value.

  THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, ORIGINAL CERTIFICATEHOLDERS IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

  IN THIS PROSPECTUS, UNLESS OTHERWISE SPECIFIED OR THE CONTEXT OTHERWISE REQUIRES, REFERENCES TO "PS" OR "PESOS" ARE TO COLOMBIAN PESOS, REFERENCES TO "DOLLARS," "U.S. $" AND "$" ARE TO UNITED STATES DOLLARS AND THE TERMS "UNITED STATES" AND "U.S." MEAN THE UNITED STATES OF AMERICA, ITS TERRITORIES, POSSESSIONS AND ALL AREAS SUBJECT TO ITS JURISDICTION.

                      ENFORCEABILITY OF CIVIL LIABILITIES

  The Company is a sociedad anomina organized under the laws of Colombia. The directors and officers of the Company and certain experts named in this Prospectus reside outside of the United States, and all or a substantial portion of the assets of such persons and of the Company are located outside the United States. As a result, it may not be possible for the Pass Through Trustee, the Indenture Trustee (as defined herein), Guarantee Trustee (as defined herein) or the Certificateholders to effect service of process within the United States upon such persons, including with respect to matters arising under the Securities Act, or to enforce against the Company or any of such persons judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or under the Certificate Guarantees. The Company has been advised by its Colombian legal counsel, Cavelier Abogados that there is doubt as to the enforceability, in original actions in Colombian courts, of liabilities predicated solely on the United States federal securities laws and as to the enforceability in Colombian courts of judgments of United States courts obtained in actions predicated upon the civil liability provisions of the United States federal securities laws. The Company has appointed CT Corporation System, New York, New York, as its agent to receive service of process with respect to any action brought against it in any federal or state court in the State of New York, arising from this Exchange Offer and the Certificate Guarantees. The Company has been advised by its Colombian legal counsel that a claim by the Pass Through Trustee, the Indenture Trustee or a United States Certificateholder in connection with this Exchange Offer or the Certificate Guarantees may be brought in Colombian courts. See "Enforcement of Foreign Judgments in Colombia."

                             AVAILABLE INFORMATION

  The Company has filed with the Commission under the Securities Act, a registration statement (which term includes any amendments thereto) (the "Registration Statement") on Form F-4, of which this Prospectus (the "Prospectus") is a part, with respect to the Exchange Certificates offered hereby. This Prospectus does not contain all the information set forth in or annexed as an exhibit to the Registration Statement. Such additional information, and other information filed by the Company, may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission maintained at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, at prescribed rates. The Commission also maintains an Internet Web Site at http://www.sec.gov that contains reports and other information. Statements contained in this Prospectus describing the contents of any contract or other document referred to herein do not necessarily describe such documents in their entirety, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

  No separate financial statements of the Trust have been included herein. Neither the Company nor the Trust consider such financial statements material to the Certificateholders because (i) the Trust has no independent operations and exists for the sole purpose of issuing and selling the Certificates, investing the proceeds from the issuance of the Original Certificates in the Senior Notes issued by the Company, registering the Exchange Certificates under the Securities Act, exchanging the Original Securities for Exchange Securities, and engaging in only those other activities necessary or incidental thereto, and (ii) the Company's obligations described herein to provide certain indemnities in respect of, and be responsible for, certain costs, expenses, debts and liabilities of the Trust under the Indenture and any supplemental indenture thereto, the Certificate Guarantees, the Trust Agreement and the Senior Notes, taken together, constitute a full and unconditional guarantee of payments due on the Certificates. See "Description of Securities."

  Neither the Company nor the Trust is currently subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Upon the effectiveness of this Registration Statement, the Company will become subject to such requirements, which will continue for so long as the Company is required to do so pursuant to Section 15(d) of the Exchange Act.

                          FORWARD-LOOKING STATEMENTS

  This Prospectus contains forward-looking statements. These forward-looking statements reflect the Company's views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements as a result of the risk factors as well as other factors discussed elsewhere herein. See "Risk Factors." The words "believe," "expect" and "anticipate" and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Many factors could cause the Company's actual results to differ materially from historical results or the results projected in the forward-looking statements. Among these factors are those identified in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                          MARKET AND POPULATION DATA

  Market data used throughout this Prospectus was obtained from internal company surveys and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. The Company has not independently verified this market data. Similarly, internal company surveys, while believed by the Company to be reliable, have not been verified by any independent sources.

  Data regarding population in Colombia are based on preliminary projections of 1995 population figures calculated by the Departamento Administrativo Nacional de Estadistica (National Administrative Department of Statistics) ("DANE") on the basis of the 1993 census. There can be no assurance that these projections accurately reflect the current population in Colombia. Information regarding subscriber penetration and line data in Colombia is derived from information supplied by the Departamento Nacional de Planeacion (National Planning Department) ("DNP") as of December 31, 1995.

                                EXCHANGE RATES

  Until 1991, the Banco de la Republica of Colombia (the "Central Bank") set an official exchange rate (the "Official Rate") applicable to all foreign exchange transactions, based on its prevailing economic policy. Since October 1991, exchange rates have been freely set by the market. The Superintendencia Bancaria of Colombia (the "Superintendency of Banking") calculates and publishes daily the representative market rate, which is the weighted average of the buy and sell rates quoted on the previous business day by certain commercial banks and financial institutions in Santafe de Bogota, Cali, Medellin and Barranquilla for the purchase and sale of Dollars (the "Representative Market Rate"). The Representative Market Rate serves as a basis for many foreign exchange transactions conducted on the foreign exchange market and the free market as defined under Law 9 of 1991. From October 1991 through January 1995, the Central Bank set the Official Rate for certain limited purposes. Since February 1994, the Central Bank issues buy and sell quotations that form a band within which the Representative Market Rate can move freely.

  The following table sets forth the Official Rate at the end of each period indicated and, for each such period, the high, low, average and end of period Representative Market Rate. The Federal Reserve Bank of New York does not report a noon buying rate for Pesos.

                            OFFICIAL RATE                 REPRESENTATIVE MARKET RATE
                         -------------------- --------------------------------------------------
                                    % CHANGE                                           % CHANGE
                          PERIOD   FROM PRIOR                                PERIOD   FROM PRIOR
                            END    PERIOD END    LOW      HIGH     AVERAGE     END    PERIOD END
                         --------- ---------- --------- --------- --------- --------- ----------
1992.................... Ps  811.8    14.8%   Ps  632.6 Ps  738.2 Ps  680.1 Ps  738.0    16.7%
1993....................     917.3    13.0        737.6     819.6     786.6     804.3     9.0
1994....................   1,018.8    11.0        804.3     844.4     826.5     831.3     3.4
1995....................       N/A     N/A        831.3   1,003.5     912.5     987.7    18.8
1996....................       N/A     N/A        987.6   1,074.7   1,036.7   1,005.3     1.8
1997....................       N/A     N/A      1,005.3   1,090.6   1,063.0   1,293.6    28.7
1998 (through February
 28, 1998)..............       N/A     N/A      1,293.6  1,350.97  1,332.16  1,344.25    3.92

--------
N/A means not applicable.
Sources: Central Bank; Superintendency of Banking

  The Representative Market Rate calculated by the Superintendency of Banking for February 28, 1998 was Ps1,344.3 for one Dollar. For the convenience of the reader, this Prospectus contains translations of Peso amounts into Dollars, unless otherwise indicated, at the Representative Market Rate as of September 30, 1997 of Ps1,246.27 for one Dollar. Unless otherwise noted, all financial information included in this Prospectus has, for comparability purposes, been restated in constant Pesos as of September 30, 1997, which is the latest balance sheet date of the Company, by indexing historical amounts using the Colombian Middle-Income Consumer Price Index ("MCPI"). No representation is made that the Peso or Dollar amounts shown in this Prospectus could have been or could be converted into Dollars or Pesos, as the case may be, at any particular rate or at all.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety and should be read in conjunction with the more detailed information and the financial statements, including the notes thereto, included elsewhere in this Prospectus. As used in this Prospectus, unless otherwise specified, the "Company" or "Transtel" means Transtel S.A. and its subsidiaries. Unless otherwise specified, the financial information in this Prospectus is reflected in constant Pesos as of September 30, 1997 and is presented in accordance with generally accepted accounting principles in Colombia ("Colombian GAAP"). Certain capitalized terms used in this Prospectus are defined herein under the caption "Glossary of Certain Telecommunications Terms."

THE COMPANY

  The Company is the largest private telephone company in Colombia, providing telephone services to both business and residential subscribers. The Company (excluding TeleGirardot (as defined herein)) currently owns and operates telephone systems serving seven cities, with an aggregate population of approximately 2.9 million people, located in the southwestern region of Colombia. As of December 31, 1997, such system provided service to an aggregate of approximately 101,500 subscribers and had an average penetration of approximately 18 lines per 100 people.

  On December 31, 1997, the Company acquired Empresa de Telecomunicaciones de Girardot S.A. E.S.P. ("TeleGirardot"). The statistical, financial and other data in this Prospectus does not include information regarding TeleGirardot, except where specifically indicated. For information regarding TeleGirardot, see "Prospectus Summary--Recent Developments" herein.

  In 1990, through the enactment of Decree 1900, Colombia's government initiated the deregulation and privatization of the state-owned telecommunications sector in order to promote competition and encourage private investment and thereby improve service for its citizens. This was followed by the enactment of Law 142 on July 11, 1994 ("Law 142"), which established the basic guidelines and regulations to support the sector's privatization. Prior to the enactment of Decree 1900, telephone service in Colombia had been provided by the same government-owned entities that also provided other basic utility services. Since most of these municipal entities lacked sufficient capital, spending for basic utility services such as power and water often took precedence over the delivery of telephone service. As a result, many of these municipal service providers have failed to install sufficient capacity to satisfy their customers' demand for telephone service. For those customers who do currently receive telephone service through municipal service providers, the municipal entities provide low-quality service and offer few, if any, of the more commonly available value-added services.

  The Company was formed in August 1993 by certain members of the Caicedo family, a prominent Colombian family, and Guillermo Lopez, the Company's President and a Director, to take advantage of the opportunities created by deregulation. Management's goal is to capitalize on the substantial demand for telephone service which the Company believes exists throughout Colombia. This belief is supported by the fact that Colombia's first and third largest cities, Bogota and Medellin, respectively, where capital has been spent to meet telephone demand, have recently achieved penetration in excess of 30 lines per 100 people, which is substantially higher than cities in the Company's service area. The Company seeks to modernize and expand its telephone systems to accommodate existing demand for telephone service and future growth.

  The Company's objective is to increase the penetration in each of its markets and to provide high quality value-added telephone services to its subscribers. For example, in May 1995, the Company, in conjunction with the local municipality, acquired its first telephone system, the only system serving the city of Palmira. At the time of the acquisition, this system had approximately 15,600 subscribers, representing a penetration of approximately 4.9 lines per 100 people. Following the acquisition, the Company initiated its Expansion Plan (as defined herein) in Palmira, which consists of investing approximately $34.2 million to replace a portion of the existing Palmira system's infrastructure, to upgrade the system with modern equipment from Siemens A.G. ("Siemens") and to increase system capacity to 60,000 lines, which implies a penetration of 18.9 lines per 100 people. The Company began offering telephone service in Palmira in September 1995 and, as a result of the substantial demand, experienced immediate and significant improvements in operating and financial results. Under the Company's management, the Palmira system's subscriber base has grown by 220%, increasing from approximately 15,600 at the time of acquisition to approximately 50,100 at December 31, 1997. Subsequent to the acquisition of TelePalmira, the Company acquired three additional operating companies, increasing its number of subscribers from approximately 15,600 as of September 30, 1995 to approximately 101,500 as of December 31, 1997. In addition to the subscribers with installed lines as of December 31, 1997, the Company had 20,966 additional customers who have signed promissory notes for new lines to be installed.

  The Company is located at Calle 19N, No. 2-29, 40th Floor, Cali, Colombia, and its telephone number is (572) 660-4860.

COLOMBIA AND COLOMBIAN TELEPHONY MARKET OVERVIEW

  Colombia is one of the oldest democracies and most stable economies in Latin America and is one of only three countries in Latin America rated investment grade by all three major rating agencies. Colombia has achieved positive real economic growth every year since 1950 and averaged compounded annual growth in Gross Domestic Product ("GDP") of approximately 4.7% from 1992 to 1996, one of the highest growth rates in Latin America. Annual inflation has declined over the past six years from 26.8% in 1991 to 17.7% in 1997. In recent years, the Colombian government has encouraged foreign investment and exports through reduced foreign exchange controls and lower import quotas and tariffs. The Colombian government has also begun to open certain public services, such as power and banking, to private sector investment and is considering other sectors for privatization. In part as a result of these policies, net foreign investment in Colombia has grown from $3.5 billion in 1990 to $10.5 billion in 1997. During the same period, Colombia has achieved increased diversification of its export base and the value of its exports has grown from $6.7 billion to $11.6 billion. See "Risk Factors--Colombian Political, Economic and Social Risks."

  In 1995, Colombia had approximately 4.9 million installed lines, representing a penetration of approximately 14.0 lines per 100 people, which generated approximately $635 million of local telephony revenues, representing approximately 44% of the $1.5 billion telecommunications industry. Historically, local telephony has been treated as a utility. The local telephony network is fragmented and approximately 30 municipal operators service approximately 780 municipalities. Prior to deregulation, each municipal operator had a monopoly in the region which it served and typically provided limited and often marginal service. As a result, Colombia is significantly underserved by existing wireline operators and demand for telephone service substantially outweighs the supply of telephone lines. This is evidenced by multi-year waiting lists and unsatisfied demand in Colombia for approximately
1.2 million telephone lines as estimated by the DNP. The DNP also projects that the country's existing installed line network will need to more than double by 2007 in order to keep pace with growing demand.

  The Colombian government, recognizing the importance of an effective telecommunications infrastructure and the role that the telecommunications industry plays in national development, identified the problems in the telecommunications industry and, from 1990 to 1994, established the regulatory environment required to support private sector participation. The government enacted decrees addressing many facets of operation including interconnection, numbering and tariffs. The 1994 deregulation introduced competition and established a tariff environment under which telephone service providers are encouraged to compete on the basis of efficiency and service rather than price. Tariffs for all telecommunication services are established and overseen by the Comision de Regulacion de Telecomunicaciones (Telecommunications Regulatory Commission) (the "CRT"), which allows operators to set prices based on either the current or historical cost of providing service. See "Risk Factors-- Regulatory Risks."

  In 1995, the Colombian government announced its intention to open the long distance market to competition. Until recently, domestic and international long distance service was provided exclusively by Empresa Nacional de Telecomunicaciones ("TELECOM"), a state-owned company, which had a monopoly on international and long distance calls. The CRT has established a process under which the opening of the long distance market to competition is to be reviewed. The Company believes that the deregulation of the long distance market will, as it has in other countries, serve to stimulate telephone usage, due to the fact that price competition is likely to lower tariffs to the consumer. The Company does not currently expect that it would qualify to be a new entrant into the long distance market in the near future.

  For additional information regarding Colombia and its telecommunications industry, see "Annex--Republic of Colombia" and "Industry Overview; Legal and Regulatory Environment."

OPERATING COMPANIES

  The Company has acquired interests in existing wireline telephone systems serving the cities of Palmira, Cartago, Popayan, Buga and their surrounding areas, and built new systems serving the cities of Yumbo, Jamundi, Cali and their surrounding areas. In each case the Company has joined with the local municipality to form an operating company (each an "Operating Company") to own and operate each telephone system. The Operating Companies are (i) Empresa de Telefonos de Palmira S.A. E.S.P. ("TelePalmira"), which services the cities of Palmira and Candelaria, (ii) Telefonos de Cartago S.A. E.S.P. ("TeleCartago"), which services the city of Cartago, (iii) Caucatel S.A. E.S.P. ("Caucatel"), which services the western section of the city of Popayan, (iv) Empresa de Telefonos de Jamundi S.A. E.S.P. ("TeleJamundi"), which services the city of Jamundi; (v) Bugatel S.A. E.S.P. ("Bugatel"), which services the city of Buga and its surrounding regions; and (vi) Unitel S.A. E.S.P. ("Unitel"), which operates a wireline system ("Unitel Wireline") in the city of Yumbo, a city adjacent to Cali, and a fixed wireless system ("Unitel Wireless"), which commenced operations in January, 1998, that services the city of Cali. In addition, see "Prospectus Summary--Recent Developments" for a discussion of the Company's acquisition of the telephone network of the municipality of Girardot on December 31, 1997.

  The following table provides information regarding the Operating Companies:

                                                                        UNITEL            UNITEL
                          TELEPALMIRA TELECARTAGO CAUCATEL TELEJAMUNDI WIRELINE BUGATEL WIRELESS(1)   TOTAL
                          ----------- ----------- -------- ----------- -------- ------- ----------- ---------
Municipality served.....    Palmira     Cartago   Popayan    Jamundi     Yumbo     Buga       Cali        N/A
Population..............    318,000     125,900    76,600     59,100    72,000  337,400  1,908,600  2,897,600
Commencement date of
 Company's operations...       9/95        4/97      5/97       6/97      6/97     7/97       1/98        N/A
Number of subscribers at                                         New       New                 New
 commencement date......     15,600      13,800    10,800     System    System   10,700     System     50,900
Number of subscribers as
 of December 31, 1996...     29,528         N/A       N/A        N/A       N/A      N/A        N/A     29,528
Number of subscribers as
 of September 30, 1997..     43,880      17,158    12,995      3,043     3,950   10,983        N/A     92,009
Number of subscribers as
 of December 31, 1997...     50,062      17,544    13,755      5,032     3,986   11,124        N/A  101,503(2)
Total subscribers added
 for the three months
 ended September 30,
 1997...................      4,109       3,195     1,738      2,772     3,950   10,983        N/A     26,747
Total subscribers added
 for the three months
 ended December 31,
 1997...................      6,182         386       760      1,989        36      141        N/A      9,494
Total subscribers added
 for the year ended
 December 31, 1997......     20,534      17,544    13,755      5,032     3,986   11,124        N/A     71,975
Penetration(3)..........       15.7        21.9      18.0       17.3      13.2     13.0       20.3       18.0

--------
(1) Although installation of switching infrastructure and antennas was substantially completed at Unitel Wireless in the fourth quarter of 1997, there was an interference from unauthorized radio spectrum users which was subsequently removed by the Ministry of Communications. This delayed the Company's launch of operations at Unitel Wireless until the first quarter of 1998.
(2) In addition to the subscribers with installed lines at December 31, 1997, the Company has 20,966 additional customers who have signed promissory notes for new lines to be installed.
(3) Penetration at December 31, 1997 represents the number of installed lines per 100 people. In Cartago, Jamundi, Buga, Yumbo and Cali, penetration includes the installed lines of municipal competitors of approximately 10,000 lines, 5,200 lines, 30,700 lines, 5,500 lines, and 386,800 lines as per the Company's estimates, respectively.

EXPANSION PLAN

  At the time of each acquisition, the Company's systems generally lacked sufficient capacity to service the demand of their customers and utilized antiquated technology to provide limited service to their customers. Based on extensive market demand studies, the Company created an expansion plan (the "Expansion Plan") which is designed to satisfy the significant demand for telephone lines in each of its operating cities (excluding the cities serviced by TeleGirardot). The Expansion Plan does not include TeleGirardot, for which a separate expansion plan has been developed. Management intends to increase the number of installed lines in its seven operating cities from an aggregate of 56,800, which serviced 50,900 subscribers at the date of acquisition of each of its systems, to approximately 222,200 lines and subscribers upon completion of the build-out of the Expansion Plan by December 31, 1998. The Expansion Plan also involves the upgrade of each of its telephone networks to state-of-the-art digital and fiber-optic technology.

  The Company has entered into agreements and letters of intent with Siemens for the purchase of most of the telephone equipment required for the Expansion Plan and for the installation of the equipment to be provided to the Company pursuant to fixed price turn-key construction contracts. In addition, the Company has entered into an agreement with IBM de Colombia S.A. (an affiliate of International Business Machines Corp. ("IBM")) for the purchase and installation of hardware and software that will be used to offer value-added services for its telephone systems which, together with the equipment provided by Siemens, comprises most of the equipment necessary to complete the Expansion Plan. As of February 28, 1998, the Company, in conjunction with Siemens, had completed the installation of approximately 105,100 new lines, or approximately 64% of the Company's Expansion Plan.

  The Expansion Plan is projected to require aggregate capital expenditures of approximately $181.8 million, approximately 70.0% of which will be incurred pursuant to fixed price equipment purchase agreements (or letters of intent) and turn-key installation contracts. As of September 30, 1997, approximately $7.8 million was financed with local bank borrowings, all of which was repaid with a portion of the proceeds of the Offering, and approximately $1.5 million was financed with cash flow from operations. The remainder of the Expansion Plan, approximately $172.5 million, has been or will be financed with (i) approximately $41.0 million of the proceeds of the Offering; (ii) approximately $102.7 million provided by the Company's vendors under equipment financing agreements (with Siemens and IBM) or domestic leasing arrangements (collectively, the "Vendor Financing") (see "Risk Factors--Contingency of Vendor Financing"); (iii) the sale of investments of $5.7 million; and (iv) approximately $23.1 million provided by the Departamento de Impuestos y Aduanas Nacionales (National Department of Taxes and Duties) ("DIAN") to finance the taxes and duties payable on imported telecommunications equipment (the "DIAN Financing", and together with the Offering, the Vendor Financing and the Equity Contribution (as defined herein), the "Expansion Plan Financing"). See "Use of Proceeds." As of February 28, 1998, the Company had incurred approximately $118.2 million of capital expenditures relating to the Expansion Plan and expects to incur the remainder, approximately $63.6 million, by the end of 1998.

  For the Company's expansion plan with respect to TeleGirardot, see "Prospectus Summary--Recent Developments."

BUSINESS AND GROWTH STRATEGY

  The Company's objective is to become the leading provider of quality telephone services in each city in which it operates. The Company's business and growth strategy includes the following:

  . Capitalize on Significant Demand for Telephony Services. The Company believes that the low telephone penetration levels throughout Colombia, in general, and the southwestern region in particular, provide a substantial opportunity to quickly increase subscribers, net income and EBITDA in its markets. In the aggregate, the Expansion Plan assumes that the Company increases penetration of its markets from approximately 16.9 lines per 100 people at the time of acquisition to 22.8 lines per 100 people upon completion of the Expansion Plan. Management expects similar penetration increases with respect to the TeleGirardot Expansion Plan. Management believes that these penetration levels are achievable, especially when compared to two of Colombia's largest cities, Bogota and Medellin, where substantial capital has already been spent to expand and modernize the telephone systems and where penetration levels are currently in excess of 30 lines per 100 people. Furthermore, after operating in Palmira for only 28 months, the Company added more than 34,400 subscribers, which represents an increase in telephone penetration from 4.9 lines per 100 people to approximately 18 lines per 100 people at December 31, 1997.

  . Create Strategic Alliances with Municipalities. The Company seeks to maintain a strong relationship with each of the municipalities in which it operates. This is accomplished primarily by establishing a mixed capital company in which both the Company and the municipality are investors. This structure allows the municipality to enjoy the benefits of privatization while maintaining an ongoing economic interest in these telephone operations. At the same time, the Company realizes substantial benefits from working together with the municipal government, including:
    (i) access to extensive demographic information which allows the Company to optimize its network build out; (ii) work permits and rights of way to ensure that the build out plan is completed quickly and efficiently; and
    (iii) access to public records regarding non-paying customers of the local government's other utility services. In addition, in situations where the Company has acquired existing telephone systems, management has the opportunity to retain the qualified employees of those systems.

  . Utilize International Expertise. Since its inception, the Company has contracted for the support of various internationally recognized consultants to complement its own expertise. Prior to entering a new market, management completes a full market demand study and in certain instances has relied on the services of independent research consultants to gather and assess projected levels of demand as well as other demographic and competitive information. The Company then sizes and designs its networks around these demand parameters. Commonwealth Communications, Inc. advised the Company with respect to the initial selection of equipment manufacturers and the design of the Palmira, Jamundi and Yumbo wireline telephone systems, and Bell Communications Research ("Bellcore") advised the Company with respect to the selection of equipment and design of the Unitel Wireless system in Cali. Pursuant to the Expansion Plan and the TeleGirardot Expansion Plan, the Company will rely on Siemens for the supply of equipment for both its wireline and wireless networks as well as the design, construction and installation of most of its systems pursuant to fixed price, turn-key contracts. In addition, the Company has contracted with IBM to install Internet-related services. The Company has also contracted C-NIX, a leading international information and operating systems provider, to upgrade its existing facilities and enhance the interface between its management control and information systems. Management believes that the Company has realized substantial benefits from these telecommunication services and expects to continue to utilize the expertise of these organizations.

  . Install Modern Telephony Equipment. The Company seeks to install high-capacity, modern telephony equipment with sufficient capacity to meet each market's expected demand. In the case of its wireline networks, the Company, in conjunction with its primary equipment vendor, Siemens, has installed a fiber-optic trunk supported by fully digital local exchanges. In the case of its wireless networks, the Company is installing a fixed wireless system utilizing DECT equipment provided by Siemens. This modern technology allows the Company to offer its subscribers a full range of traditional and non-traditional value-added services, including call waiting, voice mail, Internet access, ISDN and Centrex.

  . Maximize Revenue Generation. The Company seeks to maximize the revenue generated from each installed line by capitalizing on its efficient operating structure and by offering subscribers a full range of telephony services. One of the stated goals of the recent deregulation of the local telephone markets by the Colombian government is to promote competition among public and private operators on the basis of efficiency and customer service, rather than price. The government accomplished this by requiring operators to set tariffs, at their option, based on either (i) their or their predecessor's costs or (ii) their competitors' costs, but in no event below the cost of providing service. This law has benefited the Company by allowing management to set tariffs at levels established by inefficient municipal operators, rather than the Company's own lower cost of operation. This pricing structure allows the Company to realize a high return on its capital investment, especially when compared to its inefficient municipal competitors. The Company's operating results are further enhanced by the new, value-added telephony services that the Company offers as a result of its system upgrades which are not currently provided by its municipal competitors.

  . Provide Excellent Customer Service. Telephone subscribers in Colombia have historically received poor quality service. For example, under the management of the municipality, in September 1995, Palmira customers were able to complete approximately 40% of their calls and an estimated 17% of subscribers experienced breakdowns which lasted an average of more than 12 hours. The Company utilizes sophisticated computer hardware and software to manage, administer and correct telephone problems in its telephone systems. This has resulted in a dramatic improvement in the operating performance of its systems. In Palmira, in February 1998, the Company's subscribers completed approximately 67% of their calls and only 5.7% of subscribers experienced breakdowns lasting only approximately 6 hours. In addition, the Company operates customer service centers in each of the Company's markets, and utilizes an aggregate of approximately 40 dedicated employees for this purpose.

  . Pursue Selective Acquisitions and Other Business Opportunities. The
    Company intends to selectively pursue acquisitions of additional telephone networks from municipalities in Colombia engaged in privatizations. The Company anticipates making bids for one or more municipal systems in the upcoming months, including systems within and beyond the southwestern region of Colombia. Management expects that any future acquisitions will be structured similarly to its existing acquisitions, including a substantial investment and ownership by the municipality involved. The Company anticipates pursuing only those markets which have low penetration levels and indications of significant unmet demand for telephony service. In addition, the Company expects to capitalize on the recently initiated deregulation of the long distance market by aligning itself with a strategic international partner.

OWNERSHIP AND MANAGEMENT

  In August 1993, in anticipation of the deregulation of Colombia's telecommunications industry, Guillermo Lopez combined his managerial expertise with the financial support of certain members of the Caicedo family (the "Caicedo Investors") to form the Company. The Caicedo family is a prominent Colombian family with a history of operating businesses in the southwestern region of Colombia dating back more than 400 years. Currently, the Caicedo family has interests in sugar cane, milling and processing businesses in the region, including Colombina S.A. ("Colombina"), Ingenio Riopaila S.A. and Ingenio Central Castilla S.A. The existing shareholders of the Company have invested approximately Ps37.4 billion ($30.0 million) in the Company, including the sale of common stock of the Company to the existing shareholders for a purchase price of Ps31.2 billion ($25.0 million), which was substantially completed in July 1997 (the "Equity Contribution").

  Guillermo Lopez has been managing businesses for the Caicedo family for the past 14 years. Prior to founding the Company, Mr. Lopez was the financial and legal advisor to the Caicedo family with respect to their many business interests and served as a member of the Board of Directors of several publicly held companies in Colombia in which the Caicedo family had a substantial interest. Since the Company's inception, Mr. Lopez has been actively involved in all aspects of the business, including the acquisition of the Company's telephone systems, the recruiting and hiring of the management team, and the build-out and commencement of operations of the Company's systems.

  Mr. Lopez has assembled a senior management team comprised of individuals with extensive telecommunications industry experience both in Colombia and throughout the world. Reporting directly to Mr. Lopez is a General Manager for each of the Operating Companies. Collectively, this group of nine executives has over 120 years of telephony industry experience and includes Mr. Jose Fernando Ramirez, the General Manager of TelePalmira, with 12 years of experience with TELECOM and TELECOM affiliated companies, Mr. Danilo Ochoa, the General Manager of Caucatel, with 16 years of experience with Empresas Municipales de Cali ("EMCALI"), the municipally-owned telephone company operating in Cali, Mr. Anibal Restrepo, the General Manager of Unitel, with 21 years of experience with Empresas Publicas de Medellin, the municipally-owned telephone company operating in Medellin and Mr. Attilio Ciampini, the Manager for the Company's Outside Plant, with 30 years of experience with Bell Canada, a subsidiary of Bell Canada Enterprises. In addition to the General Managers, Mr. Lopez's management team includes Mr. Anibal E. Perez, the Technology and Planning Vice President, who has 15 years of experience with EMCALI, Mr. Jorge Enrique Martinez, the Financial Vice President, who has nine years of experience with Corporacion Financiera del Valle, Mr. Javier Salgado, the Operations Vice President, who has 14 years of combined experience with Alcatel de Colombia, S.A. ("Alcatel Colombia") and Alcatel de Venezuela, C.A. ("Alcatel Venezuela") and Mr. Carlos Arango, the Corporate Development Vice-President, who has nine years of combined experience with Transejes S.A., an affiliate of Dana Corporation, Carvajal S.A. and Lloreda Grasas S.A.

  Mr. Lopez has established important relationships with several telecommunications consultants and equipment vendors. See "Business--Expansion Plan."

THE TRUST

 General

  The Trust is a statutory business trust, created under Delaware law pursuant to the Original Trust Agreement and the filing of a certificate of trust with the Delaware Secretary of State on October 20, 1997. The Trust is governed by the Trust Agreement. Wilmington Trust Company is the Pass Through Trustee for the Trust. Marine Midland Bank will act as the paying agent, registrar, Indenture Trustee (as defined herein) and Exchange Agent (as defined herein). All action taken by the Trust will be conducted by the Pass Through Trustee. The Trust exists for the exclusive purposes of (i) issuing and selling the Certificates, (ii) using the proceeds from the sale of the Original Certificates to acquire the Senior Notes, (iii) registering the Exchange Securities under the Securities Act, (iv) exchanging the Original Securities for the Exchange Securities and (v) engaging in only those other activities necessary or incidental thereto (such as soliciting directions from the Certificateholders and taking such actions as the Certificateholders owning a majority of the principal amount of the Certificates direct). Accordingly, the Senior Notes will be the sole assets of the Trust, and payments received in respect of the Senior Notes will be the sole source of revenue of the Trust.

  The Exchange Certificates will constitute a new issue of securities for which there is no trading market. See "Risk Factors--Lack of a Market for the Exchange Certificates; Risks Associated with Non-Investment Grade Debt."

 Principal Executive Office

  The principal executive office of the Trust is c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001,
Attention: Corporate Trust Administration, and its telephone number is (302) 651-1000.

                               THE EXCHANGE OFFER

Securities Offered..........  $150.0 million aggregate principal amount of 12
                              1/2% Exchange Certificates due 2007. Each
                              Exchange Certificate along with each Original Certificate remaining outstanding after the Exchange Offer, if any, represent pro rata interests in all of the assets of the Trust, including the Senior Notes and all payments of principal, interest, redemption premium, if any, and Additional Amounts (as defined herein), if any, made in respect of the Senior Notes.

Exchange Agent..............  The exchange agent with respect to the Exchange
                              Offer is Marine Midland Bank (in such capacity, the "Exchange Agent"). The address, telephone and facsimile numbers of the Exchange Agent are set forth in "The Exchange Offer--Exchange Agent" and in the accompanying Letter of Transmittal.

The Exchange Offer..........  Offer to exchange all outstanding Original
                              Certificates for Exchange Certificates. As of the date hereof, $150.0 million aggregate principal amount of Original Certificates are issued and outstanding. The Company has agreed to make the Exchange Offer in order to satisfy its obligations under the Registration Rights Agreement, dated as of October 28, 1997, among the Company, the Trust, as Issuer, and BT Alex Brown Incorporated, as initial purchaser (the "Initial Purchaser") (the "Registration Rights Agreement"). For a description of the procedures for tendering, see "The Exchange Offer-- Procedures for Tendering Original Certificates."

Expiration Date;
 Withdrawal.................  The Exchange Offer will expire at 5:00 p.m., New
                              York City time, on       , 1998 (as such date may
                              be extended, the "Expiration Date"). Original Certificates tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. Any Original Certificates not accepted for exchange for any reason will be returned without expense to the tendering holders thereof as promptly as practicable after the expiration or termination of the Exchange Offer. See "The Exchange Offer".

Conditions to Exchange
 Offer......................  The Exchange Offer is subject to certain conditions. See "The Exchange Offer--Certain
                              Conditions to the Exchange Offer." The Exchange Offer is not conditioned upon any minimum amount of Original Certificates being tendered for exchange.

Certain U.S. Federal Income
 Tax Considerations.........  The exchange of the Original Certificates for the
                              Exchange Certificates will not be a taxable event to the holder for U.S. federal income tax purposes and, thus, the holder should not recognize any taxable gain or loss as a result of such exchange. See "Taxation--United States."

Certain Colombian Tax
 Considerations.............  The exchange of the Original Certificates for the
                              Exchange Certificates will not be a taxable event for Colombian tax purposes to "Non-Colombian Holders" and therefore the holder should not recognize any taxable gain or loss as a result of such exchange. See "Taxation--Colombia."

Certain ERISA
 Considerations.............  Original Certificateholders should review the information set forth under "Certain ERISA
                              Considerations" prior to acquiring an interest in the Exchange Certificates.

Use of Proceeds.............  None of the Company, the Trust or the Original
                              Certificateholders will receive any cash proceeds from the issuance of the Exchange Certificates offered hereby.

Procedures for Tendering
 Original Certificates......  Tendering Original Certificateholders must complete and sign a Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile or hand delivery, or an Agent's Message (as defined herein) in lieu thereof, together with any other required documents, to the Exchange Agent either with the Original Certificates to be tendered or in compliance with the specified procedures for guaranteed delivery of Original Certificates. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. Original Certificateholders whose Original Certificates are registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Original Certificates pursuant to the Exchange Offer.

                              See "The Exchange Offer--Procedures for Tendering Original Certificates."

                              Letters of Transmittal and Original Certificates should not be sent to the Company or the Trust. Such documents should only be sent to the Exchange Agent.

Untendered Original
 Certificates...............  Upon consummation of the Exchange Offer, the
                              Original Certificateholders, if any, will have no further registration or other rights under the Registration Rights Agreement. Original Certificateholders who do not tender their certificates in the Exchange Offer or whose Original Certificates are not accepted for exchange will continue to hold such Original Certificates and will be entitled to all the same rights and will be subject to all the same limitations applicable thereto under the Trust Agreement (except for certain rights to be registered under the Act which terminate as a result of this Exchange Offer). All untendered and tendered but unaccepted Original Certificates, if any, will continue to be subject to all of the existing restrictions upon transfer provided therein. To the extent that Original Certificates are not tendered and accepted in the Exchange Offer, an Original Certificateholder's ability to sell untendered and tendered but unaccepted Original Certificates could be adversely affected.

CONSEQUENCES OF EXCHANGING ORIGINAL CERTIFICATES PURSUANT TO THE EXCHANGE OFFER

  Based on certain interpretive letters issued by the staff of the Commission to third parties in unrelated transactions, Original Certificateholders (other than any holder who is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who exchange their Original Certificates for Exchange Certificates pursuant to the Exchange Offer generally may offer such Exchange Certificates for resale, resell such Exchange Certificates, and otherwise transfer such Exchange Certificates without compliance with the registration and prospectus delivery provisions of the Securities Act provided such Exchange Certificates are acquired in the ordinary course of the holders' business and such holders are not participating in, and have no arrangement or understanding with any person to participate in, a distribution of such Exchange Certificates. Each broker-dealer that receives Exchange Certificates for its own account in exchange for Original Certificates, where such Original Certificates were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Certificates. See "Plan of Distribution." If an Original Certificateholder does not exchange such Original Certificates for Exchange Certificates pursuant to the Exchange Offer, such Original Certificates will continue to be subject to the restrictions on transfer contained in the legend thereon. In general, the Original Certificates may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "The Exchange Offer-- Consequences of Failure to Exchange; Resale of Exchange Certificates".

  The Original Certificates are currently eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market. Following commencement of the Exchange Offer but prior to its consummation, the Original Certificates may continue to be traded in the PORTAL market. However, to the extent that Original Certificates are tendered and accepted in connection with the Exchange Offer, any trading market for remaining Original Certificates will be adversely affected. Following consummation of the Exchange Offer, the Exchange Certificates will not be eligible for PORTAL trading.

THE EXCHANGE CERTIFICATES

  The terms of the Exchange Certificates are identical in all material respects to the Original Certificates, except for certain transfer restrictions and registration rights relating to the Original Certificates.

Issuer of the Senior
 Notes......................  Transtel S.A., a Colombian corporation.

Issuer of the Original
 Certificates...............  Transtel Pass Through Trust, a special purpose
                              Delaware business trust.

Issuer of the Exchange
 Certificates...............  Transtel Pass Through Trust, a special purpose
                              Delaware business trust.

Maturity Date...............  November 1, 2007.

Distribution Dates..........  Each May 1 and November 1, following the Exchange
                              Offer.

Interest Rate and Payment
 Dates......................  The Senior Notes bear interest at a rate of 12
                              1/2% per annum payable semiannually on each May 1 and November 1, commencing May 1, 1998.

Escrow Account..............  The Company has deposited approximately $35.3 million of the net proceeds realized from the sale of the Senior Notes, representing funds sufficient to pay the first four interest payments on the Senior Notes, in the Escrow Account created pursuant to the Escrow and Disbursement Agreement, dated as of October 28, 1998, among Marine Midland Bank, as Escrow Agent, the Indenture Trustee , and the Company (the "Escrow and Disbursement Agreement") (the "Escrow Account") to be held by the Escrow Agent. Funds will be disbursed from the Escrow Account only to pay interest on the Senior Notes and, upon certain repurchases or redemptions of the Senior Notes, to pay principal of and premium, if any, thereon.

Refinancing Account.........  The Company placed approximately $32.8 million of the net proceeds realized from the sale of the Senior Notes, representing funds sufficient for the payment of indebtedness outstanding on October 28, 1998 which the Company owed to various financial institutions ("Other Existing Indebtedness"), in an escrow account created under the Escrow and Disbursement Agreement (the "Refinancing Account") held by the Escrow Agent.

                              Pursuant to the Indenture, within 75 days of the Offering, the Company repaid the Other Existing Indebtedness.

Optional Redemption.........  The Senior Notes are redeemable, in whole or in part, at the option of the Company on or after November 1, 2002 at the redemption prices set forth herein plus accrued and unpaid interest to the date of redemption.

Redemption Upon Sale of
 Capital Stock..............  At any time or from time to time on or prior to
                              November 1, 2000, in the event of the sale by the Company of at least $25.0 million of its Capital Stock in one or more Public Equity Offerings or to one or more Strategic Equity Investors (as defined herein), the Company may, at its option, use the net cash proceeds of such sale or sales to redeem up to 35% of the Senior Notes at a redemption price specified herein of the principal amount thereof plus accrued and unpaid interest to the date of redemption; provided, that at least 65% of the initial aggregate amount of the Senior Notes originally issued remains outstanding after any such redemption.

Security....................  The Company has loaned approximately $98.3 million of the proceeds of the Senior Notes to its Operating Companies. These loans are evidenced by intercompany notes (the "Intercompany Notes").

Ranking.....................  The Senior Notes are senior obligations of the
                              Company ranking pari passu in right of payment with all existing and future senior Indebtedness (as defined herein) of the Company and ranking senior in right of payment to all existing and future subordinated Indebtedness of the Company. The Intercompany Notes are senior unsecured obligations of each of the Operating Companies. The Senior Notes are secured by a pledge of the Intercompany Notes and by a pledge of the Escrow Account. The Company is a holding company that conducts substantially all its operations through the Operating Companies. Therefore, other than claims under the Intercompany Notes, the Senior Notes are effectively subordinated to all debt and other liabilities of the Operating Companies. As of September 30, 1997, on a pro forma basis, after giving effect to the Offering and the Equity Contribution and the application of the net proceeds therefrom, the Company and its subsidiaries on a consolidated basis would have had approximately Ps188.3 billion ($151.1 million) of debt outstanding, excluding any amounts arising under the Vendor Financing and the DIAN Financing. In addition, as of September 30, 1997, on a pro forma basis, the Operating Companies would have had Ps7.9 billion ($6.4 million) of other liabilities. For the purpose of the Indenture, the Vendor Financing and the DIAN Financing, without duplication, will be considered Indebtedness as they arise and therefore, as of September 30, 1997, on a pro forma basis, the Company and its subsidiaries had Indebtedness of Ps191.1 billion ($153.3 million).

Change of Control...........  Upon a Change of Control, the Company will be required to make an offer to repurchase the Senior Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, to the date of repurchase. See "Risk Factors--Inability to Redeem Senior Notes within One Year."

Certain Covenants...........  The Indenture imposes certain limitations on the ability of the Company and its subsidiaries to, among other things, incur additional indebtedness, incur liens, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, issue preferred stock, merge or consolidate with any other person or sell, assign, transfer, lease, convey, or otherwise dispose of all or substantially all of the assets of the Company and its subsidiaries. Pursuant to the Indenture, the Company may not loan more than 20% of the proceeds from the issuance of the Senior Notes to any one Operating Company.

  For additional information concerning (i) the Exchange Offer, see "The Exchange Offer," (ii) the Exchange Certificates, see "Description of the Certificates" and (iii) the Senior Notes, see "Description of the Senior Notes."

RISK FACTORS

  See "Risk Factors" for a discussion of certain factors which should be considered by prospective investors in evaluating the exchange of the Original Certificates for the Exchange Certificates.

SUMMARY FINANCIAL AND OTHER DATA

  The Company was incorporated in 1993 and commenced offering telephone services in September 1995. Accordingly, the Company has no commercial operating history prior to such time, and results for 1995 are not directly comparable to those of 1996. The Company was in a preoperating stage prior to September 1, 1995 and capitalized all of its net expenses as deferred charges; thus, no statements of income are presented for 1993 and 1994. The summary statement of income data for each of the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997, and the summary balance sheet data as of December 31, 1994, 1995 and 1996 and September 30, 1997 have been derived from audited financial statements. The summary balance sheet data at December 31, 1993 have been derived from unaudited consolidated financial statements of the Company. This information should be read in conjunction with, and is qualified in its entirety by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements, including the notes thereto, included elsewhere in this Prospectus.

  The Consolidated Financial Statements included herein have been prepared in conformity with Colombian GAAP (including restatement of the financial information in constant pesos as of September 30, 1997), which differs in certain significant aspects from generally accepted accounting principles in the United States ("U.S. GAAP"). Note 28 to the Consolidated Financial Statements provides a discussion of the principal differences between Colombian and U.S. GAAP as they relate to the Company and a reconciliation of net income and shareholders' equity for the Company as of and for the years ended December 31, 1995 and 1996 and as of and for the nine months ended September 30, 1997 to amounts calculated in accordance with U.S. GAAP.

  Dollar equivalent information set forth below has been included solely for the convenience of the reader, and is translated from Pesos at the Representative Market Rate in effect on September 30, 1997 of Ps1,246.27 to one Dollar. Such translation should not be construed as a representation that the Peso amounts represent, or have been or could be converted into, Dollars at that rate or any other rate.

  Unless otherwise indicated, all financial information included in this Prospectus has, for comparability purposes, been restated in constant Pesos as of September 30, 1997 by indexing historical amounts using the MCPI. Although the restatement of nominal Pesos into constant Pesos lessens the distorting effect that an inflationary environment has on comparisons of Consolidated Financial Statements over time, such restatement does not wholly eliminate those distortions and evaluation of period-to-period trends may be difficult. See "Risk Factors--Corporate Disclosure and Accounting Standards" and "Risk Factors--Inflation."

                                                           NINE MONTHS ENDED
                              YEAR ENDED DECEMBER 31,        SEPTEMBER 30,
                            ----------------------------  ---------------------
                                1995           1996           1997       1997
                            -------------  -------------  ------------  -------
                            (IN THOUSANDS OF CONSTANT PESOS OF SEPTEMBER 30,
                               1997 PURCHASING POWER AND IN THOUSANDS OF
                             DOLLARS, EXCEPT NETWORK AND OPERATING DATA AND
                                           PER SHARE AMOUNTS)
STATEMENT OF INCOME DATA:
Colombian GAAP:
  Revenues................  Ps  2,359,089  Ps 11,560,208  Ps17,639,937  $14,154
  Costs and expenses......      1,124,170      6,953,372     9,839,644    7,895
  Operating income........      1,234,919      4,606,836     7,800,293    6,259
  Interest expense........        277,073      1,891,283     4,449,384    3,570
  Income tax expense......            362        319,388     2,087,115    1,675
  Minority interest
   expense................        500,603      2,228,831     2,391,209    1,919
  Net income(1)...........        751,720      3,248,886       852,747      684
  Earnings per share......            .33            .81           .22      --
U.S. GAAP:
  Revenues................  Ps  1,765,173  Ps  7,511,755  Ps18,780,718  $15,070
  Operating income
   (loss).................      2,307,448       (174,622)    4,102,908    3,292
  Interest expense........      1,578,062      8,237,631     7,463,602    5,989
  Net loss................     (2,879,491)    (2,913,097)   (1,566,452)  (1,257)
  Basic earnings (loss)
   per share..............          (1.25)          (.73)         (.37)     --
OTHER FINANCIAL DATA:
Colombian GAAP:
  EBITDA(1)(2)............  Ps  1,617,830  Ps  6,664,146  Ps10,753,747  $ 8,629
  Capital
   expenditures(3)........     15,514,832      6,575,674    28,109,072   22,555
  Depreciation and
   amortization(1)........        312,640      1,247,928     2,047,413    1,643
  Total Indebtedness(4)...     18,032,952     45,790,501    64,534,380   51,782
  Deficiency of earnings
   to fixed charges(6)....         11,396        114,233     1,563,025    1,254
U.S. GAAP:
  EBITDA(2)...............  Ps (1,963,074) Ps  1,417,411  Ps 6,726,459  $ 5,397
  Capital
   expenditures(3)........     15,518,810      6,832,675    29,025,685   23,290
  Depreciation and
   amortization...........        344,374      1,592,033     2,616,244    2,099
  Deficiency of earnings
   to fixed charges(5)....      3,140,066      5,121,176     1,277,692    1,025
NETWORK AND OPERATING DATA
 (END OF PERIOD):
Systems in operation......              1              1             6
Population................        317,995        317,995     2,897,600
Subscribers...............         22,260         29,528        92,009
Penetration(6)............            7.0            9.3            14

                                          DECEMBER 31,                         SEPTEMBER 30,
                         -----------------------------------------------  -----------------------
                           1993       1994         1995         1996          1997         1997
                         --------- ----------- ------------ ------------  -------------  --------
                                 (IN THOUSANDS OF CONSTANT PESOS OF SEPTEMBER 30, 1997
                                     PURCHASING POWER AND IN THOUSANDS OF DOLLARS)
BALANCE SHEET DATA (END OF
 PERIOD):
Colombian GAAP:
  Cash.................. Ps113,627 Ps    6,088 Ps   700,633 Ps13,399,275  Ps  4,790,137 $  3,843
  Properties, plant and
   equipment, net.......       --          --    22,094,150   26,173,513     67,756,645   54,368
  Total assets..........   182,039   3,954,942   34,094,278   84,029,684    165,177,425  132,538
  Short-term debt(7)....       --          --     1,734,160   17,404,295        552,353      443
  Long-term debt(8).....       --          --    12,607,074   25,371,859     61,148,690   49,066
  Minority interest.....       --          --     9,190,819   17,047,065     33,380,596   26,784
  Shareholders' equity..   106,998   3,374,335    6,967,236   18,817,274     51,035,142   40,950
U.S. GAAP:
  Cash.................. Ps    --  Ps      --  Ps   700,633 Ps13,399,275  Ps  4,790,137 $  3,843
  Properties, plant and
   equipment, net.......       --          --    25,360,280   28,412,326     70,006,609   56,173
  Total assets..........       --          --    32,401,221   61,720,128    139,078,457  111,596
  Short-term debt(7)....       --          --     2,964,247   17,934,921        687,025      551
  Long-term debt(8).....       --          --    14,617,214   27,494,365     62,156,350   49,874
  Minority interest.....       --          --     8,553,136    7,191,235     23,271,406   18,673
  Shareholders' equity
   (deficit)............       --          --     2,077,720   (1,160,960)    28,144,312   22,583

--------
(1) For Colombian GAAP purposes, as of January 1, 1996, TelePalmira changed from the straight-line to the reverse sum of the years digits' method of computing depreciation which had the effect of decreasing 1996 depreciation (and increasing 1996 income before income taxes and minority interest) by Ps914,548 ($734) and increasing 1996 net income by Ps548,728 ($440). For U.S. GAAP purposes, all periods use the straight-line method.
(2) EBITDA is defined as operating income (loss) plus depreciation and amortization and plus lease expense related to the Vendor Financing under Colombian GAAP. Under U.S. GAAP, the Vendor Financing is treated as debt and therefore the associated cost is treated as interest expense and principal payment rather than lease expense. Although EBITDA is not a measure of performance calculated in accordance with Colombian or U.S. GAAP, the Company has included such data because it is used by certain investors to determine the Company's ability to meet debt service requirements. Such data should not be considered as an alternative to net earnings as an indicator of the Company's operating performance or as an alternative to cash flows from operating activities as a measure of liquidity.
(3) Capital expenditures consist of purchases of properties, plant and equipment as reflected in the Company's consolidated statements of cash flows.
(4) Total Indebtedness is calculated in accordance with the definition of "Indebtedness" under the Indenture, which includes short-term debt, long-term debt, capital lease obligations, lease payments under the Vendor Financing (which are treated as operating leases under Colombian GAAP, but are capitalized under U.S. GAAP), and the Company's obligations under the DIAN Financing.
(5) For purposes of computing the deficiency of earnings to fixed charges, "earnings" consist of income (loss) before income taxes, minority interests and fixed charges, excluding capitalized interest. Fixed charges consist of interest on all indebtedness (whether capitalized or expensed) and that portion of operating lease expenses deemed to be interest expense.
(6) Penetration represents the number of installed lines per 100 people. In Cartago, Jamundi and Yumbo, penetration includes the installed lines of municipal competitors as of December 31, 1996 of approximately 10,000 lines, 5,200 lines and 5,500 lines as per the Company's estimates, respectively.
(7) Short-term debt includes current portion of long-term debt, current portion of capital lease obligations and short-term debt.
(8) Long-term debt includes long-term debt and capital lease obligations.

RECENT DEVELOPMENTS

 Empresa de Comunicaciones de Girardot S.A. E.S.P.

  On December 31, 1997, TeleGirardot, a new subsidiary, was formed by the Company. TeleGirardot was capitalized with Ps8.9 billion ($7.1 million) in cash contributed by the Company to TeleGirardot in exchange for a 60% interest in TeleGirardot. The municipality of Girardot contributed the net assets of its telephone network (which had approximately 23,500 subscribers) with a fair market value of Ps5.9 billion ($4.8 million) to TeleGirardot in exchange for a 40% interest in TeleGirardot. The municipality's telephone network commenced operations on December 2, 1978.

  TeleGirardot serves the cities of Girardot, Flandes and Ricaurte. Girardot and Ricaurte are located 362 kilometers east of Cali and 127 kilometers southwest of Bogota. Flandes is located 363 kilometers east of Cali and 128 kilometers southwest of Bogota. The economic base of the three cities is tourism, agriculture and cattle raising. The aggregate population of the three cities is approximately 161,000 people.

  Upon the commencement of Transtel's operation of TeleGirardot on December 31, 1997, TeleGirardot's subscriber base was composed of approximately 80% residential and 20% commercial subscribers. TeleGirardot's competitor in its service area is TeleTequendama E.S.P., which currently has approximately 8,500 subscribers.

  On December 31, 1997, TeleGirardot had 24,500 subscribers in Girardot. Transtel expects, through its expansion plan (the "TeleGirardot Expansion Plan"), to increase the number of installed lines in Girardot to 40,000 lines by the end of 1998. Transtel expects to incur approximately $4.0 million under the TeleGirardot Expansion Plan which will be financed with cash flow from its operations. The Company is currently negotiating with Siemens to enter into contracts for the supply of equipment to effect the TeleGirardot Expansion Plan. As of February 28, 1998, TeleGirardot had approximately 1,000 new subscribers, all of whom are serviced by digital lines, and approximately 70 employees.

                                 RISK FACTORS

  Original Certificateholders should consider carefully the following risk factors as well as the other information contained in this Prospectus in evaluating an investment in the Exchange Certificates, although the risk factors set forth below are generally applicable to the Original Certificates as well as the Exchange Certificates.

CONSEQUENCES OF FAILURE TO EXCHANGE

  Original Certificateholders who do not exchange their Original Certificates for Exchange Certificates pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Original Certificates as a consequence of the issuance of the Original Certificates pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable states securities laws. In general, the Original Certificates may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "The Exchange Offer--Consequences of Failure to Exchange; Resale of Exchange Certificates."

SUBSTANTIAL LEVERAGE OF THE COMPANY; INSUFFICIENCY OF EARNINGS TO COVER FIXED CHARGES

  The Company is highly leveraged. Even though a portion of the proceeds of the Offering was used to repay debt, after the Offering, the Company and its subsidiaries had as of September 30, 1997 on a pro forma basis approximately Ps191.1 billion ($153.3 million) of Indebtedness, which includes the Vendor Financing and the DIAN Financing. The Indenture limits, but does not prohibit, the incurrence of additional Indebtedness, secured or unsecured, by the Company and its subsidiaries. Although funds sufficient to pay the first four interest payments on the Senior Notes (and therefore on the Certificates) were placed into the Escrow Account, future interest payments on the Senior Notes (and therefore on the Certificates) will be payable from the Company's cash flow. The debt service requirements of any additional debt could make it more difficult for the Company to make principal and interest payments on the Senior Notes and consequently, the Trust's ability to make payments on the Certificates. For the years ended December 31, 1995 and 1996 and for the nine months ended September 30, 1997, earnings were insufficient to cover fixed charges by Ps11.4 million ($9,100), Ps114.2 million ($91,700) and Ps1.6 billion ($1.3 million), respectively.

  There can be no assurance that the Company will be able to generate sufficient cash flow to cover either the required interest and principal payments or any required redemptions or repurchases of the Senior Notes and consequently, the Trust's ability to make payments on the Certificates. If the Company is unable to meet interest and principal payments or any required redemptions or repurchases of the Senior Notes in the future, it may, depending upon the circumstances which then exist, seek additional equity or debt financing, attempt to refinance its existing indebtedness or sell all or part of its business or assets to raise funds to repay its indebtedness. There can be no assurance that the Company will be able to generate sufficient cash flow to cover any required payment on the Senior Notes and consequently the Trust would not have the ability to make the corresponding payment on the Certificates. There can be no assurance that sufficient equity or debt financing will be available, or, if available, that it will be on terms acceptable to the Company, that the Company will be able to refinance its existing indebtedness or that sufficient funds could be raised through asset sales.

  The high degree of leverage of the Company may have important consequences to Certificateholders. In particular: (i) a substantial portion of the Company's anticipated cash flow from operations will be required for the payment of the Company's interest expense and principal repayment obligations on the Senior Notes; (ii) the ability of the Company to obtain additional financing in the future for working capital, acquisitions, capital expenditures, repayment of debt, or other purposes is limited by restrictive covenants in the Indenture; and (iii) the Company may be more vulnerable to downturns in general economic conditions or in its business and may have less flexibility to respond to changing business conditions and opportunities.

COLOMBIAN POLITICAL, ECONOMIC AND SOCIAL RISKS

  The Company is located in Colombia and is subject to political, economic and other uncertainties, including expropriation, nationalization, renegotiation, or nullification of existing contracts, currency exchange restrictions and international monetary fluctuations. Furthermore, Colombia has experienced violence related to guerrilla activity. The Indenture will not require the Company, and the Company does not intend, to maintain insurance against such risks.

  Cali and its metropolitan area, the Company's largest market, has been the center of operations of one of Colombia's most powerful drug organizations, and as such has suffered the violence resulting from the Colombian government's efforts to curb the drug trade. Cali may also have received portions of the capital generated by the drug trade, to the extent some of such capital was reinvested locally. The Company believes that neither the drug trade nor the efforts to curb it have had a material adverse effect on its business. However, no assurance can be given that drug activity in the future will not have a material adverse effect on the Company or that the efforts to curb such activity will not have a material adverse effect on the economy of the region and thereby on the Company.

  Since March 1, 1996, the United States government has declined to recertify Colombia as qualifying for United States foreign aid, due to a perceived failure by Colombia to cooperate adequately in combating the drug trade. However, on February 26, 1998, due to the recent operations performed by the Colombian Army and the National Police Department against the Colombian drug cartels, the United States government certified Colombia with a "waiver". Although the certification with a waiver does not mean that Colombia is qualified for United States foreign aid, it does mean that Colombia is not subject to economic or trade sanctions. The certification with a waiver implies that the United States is able to vote in favor of Colombia at the boards of multilateral agencies and credit institutions, such as the World Bank, the Overseas Private Investment Corporation, OPIC, Export-Import Bank, Eximbank and the Interamerican Development Bank, IDB.

  It is impossible to predict what effect these events and conditions, which are entirely outside the control of the Company, will have on the country or on the Company. Certificateholders should recognize that these conditions and events create significant uncertainties and risks, which could result in material adverse effects on the Company and on its ability to meet its obligations, including its obligations under the Senior Notes and consequently, the Trust's ability to pay on the Certificates.

  In addition to these political and social uncertainties, investment in Colombia, as with all emerging markets, is subject to economic uncertainties. Colombia is divided into thirty-two political subdivisions called departamentos (departments). The Company's operations are dependent upon the performance of the Colombian economy generally, and, in particular, upon the performance of the economies of the Departamentos of Valle del Cauca and Cauca. The economies of Colombia and these departamentos are in a stage of development and structural reform, and the possibility exists that rapid fluctuations in consumer prices, gross domestic product and interest rates will occur. The Company's financial results may be affected by such fluctuations in the economies of Colombia, of Valle del Cauca, of Cauca, and of any other departamentos in which the Company operates in the future, and such fluctuations may affect the ability of customers to pay for the Company's services and on the ability of the market to support the growth of telephone operations.

  The Colombian government has historically exercised significant influence over the Colombian economy. Governmental actions concerning the economy could continue to have an important effect on Colombian entities, including the Company, and on market conditions, prices and returns on Colombian securities, including the Senior Notes and consequently, the Certificates. There can be no assurance that recent policies that have resulted in favorable economic growth will be maintained by this government or any new government or that such growth will continue.

HOLDING COMPANY STRUCTURE; LIMITATIONS ON ACCESS TO CASH FLOW OF OPERATING COMPANIES; EFFECTIVE SUBORDINATION

  The Senior Notes will be the exclusive obligation of the Company, which is a holding company with no business operations of its own. The operations of the Company are conducted through the Operating Companies, which are separate and distinct legal entities. Other than the obligation to repay to the Company the Intercompany Notes, the Operating Companies have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Senior Notes or the Certificates, to make any funds available to the Company to enable it to make payments on the Senior Notes and consequently, to make the funds available to the Trust to make payments on the Certificates, to make funds available in order to make investments in the Operating Companies, to meet working capital needs or other liabilities of the Company or for any other reason. In addition, the Operating Companies are not wholly-owned subsidiaries of the Company and any dividends issued by the Operating Companies must be distributed pro rata to all of their shareholders. As a result, the Company cannot be assured that it will be able to generate significant cash through dividends or other distributions from the Operating Companies in the foreseeable future and there can be no assurance that the Company will be able to generate any significant cash flow from the Operating Companies at any time in the future. Since the Company's assets consist primarily of its ownership interests in the Operating Companies, the Senior Notes (and therefore the Certificates) will be effectively subordinated (other than as to claims that the Company can make under the Intercompany Notes) to all existing and future debt and other liabilities (including trade payables) of the Company's Operating Companies, and the Company's right to receive the assets of the Operating Companies upon their liquidation or reorganization will be subject to the claims of such Operating Companies' creditors (including trade creditors).

LIMITED OPERATING HISTORY; POTENTIAL LACK OF CUSTOMER DEMAND

  The Company is a new enterprise. It was incorporated in August 1993 and commenced offering telephone services through TelePalmira on September 1, 1995. Most of the Company's systems have only recently begun to be operated by Transtel. Unitel Wireless commenced operations on January 2, 1998. TeleCartargo, Caucatel, TeleJamundi, Unitel Wireline and Bugatel commenced operations on April 1, 1997; May 1, 1997; June 1, 1997; June 1, 1997; and July 1, 1997, respectively. TeleGirardot commenced operations on December 31, 1997. The successful development and commercialization of these systems will depend on a number of significant financial, logistical, technical, marketing, legal and other factors, the outcome of which cannot be predicted. These Operating Companies will require additional funds for capital expenditures, working capital requirements, and other cash needs, including the costs of obtaining additional equipment. In addition, there can be no assurance that the systems will not encounter engineering, design, or other operational problems. There can be no assurance that the Company can successfully develop any future systems or that any of its systems will achieve commercial success.

  Additionally, the extent to which prospective telephone customers will choose to obtain telephone service from the Company is unclear. The Company has incurred and will continue to incur significant operating expenses, has made, and will continue to make, significant capital investments, has entered into operating leases, equipment supply contracts and service arrangements, in each case based upon certain expectations as to the anticipated market acceptance of, and customer demand for, the Company's telephony services. The failure to meet these expectations could have a material adverse effect on the Company. A substantial portion of the Company's revenues to date have been derived from non-recurring connection charges. The continuation of this revenue stream will depend on the Company continuing to obtain new subscribers, which cannot be assured.

RISKS ASSOCIATED WITH PRIVATIZATION AND MANAGEMENT OF GROWTH

  The success of the Company's operating strategy is subject to factors that are beyond the control of the Company and are impossible to predict, in part, because the telecommunications industry has only recently begun to be privatized in Colombia. The Company is unable to predict how consumer demand for telecommunications services will develop over time. The size of the Colombian market for telecommunications services, the rates of penetration of the market and the sensitivity of potential subscribers to changes in prices, among other factors, are uncertain. Moreover, the provision of telephony service with additional calling features is without precedent in Colombia and, therefore, the market acceptance and customer demand for such services is uncertain. In addition, the Company's continued rapid growth will require the training of new personnel, the expansion of its management information systems, effective control of its expenses related to operations and systems construction, and effective controls over the quality of new subscribers and churn rate. If the Company is unable to satisfy these requirements, if it is unable to generate sufficient revenue to meet its current expenses and future obligations, or if it is otherwise unable to manage growth effectively, the Company's ability to meet its obligations under the Senior Notes and consequently, the Trust's ability to pay on the Certificates may suffer a material adverse effect.

NETWORK ROLLOUT RISKS; RELIANCE ON SUPPLIERS; DELAYS IN CONSTRUCTION

  The Company's service is dependent upon the completion and continued viability of its network. The Company has completed portions of its network and expects to incur significant expenditures to expand the geographic coverage and increase the capacity of its network. The roll-out of the Company's network is subject to risks and uncertainties that could delay the rollout of the Company's services and increase the cost of construction.

  With respect to wireless networks, one such risk is the availability, access to, and continued use of, suitable base stations and switch sites. The Company's ability to locate and retain suitable base stations and switch sites is dependent on the cooperation of local planning authorities and potential landlords. There can be no assurance that the Company will be successful in obtaining property rights necessary to establish or maintain such base stations and switch sites, or that delays in obtaining such rights will not adversely affect the rate of the Company's network rollout.

  The currently planned build out and upgrade of the Company's networks is reliant on Siemens for the supply of equipment and other telecommunications supplies and for construction of the networks. There can be no assurance that Siemens will honor its current obligations to supply equipment and construct the networks or that it will desire or be able to supply such equipment or undertake construction of future projects. Equipment supplies are additionally subject to shortages and/or delays in delivery. In addition, with respect to letters of intent to enter into purchase agreements with respect to equipment, there can be no assurance that the letters of intent are binding on Siemens or that definitive purchase agreements will be entered into. Accordingly, there can be no assurance that currently planned projects or future projects will be completed within the time periods projected, or at all. Failure to obtain equipment on a timely basis, or at all, could jeopardize subscriber contracts and could have a material adverse effect on the Company.

  The construction of the Company's networks in the municipalities of Palmira, Jamundi, Yumbo, Cartago and Buga are currently governed by turn-key contracts which obligate Siemens and the other contractors to finish construction or installation. See "Business--Construction Arrangements." However, any future projects will typically require substantial construction of new networks or upgrades to existing networks, and no such construction obligation has been undertaken by a third party. Construction activity will require qualified subcontractors and necessary equipment to be secured on a timely basis, the availability of which may vary significantly from location to location. Construction projects may experience cost overruns and delays outside the control of the Company or its subcontractors, such as those caused by acts of governmental entities, financing delays and catastrophic occurrences. Delays also can arise from design changes and material or equipment shortages or delays in delivery. Accordingly, there can be no assurance that such projects will be completed within the amount budgeted therefor or on time, or at all. Failure to complete construction within the amount budgeted or on time could jeopardize subscriber contracts and could have a material adverse effect on the Company.

  If the Company were to decide to pursue other investments or make other expenditures, other than the Expansion Plan, additional capital resources would be required. If the Company is unable to fund such expenditures or investments, or if the Company's cash flow from operations does not increase from its present level, the Company might not be able to continue to pursue its network construction and subscriber growth strategy.

POTENTIAL NEED FOR ADDITIONAL EQUIPMENT

  The success of the Company's telecommunications system is partially dependent on the completion of its Expansion Plan and its TeleGirardot Expansion Plan. See "Business--Expansion Plan." Although the Company has entered into equipment purchase agreements with Siemens and IBM, there can be no assurance that future network evaluations or other similar factors will not necessitate the Company's re-evaluation of its equipment needs. See "Description of Existing Indebtedness--Global-Siemens Arrangements," "Description of Existing Indebtedness--Transtel-Siemens Arrangement", "Description of Existing Indebtedness--IBM Arrangement" and "Prospectus Summary--Recent Developments." If equipment requirements do increase, additional capital or financing sources would be required. There can be no assurance that the Company will be able to fund such capital expenditures or obtain such financing on terms favorable to the Company.

CONTINGENCY OF VENDOR FINANCING

  The build out and upgrade of the Company's networks and the completion of the Expansion Plan is reliant on equipment vendor financing from Siemens and IBM. While there are two purchase agreements with Siemens, a purchase agreement with IBM, and two letters of intent with Siemens that the Company expects will result in one or more purchase agreements for the provision of equipment required for the Expansion Plan, the Company is negotiating (i) the financing terms and agreements with Siemens and IBM with respect to some of the equipment and (ii) an amendment to a Siemens purchase agreement to increase the amount of financing under such purchase agreement. See "Description of Existing Indebtedness--Global-Siemens Arrangements" and "Description of Existing Indebtedness--IBM Arrangements." Additionally, the Company is currently negotiating with Siemens to enter into contracts for the supply of equipment to effect the TeleGirardot Expansion Plan. There can be no assurance that the financing from Siemens or IBM will be available and if it is not available, whether other financing will be available to the Company. In addition, there can be no assurance that financing agreements will be entered into and if entered into, whether the terms of such financing agreements will be favorable to the Company.

RISKS ASSOCIATED WITH COLOMBIAN PLEDGE AND ENFORCEMENT OF FOREIGN JUDGMENTS

  The Senior Notes are secured by a pledge of the Intercompany Notes. The pledge is a security instrument governed primarily by the Codigo de Comercio (Commercial Code) and the Codigo de Procedimiento Civil (Code of Civil Procedure) and there can be no assurance that this arrangement will be effective to create a senior perfected security interest in the Intercompany Notes enforceable in the same manner and to the same extent as a security interest granted under the laws of the United States. An action to enforce the pledge can only be executed before a Colombian court. The process employed in executing the pledge entails a court order to sell the pledged asset to the public, either by public auction or through a local stock exchange, with the proceeds of the sale going to pay the defaulted obligations. The right to initiate the judicial proceedings to enforce a pledge expires four years after the obligation becomes enforceable. Historically, the enforcement of pledges before Colombian courts has been a long process. The delays of a trial to enforce the pledge may have a material adverse effect on the Colombian court's ability to obtain payment of the full value for the Senior Notes and therefore, on the Trust's ability to repay the Certificates.

  In addition, substantially all of the assets of the Company will be located in Colombia. As a result, it may not be possible for the Pass Through Trustee, the Indenture Trustee or the Exchange Certificateholders to enforce outside of Colombia judgments against the Company, including enforcement in the United States of judgments predicated upon the civil liability provisions of the United States federal securities laws or a judgment to enforce the Certificate Guarantees. The United States and Colombia do not have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. See "Enforcement of Foreign

Judgments in Colombia." For a foreign judgment to be effective and enforceable in Colombia, it must be proved in accordance with the Rules of Court in Colombia, as contained in the Colombian Code of Civil Procedure, pursuant to which a demand for an exequatur (proceedings in the Colombian Judicial System for recognition of a foreign judicial decision or arbitral award) must be presented before Colombia's Supreme Court of Justice. Therefore, a final judgment for the payment of money rendered by a federal or state court in the United States based on civil liability, whether or not predicated solely upon the civil liability provisions of the United States federal securities laws, would be enforceable in Colombia against the Company only if it has been proven in accordance with the Colombian Rules of Court. The Company also has been advised by its Colombian counsel that there can be no assurance as to the enforceability, in original actions in Colombian courts, of liabilities predicated solely on the United States federal or other non-Colombian securities laws.

COMPETITION

  There is currently no restriction in Colombia on competition within the local telephony business. It is possible that competitors, including companies with substantially greater capital or other resources than the Company, could commence operations in the Company's service area and offer wireline, wireless, cellular, Personal Communication Services ("PCS") or other competitive telecommunications services. The Company currently faces competition in certain cities primarily from various state-run providers of local telephony service. Competition is based on services offered, quality of service and coverage area. See "Industry Overview; Legal and Regulatory Environment" and "Business--Operating Companies--General."

TECHNOLOGICAL RISK; RISK OF OBSOLESCENCE

  The Company's Operating Companies generally use advanced technologies. Although many of the technologies currently in use and to be used in the future by the Company have been developed by international telecommunications companies, such as Siemens, some have only recently been developed and commercially introduced. There can be no assurance that the Operating Companies will not experience technical problems in the commercial deployment of these technologies, particularly because they are being introduced in a developing country. In addition, the technology used in wireless communications is evolving rapidly and one or more of the technologies currently utilized or planned by the Company may not be preferred by its customers or may become obsolete, which in either case would likely have a material adverse effect on the Company. There can be no assurance that the Company will be able to keep pace with ongoing technological changes in the telecommunications industry.

REGULATORY RISKS

  The privatization of telecommunications services in Colombia is dependent upon Law 142. There can be no assurance that material adverse changes to Law 142 will not occur in the future. Additionally, certain Operating Companies could become subject to service requirements, restrictions on interconnection to government-owned or private telephone networks and government requirements regarding rates and tariffs, among others. These requirements may be difficult to comply with, particularly given demographic, geographic, or other issues in a particular market. Further, changes in the regulatory framework may limit the Operating Companies' ability to add subscribers to developing systems. An Operating Company's failure to comply with applicable governmental regulations or operating requirements could have a material adverse effect on the Company. Further, the Company's current and anticipated ownership interests in the Operating Companies are subject to continued support by the Colombian government of privatization of the telecommunications sector.

  Additionally, the pricing of the Company's services and related matters are subject to regulation by the CRT. Changes in the regulation of the Company's pricing, or a change in the interpretation of the existing regulations, could have a material adverse effect on the Company. See "Industry Overview; Legal and Regulatory Environment."

  Furthermore, the frequency assigned to the Company with respect to Unitel's fixed wireless system, which was assigned by the Ministerio de Comunicaciones (Ministry of Communications), could be revoked if the Company operates out of its assigned frequency, offers services other than those approved by the Ministry of Communications or fails to comply with other regulations governing such license.

RISK OF MODIFICATION OR LOSS OF PERMITS; UNCERTAINTY AS TO AVAILABILITY

  Each of the Operating Companies' ability to exploit its respective existing civil works permits is essential to the Company's construction of its network. These permits are granted by the municipalities in the areas served. Although the municipalities are required to grant such permits under Law 142, there can be no assurance that these permits will not become difficult to obtain, that the law will always require their issuance, or that some prohibited action of any of the Operating Companies will not cause their termination, and the occurrence of any of these events could have a material adverse effect on the Company. The Operating Companies may have limited legal recourse if any of these events were to occur.

DEPENDENCE ON OTHER TELECOMMUNICATIONS PROVIDERS

  The success of the Company's telecommunication system will in many cases depend upon access to the systems of other local telecommunications providers, some of which may be competitors of the Company. Although access to such service is required by Law 142, the revocation, loss, or modification of any of the existing arrangements or the failure to obtain necessary agreements and/or arrangements in the future could have a material adverse effect on the Company. The Operating Companies are additionally required by Colombian law to enter into interconnection arrangements with TELECOM. Although TELECOM is currently providing such service and is required to continue to do so under Colombian law, formal agreements are not in place with the Company's Operating Companies, as is also the case with other telecommunications providers.

  There can be no assurance that such arrangements will continue to be regulated by the Colombian government. Additionally, a breach by any of the Operating Companies of these interconnection agreements could lead to loss of such agreements, which could have a material adverse effect on the Company.

DEPENDENCE ON KEY PERSONNEL

  The Company is currently managed by a small number of key management and operating personnel whose efforts will largely determine the Company's success. The success of the Company also depends upon its ability to hire and retain qualified operating, marketing, financial, accounting and technical personnel. Competition for qualified personnel in the telecommunications industry is intense and, accordingly, there can be no assurance that the Company will be able to hire or retain necessary personnel. The loss of key management personnel would likely have a material adverse effect on the Company. See "Management."

CORPORATE DISCLOSURE AND ACCOUNTING STANDARDS

  A principal objective of the securities laws of the United States, Colombia and other countries is to promote disclosure of all material corporate information. However, it is likely that there would be less or different publicly available information about the Company in Colombia than would be available about issuers listed on stock exchanges in the United States or certain other countries. In addition, the Company prepares its financial statements in accordance with Colombian GAAP, which differs in significant respects from U.S. GAAP. Thus, Colombian financial statements and reported earnings may differ from those of companies in other countries in this and other respects. For a description of the principal differences between Colombian GAAP and U.S. GAAP, insofar as they are relevant to the Company, see
Note 28 to the Consolidated Financial Statements.

CURRENCY FLUCTUATIONS, FOREIGN EXCHANGE CONTROLS, AND DEVALUATION

  Since the consummation of the Offering, a substantial amount of the Company's debt obligations, including the Senior Notes, are denominated in Dollars while the Company generates revenues in Pesos. In addition, the

Company has incurred and expects to continue to incur a significant portion of its equipment costs in Dollars. Therefore, the Company is exposed to currency exchange rate risks that could significantly affect the Company's ability to meet its obligations and finance its network construction. The Company currently does not plan to enter into hedging transactions with respect to these foreign currency risks and it is unlikely that the Company would be able to obtain hedging arrangements on commercially satisfactory terms with respect to all such risks. The exchange rate of Pesos to the Dollar is a freely floating rate which has declined in recent years. Since the period from August 1, 1997 through December 31, 1997, the Peso devalued relative to the dollar approximately 16.6%. Any significant decrease in the value of the Peso relative to the Dollar may have a material adverse effect on the Company and on its ability to meet its obligations under the Senior Notes and consequently, on the Trust's obligations under the Certificates. See "Exchange Rates."

  The Colombian government does not currently restrict the ability of Colombian persons or entities to convert Pesos into Dollars. See "Foreign Investment and Exchange Controls in Colombia." However, Colombian law permits the government to impose foreign exchange controls on dividend payments and remittance of interest and principal in the event that the foreign currency reserves of the Central Bank fall below a level equal to the value of three months of imports into Colombia. No such foreign exchange controls are currently applicable to payments on debt instruments such as the Senior Notes. As of July 4, 1997, the Central Bank's currency reserves were sufficient for approximately 10 months of imports. Nevertheless, there is no assurance that such restrictions will not be imposed in the future, and any such restrictions could prevent or restrict the Company's access to Dollars with which to meet its obligations, including its obligations under the Senior Notes and consequently, the Trust's obligations under the Certificates. There are no limitations imposed by the Colombian government on nonresident or foreign owners' ability to hold or vote the Senior Notes or the Certificates.

INABILITY TO REDEEM SENIOR NOTES WITHIN ONE YEAR

  Because of a recent modification in Colombian securities laws, it is not clear whether the Senior Notes can be prepaid within one year of their issuance, whether by redemption, repurchase, acceleration, or otherwise. Moreover, there is no controlling legal precedent with respect to this issue. The Company has been advised by its Colombian counsel that there is legal risk in redeeming or repurchasing the Senior Notes within one year of their issuance. Unless a positive precedent arises or a change of law occurs after the issuance of the Senior Notes, the Company does not intend to prepay the Senior Notes within one year of their issuance, whether by redemption, repurchase, acceleration, or otherwise. The Company's inability to redeem the Senior Notes when required under the Indenture would result in an Event of Default under the Indenture.

INFLATION

  Throughout most of the 1980s and 1990s, Colombia experienced high levels of inflation. While the Colombian government adopted policies which resulted in reducing the inflation rate from 26.8% in 1991 to 19.5%, 21.6% and 17.4% in 1995, 1996 and 1997, respectively, there can be no assurance that the performance of the Colombian economy or its securities markets, the operating results of the Company, or the value of the Certificates and Senior Notes will not be adversely affected by continuing or increased levels of inflation.

LACK OF A MARKET FOR THE EXCHANGE CERTIFICATES; RISKS ASSOCIATED WITH NON-INVESTMENT GRADE DEBT

  The Exchange Certificates are new securities for which there currently exists no trading market. The Company does not intend to list the Exchange Certificates on any national securities exchange or to seek admission thereof to trading on the National Association of Securities Dealers Automated Quotation System. The liquidity of any market for the Exchange Certificates will depend on the number of Exchange Certificateholders, the interest of securities dealers in making a market in the Exchange Certificates and other factors. Accordingly, there can be no assurance as to the development or liquidity of any trading market for the Exchange Certificates.

  To comply with the applicable state securities laws, the Exchange Certificates may not be offered or sold by a Certificateholder unless they have been registered or qualified for sale under such applicable state securities laws or an exemption from registration or qualification is available therefrom and is complied with.

  Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Exchange Certificates. There can be no assurance that the market, if any, for the Exchange Certificates will not be subject to similar disruptions. Any such disruptions may have an adverse effect on the Exchange Certificateholders. In addition, Colombia is generally considered by international investors to be an "emerging market." Political, economic, social and other developments in other "emerging markets" may have a material adverse effect on the market value and liquidity of the Exchange Certificates.

CONTROL BY CERTAIN STOCKHOLDERS AND MANAGEMENT

  Certain of the Company's directors, executive officers and principal stockholders beneficially own 100% of the outstanding common stock of the Company. Accordingly, if they choose to act together, these persons will be able to control the election of the Board of Directors and other matters voted upon by the stockholders. A sale by one or more of these principal stockholders to third parties could trigger the right of the Certificateholders to require the Company to repurchase the Senior Notes. In the event that an Offer to Purchase (as defined herein) occurs at a time when the Company does not have sufficient available funds to purchase the Senior Notes, or at a time when the Company is prohibited from purchasing the Senior Notes, an Event of Default (as defined herein) could occur under the Indenture.

                    DEFICIENCY OF EARNINGS TO FIXED CHARGES

  The deficiency of earnings to fixed charges for each of the periods set forth below has been computed on a consolidated basis and should be read in conjunction with the Consolidated Financial Statements included elsewhere herein.

                                        YEARS ENDED DECEMBER
                                                 31,           NINE MONTHS ENDED
                                       -----------------------   SEPTEMBER 30,
                                          1995        1996           1997
                                       ----------- ----------- -----------------
                                          (IN THOUSANDS OF CONSTANT PESOS OF
                                         SEPTEMBER 30, 1997 PURCHASING POWER)
Colombian GAAP
  Historical.......................... Ps   11,396 Ps  114,233    Ps1,563,025
  Pro Forma(1)........................  24,051,366  17,822,802      8,995,293
U.S. GAAP
  Historical..........................   3,140,066   5,121,176      1,277,692
  Pro Forma(1)........................  27,180,035  22,829,744     12,650,924

--------
(1) This deficiency of earnings to fixed charges is computed using the historical deficiency adjusted only for the additional interest costs and amortization of deferred debt issuance costs relating to the Senior Notes and the reduced interest costs relating to the debt refinanced. No adjustment has been made to reflect assumed interest income on any offering proceeds from the Senior Notes not utilized to refinance debt.

  For purposes of computing deficiency of earnings to fixed charges, "earnings" consist of income (loss) before income taxes, minority interests and fixed charges, excluding capitalized interest. Fixed charges consist of interest on all indebtedness (whether capitalized or expensed), amortization of deferred financing costs and that portion of operating lease expense deemed to be interest expense.

                                USE OF PROCEEDS

  The Company will not receive any cash proceeds from the issuance of the Exchange Certificates offered hereby. The Original Certificates surrendered in exchange for the Exchange Certificates will be cancelled and can not be reissued. The issuance of the Exchange Certificates will not result in any change in the aggregate indebtedness of the Company.

  The net proceeds from the Offering were approximately $141.9 million (Ps177.0 billion) after deducting discounts and offering expenses. Approximately $35.3 million (Ps44.0 billion) was deposited into the Escrow Account to satisfy the first four interest payments on the Senior Notes. Approximately $32.8 million (Ps40.9 billion) was used to pay existing debt and $9.8 million (Ps12.2 billion) was used to pay the Central Bank's withdrawal fee. The balance of the proceeds has been or will be used to (i) fund a portion of the costs associated with the Expansion Plan (approximately $41.0 million) and (ii) fund general corporate purposes, including the TeleGirardot acquisition and any future acquisitions (approximately $23.0 million).

  The total cost of the Company's Expansion Plan is expected to be approximately $181.8 million, of which approximately $7.8 million had been financed with local bank borrowings, all of which has been repaid with proceeds of the Offering, and approximately $1.5 million had been financed with cash flow from operations. The remainder of the Expansion Plan, approximately $172.5 million, is being financed from several sources including: (i) the Offering; (ii) the sale of investments of $5.7 million;
(iii) the Vendor Financing (see "Risk Factors--Contingency of Vendor Financing"); and (iv) the DIAN Financing (see "Description of Existing Indebtedness--DIAN Financing"). The following table sets forth the estimated sources and uses for the Expansion Plan Financing as of October 28, 1997:

                               SOURCES OF FUNDS

                                                                    ($ IN
                                                                  MILLIONS)
Senior Notes.....................................................  $150.0
Equity Contribution..............................................    25.0
Vendor Financing.................................................   102.7
DIAN Financing...................................................    23.1
Sale of Investments(5)...........................................     7.6
                                                                   ------
  Total Sources of Funds.........................................  $308.4
                                                                   ======

                                 USES OF FUNDS

                                                                    ($ IN
                                                                  MILLIONS)
Expansion Plan Capital Expenditures(l)...........................  $172.5
Refinancing of Existing Debt(2)..................................    54.6
Escrow Account(3)................................................    35.3
Central Bank Deposit Withdrawal Fee(4)...........................     9.8
General Corporate Purposes.......................................    28.2
Fees and Expenses................................................     8.0
                                                                   ------
  Total Uses of Funds............................................  $308.4
                                                                   ======

--------
(1) The aggregate capital expenditures for the Expansion Plan totals approximately $181.8 million, of which approximately $7.8 million was financed with local bank borrowings prior to October 28, 1997, all of which was repaid with proceeds of the Offering, and $1.5 million was financed with cash flow from operations prior to October 28, 1997.
(2) Proceeds from the Offering and the Equity Contribution have been utilized to repay approximately $45.5 million of debt of the Company that was outstanding as of October 28, 1997.
(3) Represents sufficient funds to pay the first four interest payments on the Senior Notes.
(4) The Company was required to deposit approximately $37.9 million of the net proceeds of the Offering with the Central Bank. This non-interest bearing deposit was withdrawn before the end of the required deposit period of 18 months by the Company to fund the Expansion Plan. Such withdrawal required a fee determined by applying a discount declining from 28.5% to 1.8% depending on the time of withdrawal of the deposit. The Company withdrew the deposit to finance the Expansion Plan and paid a withdrawal fee of $9.8 million on December 29, 1997.
(5) Investments includes short-term and long-term certificates of deposits in marketable securities and a temporary investment in a company owned by a shareholder of the Company. See "Consolidated Financial Statements--Notes 4 and 25" and "Certain Related Party Transactions--Certain Other Transactions with Gonzalo Caicedo Toro."

                                CAPITALIZATION

  The following table shows on a Colombian GAAP basis, as of September 30, 1997, the Company's capitalization on a pro forma basis after giving effect to the sale of the Senior Notes and the use of a portion of the Equity Contribution to repay all existing debt. See "Use of Proceeds" and "Selected Financial and Other Data." This table should be read in conjunction with the Consolidated Financial Statements and notes thereto included elsewhere herein.

                                              SEPTEMBER 30, 1997
                                ----------------------------------------------
                                   ACTUAL       PRO FORMA    ACTUAL  PRO FORMA
                                ------------- ------------- -------- ---------
                                 (IN THOUSANDS OF CONSTANT PESOS OF SEPTEMBER
                                                   30, 1997
                                PURCHASING POWER AND IN THOUSANDS OF DOLLARS)
Cash........................... Ps  4,790,137 Ps 65,234,831 $  3,843 $ 52,344
Restricted cash--Escrow
 Account(1)....................           --     43,998,569      --    35,304
                                ------------- ------------- -------- --------
    Total cash and restricted
     cash...................... Ps  4,790,137 Ps109,233,400 $  3,843 $ 87,648
                                ============= ============= ======== ========
Long-term debt (including
 current portion):
  12 1/2% Senior Notes due
   2007........................ Ps        --  Ps186,940,500 $    --  $150,000
  Other long-term debt(2)......    60,361,630           --    48,434      --
  Capital lease
   obligations(3)..............     1,339,413     1,339,413    1,075    1,075
                                ------------- ------------- -------- --------
    Total debt(4)..............    61,701,043   188,279,913   49,509  151,075
Minority interest..............    33,380,596    33,380,596   26,784   26,784
Shareholders' equity(5)(6).....    51,035,142    51,035,142   40,950   40,950
                                ------------- ------------- -------- --------
    Total capitalization....... Ps146,116,781 Ps272,695,651 $117,243 $218,809
                                ============= ============= ======== ========

--------
(1) The Company has deposited approximately Ps44.0 billion ($35.3 million) of the net proceeds realized from the sale of the Senior Notes, representing funds sufficient to pay the first four interest payments on the Senior Notes, into the Escrow Account.
(2) Other long-term debt, includes approximately Ps40.9 billion ($32.8 million) of existing debt that has been repaid with proceeds of the Senior Notes. The remaining debt of approximately Ps19.5 billion ($15.7 million) was repaid from cash received from the Equity Contribution before September 30, 1997.
(3) Under U.S. GAAP, all capital leases are required to be capitalized, including the Global Leases (as defined herein). Under Colombian GAAP, certain lease payments are not required to be capitalized, including the lease payments on the Vendor Financing. See Notes 26 and 28 to the Consolidated Financial Statements. The Vendor Financing and the DIAN Financing, without duplication, will be considered Indebtedness as they arise for purposes of the Indenture, and therefore, as of September 30, 1997, the Company and its subsidiaries had Vendor Financing and DIAN Financing of approximately Ps4.3 billion ($3.5 million). See "Use of Proceeds."
(4) After completion of the Expansion Plan, the Company expects to have approximately Ps28.8 billion ($23.1 million) of DIAN Financing and approximately Ps128.0 billion ($102.7 million) of Vendor Financing outstanding.
(5) The total authorized share capital of the Company is 50,000,000,000 shares comprised of one class of common stock, with a par value of one Peso, of which 5,039,801,222 shares were outstanding at September 30, 1997.

                              THE EXCHANGE OFFER

GENERAL

  The Company, together with the Trust, hereby offers upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange all outstanding Original Certificates properly tendered on or prior to the Expiration Date and not withdrawn as permitted pursuant to the procedures described below for Exchange Certificates.

  As of the date of this Prospectus, U.S.$150.0 million aggregate principal amount at maturity of the Original Certificates was outstanding. This Prospectus, together with the Letter of Transmittal, is first being sent on or
about       , 1998, to all Original Certificateholders known to the Company.
The Company's obligation to accept Original Certificates for exchange pursuant to the Exchange Offer is subject to certain conditions set forth under "-- Certain Conditions to the Exchange Offer" below and to the terms and provisions of the Registration Rights Agreement.

PURPOSE OF THE EXCHANGE OFFER

  The Original Certificates were issued by the Trust on October 28, 1997 in transactions exempt from the registration requirements of the Securities Act. Accordingly, the Original Certificates may not be reoffered, resold, or otherwise transferred in the United States unless registered pursuant to the Securities Act or unless an applicable exemption from the registration and prospectus delivery requirements of the Securities Act is available.

  In connection with the issuance and sale of the Original Certificates, the Company entered into the Registration Rights Agreement, which requires the Company to use its best efforts to file with the Commission a registration statement relating to the Exchange Offer by March 27, 1998, to use its best efforts to cause the registration relating to the Exchange Offer to become effective under the Securities Act by May 26, 1998, and to consummate the Exchange Offer by June 25, 1998. The Exchange Offer is being made by the Company to satisfy its obligations with respect to the Registration Rights Agreement. The Company filed the registration statement on April 10, 1998. As a result of the delay in filing, additional interest has accrued on the Senior Notes (and therefore, on the Certificates) over and above the basic interest amount at a rate of 0.50% per annum for the period of the delay. If for any reason, the Exchange Offer is not consummated by June 25, 1998, additional interest will similarly accrue for the period of delay past June 25.

EXPIRATION DATE; EXTENSION; TERMINATION; AMENDMENT

  The Exchange Offer will expire at 5:00 p.m., New York City time, on       ,
1998, unless the Company, in its sole discretion, has extended the period of time for which the Exchange Offer is open (such date, as it may be extended, is referred to herein as the "Expiration Date"). The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open and thereby delay acceptance for exchange of any Original Certificates, by giving oral notice (promptly confirmed in writing) or written notice to the Exchange Agent and by giving written notice of such extension to the holders thereof or by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release through the Dow Jones News Service, in each case, no later than 9:00 a.m. New York City time, on the next business day after the previously scheduled Expiration Date. During any such extension, all Original Certificates previously tendered will remain subject to the Exchange Offer unless properly withdrawn.

  In addition, the Company expressly reserves the right to terminate or to amend the Exchange Offer, and not to accept for exchange any Original Certificates not theretofore accepted for exchange, upon the occurrence of any of the events specified below under "--Certain Conditions to the Exchange Offer". If any such termination or amendment occurs, the Company will notify the Exchange Agent and will either issue a press release or give oral or written notice to the Original Certificateholders as promptly as practicable in the manner set forth above with respect to an extension of the Expiration Date.

  For purposes of the Exchange Offer, a "business day" means any day other than a Saturday, a Sunday or a date on which banking institutions in New York City are not required to be open, and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

PROCEDURES FOR TENDERING ORIGINAL CERTIFICATES

  The tender to the Company of Original Certificates by an Original Certificateholder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering Original Certificateholder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal.

  Except as set forth below, an Original Certificateholder who wishes to tender Original Certificates for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal or, in the case of a book-entry transfer, an Agent's Message (as defined below) in lieu of the Letter of Transmittal, to the Exchange Agent at one of the addresses set forth below under "Exchange Agent" on or prior to the Expiration Date. In addition, either (i) certificates representing Original Certificates must be received by the Exchange Agent along with the Letter of Transmittal or Agent's Message in lieu thereof, or (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Original Certificates, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or (iii) the Original Certificateholder must comply with the guaranteed delivery procedures described below. The term "Agent's Message" means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgement from the DTC participant, which acknowledgement states that such participant has received and agrees to be bound by the Letter of Transmittal and that the Trust and the Company may enforce such Letter of Transmittal against such participant.

  THE METHOD OF DELIVERY OF ORIGINAL CERTIFICATES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE ORIGINAL CERTIFICATEHOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO INSURE TIMELY DELIVERY. NO ORIGINAL CERTIFICATES, LETTERS OF TRANSMITTAL OR AGENT'S MESSAGE IN LIEU THEREOF SHOULD BE SENT TO THE COMPANY.

  Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Original Certificates surrendered for exchange pursuant thereto are tendered (i) by a registered Original Certificateholder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of a registered national securities exchange as a member of the National Association of Securities Dealers, Inc. or by a clearing agency, an insured credit union, a savings association or a commercial bank or trust company having an office or a correspondent in the United States (each an "Eligible Institution"). If Original Certificates are registered in the name of a person other than a signer of the Letter of Transmittal, the Original Certificates surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its sole discretion, duly executed by, the registered holder thereof with the signature thereon guaranteed by an Eligible Institution.

  If the Letter of Transmittal or any Original Certificates or powers of attorney are signed by transferors, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

  A tender will be deemed to have been received as of the date when the tendering holder's properly completed and duly signed Letter of Transmittal or delivery of an Agent's Message in lieu thereof accompanied by (i) the Original Certificates (or a confirmation of book-entry transfer of such Original Certificates into the Exchange Agent's account at the Book-Entry Transfer Facility) is received by the Exchange Agent, or (ii) a Notice of Guaranteed Delivery (the "Notice of Guaranteed Delivery") or letter, telegram or facsimile transmission to similar effect (as provided above) from an Eligible Institution is received by the Exchange Agent. Issuances of Exchange Certificates in exchange for Original Certificates tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against timely deposit of the Letter of Transmittal or delivery of an Agent's Message in lieu thereof (and any other required documents) and the tendered Original Certificates.

  All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Original Certificates tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Original Certificates not properly tendered or to not accept any particular Original Certificates which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Original Certificates either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Original Certificates in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Original Certificates either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Certificates for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Original Certificates for exchange, nor shall any of them incur any liability for failure to give such notification.

  By tendering, each Original Certificateholder will represent to the Company that, among other things, the Exchange Certificates acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Certificates, whether or not such person is the holder, that neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Certificates and that neither the holder nor any such other person is an "affiliate" as defined under Rule 405 of the Securities Act, of the Company, or if it is an affiliate it will comply with the registration and prospectus requirements of the Securities Act to the extent applicable.

  Each broker-dealer that receives Exchange Certificates for its own account in exchange for Original Certificates where such Original Certificates were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Certificates. See "Plan of Distribution."

BOOK-ENTRY TRANSFER

  The Exchange Agent will make a request within two business days after the date of this Prospectus to establish accounts with respect to the Original Certificates at the Book-Entry Transfer Facility. DTC, for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Original Certificates by causing the Book-Entry Transfer Facility to transfer such Original Certificates into the Exchange

Agent's account with respect to the Original Certificates in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of Original Certificates may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, an appropriate Letter of Transmittal with any required signature guarantee or an Agent's Message in lieu thereof and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

GUARANTEED DELIVERY PROCEDURES

  If an Original Certificateholder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Original Certificates to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its address set forth below on or prior to the Expiration Date, a letter, telegram or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering holder, the names in which the Original Certificates are registered and, if possible, the certificate numbers of the Original Certificates to be tendered, and stating that the tender is being made thereby and guaranteeing that within three business days after the Expiration Date the certificates for all physically tendered Original Certificates, in proper form for transfer, or a Book-Entry Confirmation of such Original Certificates into the Exchange Agent's account at the Book-Entry Transfer Facility, will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal or an Agent's Message in lieu thereof (and any other required documents). Unless Original Certificates being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), the Company may, at its option, reject the tender. Copies of Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent.

WITHDRAWAL RIGHTS

  Tenders of Original Certificates may be withdrawn at any time prior to the Expiration Date.

  For a withdrawal to be effective, a written notice of withdrawal sent by telegram, facsimile transmission (receipt confirmed by telephone) or letter must be received by the Exchange Agent prior to the Expiration Date at its address set forth below. Any such notice of withdrawal must specify the name of the person having tendered the Original Certificates to be withdrawn, identify the Original Certificates to be withdrawn (including the amount of such Original Certificates), and (where Original Certificates have been transmitted) specify the name in which such Original Certificates are registered, if different from that of the withdrawing holder thereof. If Original Certificates have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates the withdrawing holder thereof must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Original Certificates have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Original Certificates and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company in its sole discretion, which determination will be final and binding on all parties. Any Original Certificates so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Original Certificates which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Original Certificates tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Original Certificates will be credited to an account with such Book-Entry Transfer Facility specified by the holder thereof) as soon as practicable after such withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Original Certificates may be retendered by following one of the procedures described under "--Procedures for Tendering Original Certificates" above at any time on or prior to the Expiration Date.

ACCEPTANCE OF ORIGINAL CERTIFICATES FOR EXCHANGE; DELIVERY OF EXCHANGE CERTIFICATES

  Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept, promptly after the Expiration Date, all Original Certificates properly tendered prior to 5:00 p.m., New York City time, on the Expiration Date and will issue the Exchange Certificates promptly after such acceptance. See "The Exchange Offer--Certain Conditions to the Exchange Offer." For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Original Certificates for exchange when, as and if the Company has given oral and written notice thereof to the Exchange Agent, with written confirmation of any oral notice to be given promptly thereafter.

  For each Original Certificate accepted for exchange, the Original Certificateholder will receive Exchange Certificates having a principal amount equal to that of the surrendered Original Certificates.

  In all cases, issuance of Exchange Certificates for Original Certificates that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Original Certificates or a timely Book-Entry Confirmation of such Original Certificates into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal or Agent's Message in lieu thereof and all other required documents.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

  The Exchange Offer shall not be subject to any conditions, other than that
(i) the Exchange Offer does not violate applicable law, rule, regulation or any applicable interpretation of the Staff of the Commission (the "Staff"),
(ii) no action or proceeding is instituted or threatened in any court or by any governmental agency which might materially impair the ability of the Company or the Trust to proceed with the Exchange Offer and no material adverse development has occurred in any existing action or proceeding with respect to the Company or the Trust and (iii) all governmental approvals have been obtained, which approvals the Company deems necessary for the consummation of the Exchange Offer.

EXCHANGE AGENT

  Marine Midland Bank has been appointed as the Exchange Agent for the Exchange Offer. All tendered Original Certificates, executed Letters of Transmittal or Agent's Messages in lieu thereof and other related documents should be directed to the Exchange Agent at one of the addresses set forth in the Letter of Transmittal. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent at the address set forth in the Letter of Transmittal.

  Marine Midland Bank also acts as Indenture Trustee under the Indenture.

SOLICITATION OF TENDERS

  The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to broker, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this and other related documents to be beneficial owners of the Original Certificates and in handling or forwarding tenders for their customers.

  No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has not been a change in the affairs of the Company since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) Original Certificateholders in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

TRANSFER TAXES

  Certificateholders who tender their Original Certificates for exchange will not be obligated to pay any transfer taxes in connection therewith except that Certificateholders who instruct the Company to register Exchange Certificates in the name of, or request Original Certificates not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

ACCOUNTING TREATMENT

  The Exchange Certificates will be recorded at the book value of the Original Certificates as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company upon the exchange of Exchange Certificates for Original Certificates. Expenses incurred in connection with the issuance of the Exchange Certificates will be amortized over the term of the Exchange Certificates.

CONSEQUENCES OF FAILURE TO EXCHANGE; RESALE OF EXCHANGE CERTIFICATES

  Original Certificateholders who do not exchange their Original Certificates for Exchange Certificates pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Original Certificates as set forth in the legend thereon as a consequence of the issuance of the Original Certificates pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. Original Certificates not exchanged pursuant to the Exchange Offer will continue to remain outstanding in accordance with their terms. In general, the Original Certificates may not be offered or sold unless registered under the Securities Act and under the applicable state securities laws, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Original Certificates under the Securities Act. However, if, prior to consummation of the Exchange Offer, the Initial Purchaser holds any Certificates acquired by it and having, or which are reasonably likely to be determined to have, the status of an unsold allotment in the initial distribution, or any other Original Certificateholder is not entitled to participate in the Exchange Offer, under the Registration Rights Agreement, the Company, upon the request of the Initial Purchaser or any such Original Certificateholder, shall simultaneously with the delivery of Exchange Certificates in the Exchange Offer, issue and deliver to the Initial Purchaser or any such Original Certificateholder, in exchange (the "Private Exchange") for such Certificates held by such Initial Purchaser and any such Original Certificateholder, a like principal amount of certificates issued by the Trust that are identical in all material respects to the Exchange Certificates (the "Private Exchange Certificates") (and which are entitled to the benefits of the Trust Agreement); provided, however, the Company shall not be required to effect such exchange if, in the written opinion of counsel for the Company (a copy of which shall be in form and substance reasonably satisfactory to the Initial Purchaser and be delivered to the Initial Purchaser and any Original Certificateholder affected thereby), such exchange cannot be effected without registration under the Securities Act. The Private Exchange Certificates shall bear the same CUSIP number as the Exchange Certificates.

  Based on certain no-action letters issued by the Staff to third parties in unrelated transactions, the Company believes that Exchange Certificates issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than (i) any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or (ii) any broker-dealer that purchased Original Certificates from the Company to resell pursuant to Rule 144A or any other available exemption) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such

Exchange Certificates are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Certificates. If any holder has any arrangement or understanding with respect to the distribution of the Exchange Certificates to be acquired pursuant to the Exchange Offer, such holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Thus, any Exchange Certificates acquired by such holder will not be freely transferable except in compliance with the Securities Act. A broker-dealer who holds Original Certificates that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Certificates. Each such broker-dealer that receives Exchange Certificates for its own account in exchange for Original Certificates, where such Original Certificates were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with the resale of such Exchange Certificates. See "Plan of Distribution."

  In addition, to comply with applicable state securities laws, the Exchange Certificates may not be offered or sold by a Certificateholder unless they have been registered or qualified for sale under such applicable state securities laws or an exemption from registration or qualification is available therefrom.

  Participation in the Exchange Offer is voluntary. Original
Certificateholders are urged to consult their financial and tax advisors in making their own decisions on what action to take.

  As a result of the making of, and upon acceptance for exchange of all validly tendered Original Certificates pursuant to the terms, of this Exchange Offer, the Company will have fulfilled a covenant contained in the Registration Rights Agreement. Any Original Certificates not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all of the same rights and will be subject to all of the same limitations applicable thereto under the Trust Agreement (except for certain rights to be registered under the Act which terminate upon consummation of the Exchange Offer). All untendered Original Certificates, and all Private Exchange Certificates will be subject to the restrictions on transfer set forth in the Indenture, except that the holders of Private Exchange Certificates will in certain circumstances have rights to have their Private Exchange Certificates registered under the Act for resale. To the extent that Original Certificates are tendered and accepted in the Exchange Offer, an Original Certificateholder's ability to sell untendered Original Certificates could be adversely affected.

  The Company may in the future seek to acquire untendered Original Certificates in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Company has no present plan to acquire any Original Certificates which are not tendered in the Exchange Offer.

                       SELECTED FINANCIAL AND OTHER DATA

  The Company was incorporated in 1993 and commenced offering telephone services, through its operating subsidiary TelePalmira, in September 1995. Accordingly, the Company has no commercial operating history prior to such time, and results for 1995 are not directly comparable to those of 1996. The Company was in a preoperating stage prior to September 1, 1995 and capitalized all of its net expenses as deferred charges; thus, no statements of income are presented for 1993 and 1994. The selected statement of income data for each of the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997, and the selected balance sheet data as of December 31, 1994, 1995 and 1996 and September 30, 1997 have been derived from financial statements audited by Price Waterhouse, independent accountants. The consolidated balance sheets at December 31, 1996 and September 30, 1997 and the related statements of income and of cash flows, of changes in financial position and of changes in shareholders' equity for the two years ended December 31, 1996 and the nine months ended September 30, 1997, and notes thereto, appear elsewhere herein. The report of Price Waterhouse which also appears herein contains an explanatory paragraph relating to a change in the method of depreciation as described in Note 7 to the Consolidated Financial Statements. The selected balance sheet data at December 31, 1993 have been derived from unaudited consolidated financial statements of the Company. This information should be read in conjunction with, and is qualified in its entirety by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of the Company, including the notes thereto, included elsewhere in this Prospectus.

  The Consolidated Financial Statements included herein have been prepared in conformity with Colombian GAAP (including restatement of the financial information in constant pesos as of September 30, 1997), which differs in certain significant aspects from U.S. GAAP. Note 28 to the Consolidated Financial Statements provides a discussion of the principal differences between Colombian and U.S. GAAP as they relate to the Company and a reconciliation of net income and shareholders' equity for the Company as of and for the years ended December 31, 1995 and 1996 and as of and for the nine months ended September 30, 1997, to amounts calculated in accordance with U.S. GAAP.

  Dollar equivalent information set forth below has been included solely for the convenience of the reader, and is translated from Pesos at the Representative Market Rate in effect on September 30, 1997 of Ps1,246.27 to one Dollar. Such translation should not be construed as a representation that the Peso amounts represent, or have been or could be converted into, Dollars at that rate or any other rate.

  Unless otherwise indicated, all financial information included in this Prospectus has, for comparability purposes, been restated in constant Pesos as of September 30, 1997 by indexing historical amounts using the MCPI. Although the restatement of nominal Pesos into constant Pesos lessens the distorting effect that an inflationary environment has on comparisons of the Consolidated Financial Statements over time, such restatement does not wholly eliminate those distortions and evaluation of period-to-period trends may be difficult. See "Risk Factors--Corporate Disclosure and Accounting Standards" and "Risk Factors--Inflation."

                                                           NINE MONTHS ENDED
                              YEAR ENDED DECEMBER 31,        SEPTEMBER 30,
                            ----------------------------  ---------------------
                                1995           1996           1997       1997
                            -------------  -------------  ------------  -------
                            (IN THOUSANDS OF CONSTANT PESOS OF SEPTEMBER 30,
                               1997 PURCHASING POWER AND IN THOUSANDS OF
                             DOLLARS, EXCEPT NETWORK AND OPERATING DATA AND
                                           PER SHARE AMOUNTS)
STATEMENT OF INCOME DATA:
Colombian GAAP:
  Revenues................  Ps  2,359,089  Ps 11,560,208  Ps17,639,937  $14,154
  Costs and expenses......      1,124,170      6,953,372     9,839,644    7,895
  Operating income........      1,234,919      4,606,836     7,800,293    6,259
  Interest expense........        277,073      1,891,283     4,449,384    3,570
  Income tax expense......            362        319,388     2,087,115    1,675
  Minority interest
   expense................        500,603      2,228,831     2,391,209    1,919
  Net income(1)...........        751,720      3,248,886       852,747      684
  Earnings per share......            .33            .81           .22      --
U.S. GAAP:
  Revenues................  Ps  1,765,173  Ps  7,511,755  Ps18,780,718  $15,070
  Operating income
   (loss).................      2,307,448       (174,622)    4,102,908    3,292
  Interest expense........      1,578,062      8,237,631     7,463,602    5,989
  Net loss................     (2,879,491)    (2,913,097)   (1,566,452)  (1,257)
  Basic earnings (loss)
   per share..............          (1.25)          (.73)         (.37)     --
OTHER FINANCIAL DATA:
Colombian GAAP:
  EBITDA(1)(2)............  Ps  1,617,830  Ps  6,664,146  Ps10,753,747  $ 8,629
  Capital
   expenditures(3)........     15,514,832      6,575,674    28,109,072   22,555
  Depreciation and
   amortization(1)........        312,640      1,247,928     2,047,413    1,643
  Total Indebtedness(4)...     18,032,952     45,790,501    64,534,380   51,782
  Deficiency of earnings
   to fixed charges(6)....         11,396        114,233     1,563,025    1,254
U.S. GAAP:
  EBITDA(2)...............  Ps (1,963,074) Ps  1,417,411  Ps 6,726,459  $ 5,397
  Capital
   expenditures(3)........     15,518,810      6,832,675    29,025,685   23,290
  Depreciation and
   amortization...........        344,374      1,592,033     2,616,244    2,099
  Deficiency of earnings
   to fixed charges(5)....      3,140,066      5,121,176     1,277,692    1,025
NETWORK AND OPERATING DATA
 (END OF PERIOD):
  Systems in operation....              1              1             6
  Population..............        317,995        317,995     2,897,600
  Subscribers.............         22,260         29,528        92,009
  Penetration(6)..........            7.0            9.3            14

                                          DECEMBER 31,                         SEPTEMBER 30,
                         -----------------------------------------------  ---------------------
                           1993       1994         1995         1996          1997       1997
                         --------- ----------- ------------ ------------  ------------- -------
                                 (IN THOUSANDS OF CONSTANT PESOS OF SEPTEMBER 30, 1997
                                     PURCHASING POWER AND IN THOUSANDS OF DOLLARS)
BALANCE SHEET DATA (END OF
 PERIOD):
Colombian GAAP:
  Cash.................. Ps113,627 Ps    6,088 Ps   700,633 Ps13,399,275  Ps  4,790,137 $ 3,843
  Properties, plant and
   equipment, net.......       --          --    22,094,150   26,173,513     67,756,645  54,368
  Total assets..........   182,039   3,954,942   34,094,278   84,029,684    165,177,425 132,538
  Short-term debt(7)....       --          --     1,734,160   17,404,295        552,353     443
  Long-term debt(8).....       --          --    12,607,074   25,371,859     61,148,690  49,066
  Minority interest.....       --          --     9,190,819   17,047,065     33,380,596  26,784
  Shareholders' equity..   106,998   3,374,335    6,967,236   18,817,274     51,035,142  40,950
U.S. GAAP:
  Cash.................. Ps    --  Ps      --  Ps   700,633 Ps13,399,275  Ps  4,790,137 $ 3,843
  Properties, plant and
   equipment, net.......       --          --    25,360,280   28,412,326     70,006,609  56,173
  Total assets..........       --          --    32,401,221   61,720,128    139,078,457 111,596
  Short-term debt(7)....       --          --     2,964,247   17,934,921        687,025     551
  Long-term debt(8).....       --          --    14,617,214   27,494,365     62,156,350  49,874
  Minority interest.....       --          --     8,553,136    7,191,235     23,271,406  18,673
  Shareholders' equity
   (deficit)............       --          --     2,077,720   (1,160,960)    28,144,312  22,583

--------
(1) For Colombian GAAP purposes, as of January 1, 1996, TelePalmira changed from the straight-line to the reverse sum of the years digits' method of computing depreciation which had the effect of decreasing 1996 depreciation (and increasing 1996 income before income taxes and minority interest) by Ps914,548 ($734) and increasing 1996 net income by Ps548,728 ($440). For U.S. GAAP purposes, all periods use the straight-line method.
(2) EBITDA is defined as operating income (loss) plus depreciation and amortization and plus lease expense related to the Vendor Financing under Colombian GAAP. Under U.S. GAAP, the Vendor Financing is treated as debt and therefore the associated cost is treated as interest expense and principal payment rather than lease expense. Although EBITDA is not a measure of performance calculated in accordance with Colombian or U.S. GAAP, the Company has included such data because it is used by certain investors to determine the Company's ability to meet debt service requirements. Such data should not be considered as an alternative to net earnings as an indicator of the Company's operating performance or as an alternative to cash flows from operating activities as a measure of liquidity.
(3) Capital expenditures consist of purchases of properties, plant and equipment as reflected in the Company's consolidated statements of cash flows.
(4) Total Indebtedness is calculated in accordance with the definition of "Indebtedness" under the Indenture, which includes short-term debt, long-term debt, capital lease obligations, lease payments under the Vendor Financing (which are treated as operating leases under Colombian GAAP, but are capitalized under U.S. GAAP), and the Company's obligations under the DIAN Financing.
(5) For purposes of computing the deficiency of earnings to fixed charges, "earnings" consist of income (loss) before income taxes, minority interests and fixed charges, excluding capitalized interest. Fixed charges consist of interest on all indebtedness (whether capitalized or expensed) and that portion of operating lease expenses deemed to be interest expense.
(6) Penetration represents the number of installed lines per 100 people. In Cartago, Jamundi and Yumbo, penetration includes the installed lines of municipal competitors as of December 31, 1996 of approximately 10,000 lines, 5,200 lines and 5,500 lines as per the Company's estimates, respectively.
(7) Short-term debt includes current portion of long-term debt, current portion of capital lease obligations and short-term debt.
(8) Long-term debt includes long-term debt and capital lease obligations.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

  The following is a discussion of the consolidated financial condition and results of operations of the Company as of and for the years ended December 31, 1995 and December 31, 1996 and as of and for the nine months ended September 30, 1997. The discussion should be read in conjunction with the Consolidated Financial Statements of the Company and the notes thereto included elsewhere in this Prospectus. The Consolidated Financial Statements have been prepared in accordance with Colombian GAAP, which differs in certain significant respects from U.S. GAAP. Note 28 to the Company's Consolidated Financial Statements provides a reconciliation to U.S. GAAP of the Company's net income (loss) and shareholders' equity (deficit) for as of and for the years ended December 31, 1995 and 1996 and as of and for the nine months ended September 30, 1997. Unless otherwise indicated, the financial information has been presented in constant Pesos as of the latest balance sheet date of the Company (September 30, 1997). Dollar amounts are translated from Pesos amounts at the Representative Market Rate on September 30, 1997, which was 1,246.27 Pesos to one Dollar.

GENERAL

  The Company is the largest private telephone company in Colombia, providing telephone service to both business and residential subscribers. The Company (excluding TeleGirardot), currently owns and operates telephone systems serving seven cities, with an aggregate population of 2.9 million people, located in the southwestern region of Colombia. As of December 31, 1997, such systems provided service to an aggregate of approximately 101,500 subscribers and had an average penetration of 18 lines per 100 people.

  The Company is implementing its Expansion Plan designed to satisfy the significant demand and growth for telephone lines in each of its markets. Management intends to substantially increase the number of lines installed from 56,800 at the date of acquisition of each of the systems to approximately 222,200 lines by the completion of the Expansion Plan by December 31, 1998. As of February 28, 1998 the Company, in conjunction with Siemens, had completed the installation of approximately 105,100 new lines, or approximately 64% of the lines to be installed pursuant to the Expansion Plan.

  For the Company's expansion plan with respect to TeleGirardot, see "Prospectus Summary--Recent Developments."

  The Company generates revenues by providing telephone services to its commercial and residential subscribers. The Company's sources of revenue consist of: (i) basic fixed charges based either on the predecessor telephone operator or the existing competitive tariff structure, (ii) local usage charges based on the number of minutes used per month; (iii) access charges for national and international long distance based on the incoming and outgoing calls from the Company's network system; (iv) the sale of equipment to subscribers; (v) value-added services such as video conference calling and voice mail; and (vi) connection fees from each new subscriber connected to the Company's network. Various local institutions are available to finance subscribers' connection fees. Typically, Transtel installs a line and subsequently sells the associated connection fee receivable to local financial institutions on a non-discounted basis. In addition, the Company is expected to generate additional revenues from its subscribers accessing the Internet. The Company's subscribers will be expected to pay a monthly service fee and a monthly usage fee to access the Internet. All of the Operating Companies will be able to provide Internet access by May 1, 1998.

  The Company expects that connection fees will continue to comprise a significant portion of the Company's near-term revenues as a result of the expected growth in the Company's subscriber base. The Company believes that as subscribers are added to the network and existing demand is satisfied, the composition of revenues will shift, resulting in local, national and long distance usage comprising the majority of the Company's revenues. In addition, the Company expects that value-added services will also comprise a more significant portion of future revenues driven by Internet access and other telephone services such as videoconference calling, voice mail and call waiting.

FACTORS THAT WILL AFFECT FUTURE RESULTS OF OPERATIONS--PRINCIPAL SOURCES OF REVENUE AND EXPENSES

  The Company has formulated a business plan based on, among other assumptions, the following assumptions regarding penetration, call volume, usage patterns, capital expenditures and churn, all of which could significantly affect its future results of operations.

  Penetration. In 1995, Colombia had an average penetration of approximately
14.0 lines per 100 people. At the time the Company initiated the development and operation of telephone service in the municipality of Palmira, the municipality had a penetration of approximately 4.9 lines per 100 people. The Company has since increased Palmira's subscriber base by 220% from 15,600 to 50,100 as of December 31, 1997, representing a penetration of approximately 16 lines per 100 people. The Company believes that it will be able to complete its network development in Palmira by June 30, 1998. Based on the Company's experience in Palmira, the Company expects to achieve its complete network build-out and subscriber addition by the end of 1998. The Company has designed its Expansion Plan in order to accommodate the existing unmet demand and the projected growth based on its extensive market studies that include door-to-door surveys. Following completion of the Expansion Plan, and assuming a fully subscribed network, the Company expects to have a penetration of approximately
22.8 lines per 100 people.

  Call Volume/Usage. Charges for local and domestic long-distance service vary with the price per minute and the number of minutes consumed on a monthly basis. The charge per minute depends on the time of day, the day of the week and the duration of calls. Telephone usage also depends on the number of lines in service, the volume of minutes, the number of new lines to be installed and the applicable tariffs. Telephone usage differs for residential, commercial and rural subscribers.

  Telephone usage in Colombia in terms of minutes has grown to 75.9 billion minutes per annum in 1996, from 32.2 billion minutes per annum in 1994, representing a compound annual growth rate ("CAGR") of 53.5%. Total usage for 1996 included 70.4 billion minutes of local calls, 4.9 billion minutes of national long distance and 532 million minutes of international long distance. According to the Ministry of Communications the average annual consumption per subscriber in 1996 (including both residential and business subscribers) was as follows: (i) 14,652 minutes (1,221 minutes per month) of local calls; (ii) 1,032 minutes (86 minutes per month) of domestic long distance calls; and
(iii) 110 minutes (9 minutes per month) of international long distance calls. The Company believes future usage patterns in Colombia, including the Company's markets, will be consistent with historical usage patterns.

  Revenues. The Company's revenues are comprised of: (i) connection fees; (ii) basic fixed charges; (iii) local usage charges; (iv) access charges of national and international long distance calls; (v) the sale of equipment to subscribers; and (vi) charges for value-added services. Telephone rates in Colombia, excluding connection fees, are subject to inflationary adjustments on a monthly basis in accordance with regulations from the CRT. For fiscal years 1997 and 1996, the Colombian Consumer Price Index increased 17.4% and 19.5%, respectively, while basic telephone rates in constant pesos increased approximately 3.6% and decreased 2.4%, respectively. The Company collects its service fees from its customers every month. The local operator bills and collects a fixed monthly fee, local usage, long distance and cellular revenues from each customer. The Company retains its interconnection revenues for the utilization of the Company's network in any long distance and cellular incoming or outgoing call. In addition, the CRT sets tariffs either in accordance with the historical costs of the telephone system or levels established by the competition. This law has greatly benefited the Company by allowing management to set its tariffs in accordance with its competitors' higher historical operating costs, rather than the Company's much lower cost of operations.

  Tariffs. Tariffs and usage patterns differ significantly for the three major categories of subscribers in Colombia: (i) residential, (ii) commercial/industrial; and (iii) rural subscribers. In addition, Colombia imposes a progressive tariff structure whereby higher income customers are charged a higher tariff to subsidize lower income subscribers. Tariffs are based on the economic status for which the subscriber qualifies. Commercial customers are segregated into middle market and industrial classifications. Industrial subscribers may be charged a higher tariff and such pricing adjustments are left to the discretion of the service provider. Rural customers are usually charged the highest tariffs in order to incentivize the provision of service to such customers.

  The following table sets forth current tariff information for residential and commercial customers of the Company in Palmira.

           SERVICE                         RESIDENTIAL TARIFF COMMERCIAL TARIFF
           -------                         ------------------ -----------------
     Connection Fees......................     Ps332,000          Ps623,000
     Basic Charges........................   Ps2,500/month      Ps5,800/month
     Local Usage Charges..................     Ps5/minute       Ps5.1/minute
     Long Distance Charges................    Ps34/minute        Ps34/minute

  Connection Fees. Tariffs with respect to installation or connection as of December 31, 1997 ranged in each of the Operating Companies from Ps125,000-664,000 for residential subscribers and Ps486,000-664,000 for commercial subscribers. As of December 31, 1997, the top 25 telephone operators in Colombia had an average residential connection fee of approximately Ps339,941 and a commercial connection fee of approximately Ps507,827. The Company set its connection tariffs in each municipality based either on its predecessor telephone operator or the competitive tariff structure in each market. As of December 31, 1997, the Company, based on the total number of lines sold, charged an average connection fee on all residential and commercial subscribers of Ps366,000 in Palmira.

  Under Colombian GAAP, the Company recognizes income from connection charges when full payment is received from the customer or when the customer signs the promissory note and makes the initial payment on the connection fee. These events may occur prior to the time that the customer is connected to the network and becomes a subscriber.

  Basic Charges. The Company's basic charges vary by municipality and are negotiated based either on the predecessor telephone operator or the existing competitive tariff structure. In 1997, Palmira's average monthly basic fee for residential and commercial customers was approximately Ps3,950 as compared to the national average for the top 25 operators in Colombia which was approximately Ps4,100. The following chart illustrates the Company's residential and commercial basic monthly charges as of December 1997 for the Company's Operating Companies.

     TELEPALMIRA    TELECARTAGO   CAUCATEL   BUGATEL   UNITEL    TELEJAMUNDI
     -----------    -----------   --------   -------   -------   -----------
       Ps3,950        Ps2,675     Ps3,580    Ps4,020   Ps6,445     Ps6,445

  Local Usage Charges. The Company collects a monthly local usage charge from its customers. Local usage is based on the number of minutes generated by each subscriber, valued at the price per minute existing at the time of billing. In 1997, the Company generated approximately 883 minutes per month per average residential and commercial subscriber and had a monthly usage charge of Ps5 per minute in Palmira.

  Long Distance Charges. The Company collects long distance charges based on the number and duration of calls. Long distance access tariffs are set by the CRT and are identical for all operators throughout Colombia. In 1997, the Company generated approximately 344 minutes per month per average residential and commercial subscriber and had a monthly usage charge of Ps34 per minute in Palmira.

  Other Revenues. Other revenues consist of, among other things, the sale of telephone equipment to subscribers (provided by Siemens), telephone books and public telephones. In addition, value-added services such as video conference calling and Internet access are expected to generate a significant portion of the Company's revenues in the future. The Company intends to offer competitive tariffs for the usage of such value-added services. In addition, the Company expects to complement its value-added services by increasing the number of lines of its existing subscriber base that may need to have a separate line for a fax machine or the Internet instead of sharing it with the main telephone line.

  Operating Costs. The Company anticipates that it will incur operating costs from the following primary activities: (i) operations, (ii) general administrative expenses and (iii) sales and marketing. In each such category, the Company's primary cost of operation will consist of personnel. Substantially all of the expenses incurred by the Company during its development period were deferred as preoperating costs and consisted primarily of expenses associated with due diligence, research and execution of the Company's acquisition strategy and formation of the Company's corporate infrastructure. Such cumulative deferred costs (before accumulated amortization) were Ps4.5 billion, Ps5.7 billion and Ps6.0 billion at December 31, 1995, December 31, 1996 and September 30, 1997, respectively.

  Operating Expenses. Operating expenses consist of costs associated with customer service, network operations and other operation costs. Although initially the costs of operations for the Company will be limited by the turn-key contracts that the Company has with Siemens, the Company expects that its operating expenses will increase due to the increasing number of customers requiring installation and general service. Subsequently, operating expenses will consist predominantly of general maintenance and upkeep.

  Administrative Expenses. Administrative expenses include engineering, network implementation and information technology expenses, finance and billing, management and miscellaneous costs. Administrative expenses are expected to increase during the Expansion Plan. During fiscal 1996 and the nine months ended September 30, 1997, the Company hired additional personnel to oversee and supervise Siemens' construction of the networks for Palmira, Jamundi and Yumbo. In the year ended December 31, 1996 and the nine months ended September 30, 1997, these additional workers are reflected in incremental administration costs of approximately Ps367.9 million ($295,200) and Ps450.3 million ($361,300) respectively. These workers are temporary and the costs associated with their employment are expected to decrease following completion of the networks.

  Sales and Marketing Expenses. Sales and marketing expenses, consisting of costs relating to the Company's sales and marketing department, advertising, direct mailing programs and door-to-door survey activities, are expected to remain constant throughout the Expansion Plan and to decrease thereafter, reflecting costs associated with the launch and rollout of the Company's services in each of its Operating Companies. Sales and marketing expenses are expected to vary based on the size of each market. In 1997, in Palmira, the average selling and marketing expense per new subscriber was approximately Ps39,200. The Company expects the average sales and marketing expenses per new subscriber to be consistent with its experience in Palmira.

  Capital Expenditures. The Expansion Plan is projected to require aggregate capital expenditures of approximately Ps226.6 billion ($181.8 million), of which approximately 70.0% is related to fixed price, equipment purchase agreements and turn-key installation contracts. As of September 30, 1997, approximately Ps9.7 billion ($7.8 million) has been financed with local bank borrowings, all of which have been repaid with proceeds of the Offering, and approximately Ps1.9 billion ($1.5 million) has been financed with cash flow from operations. The Expansion Plan will require capital expenditures in each of the Company's markets and management intends to fully finance the Expansion Plan with the Expansion Plan Financing. See "Prospectus Summary--Expansion Plan" and "Use of Proceeds." Upon completion of the Expansion Plan, the Company will operate a fully digital internal plant and a fiber optic primary network. This technology is long-lived and requires minimal maintenance. For the nine months ended September 30, 1997, the Company incurred minimal maintenance expense per line due to the fact that the networks are new. The Company expects that its annual maintenance expense will increase to approximately Ps10,890 per line and that new lines will cost an additional capital expenditure of Ps317,799 per line once the network is fully built. The Company has contracted Siemens for the execution of its Expansion Plan. Siemens will construct newly designed networks and install modern, high quality equipment in each of the Company's systems. Siemens is expected to complete the Expansion Plan by December 31, 1998. See "Description of Existing Indebtedness--Global--Siemens Arrangements."

  Churn. Churn consists of both residential and business customers that change premises, disconnect telephone service once established, switch to other service providers, if and where available, or terminate the Company's services. In the year ended December 31, 1996, and the nine months ended September 30, 1997, the Company experienced an annual average churn rate of less than 0.90% and 0.50%, respectively, in the municipality of Palmira. Management attributes the low churn rate to (i) the significant unmet demand and the lack of quality telephone service providers that has resulted in multi-year waiting lists, (ii) the significant investment resulting from the connection fee paid by the subscriber in order to initiate service and (iii) the Company's ability to provide high quality telephone services with significant emphasis on customer service. Management believes that these fundamentals exist in the markets in which it operates and expects the churn rate to remain relatively low.

RESULTS OF OPERATIONS

  The composition of the Company's revenues for each of the periods discussed herein is as follows:

                                                                NINE MONTHS ENDED
                               YEAR ENDED DECEMBER 31,            SEPTEMBER 30,
                         -------------------------------------  ------------------
                           1995(1)     %        1996       %        1997       %
                         ----------- -----  ------------ -----  ------------ -----
                          (IN THOUSANDS OF CONSTANT PESOS OF SEPTEMBER 30, 1997
                                PURCHASING POWER, EXCEPT PERCENTAGE DATA)
Connection fees......... Ps  690,145  29.3% Ps 5,464,634  47.2% Ps 8,073,690  45.8%
Local usage charges.....     344,471  14.6     1,262,738  10.9     2,164,675  12.3
Basic charges...........     328,207  13.9     1,093,058   9.5     1,522,297   8.6
Long-distance charges...     905,247  38.4     3,139,841  27.2     4,078,053  23.1
Other income............      91,019   3.8       599,937   5.2     1,801,222  10.2
                         ----------- -----  ------------ -----  ------------ -----
  Total................. Ps2,359,089 100.0% Ps11,560,208 100.0% Ps17,639,937 100.0%
                         =========== =====  ============ =====  ============ =====

--------
(1) Includes only four months of commercial operation.

  The following table expresses certain financial data from the Company's statement of income as a percentage of total revenues:

                              YEAR ENDED     NINE MONTHS
                             DECEMBER 31,       ENDED
                             -------------  SEPTEMBER 30,
                             1995(1) 1996       1997
                             ------- -----  -------------
Revenues....................  100.0% 100.0%     100.0%
                              -----  -----      -----
Costs and expenses:
  Operating costs...........   28.9   21.3       22.7
  Administrative expenses...   15.1   32.3       27.5
  Marketing expenses........    3.7    6.5        5.6
                              -----  -----      -----
    Total...................   47.7   60.1       55.8
                              -----  -----      -----
Operating income............   52.3   39.9       44.2
Nonoperating income
 (expenses), net............    3.4   (8.9)     (30.1)
Net monetary inflation
 adjustment income (loss)...   (2.6)  19.2       16.1
                              -----  -----      -----
Income before income taxes
 and minority interest......   53.1   50.2       30.2
Income tax expense..........    --    (2.8)      (6.8)
                              -----  -----      -----
Income before minority
 interest...................   53.1   47.4       23.4
Minority interest...........  (21.2) (19.3)     (13.5)
                              -----  -----      -----
Net income..................   31.9%  28.1%       9.9%
                              =====  =====      =====

--------
(1) Includes only four months of commercial operation.

  The following is a discussion of the consolidated results of operations of the Company for the nine months ended September 30, 1997, the year ended December 31, 1996 and the four months ended December 31, 1995 (the Company commenced commercial operation on September 1, 1995).

NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1997 COMPARED TO THE YEAR ENDED DECEMBER 31, 1996

  Revenues. The total revenues for the nine months ended September 30, 1997 increased by Ps6.080 billion, or 52.6%, to Ps17.640 billion from Ps11.560 billion in the year ended December 31, 1996 ("Annual 1996"). The increase in revenues for the first nine months of 1997 was mainly attributable to the increase in connection fees revenues associated with the increase in the number of new subscribers. The number of subscribers increased from 29,528 at December 31, 1996 to 92,009 at September 30, 1997 because of the beginning of operations in the municipalities of Cartago, Popayan, Jamundi, Buga and Yumbo during 1997. The number of new subscribers at TelePalmira increased during the same period because of its increase in capacity and the modernization of the telephone infrastructure. Although installation of switching infrastructure and antennas was substantially completed at Unitel Wireless in the fourth quarter of 1997, there was interference from unauthorized radio spectrum users, which was subsequently removed by the Ministry of Communications. This delayed the Company's launch of operations at Unitel Wireless until the first quarter of 1998.

  Connection revenues in the nine months ended September 30, 1997 increased by Ps2.609 billion from Ps5.465 billion in Annual 1996 to Ps8.074 billion. Other operating revenues, including basic monthly charges, local usage charges, long-distance charges and other fees for the nine months ended September 30, 1997 increased by Ps3.470 billion from Ps6.096 billion in Annual 1996 to Ps9.566 billion in the nine months ended September 30, 1997. The increase in other operating revenues for the nine months ended September 30, 1997 is attributed to the increase in the number of subscribers and also in the higher usage associated with that increase.

  Costs and Expenses. The costs and expenses for the nine months ended September 30, 1997 increased by Ps2.887 billion, or 41.5%, to Ps9.840 billion from Ps6.953 billion in Annual 1996. The increase is primarily attributable to the increase in the operating costs and the administrative and marketing expenses due to the increase in the number of subscribers and the maintenance and expansion of the telephony infrastructure in the cities of Palmira, Cartago, Yumbo, Jamundi, Buga and Popayan.

  Operating costs for the nine months ended September 30, 1997 increased by Ps1.541 billion from Ps2.457 billion in Annual 1996 to Ps3.998 billion, mainly as a result of an increase in salary costs, benefits and other labor expenses related to the operations as well as an increase in lease expenses.

  Administrative expenses for the nine months ended September 30, 1997 increased by Ps1.120 billion to Ps4.858 billion from Ps3.738 billion in Annual 1996. The increase was mainly attributable to the increase in consulting fees, studies and research, and depreciation and amortization.

  Marketing expenses for the nine months ended September 30, 1997 increased by Ps0.225 billion to Ps0.983 billion from Ps0.758 billion in Annual 1996. The increase in marketing expenses was attributable to the higher commissions paid to the sales agents, the increase in the lines sold and the increase in other publicity and marketing costs.

  EBITDA. EBITDA for the nine months ended September 30, 1997 increased by Ps4.090 billion from Ps6.664 billion in Annual 1996 to Ps10.754 billion as a result of all of the above factors.

  Operating Income. Operating income for the nine months ended September 30, 1997 increased by Ps3.193 billion from Ps4.607 billion in Annual 1996 to Ps7.800 billion from Ps4.607 billion in annual 1996. The increase was mainly attributable to the increase in revenues as a result of the larger number of subsidiaries in operation and in subscribers, net of the increase in costs and expenses described above.

  Nonoperating Income (Expense). Nonoperating income (expense), net for Annual 1996 and the nine months ended September 30, 1997 consisted of the following:

                                         YEAR ENDED     NINE MONTHS ENDED
                                      DECEMBER 31, 1996 SEPTEMBER 30, 1997
                                      ----------------- ------------------
                                       (IN THOUSANDS OF CONSTANT PESOS OF
                                      SEPTEMBER 30, 1997 PURCHASING POWER)
FINANCIAL INCOME:
Interest income....................   Ps   548,623       Ps 1,977,524
Commercial discounts and other.....          3,870          1,076,644
Exchange gains.....................        298,370            111,010
                                      ------------       ------------
                                           850,863          3,165,178
                                      ------------       ------------
FINANCIAL EXPENSE:
Interest expense...................     (1,891,283)        (4,449,384)
Bank commissions...................       (130,231)          (420,675)
Commercial discounts and other.....        (38,509)           (96,579)
Exchange losses....................        (63,794)        (1,870,544)
Bank expenses......................        (81,208)          (220,447)
                                      ------------       ------------
                                        (2,205,025)        (7,057,629)
                                      ------------       ------------
Other..............................        319,803         (1,422,411)
                                      ------------       ------------
                                      Ps(1,034,359)      Ps(5,314,862)
                                      ============       ============

  Net nonoperating expense increased from Ps1.034 billion for Annual 1996 to Ps5.315 billion in the nine months ended September 30, 1997. The increase was mainly due to the higher interest expense on increased average borrowings of the Company for the nine months ended September 30, 1997, net of an increase in interest income, and an increase in exchange losses. Interest expense increased from Ps1.891 billion in Annual 1996 to Ps4.449 billion in the nine months ended September 30, 1997. An additional Ps7.545 billion of interest costs were incurred and recorded as deferred charges in the nine months ended September 30, 1997 as compared to Ps6.118 billion during Annual 1996. The average borrowings increased during the nine months ended September 30, 1997 because of implementing the Expansion Plan, including operations in five new municipalities. More interest income from temporary investments in Pesos occurred in the nine months ended September 30, 1997 due to higher average balances. The increase in net exchange losses is due to higher U.S. dollar-denominated borrowings during the nine months ended September 30, 1997.

  Net Monetary Inflation Adjustment Income. Net monetary inflation adjustment income for the nine months ended September 30, 1997 increased by Ps0.621 billion to Ps2.846 billion from Ps2.225 billion in Annual 1996 as a result of the impact of inflationary adjustments on the higher balance of nonmonetary assets as well as on the income, expense and shareholders' equity accounts.

  Income Tax Expense. Income tax expense for the nine months ended September 30, 1997 increased by Ps1.768 billion to Ps2.087 billion from Ps 0.319 billion in Annual 1996 as a result of the increase in interest income which is not exempt from income tax and the fact that the operating subsidiaries are only 90% exempt in calendar 1997. See Note 15 of the Consolidated Financial Statements.

  Minority Interest. Minority interest for the nine months ended September 30, 1997 increased by Ps0.162 billion to Ps2.391 billion from Ps2.229 billion for Annual 1996 because of the increased net income of the operating subsidiaries.

  Net Income. Net income decreased by Ps2.396 billion from Ps3.249 billion for Annual 1996 to Ps0.853 billion for the nine months ended September 30, 1997 as a result of the factors discussed above.

RESULTS OF OPERATIONS FROM INCEPTION THROUGH THE YEAR ENDED DECEMBER 31, 1996

  The Annual 1996 financial statements reflect the Company's first full year of operation, and are therefore not directly comparable to the 1995 fiscal year statements, which only include the four months of operations of Palmira, the Company's sole system at that time.

  Revenues. Revenues for Annual 1996 increased by Ps9.201 billion or 390% to Ps11.560 billion from Ps2.359 billion for the four months ended December 31, 1995 ("Annual 1995"). The increased revenues in Annual 1996 were primarily attributable to the increase in connection fees associated with the increase in the number of new subscribers. Subscribers in Palmira, the Company's only system providing telecommunication services during this period, increased by 32.3% to 29,500 at December 31, 1996 from 22,300 at December 31, 1995 (15,600 at September 1, 1995).

  Connection fees for Annual 1996 increased by Ps4.775 billion to Ps5.465 billion from Ps0.690 billion in Annual 1995. While there was an increase in subscribers in the four months ended 1995 and for the twelve months ended December 31, 1996, 6,382 and 3,730 of these subscribers, respectively, had paid their connection fees to the municipality prior to the Company's acquisition and therefore paid no additional connection fees to the Company. Other revenues, including local usage fees, basic fees, long distance fees and other fees for Annual 1996 increased by Ps4.427 billion to Ps6.096 billion from Ps1.669 billion in Annual 1995. The increase in other revenues in Annual 1996 resulted primarily from the increase in the number of subscribers and usage associated with such growth.

  Costs and Expenses. Cost and expenses for Annual 1996 increased by Ps5.829 billion to Ps6.953 billion from Ps1.124 billion for Annual 1995. The increase in costs and expenses in Annual 1996 was primarily attributable to the increase in operating costs, administrative expenses and marketing expenses associated with the increased number of subscribers in Palmira and the maintenance and expansion of the Company's system in Palmira.

  Operating costs for Annual 1996 increased by Ps1.774 billion to Ps2.457 billion from Ps0.683 billion for Annual 1995 primarily as a result of the increase in salaries, benefits and other labor payments and rent due to the twelve months of operation in Fiscal 1996 as compared to four months in Annual 1995.

  Administrative expenses for Annual 1996 increased by Ps3.383 billion to Ps3.738 billion from Ps0.355 billion for Annual 1995. This increase was primarily as a result of the increase in consultant fees, studies and investigations; service, maintenance and repairs; and depreciation and amortization.

  Marketing expenses for Annual 1996 increased by Ps0.672 billion to Ps0.758 billion from Ps0.086 billion for Annual 1995. Selling expenses increased as a result of the increase in commissions paid to salespeople and marketing and advertising expenses.

  The increase in overall costs and expenses resulted primarily from the twelve months of operations of the Company in Annual 1996 as compared to four months in Annual 1995.

  EBITDA. EBITDA for Annual 1996 increased by Ps5.047 billion to Ps6.664 billion from Ps1.617 billion for Annual 1995 as a result of factors discussed above.

  Operating Income. Operating income for Annual 1996 increased by Ps3.372 billion to Ps4.607 billion from Ps1.235 billion for Annual 1995. This increase was primarily attributable to the increase in revenues associated with the twelve months of operations of the Company in Annual 1996 as compared to four months in Annual 1995, offset partially by the increase in operating costs and expenses as discussed above.

  Nonoperating Income (Expense). Nonoperating income (expense), net for Annual 1995 and Annual 1996 consisted of the following:

                                               YEAR ENDED   YEAR ENDED
                                              DECEMBER 31, DECEMBER 31
                                                  1995         1996
                                              ------------ ------------
                                              (IN THOUSANDS OF CONSTANT
                                             PESOS OF SEPTEMBER 30, 1997
                                                  PURCHASING POWER)
FINANCIAL INCOME:
Interest income..............................  Ps 308,130  Ps   548,623
Commercial discounts and other...............       6,626         3,870
Exchange gains...............................                   298,370
                                               ----------  ------------
                                                  314,756       850,863
                                               ----------  ------------
FINANCIAL EXPENSE:
Interest expense.............................    (277,073)   (1,891,283)
Bank commissions.............................      (5,758)     (130,231)
Commercial discounts and other...............        (323)      (38,509)
Exchange losses..............................                   (63,794)
Bank expenses................................        (682)      (81,208)
                                               ----------  ------------
                                                 (283,836)   (2,205,025)
                                               ----------  ------------
Other........................................      48,130       319,803
                                               ----------  ------------
                                               Ps  79,050  Ps(1,034,359)
                                               ==========  ============

  Nonoperating income (expenses), decreased from income of Ps0.079 billion for Annual 1995 to an expense of Ps1.034 billion for Annual 1996. This decrease was primarily a result of the increase in interest expense associated with the higher levels of debt in Annual 1996 as compared to Annual 1995. Interest expense increased from Ps0.277 billion in Annual 1995 to Ps1.891 billion in Annual 1996. An additional Ps6.118 of interest costs were incurred and recorded as deferred charges during Annual 1996 as compared to Ps1.273 billion during Annual 1995. Nonoperating income (expenses) also consists of interest income earned on short-term Peso-denominated investments. The Company was able to invest its excess cash from the float created in the collection of local, long distance and cellular revenues from subscribers. Net exchange gains of Ps0.235 billion occurred for the first time in Annual 1996.

  Net Monetary Inflation Adjustment Income (Loss). Net monetary inflation adjustment income (loss) for Annual 1996 increased by Ps2.164 billion to Ps2.225 billion from a loss of Ps0.061 billion for Annual 1995 primarily as a result of the impact of inflation adjustments to larger balances in properties, plant and equipment and deferred charges because of the expansion of the Company.

  Income Tax Expense. Income tax expense for Annual 1996 increased to Ps0.319 billion. The low level of income taxes paid reflects the special status under Law 142 for new telephone service providers. See Note 15 of the Consolidated Financial Statements.

  Minority Interest. Minority interest for Annual 1996 increased by Ps1.728 billion to Ps2.229 billion from Ps0.501 million for Annual 1995. This increase was attributable to the municipality of Palmira's minority ownership (40%) in TelePalmira and minority interest increased primarily as a result of the twelve months of operations of TelePalmira in Annual 1996 as compared to four months in Annual 1995.

  Net Income. Net income for Annual 1996 increased by Ps2.497 billion to Ps3.249 billion from Ps0.752 billion for Annual 1995 as a result of the factors discussed above.

LIQUIDITY AND CAPITAL RESOURCES

  The fixed landline telephone business is a capital intensive business which requires substantial investment to acquire and upgrade the telephone networks in each of the Company's markets. From inception through September 30, 1997, the Company expended an aggregate of approximately Ps32.0 billion to acquire various interests in each of its existing telephone systems. In addition, the Company has required significant capital for personnel hiring and training, systems infrastructure development, sales and marketing programs and the initial build-out under the Expansion Plan. To date, the primary sources of capital have consisted of equity contributions by the Company's shareholders, debt financing from local Colombian banks, cash flow generated by the Palmira operating system, certain Vendor Financing in the form of non-capitalized leases (which are treated as capitalized leases under U.S. GAAP), and the Senior Notes.

  Net cash used in operating activities during the nine months ended September 30, 1997 was Ps11.867 billion as compared to Ps7.543 billion for Annual 1996. The increase in cash consumed by operations for the nine months ended September 30, 1997 was primarily due to an increase in accounts receivables and deferred charges due to the Company's expansion. Net cash used in investing activities during the nine months ended September 30, 1997 was Ps49.680 billion as compared to Ps8.954 billion provided in Annual 1996. Cash used in investing activities principally relates to the construction of new network systems, the acquisition of several operating systems and the upgrade of existing network systems. In addition, cash used in investing activities includes the purchase of short-term and long-term investments. Net cash provided by financing activities during the nine months ended September 30, 1997 was Ps49.401 billion as compared to Ps27.372 billion in Annual 1996. Cash provided by financing activities during the nine months ended September 30, 1997 primarily represents net borrowing of Ps18.627 billion of debt. As of September 30, 1997, the Company's borrowings were Ps60.362 billion, all of which is presented as long-term because of the refinancing by the Senior Notes on October 28, 1997. As of September 30, 1997, the Company's borrowings denominated in Dollars were Ps37.502 billion and the Company's borrowings denominated in Pesos were Ps22.860 billion. The Company also has obligations under leases which are not capitalized in accordance with Colombian GAAP, but are required to be capitalized under U.S. GAAP. See Notes 16 and 28 to the Consolidated Financial Statements. In July 1997, the shareholders of the Company invested Ps30.872 billion in the Company for substantially all of the Equity Contribution.

  The Company's principal liquidity requirements will be for the Expansion Plan, debt service (primarily on the Senior Notes), working capital and general corporate purposes, including future acquisitions. The Expansion Plan is projected to require aggregate capital expenditures of approximately $181.8 million, approximately 70.0% of which will be incurred pursuant to the fixed equipment purchase and turn-key installation contracts. The Company expects to complete the build-out of the Expansion Plan by December 31, 1998. As of September 30, 1997, approximately $7.8 million has been financed with proceeds of local bank borrowings, all of which was repaid with proceeds of the Offering, and approximately $1.5 million has been financed with cash flow from operations. The remainder of the Expansion Plan, approximately $172.5 million, has been or will be financed with (i) approximately $41.0 million of the proceeds of the Offering; (ii) approximately $102.7 million of Vendor Financing (see "Risk Factors--Contingency of Vendor Financing"); (iii) the sale of investments of $5.7 million and (iv) approximately $23.1 million of DIAN Financing (see "Description of Existing Indebtedness--DIAN Financing"). See "Use of Proceeds." As of February 28, 1998, the Company had incurred approximately $118.2 million of capital expenditures relating to the Expansion Plan and expects to incur the remainder, approximately $63.6 million, by the end of 1998.

  As a result of the Offering, the Vendor Financing, the DIAN Financing and the incurrence of certain other indebtedness, the Company will be required to satisfy certain debt service requirements. Following the disbursements in May and November 1998 and 1999 of all the proceeds in the Escrow Account, a substantial portion of the Company's cash flow will be utilized to service the Senior Notes, the Vendor Financing and the DIAN Financing. The Senior Notes will require semi-annual interest payments of approximately $9.4 million and the Vendor Financing will require semi-annual interest and principal payments of approximately $7.2 million. In addition, the DIAN Financing will require semi-annual principal payments of approximately $2.3 million. The ability of the Company to make payments of principal and interest will be largely dependent upon its future performance. Many factors, some of which will be beyond the Company's control (such as prevailing economic conditions), may affect its performance. There can be no assurance that the Company will be able to generate sufficient cash flow to cover required interest and principal payments when due on its indebtedness. If the Company is unable to make principal and interest payments in the future, it may, depending upon the circumstances which then exist, seek additional equity or debt financing, attempt to refinance its indebtedness or sell all or part of its business or assets to raise funds to repay its indebtedness.

  The Company formed TeleGirardot, a 60% owned subsidiary, on December 31, 1997 by contributing Ps8.898 billion in cash to the subsidiary. The municipality of Girardot contributed the net assets of its telephone network (which had approximately 23,500 subscribers) with a fair market value of Ps5.932 billion to TeleGirardot in exchange for a 40% interest in TeleGirardot. See Note 27 to the Consolidated Financial Statements.

  The Company also expects to consider additional acquisitions that fit its strategic plans. Although the Company has had discussions concerning such potential acquisitions, to date, no agreements have been reached with regard to any particular transaction. Any such acquisitions that the Company might consider are likely to require additional equity and/or debt financing, which the Company will seek to obtain as necessary. Management believes that, based on its current operations and anticipated growth resulting from the Expansion Plan, cash flow from the Expansion Plan Financing, cash flow from operations and other sources of funds, including local borrowings, it will have adequate funds to complete the Expansion Plan and to meet its future cash requirements.

ACCOUNTING FOR INFLATION

  As a Colombian company, the Company maintains its financial records in Pesos. Colombian GAAP requires that the financial statements of Colombian companies be adjusted to account for inflation. The inflation rate for the nine months ended September 30, 1997 was 14.10%. Financial statements are adjusted for the effects of inflation on the basis of changes in the Colombian MCPI. This index is applied on a one-month lagging basis to nonmonetary assets and liabilities, shareholders' equity, revenues and expense accounts. Monetary balances are not adjusted because they reflect the purchasing power of the currency on the date of the balance sheet. Foreign currency balances are not adjusted because they are translated into Pesos at the exchange rate in effect on the same date. The resulting net gain or loss from exposure to inflation is reflected as "Net monetary inflation adjustment income (loss)" in the income statement for each period in question. See Notes 2 and 24 to the Consolidated Financial Statements.

INCOME TAX MATTERS

  Consolidated income tax returns are not permitted in Colombia. The effective statutory income tax rate for the Company was 35% for 1995, 1996 and 1997. Taxable income is presumed to be not less than the greater of 5% (4% in 1994 and 1995) of shareholders' equity for tax purposes at the end of the immediately preceding year or 1.5% of gross assets for tax purposes at the end of the immediate preceding year. Adjustments to income to account for inflation are taken into account for income tax purposes.

  In accordance with Law 142 of 1994 and Law 223 of 1995, entities which render basic residential telephony services and which are mixed capital companies (i.e., companies with both public and private capital such as the Company's subsidiaries) were exempt in 1995 and are partially exempt from the payment of income taxes for a term of seven years from 1996 with respect to profits which are retained for upgrade, expansion or replacement of telephone systems. These companies are exempt from taxes on 100% of income related to basic telephony services for 1995 and 1996; thereafter the exemption reduces by 10 percentage points each taxable year through 2000 and then reduces by 20 percentage points in 2001 and 2002. After 2002, there is no exemption.

  In July 1997, Law 383 of 1997 established that dividends declared from companies similar to Transtel's subsidiaries and paid to government entities are not taxable. As there is not a similar exclusion for private investors such as Transtel S.A., the Company expects that future dividends declared to Transtel S.A. will be taxable to it.

RECONCILIATION TO U.S. GAAP

  The Consolidated Financial Statements are prepared in accordance with Colombian GAAP, which differ from U.S. GAAP in certain significant respects. A comparison of the Company's net income (loss) and shareholders' equity (deficit) at and for the years ended December 31, 1995 and 1996, and at and for the nine months ended September 30, 1997, under Colombian GAAP and after reflecting the material adjustments which arise when U.S. GAAP is applied instead of Colombian GAAP, is shown below:

                                   YEAR ENDED DECEMBER 31,    NINE MONTHS ENDED
                                  --------------------------    SEPTEMBER 30,
                                      1995          1996            1997
                                  ------------  ------------  -----------------
                                      (IN THOUSANDS OF CONSTANT PESOS OF
                                     SEPTEMBER 30, 1997 PURCHASING POWER)
Net Income (Loss)
  Colombian GAAP................. Ps   751,720  Ps 3,248,886    Ps    852,747
  U.S. GAAP......................   (2,879,491)   (2,913,097)      (1,566,452)
Shareholders' Equity (Deficit)
  Colombian GAAP.................    6,967,236  Ps18,817,274    Ps 51,035,142
  U.S. GAAP......................    2,077,720    (1,160,960)      28,144,312

  As more fully described and quantified in Note 28 to the Consolidated Financial Statements, the major differences between Colombian GAAP and U.S. GAAP in each period relate to: income taxes, revaluation of assets, depreciation expense, capitalized interest, deferred charges, capital leases, revenue recognition, adjustments for inflation and purchase of properties from a shareholder.

                                   BUSINESS

THE COMPANY

  The Company is the largest private telephone company in Colombia, providing telephone services to both business and residential subscribers. The Company (excluding TeleGirardot) currently owns and operates telephone systems serving seven cities, with an aggregate population of approximately 2.9 million people, located in the southwestern region of Colombia. As of December 31, 1997, such system provided service to an aggregate of approximately 101,500 subscribers and had an average penetration of approximately 18 lines per 100 people.

  On December 31, 1997, the Company acquired TeleGirardot. The statistical, financial and other data in this Prospectus does not include information regarding TeleGirardot except where specifically indicated. For information regarding TeleGirardot see "Prospectus Summary--Recent Developments" herein.

  In 1990 through the enactment of Decree 1900, Colombia's government initiated the deregulation and privatization of the state-owned telecommunications sector in order to promote competition and encourage private investment and thereby improve service for its citizens. This was followed by the enactment of Law 142, which established the basic guidelines and regulations to support the sector's privatization. Prior to the enactment of Decree 1900, telephone service in Colombia had been provided by the same government-owned entities that also provided other basic utility services. Since most of these municipal entities lacked sufficient capital, spending for basic utility services such as power and water often took precedence over the delivery of telephone service. As a result, many of these municipal service providers have failed to install sufficient capacity to satisfy their customers' demand for telephone service. For those customers who do currently receive telephone service through municipal service providers, the municipal entities provide low-quality service and offer few, if any, of the more commonly available value-added services.

  The Company was formed in August 1993 by certain members of the Caicedo family, a prominent Colombian family, and Guillermo Lopez, the Company's President and a Director, to take advantage of the opportunities created by deregulation. Management's goal is to capitalize on the substantial demand for telephone service which the Company believes exists throughout Colombia. This belief is supported by the fact that Colombia's first and third largest cities, Bogota and Medellin, respectively, where capital has been spent to meet telephone demand, have recently achieved penetration in excess of 30 lines per 100 people, which is substantially higher than cities in the Company's service area. The Company seeks to modernize and expand its telephone systems to accommodate existing demand for telephone service and future growth.

  The Company's objective is to increase the penetration in each of its markets and to provide high quality value-added telephone services to its subscribers. For example, in May 1995, the Company, in conjunction with the local municipality, acquired its first telephone system, the only system serving the city of Palmira. At the time of the acquisition, this system had approximately 15,600 subscribers, representing a penetration of approximately
4.9 lines per 100 people. Following the acquisition, the Company initiated its Expansion Plan in Palmira, which consists of investing approximately $34.2 million to replace a portion of the existing Palmira system's infrastructure, to upgrade the system with modern equipment from Siemens and to increase system capacity to 60,000 lines, which implies a penetration of 18.9 lines per 100 people. The Company began offering telephone service in Palmira in September 1995 and, as a result of the substantial demand, experienced immediate and significant improvements in operating and financial results. Under the Company's management, the Palmira system's subscriber base has grown by 220%, increasing from approximately 15,600 at the time of acquisition to approximately 50,100 at December 31, 1997. Subsequent to the acquisition of TelePalmira, the Company acquired three additional operating companies, increasing its number of subscribers from approximately 15,600 as of September 30, 1995 to approximately 101,500 as of December 31, 1997. In addition to the subscribers with installed lines as of December 31, 1997, the Company had 20,966 additional customers who have signed promissory notes for new lines to be installed.

OPERATING COMPANIES--GENERAL

  The Company has acquired interests in existing wireline telephone systems serving the cities of Palmira, Cartago, Popayan, Buga and their surrounding areas, and built new systems serving the cities of Cali, Yumbo and Jamundi and their surrounding areas. In each case the Company has joined with the local municipality to form an Operating Company to own and operate the telephone system. The Operating Companies are (i) TelePalmira, which services the cities of Palmira and Candelaria, (ii) TeleCartago, which services the city of Cartago, (iii) Caucatel, which services the western section of city of Popayan, (iv) TeleJamundi, which services the city of Jamundi, (v) Bugatel, which services the city of Buga and its surrounding regions, and (vi) Unitel, which operates Unitel Wireline in the city of Yumbo, a city adjacent to Cali, and which, through Unitel Wireless, began servicing the city of Cali in January 1998.

  The existing shareholders of the Company have invested approximately Ps37.4 billion ($30.0 million) of equity in the Company. Approximately Ps27.2 billion ($21.8 million) of this amount has been used to repay local bank borrowings that were used to finance start up expenses and a portion of the acquisition costs of the Operating Companies.

  The following table provides information regarding the Operating Companies:

                                                                        UNITEL            UNITEL
                          TELEPALMIRA TELECARTAGO CAUCATEL TELEJAMUNDI WIRELINE BUGATEL WIRELESS(1)   TOTAL
                          ----------- ----------- -------- ----------- -------- ------- ----------- ---------
Municipality served.....    Palmira     Cartago   Popayan    Jamundi     Yumbo     Buga       Cali        N/A
Population..............    318,000     125,900    76,600     59,100    72,000  337,400  1,908,600  2,897,600
Commencement date of
 Company's operations...       9/95        4/97      5/97       6/97      6/97     7/97       1/98        N/A
Number of subscribers at                                         New       New                 New
 Commencement date......     15,600      13,800    10,800     System    System   10,700     System     50,900
Number of subscribers as
 of December 31, 1996...     29,528         N/A       N/A        N/A       N/A      N/A        N/A     29,528
Number of subscribers as
 of September 30, 1997..     43,880      17,158    12,995      3,043     3,950   10,983        N/A     92,009
Number of subscribers as
 of December 31, 1997...     50,062      17,544    13,755      5,032     3,986   11,124        N/A    101,503(2)
Total subscribers added
 for the three months
 ended September 30,
 1997...................      4,109       3,195     1,738      2,772     3,950   10,983        N/A     26,747
Total subscribers added
 for the three months
 ended December 31,
 1997...................      6,182         386       760      1,989        36      141        N/A      9,494
Total subscribers added
 for the year ended
 December 31, 1997......     20,534      17,544    13,755      5,032     3,986   11,124        N/A     71,975
Penetration(3)..........       15.7        21.9      18.0       17.3      13.2     13.0       20.3       18.0

--------
(1) Although installation of switching infrastructure and antennas was substantially completed at Unitel Wireless in the fourth quarter of 1997, there was an interference from unauthorized radio spectrum users, which was subsequently removed by the Ministry of Communications. This delayed the Company's launch of operations at Unitel Wireless until the first quarter of 1998.
(2) In addition to the subscribers with installed lines at December 31, 1997, the Company has 20,966 additional customers who have signed promissory notes for new lines to be installed.
(3) Penetration represents the number of installed lines per 100 people. In Cartago, Jamundi, Buga, Yumbo and Cali, penetration includes the installed lines of municipal competitors of approximately 10,000 lines, 5,200 lines, 30,700 lines, 5,500 lines, and 386,800 lines as per the Company's estimates, respectively.

EXPANSION PLAN

  At the time of acquisition, the Company's systems generally lacked sufficient capacity to service the demand of their customers in the respective municipalities and utilized antiquated technology to provide limited service to their customers. Based on extensive market demand studies, the Company created the Expansion Plan which is designed to satisfy the significant demand for telephone lines in each of its operating cities. The Expansion Plan does not include TeleGirardot, for which a separate expansion plan has been developed. Management intends to increase the number of installed lines in its seven operating cities from an aggregate of 56,800 which serve 50,900 subscribers at the date of acquisition of each of its systems, to approximately 222,200 lines and subscribers upon completion of the build-out of the Expansion Plan by December 31, 1998. The Expansion Plan also involves the upgrade of each of its telephone networks to state-of-the-art digital and fiber-optic technology.

  The Company has entered into agreements and letters of intent with Siemens for the purchase of most of the telephone equipment required for the Expansion Plan and for the installation of the equipment to be provided to the Company pursuant to fixed price turn-key construction contracts. In addition, the Company has entered into an agreement with IBM de Colombia S.A. (an affiliate of IBM) for the purchase and installation of hardware and software that will be used to offer value-added services for its telephone systems which, together with the equipment provided by Siemens, comprises most of the equipment necessary to complete the Expansion Plan. As of February 28, 1998, the Company, in conjunction with Siemens, had completed the installation of approximately 105,100 new lines, or approximately 64%, of the Company's Expansion Plan.

  The Expansion Plan is projected to require aggregate capital expenditures of approximately $181.8 million, approximately 70.0% of which will be incurred pursuant to fixed price equipment purchase agreements (or letters of intent) and turn-key installation contracts. As of September 30, 1997, approximately $7.8 million was financed with local bank borrowings, all of which was repaid with a portion of the proceeds of the Offering, and approximately $1.5 million was financed with cash flow from operations. The remainder of the Expansion Plan, approximately $172.5 million, has been or will be financed with (i) approximately $41.0 million of the proceeds of the Offering; (ii) approximately $102.7 million of Vendor Financing (see "Risk Factors--Contingency of Vendor Financing"); (iii) the sale of investments of $5.7 million; and (iv) approximately $23.1 million of DIAN Financing (see "Description of Existing Indebtedness--DIAN Financing"). See "Use of Proceeds." As of February 28, 1998, the Company had incurred approximately $118.2 million of capital expenditures relating to the Expansion Plan and expects to incur the remainder, approximately $63.6 million, by the end of 1998.

  As of February 28, 1998, approximately Ps15.0 billion ($12 million) of capital expenditures has been incurred relating to the Expansion Plan for Bugatel, Ps14.3 billion ($11.5 million) for Caucatel, Ps33.9 billion ($27.2 million) for TelePalmira, Ps10.7 billion ($8.6 million) for TeleJamundi, Ps8.7 billion ($7.0 million) for Unitel Wireline, Ps7.7 billion ($38.3 million) for Unitel Wireless, and Ps16.9 billion ($13.6 million) for TeleCartago. The Company expects to incur approximately $4.0 million under the TeleGirardot Expansion Plan which will be financed with cash flow from its operations.

  For the Company's expansion plan with respect to TeleGirardot, see "Prospectus Summary--Recent Developments."

BUSINESS AND GROWTH STRATEGY

  The Company's objective is to become the leading provider of quality telephone services in each city in which it operates. The Company's business and growth strategy includes the following:

  . Capitalize on Significant Demand for Telephony Services. The Company believes that the low telephone penetration levels throughout Colombia, in general, and the southwestern region in particular, provide a substantial opportunity to quickly increase subscribers, net income and EBITDA in its markets. In the aggregate, the Expansion Plan assumes that the Company increases penetration of its markets from approximately 16.9 lines per 100 people at the time of acquisition to 22.8 lines per 100 people upon completion of the Expansion Plan. Management expects similar penetration increases with respect to the TeleGirardot Expansion Plan. Management believes that these penetration levels are achievable, especially when compared to two of Colombia's largest cities, Bogota and Medellin, where substantial capital has already been spent to expand and modernize the telephone systems and where penetration levels are currently in excess of 30 lines per 100 people. Furthermore, after operating in Palmira for only 28 months, the Company has added more than 34,400 subscribers, which represents an increase in telephone penetration from 4.9 lines per 100 people to approximately 18 lines per 100 people at December 31, 1997.

  . Create Strategic Alliances with Municipalities. The Company seeks to maintain a strong relationship with each of the municipalities in which it operates. This is accomplished primarily by establishing a mixed capital company in which both the Company and the municipality are investors. This structure allows the municipality to enjoy the benefits of privatization while maintaining an ongoing economic interest in these telephone operations. At the same time, the Company realizes substantial benefits from working together with the municipal government, including:
    (i) access to extensive demographic information which allows the Company to optimize its network build out; (ii) work permits and rights of way to ensure that the build out plan is completed quickly and efficiently; and
    (iii) access to public records regarding non-paying customers of the local government's other utility services. In addition, in situations where the Company has acquired existing telephone systems, management has the opportunity to retain the qualified employees of those systems.

  . Utilize International Expertise. Since its inception, the Company has contracted for the support of various internationally recognized consultants to complement its own expertise. Prior to entering a new market, management completes a full market demand study and in certain instances has relied on the services of independent research consultants, to gather and assess projected levels of demand as well as other demographic and competitive information. The Company then sizes and designs its networks around these demand parameters. Commonwealth Communications, Inc. advised the Company with respect to the selection of equipment manufacturers and the design of the Palmira, Jamundi and Yumbo wireline telephone systems, and Bellcore advised the Company with respect to the selection of equipment and design of the Unitel Wireless system in Cali. Pursuant to the Expansion Plan and the TeleGirardot Expansion Plan, the Company will rely on Siemens for the supply of equipment for both its wireline and wireless networks as well as the design, construction and installation of most of its systems pursuant to fixed price, turn-key contracts. In addition, the Company has contracted with IBM to install Internet-related services. The Company has also contracted C-NIX, a leading international information operating systems provider, to upgrade its existing facilities and enhance the interface between its management control and information systems. Management believes that the Company has realized substantial benefits from these telecommunication services and expects to continue to utilize the expertise of these organizations.

  . Install Modern Telephony Equipment. The Company seeks to install high-capacity, modern telephony equipment with sufficient capacity to meet each market's expected demand. In the case of its wireline networks, the Company, in conjunction with its primary equipment vendor, Siemens, has installed a fiber-optic trunk supported by fully digital local exchanges. In the case of its wireless networks, the Company is installing a fixed wireless system utilizing DECT equipment provided by Siemens. This modern technology allows the Company to offer its subscribers a full range of traditional and non-traditional value-added services, including call waiting, voice mail, Internet access, ISDN and Centrex.

  . Maximize Revenue Generation. The Company seeks to maximize the revenue generated from each installed line by capitalizing on its efficient operating structure and by offering subscribers a full range of telephony services. One of the stated goals of the recent deregulation of the local telephone markets by the Colombian government is to promote competition among public and private operators on the basis of efficiency and customer service, rather than price. The government accomplished this by requiring operators to set tariffs, at their option, based on either (i) their or their predecessor's costs or (ii) their competitors' costs, but in no event below the cost of providing service. This law has benefited the Company by allowing management to set tariffs at levels established by inefficient municipal operators, rather than the Company's own lower cost of operation. This pricing structure allows the Company to realize a high return on its capital investment, especially when compared to its inefficient municipal competitors. The Company's operating results are further enhanced by the new, value-added telephony services that the Company offers as a result of its system upgrades which are not currently provided by its municipal competitors.

  . Provide Excellent Customer Service. Telephone subscribers in Colombia have historically received poor quality service. For example, under the management of the municipality, in September 1995, Palmira customers were able to complete approximately 40% of their calls and an estimated 17% of subscribers experienced breakdowns which lasted an average of more than 12 hours. The Company utilizes sophisticated computer hardware and software to manage, administer and correct telephone problems in its telephone systems. This has resulted in a dramatic improvement in the operating performance of its systems. In Palmira, in December 1997, the Company's subscribers completed approximately 67% of their calls and only 5.7% of subscribers experienced breakdowns lasting only approximately 6 hours. In addition, the Company operates customer service centers in each of the Company's markets and utilizes an aggregate of approximately 40 dedicated employees for this purpose.

  . Pursue Selective Acquisitions and Other Business Opportunities. The
    Company intends to selectively pursue acquisitions of additional telephone networks from municipalities in Colombia engaged in privatizations. The Company anticipates making bids for one or more municipal systems in the upcoming months, including systems within and beyond the southwestern region of Colombia. Management expects that any future acquisitions will be structured similarly to its existing acquisitions, including a substantial investment and ownership by the municipality involved. The Company anticipates pursuing only those markets which have low penetration levels and indications of significant unmet demand for telephony service. In addition, the Company expects to capitalize on the recent deregulation of the long distance market by aligning itself with a strategic international partner.

DESCRIPTION OF THE OPERATING COMPANIES

TELEPALMIRA

 Overview

  TelePalmira services the municipalities of Palmira and Candelaria. Palmira is located 15 kilometers from Cali. Palmira's population is approximately 254,700 people and is distributed among several socioeconomic levels, with a majority of the population belonging to the middle income bracket of Colombia. Palmira has a stable economic base which includes agriculture, agribusiness, light manufacturing, transportation and business commerce. The area surrounding Palmira produces sugar cane, coffee, rice, corn and other agriculture products used as raw material in the industries of Palmira and Yumbo. In addition, Palmira has an international airport with significant air freight operations and facilities. Candelaria is a municipality adjacent to Palmira with a population of approximately 63,300 people. Candelaria is an important residential center for the workers of the labor intensive sugarcane industry.

 Customers and Competition

  In 1997, TelePalmira's subscriber base was composed of approximately 83% residential and 17% commercial subscribers. The Company believes that, through its technology, it can offer custom-made solutions to the business needs of its commercial subscribers, such as Centrex, ISDN, DID and high speed access through fiber optics. As a result, the Company expects that it can increase both usage by commercial subscribers and the number of lines per subscriber. The Company also believes that it can increase its residential subscriber base through its sales and marketing efforts and by encouraging Internet, facsimile and other data applications in the home.

  TelePalmira has no current competition in Palmira or Candelaria.

 History

  Prior to September 1, 1995, when TelePalmira began commercial operations, telephone service for Palmira had been provided by Empresas Publicas Municipales de Palmira, a public entity owned by the municipality of Palmira. The telephone services provided at that time were generally below standard, with substantial unmet demand. On May 31, 1995, Transtel and the municipality of Palmira incorporated TelePalmira to provide telephony services in the cities of Palmira and Candelaria. Transtel contributed approximately Ps13.4 billion ($10.8 million) in cash and the municipality of Palmira contributed certain of its existing telecommunications assets and infrastructure valued at approximately Ps8.9 billion ($7.1 million) to the capital of TelePalmira. In return for these contributions, Transtel received 60% of TelePalmira's shares and the municipality of Palmira received 40% of TelePalmira's shares.

 Expansion Plan and Growth Strategy

  The portion of the Expansion Plan relating to TelePalmira is substantially completed. The Expansion Plan involved the design, construction, installation and operation of a local telephone network with a capacity of 60,000 lines, of which 50,500 have been installed as of December 31, 1997, representing a 76.5% completion of the network installation. An implied penetration of 18.9 lines per 100 people is expected upon completion of the Expansion Plan. The newly installed system consists of an advanced network utilizing digital switching and fiber-optic transmission technology. The new lines are supported by a digital host installed in TelePalmira's Central Office and three digital remote switches installed in newly constructed buildings. The estimated cost of TelePalmira's completed Expansion Plan is approximately $34.2 million. This has been financed with proceeds from certain Vendor Financing, debt obtained from local financing institutions repaid with proceeds of the Offering, proceeds from the Offering and the DIAN Financing.

  TelePalmira's growth strategy is to provide the most advanced telecommunications service in Palmira and Candelaria while improving the percentage of calls completed and reducing the number of service calls and breakdowns. The Expansion Plan has resulted in an increase in penetration for TelePalmira from 4.9 lines per 100 people at September 1, 1995 to 15.7 lines per 100 people at December 31, 1997. TelePalmira's growth strategy involves:
(i) increasing the number of lines available; (ii) actively marketing to new subscribers; and (iii) offering high quality service to a substantial portion of the population for whom telephony services were previously unavailable.

 Results of Operations

  At the time of the acquisition, Palmira had approximately 15,600 telephone subscribers, representing a telephone penetration of approximately 4.9 lines per 100 people. Following the acquisition, the Company initiated its Expansion Plan in Palmira, which consists of investing approximately $34.2 million to replace the existing Palmira system's infrastructure, to upgrade the system with modern equipment from Siemens and to increase system capacity to approximately 60,000 lines, which implies a penetration of 18.9 lines per 100 people. The Company began offering telephone service in Palmira in September 1995 and, as a result of the substantial demand, experienced immediate and significant improvements in operating and financial results. Under the Company's management, the Palmira system's subscriber base has grown by 220%, increasing from approximately 15,600 at the time of acquisition to approximately 50,100 at December 31, 1997. Under the Company's management, revenues generated by the Palmira system have increased 44% for the nine months ended September 30, 1997 as compared to the same period in 1996, to Ps9.8 billion ($7.9 million) from Ps6.8 billion ($5.5million). EBITDA decreased 16% for the nine months ended September 30, 1997 as compared to the same period in 1996 to Ps3.6 billion ($2.9 million) from Ps4.3 billion ($3.5 million). Net income decreased 41.0% for the nine months ended September 30, 1997 as compared to the same period in 1996 to Ps1.5 billion (1.2 million) from Ps2.6 billion ($2.1 million).

  The following table demonstrates TelePalmira's significant operating improvements since the date when it began commercial operations to December 31, 1997:

                                                      SEPTEMBER 1, DECEMBER 31,
                                                          1995         1997
                                                      ------------ ------------
Number of subscribers(1).............................    15,600       50,062
Penetration(2).......................................       4.9         15.7
Service calls(3).....................................        28%          11%
Breakdowns(4)........................................        17%         5.8%
Total subscriber out of service time per month(5)....         3          0.5
Average out of service time per breakdown(6).........    12 1/2            6
Percentage of calls completed(7).....................        40%          63%

--------
(1) Subscribers are defined as customers currently receiving telephone service.
(2) Penetration represents the number of installed lines per 100 people.
(3) Percentage of total subscribers who have contacted the Company, relating to maintenance or general operating inquiries, in the preceding monthly period.
(4) Percentage of lines experiencing any breakdown in service in the preceding monthly period.
(5) Average hours each line was out of service during the preceding monthly period.
(6) Average time in hours to correct service breakdown once reported by the subscriber in the preceding monthly period.
(7) Number of calls completed divided by the number of calls made on such date.

TELECARTAGO

 Overview

  TeleCartago services the municipality of Cartago which is located 237 kilometers northeast of Cali and 18 kilometers from Pereira, the capital of Risaralda, which is a city with a population of approximately 416,100 people. Cartago's population is approximately 125,900 people and is distributed among several socioeconomic levels, with a majority of the population belonging to the middle income bracket of Colombia. Cartago is located within Colombia's Zona Cafetera (coffee-growing region) and is one of the most important agricultural centers in the northern Valle del Cauca. Overall, the Zona Cafetera provides nearly half of the country's coffee production, but covers only 1.2% of the country's geographic area. Cartago has a stable and diverse economic base which includes agriculture, agri-business, light manufacturing, cattle raising and construction. In addition, Cartago has an international airport with significant air freight operations and facilities.

 Customers and Competition

  Upon the initiation of the Company's operation of TeleCartago in April 1997, TeleCartago's subscriber base was composed of approximately 69% residential and 31% commercial subscribers. The Company believes that, through its technology, it can offer custom-made solutions to the business needs of its commercial subscribers, such as Centrex, ISDN, DID and high speed access through fiber optics. As a result, the Company expects that it can increase both usage by commercial subscribers and the number of lines per subscriber. The Company also believes that it can increase its residential subscriber base through its sales and marketing efforts and by encouraging Internet, facsimile and other data applications.

  TeleCartago's only competition in Cartago is Empresa Regional de Telecomunicaciones ("ERT"), a telephone service provider owned by the Departamento of Valle del Cauca. ERT commenced operations in Cartago in 1995 and the Company estimates that ERT currently has 10,000 subscribers.

 History

  Prior to April 1, 1997, when TeleCartago began commercial operations, telephone service for Cartago had been provided by both Empresas Publicas Municipales de Cartago, a public entity owned by the municipality of Cartago, and ERT. The telephone service provided at that time was generally below standard, with substantial unmet demand for telephone services. On January 3, 1997, Transtel and the municipality of Cartago incorporated TeleCartago to provide telephony services in the city of Cartago. Transtel contributed approximately Ps4.3 billion ($3.5 million) in cash and the municipality of Cartago contributed certain of its existing telecommunications assets and infrastructure valued at approximately Ps2.3 billion ($1.9 million) to the capital of TeleCartago. In return for these contributions, Transtel received 65% of TeleCartago's shares and the municipality of Cartago received 35% of TeleCartago's shares.

 Expansion Plan and Growth Strategy

  TeleCartago's Expansion Plan consists of upgrading the central exchanges and the 14,100 existing lines acquired from the municipality and expanding the network. Once completed, the telephone network system will consist of an advanced network utilizing digital switching and fiber-optic transmission technology. The new lines will be supported by a digital host installed in Cartago's Central Office and three digital remote switches installed in newly constructed buildings. The estimated cost of TeleCartago's completed Expansion Plan is approximately $18.3 million, to be financed with proceeds from Vendor Financing, debt obtained from local financing institutions (and repaid with the proceeds of the Offering), proceeds from the Offering and the DIAN Financing. Following completion of the Expansion Plan, TeleCartago will have approximately 25,100 lines and an implied penetration of 27.9 lines per 100 people. As of December 31, 1997, TeleCartago had installed 17,600 lines (including new installed lines and switching upgrades) since acquisition, resulting in an installed base of approximately 21,100 lines.

  TeleCartago's growth strategy is to provide the most advanced telecommunications service in Cartago and the surrounding regions. TeleCartago plans to increase its penetration rate in Cartago by: (i) increasing the number of lines available; (ii) actively marketing to new subscribers; and
(iii) offering high quality service to a substantial portion of the population for whom telephony services were previously unavailable.

CAUCATEL

 Overview

  Popayan, the capital of the Departamento of Cauca, is located 189 kilometers south of Cali. The city is the capital of the Departamento of Cauca and houses several universities and various museums, churches and monasteries. Popayan's population is approximately 212,800 people, of which approximately 76,600 people live in the western section of the city, where Caucatel operates. Popayan's population is distributed among several socioeconomic levels, with a majority of the population belonging to the middle income bracket of Colombia. Popayan's economic base includes agriculture, agribusiness, light manufacturing, cattle raising, mining and tourism.

 Customers and Competition

  Upon the initiation of Transtel's operation of Caucatel in May 1997, Caucatel's subscriber base was composed of approximately 93% residential and 7% commercial subscribers. The Company believes that it can increase usage in Popayan by offering Internet and other data application services to the student population attending Popayan's universities. In addition, the universities serve as a prime training center for potential employees of Caucatel and the Company. Furthermore, as a result of Popayan's geographic location within the region and its status as the capital of the Departamento of Cauca, Popayan has significant commercial and trading activity. Therefore, Caucatel will focus its marketing efforts on these potential commercial subscribers.

  Caucatel has no competitors in the western region of Popayan. Caucatel services the western region of Popayan only. The eastern region is serviced by Empresa Municipal de Telecomunicaciones de Popayan

("EMTEL"), a municipally owned company which had approximately 8,500 subscribers as of December 31, 1997.

 History

  Prior to May 1, 1997, when Caucatel began commercial operations, telephone service for Popayan had been provided by EMTEL, the municipally owned service provider. Subsequently, EMTEL decided to split its operations into eastern and western service areas and offered its western operations for sale. On April 30, 1997, Transtel and the municipality of Popayan incorporated Caucatel to provide telephony services in the western section of the city of Popayan. Transtel contributed to Caucatel approximately Ps1.0 billion ($851,000) in cash and contributed assets valued at approximately Ps6.9 billion ($5.6 million) and the municipality of Popayan contributed its existing telecommunications network and infrastructure valued at approximately Ps7.7 billion ($6.2 million) to the capital of Caucatel. In return for these contributions Transtel received 51% of Caucatel's shares and the municipality of Popayan received 49% of Caucatel's shares.

 Expansion Plan and Growth Strategy

  Caucatel's Expansion Plan was completed by December 31, 1997. As of December 31, 1997, Caucatel had a total of approximately 23,000 digital lines (including approximately 3,400 newly installed digital lines and approximately 19,600 lines upgraded from analog to digital) and an implied penetration of
30.0 lines per 100 people. The telephone system consists of an advanced network utilizing digital switching and fiber-optic transmission technology. The new lines are supported by a digital host and various digital remote switches. The cost of Caucatel's Expansion Plan is approximately $11.5 million, financed with proceeds from Vendor Financing, debt obtained from local financing institutions (and repaid with the proceeds of the Offering), proceeds from the Offering and the DIAN Financing. Following completion of the Expansion Plan, Caucatel will have approximately 23,000 lines and an implied penetration of 30.0 lines per 100 people.

  Caucatel's growth strategy is to provide the most advanced telecommunications service in the western section of Popayan and the surrounding regions. Caucatel plans to increase its penetration rate in Popayan by: (i) increasing the number of lines available; (ii) actively marketing to new subscribers; (iii) offering high quality service to a substantial portion of the population for whom telephony services were previously unavailable; and (iv) providing value-added services including voice mail, Internet services and videoconference calling.

TELEJAMUNDI

 Overview

  TeleJamundi services the municipality of Jamundi, which is located 23 kilometers south of Cali. Jamundi's population is approximately 59,100 people. Jamundi is currently undergoing growth of its population that is primarily driven by the relocation of middle and upper-middle income people from Cali to suburban locations such as Jamundi. This has resulted in the construction of two major malls, institutional and recreational facilities, and residential developments in Jamundi.

 Customer Base and Competition

  TeleJamundi expects its subscriber base to be composed of 93% residential and 7% commercial subscribers. As a result of EMCALI's limited telephone service, Jamundi has very low installed lines and penetration rates. As of December 31, 1997, the municipality of Jamundi had approximately 11,000 installed lines and a penetration of 27.4 lines per 100 people.

  EMCALI continues to provide telephone service in Jamundi and is TeleJamundi's only competitor in the municipality.

 History

  Prior to June 27, 1997, when TeleJamundi began commercial operations, telephone service for Jamundi had been provided exclusively by EMCALI. The telephone services provided at that time were generally below standard, with substantial unmet demand for telephone services. On September 29, 1993, Transtel and the municipality of Jamundi incorporated TeleJamundi to provide telephony services in the city of Jamundi. Transtel contributed approximately Ps24.4 million ($19,600) in cash and the municipality of Jamundi contributed demographic information, the necessary civil work permits and approximately Ps10.5 million ($8,400) in cash to the capital of TeleJamundi. In return for these contributions, Transtel received 70% of TeleJamundi's shares and the municipality of Jamundi received 30% of TeleJamundi's shares.

  At December 31, 1997, TeleJamundi was indebted to the Company for approximately Ps12 billion ($9.6 million). The Company is negotiating with the municipal shareholder of TeleJamundi with respect to the potential recapitalization of TeleJamundi by cancellation of such indebtedness in exchange for approximately Ps4.0 billion ($3.7 million) of shares of TeleJamundi, the number of such shares to be determined by shareholder approval of a valuation of the Company.

 Expansion Plan and Growth Strategy

  TeleJamundi's Expansion Plan is currently underway and involves the design, construction, installation and operation of a local telephone network with a capacity of 15,000 lines, of which 11,000 lines were installed as of December 31, 1997. The newly installed system consists of an advanced network utilizing digital switching and fiber-optic transmission technology. The new lines are supported by a digital host and various digital remote switches. The estimated cost of TeleJamundi's Expansion Plan is approximately $11.2 million, to be financed with proceeds from Vendor Financing, debt obtained from local financing institutions (and repaid with the proceeds of the Offering), proceeds from the Offering and the DIAN Financing. Following completion of the Expansion Plan, TeleJamundi will have approximately 15,000 lines and an implied penetration of 34.2 lines per 100 people.

  TeleJamundi's growth strategy is to provide the most advanced telecommunications service in Jamundi. TeleJamundi expects to increase its penetration rate by: (i) increasing the number of lines available; (ii) actively marketing to new subscribers; (iii) offering high quality service to a substantial portion of the population for whom telephony services were previously unavailable; (iv) targeting EMCALI's subscribers to switch to the Company's service; and (v) providing value-added services.

BUGATEL

 Overview

  The town of Buga is located in the heart of the Valle del Cauca, 97 kilometers northeast of Cali. Buga's surrounding regions boast prime fertile farmlands typical of the Valle del Cauca. As with other cities in the Valle del Cauca, Buga's stable economic base is derived largely from agriculture, agribusiness and cattle raising and farming. Due to various historical incidents, Buga is also the focus of religious tourism which streams to the city steadily throughout the year giving rise to small commercial and lodging businesses. Buga, together with its surrounding regions, has a population of approximately 337,400 people. The demographic structure of Buga consists primarily of middle income households.

 Customers and Competition

  Upon the initiation of the Company's operation of Bugatel in July 1997, Bugatel's subscriber base was composed of approximately 66% residential and 34% industrial and commercial subscribers. The Company believes that, through its technology, it can offer custom-made solutions to the business needs of its commercial subscribers, such as Centrex, ISDN, DID and high speed access through fiber optics. As a result, the Company expects that it can increase both usage by commercial subscribers and the number of lines per subscriber. The Company also believes that it can increase its residential subscriber base through its sales and marketing efforts and by encouraging Internet, facsimile and other data applications. Furthermore, the municipality is developing a "dry port" facility. The Company intends to focus its marketing efforts on these potential customers.

  ERT, a telephone service provider owned by the Departamento of Valle del Cauca, also operates in Buga and is Bugatel's only competitor in the municipality. TELECOM and Teletulua compete with Bugatel in the surrounding region of Buga. The Company estimates that, as of December 31, 1997, its competitors had an aggregate of 30,700 lines.

 History

  Prior to July 1, 1997, when Bugatel began commercial operations, telephone service for Buga had been provided by both Empresas Municipales de Buga, a public entity owned by the municipality of Buga, and ERT. The telephone services provided at that time were generally below standard, with substantial unmet demand for telephone services. On June 16, 1997, Transtel and the municipality of Buga incorporated Bugatel to provide telephony services in the city of Buga. Transtel initially contributed Ps2.1 billion ($1.7 million) and in July 1997, contributed an additional Ps4.1 billion ($3.3 million) for a total of approximately Ps6.2 billion ($5.0 million) in cash. The municipality of Buga contributed certain of its existing telecommunications network and infrastructure valued at approximately Ps4.1 billion ($3.3 million) to the capital of Bugatel. In return for these contributions, Transtel received 60% of Bugatel's shares and the municipality of Buga received 40% of Bugatel's shares.

 Expansion Plan and Growth Strategy

  Bugatel's Expansion Plan consists of upgrading central exchanges and approximately 11,200 existing lines acquired from the municipality and installing 9,900 additional lines in the city of Buga and 4,000 wireless lines in the surrounding rural areas, for a total of approximately 25,100 installed lines by December 31, 1998. Once completed, the telephone network system will consist of an advanced network utilizing digital and fiber-optic transmission technology. The new lines will be supported by a digital host and various digital remote switches. As of December 31, 1997, Bugatel had a total of approximately 21,600 digital lines (including approximately 17,800 newly installed digital lines and approximately 3,800 lines upgraded from analog to digital). The estimated cost of Bugatel's Expansion Plan is approximately $16.7 million, to be financed with proceeds from Vendor Financing, debt obtained from local financing institutions (and repaid with the proceeds of the Offering), proceeds from the Offering and the DIAN Financing. Following the completion of the Expansion Plan, Bugatel will have approximately 25,100 lines and an implied penetration of 16.5 lines per 100 people. As of December 31, 1997 Bugatel had a penetration of 12.0 lines per 100 people.

  The Company's growth strategy is to provide the most advanced telecommunications service in Buga and the surrounding regions. Bugatel expects to increase its penetration rate by: (i) increasing the number of lines available; (ii) actively marketing to new subscribers; (iii) offering high quality service to a substantial portion of the population for whom telephony services were previously unavailable; (iv) targeting ERT's subscribers to switch to the Company's service; and (v) providing value-added services.

UNITEL WIRELINE

 Overview

  Unitel Wireline services the municipality of Yumbo, a small business community located 12 kilometers north of Cali. Yumbo's population is approximately 72,000 people. The second largest Colombian industrial park is located in Yumbo. It has as tenants Colombian subsidiaries of multinational companies such as The Goodyear Tire & Rubber Company, International Paper Company, The B.F. Goodrich Company, Johnson & Johnson, Borden, Inc., Mobil Corporation, Exxon Corporation and Texaco Inc.

 Customers and Competition

  Unitel expects that its subscriber base will be composed of 44% residential and 56% commercial subscribers. Unitel also expects that its commercial subscriber base will generate higher revenues per subscriber than any other Operating Company. In addition, the Company expects to offer commercial subscribers in Yumbo specialized equipment, such as PBX and direct fiber optic cable. Historically, the municipality of Yumbo has been served by analog remote switching stations established by EMCALI.

  EMCALI provides telephone service in Yumbo and is Unitel's only competitor in the municipality. The Company estimates that, as of December 31, 1997, EMCALI had approximately 5,500 installed lines.

 History

  Prior to June 27, 1997, when Unitel began commercial operations, telephone service for Yumbo had been provided by EMCALI. The telephone services provided at that time were generally below standard, with substantial unmet demand. On March 11, 1994, Transtel and the municipality of Yumbo incorporated Unitel to provide telephone services in Yumbo. Transtel contributed approximately Ps75.5 million ($60,600) in cash and the municipality of Yumbo contributed demographic information and approximately Ps18.9 million ($15,100) in cash to the capital of Unitel. In return for these contributions, Transtel received 80% of Unitel's shares and the municipality of Yumbo received 20% of Unitel's shares.

 Expansion Plan and Growth Strategy

  Unitel's Expansion Plan is currently underway and involves the design, construction, installation and operation of a local telephone network with a capacity of 15,000 lines, of which approximately 5,250 were installed as of December 31, 1997. The newly installed system consists of an advanced network utilizing digital switching and fiber-optic transmission technology. The new lines are supported by a digital host and various digital remote switches. The estimated cost of Unitel's completed Expansion Plan in Yumbo is approximately $16.8 million, to be financed with proceeds from Vendor Financing, debt obtained from local financial institutions (and repaid with the proceeds of the Offering), proceeds from the Offering and the DIAN financing. Following completion of the Expansion Plan, Unitel will have approximately 15,000 lines and an implied penetration of 28.5 lines per 100 people. As of December 31, 1997, Unitel had a penetration of 13.2 lines per 100 people. Due to its heavy commercial subscriber base, Unitel will install a network consisting of maximum band width and capacity. This capacity will also be utilized by the other Operating Companies for the provision of Internet services, except Caucatel, which will provide its own Internet service to its subscribers. The supporting Internet services will be supplied by IBM as part of its pilot program for its Latin American market development activities.

  Unitel's growth strategy in Yumbo focuses on satisfying the needs of its predominantly commercial subscribers. Unitel plans to increase its penetration rate by: (i) increasing the number of lines available per subscriber; (ii) implementing its marketing strategy; (iii) targeting EMCALI's subscribers to switch to the Company's service; and (iv) providing value-added services.

UNITEL WIRELESS

 Overview

  Cali is the second largest city in Colombia and is located in the southwestern region of the country. Cali's population is 1,908,600 people. Cali's population is distributed among all socioeconomic levels, with a majority of the population belonging to the middle income bracket of Colombia. Cali has a stable and diverse economic base which includes agriculture, agribusiness, manufacturing and transportation. As of December 31, 1995, EMCALI provided telephone service in Cali to approximately 386,800 subscribers, representing a penetration of 20.3 lines per 100 people.

 Expansion Plan and Growth Strategy

  As an alternative to the fixed landline services in Cali provided by EMCALI, Transtel is implementing a fixed wireless system in order to penetrate the Cali market. This technology is cost effective, can be quickly deployed, and has a transmission quality that is comparable to wireline systems. See "Business--Technology." In addition, wireless services do not require the civil works permits that would be required for a landline system. In September 1996, Telemercadeo was hired by Transtel to conduct a study of telephone demand in certain sections of the city of Cali. The study estimated that there was unmet commercial demand in the northern section of Cali for approximately 50,100 additional lines.

  Unitel Wireless' Expansion Plan consists of the design, construction, installation and operation of a fixed wireless system for 59,000 subscribers in the city of Cali. The new subscribers will be served by Unitel's digital host. The Company has hired Bellcore to evaluate the wireless technologies available and to advise the Company with respect to the best application for this market. Although installation of switching infrastructure and antennas was substantially completed at Unitel Wireless in the fourth quarter of 1997, there was an interference from unauthorized radio spectrum users, which was subsequently removed by the Ministry of Communications. This delayed the Company's launch of operations at Unitel Wireless until the first quarter of 1998. The estimated cost of Unitel Wireless' Expansion Plan in Cali is approximately $73.1 million to be financed with proceeds from certain Vendor Financing, debt obtained from local financing institutions (and repaid with the proceeds of the Offering), proceeds from the Offering and the DIAN Financing.

  The Company's growth strategy is to provide the most advanced telecommunications service in Cali. Unitel expects that its subscriber base will be composed of approximately 50% residential and 50% commercial subscribers. Unitel subscriber growth began to occur in the last quarter of 1997 and early 1998 after Transtel installed its telecommunications network and implemented its marketing strategy. Transtel expects to achieve its objectives in Cali by: (i) offering high quality service; (ii) meeting the substantial demand that currently exists in Cali; (iii) targeting subscribers of the municipality-owned competitor to switch to the Company's service; and
(iv) providing value-added services.

  At September 30, 1997, Unitel was indebted to the Company for approximately Ps6.7 billion ($5.4 million). On December 30, 1997, the Company agreed with the municipal shareholder to cancel such indebtedness in exchange for approximately Ps5.7 billion ($4.5 million) of shares of Unitel, an additional 15% of ownership.

SERVICES

  The Company offers telephone services to residential and commercial subscribers, including local calls and access to national and international telephone carriers, Internet access and the ability to utilize standard modem and fax equipment. The Company's basic residential service includes the ability to activate a second telephone line without the need for a subscriber premise visit. Residential and business services also include seven day a week customer service.

  The Company's basic telephone services include the following:

  Call Divert/Forwarding diverts or forwards incoming calls to another telephone number. The Company receives revenue for the diverted part of the telephone call, as well as for the usual incoming call.

  Call Barring prevents calls from being completed to specified groups of numbers, such as "for fee" services and long distance telephone calls.

  Caller Display enables subscribers with compatible equipment to identify the telephone number of incoming calls.

  Caller Return identifies and automatically redials the telephone number from which the most recent incoming call was placed. The Company receives revenue from the returned call.

  The Company also offers a variety of special telephone services for an additional fee, including the following:

  Call Waiting alerts subscribers who are using their telephone that another party is attempting to place a call to them; subscribers then have the option of ignoring the new telephone call or answering it while placing their existing call on hold. In addition to a subscription charge for call waiting, the Company receives revenues from the second caller's telephone service provider for completing a call that, in the absence of the Company's call waiting feature, would not have been connected.

  Three Way Calling enables subscribers to place conference telephone calls with two additional parties. In addition to the subscription charge for conference calling, the Company receives revenues from each of the telephone calls placed to the participating parties.

  Voice Mail enables subscribers to receive and retrieve voice mail messages, whether at home or from an outside location. In addition to the subscription charge for voice mail, the Company receives revenues from each of the telephone calls placed to retrieve messages.

  Alarm Calls enables subscribers to have telephone calls placed to their number at a specified time (e.g., wake-up telephone calls or appointment reminders). The Company receives a fee for each such call.

  ISDN (Integrated Services Digital Network) allows two-way, simultaneous voice and data transmission in digital formats over the same telephone line. ISDN permits videoconferencing over a single line, for example, and also supports many value-added networking capabilities, reducing costs for end-users and resulting in a more efficient use of available facilities.

  Internet The Company has entered into an agreement with IBM for the purchase and installation of Internet hardware and software in each of the Operating Companies. The Company expects to charge its Internet subscribers a monthly service fee and a monthly usage fee to access the Internet. All of the Operating Companies will be able to provide Internet access by May 1, 1998 and the Company expects to be one of the leading providers of Internet related services in Colombia. See "Description of Existing Indebtedness--IBM Arrangement."

  The Company intends to continue to develop and introduce additional value-added services in order to retain its competitive advantage and generate additional revenues.

MARKETING

 Overview

  The Company's primary marketing objectives are to: (i) create a regional brand perceived as a reliable, high quality telephone company; (ii) achieve increased market penetration rates in its operating markets; and (iii) educate consumers as to the benefits of value-added services.

  The Company markets to both residential and commercial subscribers in its respective operating regions. Each Operating Company develops an in-depth knowledge of its markets by analyzing the demographic and customer information provided by its municipal shareholders as well as, in certain cases, the market studies conducted for the Company by independent consultants. In addition, the Company conducts its own door-to-door census in each of its markets. Based on this information, the Company creates a detailed marketing plan to increase subscribers and their use of services.

 Sales

  The Company uses a combination of door-to-door inquiries, selling booths and networking to offer its services to consumers. Each Operating Company employs its own trained sales force to contact potential subscribers. As of December 31, 1997, the Company and the Operating Companies (excluding TeleGirardot) employed a sales staff of 66 people, which is expected to continue to increase.

 Advertising

  The Operating Companies use radio, television, newspapers and direct mail to solicit new subscribers, establish brand awareness, retain subscribers and stimulate usage. Radio and direct mail are the main methods by which the Operating Companies advertise because these methods are relatively inexpensive and offer high-volume coverage. National television and newspaper advertisements are generally used only to establish the Operating Company's name in the market when it commences operations and to maintain brand recognition once the network is operating. The Operating Companies' direct mail campaigns involve soliciting subscribers through the mail with printed advertisements describing the telephone service offered. While the Operating Companies generally have their own database of potential subscribers to whom they direct their mail campaign, they also have access to the large subscriber base served by the municipal utilities located in each of their respective regions.

 Customer Service

  The Company has focused on providing its subscribers a high level of quality service by establishing: (i) dedicated customer service centers in each of its markets; and (ii) a seven-day-a-week customer service telephone hotline.

  The Company has customer service representatives who are trained to receive complaints from subscribers. Subscriber complaints are directly routed to the engineering department through the Company's internal computer system. The Company's customer service strategy has resulted in the reduction of customer service calls and line repair.

OPERATIONS

 Installation and Maintenance

  The installation process for a new subscriber commences with the entry of a service order into the Company's computerized subscriber administration system ("SAT"). The planning department then verifies that there is sufficient capacity in the system and assigns a line. Once partial payment of the connection fee has been received from the subscriber, the SAT system automatically assigns a work order to an installer. A drop wire, internal service wire and telephone jack are then installed and tested at the customer's premises. Any equipment ordered by the customer is also installed.

  Maintenance work is begun upon receipt of repair requests from the customer service center or from the SAT system. Maintenance crews conduct both preventive maintenance work as well as emergency repairs.

 Billing

  Transtel generates a monthly bill for each subscriber which itemizes connection fees and local, cellular and long distance charges. The SAT system generates all customer billing based on billing information provided by the Central Office automated message accounting systems.

 Credit and Collections

  The Operating Companies offer potential subscribers flexible payment plans of up to 36 months for connection fees and hardware. The subscriber signs a contract with a partial payment of the connection fee and is billed for the remaining balance on a monthly basis depending on the payment terms agreed upon by the Company and the subscriber. Subscriber receivables are often converted by the Operating Companies into cash by sale to local credit institutions. The Operating Companies handle the collection of the connection fees and any other outstanding payments.

  A subscriber is charged interest for its failure to pay fees on time. Service is suspended for failure to pay for two months and cancelled for failure to pay for six months. Subscribers are charged substantial reconnection expenses if their service is cancelled. To date, service suspensions have not exceeded 1%.

  Subscribers can pay their telephone bills at a large number of different banking institutions in their community.

TECHNOLOGY

 Initial Upgrades to Fixed Wireline Systems

  Prior to takeover of a newly acquired system, Transtel personnel complete a full inspection and appraisal of the existing network's elements, operational procedures and performance parameters. This allows the Company to gather accurate census, network inventory and subscriber record information which is used in the network design process. Transtel then establishes new network priorities and redesigns the network in order to raise it to international standards. The table below describes certain characteristics of the typical existing system acquired by Transtel and the Transtel upgrade.

                      TYPICAL            PREDECESSOR                                  TRANSTEL'S
                 PREDECESSOR SYSTEM      CAPABILITIES       TRANSTEL UPGRADE      SERVICE CAPABILITIES
                 ------------------     --------------     ------------------     --------------------
Network          . LECs typically    . Little provision   . Design                . System provides
 Design            employ a small      for alternate        parameters derived      redundancy and
                   number of Central   routing in the       from                    alternate routing
                   Offices configured  event of network     recommendations of      for all critical
                   in a star network   failure              international           links
                   to serve densely                         consultants           . Excess capacity
                   populated                              . Use ring designs        designed to meet
                   communities                              and intelligent         demand forecast
                 . Short subscriber                         service nodes to        and overall
                   loops                                    achieve system          network
                                                            flexibility             flexibility
Central
 Office
 Environment
Switching        . Primarily         . No basic           . Replace analog        . 100% touchtone
 Systems           vintage             touchtone service    with fully digital    . Provisioned with
                   electromechanical . Intelligent          Siemens EWSD            custom calling,
                   and crossbar        Network services     technology IBM          DID, E1, ISDN,
                   technologies        beginning to         RS/6000 server          Centrex and most
                 . Limited             appear in larger     applications            Intelligent
                   application of      markets                                      Network
                   analog SPC or     . Digital services                             applications
                   digital switching   provided on a                              . Full Internet,
                   systems             case-by-case basis                           voice mail and
                 . Newer switches    . Multiple vendor                              interactive voice
                   supported by older  sourcing                                     response services
                   software versions   complicates
                                       network interface,
                                       maintenance and
                                       service
                                       restoration
Transmission     . PDH systems       . No add-drop        . All Central           . Capacity
                 . Switching system    capability           Office links            sufficient to
                   interconnection   . Fiber-to-            utilize Siemens         accommodate
                   achieved via        customer services    STM (SDH type)          Internet and dense
                   copper, coaxial or  not yet present      multiplexers and        data transmission
                   microwave links                          fiber-optic cable     . Dedicated
                                                          . Selective use of        channel services
                                                            digital microwave       available upon
                                                            radio links IBM         request via fiber,
                                                            RS/6000 server          microwave radio or
                                                            applications            HDSL copper
                                                                                    facilities
Network
 Administration
General          . Virtually no TMN  . Few alarm          . Centralized call      . Digital network
 Operations        operating system    monitoring or        center for              and standard
                   architecture        network management   efficient customer      interfaces allow
                                       capabilities         service                 operation in
                                     . Ability to         . SAT from C-NIX          compliance with
                                       analyze traffic      utilizes Oracle         international TMN
                                       trends limited       Data Base and IBM       standards
                                                            hardware to handle
                                                            administration and
                                                            billing
                                                          . Information
                                                            systems centrally
                                                            administered
                                                            through IBM's
                                                            TIVOLI and NETVIEW
                                                            network management
                                                            systems
Management/      . Manual            . Repair times up    . Fully automated       . Fully flexible,
 Recordkeeping                         to three months      system                  automated system
                                     . Typical line                                 offers effective,
                                       installation up to                           responsive system
                                       one month                                    management
Outside          . All copper        . Cable splices      . Fiber optics          . Key business
 Plant             facilities          inadequately         added to all major      subscribers have
                 . A typical urban     protected against    trunks                  direct fiber
                   network design      moisture           . System rebuilt          access to network
                   based on an       . Co-location          to provide maximum    . Sufficient
                   underground         degrades             capacity (up to 64      capacity to serve
                   network with non-   transmission         fibers per cable)       growing customer
                   pressurized pulp-   quality              and full                needs
                   insulated copper  . Rural signal         insulation            . All networks
                   cable extended via  attenuation        . OSP networks            grounded and surge
                   cement conduits     compensated with     provided with 30%       protected
                   open to water and   lead coil            reserve ratio of      . Significant
                   dirt penetration    technology which     primary cable           improvement in
                 . Secondary routes    amplifies both       pairs to switching      operations
                   are aerial often    noise and the        capacity                (reduction in
                   co-located with     intended signal    . Secondary cable         service calls,
                   electric power    . Frequent service     is provided with a      improved call
                   lines. Rural        failures due to      30% reserve to the      completion)
                   service provided    poor network         primary routes
                   through non-        protection
                   redundant
                   microwave links or
                   higher gauge cable

 Transtel's Planned Fixed Wireless System

  Transtel is employing a fixed wireless technology from Siemens for both urban and rural applications. This technology is called DECT. It has its origins in the wireless PBX technology developed in Europe in the early 1990's and is based on Time Division Multiple Access ("TDMA") transmission technology (with reception and transmission slots offset in time).

  Transtel selected DECT on the basis of regulatory, market and technical considerations. Colombia segregates wireless technology into mobile and fixed categories. Mobile technology (which includes PCS systems) requires operator licensing and fees whereas fixed technology requires frequency assignment by the Ministry of Communications. The radio spectrum from 1910-1930 mHz has been assigned for fixed wireless technology by the Ministry of Communications. DECT utilizes this frequency and offers digital capabilities. Other systems, including CDMA and GSM technology, cannot currently be used in Colombia, as equipment manufacturers have not yet modified their products for use at 1910-1930 mHz. DECT also offers Transtel the rapid deployment capability it needs to capture unsatisfied customer demand in target service areas.

  DECT provides telecommunications services via antenna sites which may cover an area of two to ten kilometers in diameter, depending on the density and usage patterns of subscribers, topography, and existing construction. A standard cell can cover up to 480 subscribers. Cell size may be modified over time to accommodate traffic trends. The DECT system utilizes Adaptive Differential PCM ("ADPCM") technology to compress voice and data communications and achieve better transmission efficiency.

  The basic components of DECT, starting from the subscriber's premises, consist of a Radio Network Termination Unit ("RNT"), a Radio Base Station ("RBS"), the Radio Base Controller ("RBC") and a Radio Distribution Unit ("RDV").

    RNT--Radio Network Termination Unit is a small base station unit installed at the subscriber's location next to his telephone allowing for two lines to the jack. The RNT accepts any standard telephone, facsimile, modem or other telecommunications adjunct. The RNT has its own power capability (including an eight-hour battery backup) and connects to an antenna installed on the subscriber's roof or other location in "line of sight" of the RBS.

    RBS--Radio Base Stations are the units with sectorized or omnidirectional antennas which receive and transmit to the RNT's, collect all traffic and utilize copper cable or coaxial facilities to further aggregate communications in the RBC. The RBS is powered remotely and supports up to 12 channels.

    RBC--The Radio Base Controller supports up to 15 RBS interfaces, further collects traffic and is linked to the RDU located at the Central Office. The link can be either digital microwave, fiber-optic or coaxial cable without distance limitations.

    RDU--The Radio Distribution Unit is the final link in the chain of nodes from the subscriber to the Central Office transporting telephone calls via two Megabit channels directly to the switching network. It supports up to four RBC interfaces.

    There are other elements to the DECT system providing network management capabilities, extended coverage and other features essential for a flexible network.

CONSTRUCTION ARRANGEMENTS

  On April 30, 1996, each of TelePalmira, Unitel (with respect to its wireline applications) and TeleJamundi entered into turn-key arrangements (the "Turn-Key Arrangements") with Siemens S.A., a Colombian corporation ("Siemens S.A."), and an affiliate of Siemens, to (i) install the lines, switches and other equipment leased by each of these Operating Companies from Global under the Global I Leases (as defined herein), (ii) put in operation such lines and equipment, (iii) manage the "cut-over" to the new system lines, install air conditioner equipment and train the personnel who will operate the switching equipment, (iv) install SDH, (v) expand, replace and install the Outside Plant, and (vi) complete expansion of the network. The aggregate amount due to Siemens S.A. under these Turn-Key Arrangements is approximately $8.1 million.

  For each of the Turn-Key Arrangements described in the paragraph above, Siemens S.A. has provided the respective Operating Company with performance bonds equivalent to (i) 10% of the amount of each Turn-Key Arrangement, (ii) 5% of the services contracted under each Turn-Key Arrangement, (iii) 10% of the cost of the Outside Plant civil works and (iv) up to $100,000 for personal or property liability.

  On June 18, 1997, each of Transtel (in place of Bugatel, which was not yet formed), TeleCartago and Unitel (with respect to its wireless applications) entered into Turn-Key Arrangements with Siemens S.A. to (i) install the lines, switches and other equipment leased by Bugatel, TeleCartago and Unitel from Global under the Global II Leases (as defined herein), and (ii) put in operation such lines and equipment. The aggregate amount due to Siemens under these Turn-Key Arrangements is approximately $6.9 million. Siemens S.A. has provided Transtel, TeleCartago, and Unitel with performance bonds substantially similar to those provided to TelePalmira, Unitel and TeleJamundi. In connection with the negotiations to amend the Global II Purchase Agreement as set forth in "Description of Existing Indebtedness-- Global-Siemens Arrangements--Global II Purchase Agreement," TeleCartago and Siemens on February 5, 1998 agreed to reduce the amount due to Siemens under this Turn-Key Arrangement to approximately $5.3 million.

  On May 23, 1997, Transtel entered into a Turn-Key Arrangement with Siemens S.A. to (i) install the lines, switches and other equipment that Transtel agreed to contribute to the capital of Caucatel as part of its capital contribution and which the Company acquired from Siemens pursuant to the Transtel-Siemens Arrangement, and (ii) put in operation such lines and equipment. The aggregate amount due to Siemens S.A. under this Turn-Key Arrangement is approximately $460,000.

  The Company is currently negotiating with Siemens S.A. regarding a Turn-Key Arrangement with respect to the equipment to be provided to the Company pursuant to the Global III Letters of Intent (as defined herein). The Company believes that the terms and conditions of this arrangement will be substantially similar to those contained in the other Turn-Key Arrangements.

  The Company is currently negotiating with Siemens regarding contracts for the supply of equipment to effect the TeleGirardot Expansion Plan.

INTERCONNECTION AGREEMENTS

 Local Connections

  Each Operating Company which has a competitor in its local calling area must enter into an arrangement with such competitor for access to the competitor's network so that subscribers can complete local calls between the networks. Law 142 provides that each local service provider must permit each other local service provider in its local calling area access to its network. Law 142 additionally empowers the CRT to regulate the tariffs associated with such arrangements. The Company intends to have interconnection agreements between each of the Operating Companies and their competitors. Interconnection agreements have been signed between EMCALI and Unitel and between EMCALI and TeleJamundi. In compliance with Law 142, ERT is interconnected with TeleCartago and Bugatel and EMTEL is interconnected with Caucatel. However, there are no written agreements which govern these arrangements.

 Long-Distance Connections

  Each Operating Company must enter into an interconnection arrangement with TELECOM for access to the national and international long distance network. Law 142 provides that TELECOM must permit the Operating Companies to have access to such network and empowers the CRT to establish the tariff for such access. At the present time, Unitel and TeleJamundi are provided such access at the CRT established tariff. The remaining Operating Companies are provided such access at the rates previously negotiated under expired arrangements between TELECOM and the former municipal operators of the respective networks. The Operating Companies, as well as many other local providers in Colombia, have not entered into formal arrangements with TELECOM as a result of the impending privatization of national and international long distance service which will end TELECOM's monopoly and probably lower such tariffs. The Operating Companies which are operating under expired arrangements expect to enter into interconnection agreements with either TELECOM at the CRT established rate, or one of TELECOM's new competitors, if any.

BY-LAWS OF OPERATING COMPANIES

  Set forth below is a brief description of certain provisions of the estatutos sociales (by-laws) (the "by-laws") of each of the Operating Companies (including TeleGirardot) and Colombian law with regard to each of the Operating Companies' capital stock. This description does not purport to be complete and is qualified in its entirety by reference to the by-laws of each Operating Company.

 Capital Stock

  The capital stock of each Operating Company is divided into two classes of common shares, Class A shares and Class B shares, each with par value of one Peso. Law 142 provides that shares of private public service companies owned by the Colombian government are referred to as "Class A shares", and shares owned by private investors are referred to as "Class B shares".

 Voting Rights

  In accordance with the by-laws of each Operating Company, each Class A share and Class B share entitles the holder thereof the right to one vote per share at meetings of the shareholders of such Operating Company.

 Preemptive Rights

  In accordance with the by-laws of each Operating Company, holders of common shares of each Operating Company are entitled to preemptive rights in proportion to their holdings in the event of an issuance of additional shares by such Operating Company.

 Transfer

  Under Law Decree 130 of 1976, each shareholder of a mixed capital company which is a public company has pre-emptive rights with respect to shares proposed to be sold by a private sector shareholder. These pre-emptive rights are superior to any pre-emptive rights contained in the by-laws of such company. Each of the municipalities of Palmira, Cartago and Yumbo have waived pre-emptive rights. Under Law 226 of 1995, employees, former employees, unions, pension funds and cooperative entities have pre-emptive rights with respect to shares of a mixed capital company proposed to be sold by the public company shareholder. These pre-emptive rights are superior to any pre-emptive rights contained in the by-laws of such company.

  The by-laws of each Operating Company provide that shareholders who wish to transfer their common shares in an Operating Company must first offer such shares to the Operating Company. If the Operating Company does not purchase the shares from the transferor within 30 business days, the Operating Company is required to offer such shares to the remaining shareholders on a pro rata basis. Any shares not purchased by the remaining shareholders within the 30 business days following such offer may be offered to third parties, which in the case of TelePalmira's, TeleCartago's and Unitel's by-laws, must be on terms no less favorable to the terms offered to the remaining shareholders.

 Shareholders' Meetings

  The by-laws of each Operating Company provide that shareholders meetings may be ordinary or extraordinary. Matters that may be considered at an ordinary meeting are approval of the annual financial statements, distribution of dividends, election of the members of the Board of Directors, appointment of administrative officers, and other matters relating to the ordinary course of the Company's business. Extraordinary meetings may be called at any time to consider matters beyond the competence of an ordinary meeting, such as dissolution of an Operating Company.

  The quorum required for ordinary and extraordinary meetings of the shareholders of the Operating Companies consists of two or more shareholders representing at least 51% of the outstanding shares.

 Board of Directors

  The board of directors of each Operating Company has five members, who are elected on a cumulative voting basis, and five alternate directors.

 Dividends

  The distribution of dividends by the Operating Companies is governed by Law 222 of 1995, which requires that any distribution of profits must be taken by the favorable vote of 78% of the shares represented at a duly convened shareholders' meeting. If a 78% majority vote cannot be obtained, the Operating Company is obligated to distribute at least 50% of its liquid profits to the extent such profits exceed accumulated losses from prior years.

LEGAL PROCEEDINGS

  Neither the Company nor any of the Operating Companies is currently a defendant in any legal proceeding.

PROPERTIES

  On September 18, 1996, Transtel purchased a 2,000 square meter building for Ps1.7 billion ($1.4 million). See "Certain Related Party Transactions." In addition, Transtel leases its headquarters at Calle 19N, No 2-29, Oficina 501A, Cali, Colombia. The monthly payment for such lease is Ps5.4 million ($4,300) and such lease runs on a year to year basis.

  Each Operating Company owns the building where its Central Office is located and certain smaller properties where some of its remote digital switches are located. In addition, each Operating Company leases within the municipalities it serves certain properties which are used for office space or for the installation of other remote digital switches.

EMPLOYEES

  As of January 1, 1998, Transtel and its Operating Companies (excluding TeleGirardot) had approximately 543 employees. As of January 1, 1998, 149 of those employees were employed by TelePalmira, 71 by Bugatel, 59 by Caucatel, 41 by TeleJamundi, 108 by Unitel, 89 by TeleCartago and 26 by Transtel. Many of these employees are part of the construction phase of projects that are currently taking place, and therefore the number of employees will reduce once these projects are concluded. The Company is not a party to any collective bargaining agreements and has never experienced a strike or work stoppage. None of the employees are members of a union. The Company believes its relations with its employees to be good.

                      DESCRIPTION OF EXISTING INDEBTEDNESS

GLOBAL-SIEMENS ARRANGEMENTS

  Global Telecommunications Operations, Inc. ("Global") is a British Virgin Islands company owned by the same shareholders who own Transtel. See "Principal Shareholders." Global was formed in January 1995 for the exclusive purpose of acting as a financing vehicle for the purchase of telecommunications equipment from Siemens to be used by the Operating Companies for the development of their telephone networks. Global has financed, or intends to finance, its purchases of equipment from Siemens (the "Siemens Financing"). Global then has leased, or intends to lease, such equipment to an Operating Company pursuant to a lease agreement (each, a "Global Lease") with terms substantially similar to the Siemens Financing. Transtel purchased equipment, to be used by Caucatel, directly from Siemens ($3.3 million for switches and $500,000 for installation) and contributed such equipment to Caucatel as part of its capital. Caucatel is the only Operating Company that does not lease its equipment from Siemens. See
Note 26 to the Consolidated Financial Statements and "--Transtel-Siemens Arrangement." Under the Global Leases, if the Operating Companies are in default under the Leases, Global has the right to take action against the assets leased thereunder, including repossession or sale of the assets. See "Certain Related Party Transactions--Undertakings by Global Regarding Indebtedness and Line of Business."

  As a part of the Expansion Plan, Global has entered into two purchase agreements and two letters of intent with Siemens for the provision of certain equipment necessary for the Expansion Plan, each as described below (such purchase agreements and the letters of intent, the "Purchase Agreements").

  In consideration for Siemens agreeing to modify certain terms to the existing Purchase Agreements in connection with the Offering, Global has assigned to Siemens the lease payments under each of the Global Leases in case an event of default occurs and is continuing under the Purchase Agreements.

  Global I Purchase Agreement. On May 2, 1996, Global entered into a purchase agreement with Siemens (as amended on July 28, 1997, the "Global I Purchase Agreement") to purchase certain landline telecommunications equipment to be used for the development of each of TelePalmira's, TeleJamundi's and Unitel's respective wireline networks for an aggregate amount of approximately $20.0 million, of which 15% (approximately $3.0 million) was paid upon execution of the Global I Purchase Agreement. The remaining 85% of the price of equipment delivered and installed by Siemens under the Global I Purchase Agreement is payable by Global in 20 semi-annual payments, commencing six months after the completion of the Turn-Key Arrangements. Global's obligations under the Global I Purchase Agreement are secured by a pledge of the lease payments under the Global I Leases (as defined below).

  Global I Leases. On August 1, 1996, Global entered into a lease agreement with each of the following Operating Companies: TelePalmira (the "Global-TelePalmira Lease"); TeleJamundi (the "Global-TeleJamundi Lease"); and Unitel (the "Global-Unitel I Lease") (the Global-TelePalmira Lease, Global-TeleJamundi Lease and Global-Unitel I Lease are collectively referred to as the "Global I Leases").

    Global-TelePalmira Lease. Pursuant to the Global-TelePalmira Lease, TelePalmira agreed to pay Global an aggregate amount of approximately $14.4 million to lease, for a 12-year term, certain switching and cable equipment that Global purchased from Siemens under the Global I Purchase Agreement. The Global-TelePalmira Lease includes an option to purchase the equipment for an additional $285,000 at the end of the lease term.

    Global-TeleJamundi Lease. Pursuant to the Global-TeleJamundi Lease, TeleJamundi agreed to pay Global an aggregate amount of $5.3 million to lease, for a 12-year term, certain switching and cable equipment that Global purchased from Siemens under the Global I Purchase Agreement. The Global-TeleJamundi Lease includes an option to purchase the equipment for an additional $104,000 at the end of the lease term.

    Global-Unitel I Lease. Pursuant to the Global-Unitel I Lease, Unitel agreed to pay Global an aggregate amount of $3.7 million to lease, for a 12-year term, certain switching and cable equipment that Global purchased from Siemens under the Global I Purchase Agreement for its wireline applications. The Global-Unitel I Lease includes an option to purchase the equipment for an additional $73,000 at the end of the lease term.

  Global II Purchase Agreement. On May 30, 1997, Global entered into a purchase agreement with Siemens (as amended on July 28, 1997 and October 17, 1997, the "Global II Purchase Agreement") to purchase certain landline and wireless telecommunications equipment to be used for the development of TeleCartago's, Bugatel's and Unitel Wireless' networks for an aggregate amount of approximately $34.0 million, of which approximately $3.7 million was paid upon execution of the Global II Purchase Agreement. The remaining price of equipment delivered and installed by Siemens under the Global II Purchase Agreement is payable by Global in 20 semi-annual payments. Global's obligations to Siemens under the Global II Purchase Agreement will be secured by a pledge of the lease payments under the Global II Leases (as defined below). Due to the modification of the Company's network plan with respect to Bugatel and TeleCartago, the Company and Siemens have amended the Global II Purchase Agreement to increase the amount of equipment and increase the amount of the financing that will be provided by Siemens as a result thereof.

  Global II Leases. On July 28, 1997, Global entered into a lease agreement with Unitel (the "Global-Unitel II Lease") and TeleCartago (the "Global-TeleCartago Lease" and, together with the Global-Unitel II Lease and the lease to be entered into with Bugatel, the "Global II Leases") for certain of the equipment that is the subject of the Global II Purchase Agreement. Global then leased the remainder of the equipment that is the subject of the Global II Purchase Agreement to Bugatel under leases with terms and conditions similar to those of the Global I Leases.

    Global-Unitel II Lease. Pursuant to the Global-Unitel II Lease, Unitel agreed to pay Global an aggregate amount of $26.9 million to lease, for a 12-year term, certain wireless telecommunications equipment that Global purchased from Siemens under the Global II Purchase Agreement. The Global-Unitel II Lease includes an option to purchase the equipment for an additional $525,000 at the end of the lease term.

    Global-TeleCartago Lease. Pursuant to the Global-TeleCartago Lease, TeleCartago agreed to pay Global an aggregate amount of $9.9 million to lease, for a 12-year term, certain switching and cable equipment that Global purchased from Siemens under the Global II Purchase Agreement. The Global-TeleCartago Lease includes an option to purchase the equipment for an additional $197,000 at the end of the lease term.

  Global III Letters of Intent. Siemens and Siemens A.G. have entered into letters of intent, dated April 25, 1997 and September 25, 1997 (the "Letters of Intent"), with the Company which outline the proposed terms of the purchase and financing of various telecommunications equipment to be used by Transtel to substantially complete the Expansion Plan. Global, the Company and Siemens intend to structure these purchases with similar terms to those used under the Global I and Global II Purchase Agreements and the Global I Leases and Global II Leases. The purchase agreements to be entered into in connection with the Letters of Intent are referred to herein as the "Global III Purchase Agreements" and the leases to be entered into in connection with the Letters of Intent are referred to herein as the "Global III Leases." See "Risk Factors--Network Rollout Risks; Reliance on Suppliers; Delays in Construction."

TRANSTEL-SIEMENS ARRANGEMENT

  On May 23, 1997, Transtel entered into a purchase agreement with Siemens (as amended on October 17, 1997, the "Transtel-Siemens Purchase Agreement") for certain telecommunications equipment to be used by Caucatel in the installation of approximately 23,000 lines, for an aggregate amount of approximately $3.3 million payable over a ten-year period, commencing six months after the completion of the Turn-Key Arrangements. See Note 26 to the Consolidated Financial Statements. The obligations of Transtel under the Transtel-Siemens Purchase Agreement are secured by a promissory note from Transtel.

  The Company is currently negotiating with Siemens to enter into contracts for the supply of equipment to effect the TeleGirardot Expansion Plan.

DIAN FINANCING

  DIAN allows for the deferral of taxes and duties related to the purchase of certain imported telecommunications equipment used by the Company, through its Operating Companies, in the Expansion Plan. Based on the expected imported equipment to be purchased under the Expansion Plan, the Company estimates that it will defer approximately $23.1 million of taxes and duties during the Expansion Plan that will be paid over a five-year period commencing six months from the date of incurrence. The DIAN Financing does not bear any interest. The DIAN Financing has been obtained with respect to the equipment which is the subject of the Global I Purchase Agreement. The Company believes it will be able to obtain such financing with respect to the equipment to be purchased pursuant to the Global II and Global III Purchase Agreements.

IBM ARRANGEMENT

  The Company has entered into an agreement with IBM, dated June 25, 1997 (the "IBM Agreement"), whereby IBM has agreed to provide and install all the Internet and voice mail related hardware and software for the Company's telephone systems. Under the IBM Agreement, the Company has agreed to pay IBM an aggregate amount of $3.4 million for such equipment. On September 30, October 28 and October 30, 1997, Unitel entered into 60-month leases with IBM for $2.3 million, $427,000 and $730,000, respectively, for this equipment.

              INDUSTRY OVERVIEW; LEGAL AND REGULATORY ENVIRONMENT

  Colombia is one of the oldest democracies and most stable economies in Latin America and is one of only three countries in Latin America rated investment grade by all three major rating agencies. Colombia has achieved positive real economic growth every year since 1950 and averaged compounded annual growth in Gross Domestic Product ("GDP") of approximately 4.7% from 1992 to 1996, one of the highest growth rates in Latin America. Annual inflation has declined over the past six years from 26.8% in 1991 to 17.7% in 1997. In recent years, the Colombian government has encouraged foreign investment and exports through reduced foreign exchange controls and lower import quotas and tariffs. The Colombian government has also begun to open certain public services, such as power and banking, to private sector investment and is considering other sectors for privatization. In part as a result of these policies, net foreign investment in Colombia has grown from $3.5 billion in 1990 to $10.5 billion in 1997. During the same period, Colombia has achieved increased diversification of its export base and the value of its exports has grown from $6.7 billion to $11.6 billion. See "Risk Factors--Colombian Political, Economic and Social Risks."

  In 1995, Colombia had approximately 4.9 million installed lines, representing a penetration of approximately 14.0 lines per 100 people which generated approximately $635 million of revenues representing approximately 44% of the $1.5 billion telecommunications industry. Historically, local telephony has been treated as a utility. The local telephony network is fragmented and approximately 30 municipal operators service approximately 780 municipalities. Prior to deregulation, each municipal operator had a monopoly in the region which it served and typically provided limited and often marginal service. As a result, Colombia is significantly underserved by existing wireline operators and demand for telephone service substantially outweighs supply for telephone lines. This is evidenced by multi-year waiting lists and unsatisfied demand in Colombia for approximately 1.2 million telephone lines as estimated by the DNP. The DNP also projects that the country's existing installed line network will need to more than double by 2007 in order to keep pace with growing demand.

  The Colombian government, recognizing the importance of an effective telecommunications infrastructure and the role that the telecommunications industry plays in national development, identified the problems in the telecommunications industry and, from 1990 to 1994, established the regulatory environment required to support private sector participation. The government enacted decrees addressing many facets of operation including interconnection, numbering and tariffs.

  In 1990, the Ministry of Communications issued Decree 1900 which permitted private sector's participation in the state-owned telecommunications industry. The decree launched a deregulation process which resulted in the privatization of local wireline telecommunications, the sale of cellular licenses and the planned privatization of the national long distance carrier, TELECOM. Law 142 established the basic guidelines for the privatization of basic services, including telecommunications, thereby introducing open competition in the telecommunications sector and promoting a tariff environment whereby participants would be encouraged to compete on the basis of efficiency and service rather than price.

  There is currently no restriction in Colombia on competition within the local telephony business and therefore any person can organize and operate a telephone company provided such person has obtained the civil works permits for the construction of the telephone networks from the local municipalities in the market in which such person operates. Law 142 prohibits a municipality from denying a company the permit requirements for such works. In addition, telephone companies are required to enter into interconnection agreements with the long distance carrier, TELECOM, and other local municipalities for the provision of national and international long distance services and local service, respectively. Law 142 requires that this access be granted. See "Business--Interconnection Agreements--Local Connections" and "Business-- Interconnection Agreements--Long-Distance Connections."

  Telephone companies are subject to the supervision of the Superintendencia de Industria y Comercio (Superintendency of Industry and Commerce), which is empowered to enforce antitrust regulations, protect free competition in the marketplace and protect consumer rights on a case by case basis, and to the supervision of the Superintendencia de Sociedades (Superintendency of Corporations), which is entitled by Colombian Commercial Law to exercise regulatory control over certain activities of telecommunication service providers. The Superintendencia de Servicios Publicos (Superintendency of Public Services) ("SPS") was created as a new organization under Law 142 to review the management and performance of utilities. Telecommunications service providers are required by Law 142 to appoint an external professional reviewer to also review their management and performance. This requirement may be waived by the SPS if it is satisfied that a company's internal controls are sufficient.

  Pursuant to such new regulations, the CRT was created as a special administrative unit with administrative, technical and financial independence to oversee the telecommunications sector. The CRT is funded by the companies it regulates, which are required to pay a fee for this purpose. For 1996, this fee was set at 0.65% of 1995 operating expenses. The CRT is chaired by the Minister of Communications, and also includes, as members, the Director of the DNP and three technical experts appointed by the President of Colombia for three-year terms. Whereas the SPS is responsible for oversight and control and has the power to impose sanctions for non-compliance with regulations, the CRT performs the regulatory functions in the industry such as the establishment of tariffs for all telecommunication services, which allows operators to set prices in accordance with costs or at levels established by their competitors. In addition, the CRT issues regulations for the purpose of promoting competition, reviews the efficiency of monopolistic service providers, sets technical standards for telephone services to ensure continuous, quality service to telephone subscribers, and is also appointed to resolve disputes among telephone service providers and between providers and consumers. The CRT also has the authority to review the efficiency of service providers and order the liquidation of monopolistic service providers which are found to be inefficient. Where competition is lacking, the CRT may also set fixed fees for services.

  The CRT restricts the activities of telephone service providers in order to ensure free competition in the marketplace. For example, users may not be required to purchase other services together with telephone service or be required to purchase telephone equipment. Service providers are obligated to permit other licensed service providers access to their telephone networks on the basis of "equal access--equal fees."

  Local telephone service providers are free to set their own fees within maximum and minimum limits set by the CRT. The minimum is the cost of providing the service and the maximum is set for each service provider based on its expenses and infrastructure investment. The maximum and minimum limits are set for five-year periods and adjusted annually for inflation. The limits can be modified within the five-year period if there is a prior agreement between the CRT and the service provider to do so or in extraordinary circumstances.

  Domestic and international long distance service has been provided exclusively by TELECOM, which has had a monopoly on international and long distance calls. However, in 1995, the Colombian government announced its intention to open the long distance market to competition. The CRT has established a process under which the opening of the long distance market to competition is to be reviewed. The conditions for a new entrant include: (i) an initial payment of $150 million for a ten-year license, which is automatically renewed at no cost for an additional ten-year period and a monthly payment of 5% of the gross revenues to the Ministry of Communications payable over the duration of the license; (ii) the members of the consortium must have at least 400 million minutes of international long distance traffic;
(iii) the operation of a minimum of 150,000 local telephone lines in Colombia but in no case serving over 35% of the Colombian telephone market; and (iv) the provision of universal service to a wide range of municipalities throughout Colombia. It is expected that tariffs will be under a regulated competitive system until 1999. The Company believes that the deregulation of the long distance market will, as it has in other countries, serve to stimulate phone usage, due to the fact that price competition is likely to lower tariffs to the consumer. The Company does not currently expect that it would qualify to be a new entrant into the long distance market in the near future.

                                  MANAGEMENT

DIRECTORS AND OFFICERS

  The directors and executive officers of the Company are as follows:

   Gonzalo Caicedo Toro............... Director
   Guillermo O. Lopez................. Director and President
   Victoria E. Meza................... Director and General Secretary
   Jorge E. Martinez.................. Director and Financial Vice President
   Anibal E. Prez..................... Director and Technology and Planning Vice
                                        President
   Javier Salgado..................... Director and Operations Vice President
   Carlos A. Arango................... Corporate Development Vice President

  GONZALO CAICEDO TORO, 51, has been a member of the Board of Directors of the Company since August 1993. Mr. Caicedo is an economist by training and an investor in agribusiness, particularly in the sugar cane industry. He is an investor, as well as a member of the Board of Directors of several Colombian companies, including Ingenio Riopaila, S.A., Ingenio Central Castilla, S.A. and Colombina S.A.

  GUILLERMO O. LOPEZ, 42, is a lawyer by training and has been a director of several Colombian companies, such as Colombina S.A. and Ingenio Central Castilla, S.A. and a consultant for other companies. Before joining Transtel, Mr. Lopez provided business, financial and managerial advice to the Caicedo Investors and has been a member of the Board of Directors and President of the Company since December 1994. Between 1992 and 1993, his principal occupation was the creation of Transtel. Upon incorporation of the Company, Mr. Lopez joined the Company as General Manager and held that position until he was appointed President.

  VICTORIA E. MEZA, 34, has been a member of the Board of Directors of the Company since December 1994 and has been General Secretary since December 1993. Before joining Transtel, Ms. Meza worked as a prosecuting attorney in the Ministry of Finance.

  JORGE ENRIQUE MARTINEZ, 48, has been a member of the Board of Directors of the Company since December 1994. Mr. Martinez worked for Corporacion Financiera del Valle S.A., a financial institution specializing in project finance and investment banking for nine years as Credit Executive and Manager. Mr. Martinez joined Transtel in 1993 as Projects Manager and became Financial Vice President in 1996.

  ANIBAL E. PEREZ, 40, has been a member of the Board of Directors of the Company since January 1997. Mr. Perez worked for EMCALI from September 1993 to October 1996, as Director of External Affairs, Vice President of Network Planning and General Manager. Mr. Perez joined Transtel in October 1996 as Technology and Planning Vice President.

  JAVIER SALGADO, 42, has been a member of the Board of Directors of the Company since January 1997. From 1989 to 1992, he was Regional Manager in Bogota of Alcatel de Colombia, S.A. From 1992 to 1995, he was General Manager of Alcatel de Venezuela, C.A. He joined Transtel in 1995 as Financial Manager and served as General Manager of TelePalmira, TeleJamundi, Unitel and Caucatel before being appointed as Operations Vice President.

  CARLOS A. ARANGO, 44, has been Corporate Development Vice President since July 1997. From 1988 to 1992, Mr. Arango was Finance Manager of Transejes S.A., an affiliate of Dana Corporation. From 1992 to January 1994, Mr. Arango was Corporate Planning Director of Carvajal S.A., responsible for annual strategic business planning, budget, forecasting and economic engineering analysis. From 1994 to 1997, Mr. Arango was Controller for Corporate Development of Lloreda Grasas S.A., responsible for the reengineering process of the company.

  ANIBAL RESTREPO, 46, has been general manager of Unitel since August 1997. From 1975 to 1997 Mr. Restrepo held several positions with Empresas Publicas de Medellin, including Telecommunications Project Director, Head of the Division of Commercialization, Special Projects Director and Head of Network Design.

  ATTILIO CIAMPINI, 52, has been Manager for the Company's Outside Plant since April 1, 1997. From 1988 to 1991, Mr. Ciampini worked for Bell Canada as Access Network Section Manager. From 1991 to 1994, Mr. Ciampini worked as Access Network Management Consultant for Bell Sygma Telecom Solutions. Mr. Ciampini joined Transtel on April 1, 1997 as Technical Manager for Unitel Wireless.

STATUTORY AUDITOR

  Transtel and each of its subsidiaries, as required by the Colombian Commercial Code, has a revisor fiscal ("statutory auditor"). The statutory auditor is elected by the shareholders' general assembly for a one-year period beginning on the date of election. The statutory auditor may be reelected indefinitely. Pursuant to the Commercial Code, the statutory auditor has the obligation to audit a company's annual financial statements and review tax returns of each company in order to indicate their agreement with the accounting records. The statutory auditor also reports on a company's compliance with shareholders and board of directors' resolutions, certain Colombian laws and regulations, and requests by Colombian government entities. The statutory auditor, who has no power over a company's operations, is authorized to investigate and require correction of noncompliance with certain laws, including convening an extraordinary session of the Board of Directors or the shareholders' general assembly. Commencing in 1997, the Company's statutory auditor has been Price Waterhouse, independent accountants.

MANAGEMENT COMPENSATION

  While the Company's directors are not compensated for their services, as of June 30, 1997, the Company's officers were compensated according to the Colombian salary standards for executive officers in the telecommunications sector.

  The aggregate compensation of all executive officers of the Company was approximately Ps80.9 million and Ps599.0 million for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively.

                            PRINCIPAL SHAREHOLDERS

  The following table sets forth the aggregate number of shares of Transtel's voting securities beneficially owned following the Equity Contribution by: (i) each person known by Transtel to be a beneficial owner of more than 5% of any class of Transtel's voting securities; and (ii) each director of Transtel. As of September 30, 1997 and March 30, 1998, there were 5,039,801,222 shares of common stock issued and outstanding.

                                                     NUMBER OF       PERCENTAGE
                                                      SHARES         OF SHARES
                                                   BENEFICIALLY     BENEFICIALLY
NAMED AND ADDRESS(1) OF BENEFICIAL OWNER               OWNED           OWNED
----------------------------------------           -------------    ------------
Guillermo Lopez................................... 2,519,900,611         50%
Gonzalo Caicedo Toro.............................. 2,519,900,611(2)      50%(2)
Gonzalo Caicedo Toro & Cia S.C.S..................   303,367,541          6%
Maria Eugenia Llano...............................   199,999,995          4%
Valentina Caicedo Toro............................             4         --

--------
(1) The address for each listed shareholder is c/o Transtel, S.A., Calle 19N, No. 2-29, 40th Floor, Cali, Colombia.
(2) The "Number of Shares Beneficially Owned" and "Percentage of Shares Beneficially Owned" for Gonzalo Caicedo Toro include the shares registered in the name of Maria Eugenia Llano, his wife, the shares registered in the name of Valentina Caicedo Toro, his daughter, and the shares registered in the name of Gonzalo Caicedo Toro & Cia. S.C.S., which is owned 50% by Maria Eugenia Llano and 50% owned by Gonzalo Caicedo Toro.

                      CERTAIN RELATED PARTY TRANSACTIONS

INGENIO RIOPAILA, S.A. AND INGENIO CENTRAL CASTILLA, S.A. SHARES

  Transtel and Gonzalo Caicedo Toro have entered into several transactions. In the first of these transactions, during 1996, Mr. Caicedo pledged to certain banks part of his shares in two Colombian companies, Ingenio Riopaila, S.A. and Ingenio Central Castilla, S.A. (the "Caicedo Shares") as collateral for loans that such banks made to Transtel in the principal amount of Ps14.6 billion ($11.7 million) (the "Secured Loans"). In the second transaction, during the first quarter of 1997, Transtel borrowed Ps6.9 billion ($5.5 million) (the "Other Loans") and loaned the proceeds to Mr. Caicedo (the "Caicedo Loan"). Mr. Caicedo used the proceeds from the Caicedo Loan to remove certain liens from certain other shares of Ingenio Riopaila, S.A. and Ingenio Central Castilla, S.A. owned by him. Mr. Caicedo then created a trust (the "Caicedo Trust") that borrowed from third parties Ps21.5 billion ($17.3 million) (the "Trust Loan"). In April through July 1997, Mr. Caicedo used Ps6.9 billion ($5.5 million) of the proceeds of this loan to repay the Other Loans on behalf of Transtel. The repayment of the Other Loans by Mr. Caicedo, on behalf of Transtel, was credited by Transtel as a repayment by Mr. Caicedo of the Caicedo Loan. Mr. Caicedo used the remaining proceeds of the Trust Loan (Ps14.6 billion ($11.7 million)) to make a capital contribution, in July 1997, to Transtel, in partial satisfaction of the Equity Contribution. Transtel used this money for the repayment of the Secured Loan. In addition, in July 1997, Mr. Caicedo made a partial equity contribution of Ps0.8 billion ($660,000).

CERTAIN OTHER TRANSACTIONS WITH GONZALO CAICEDO TORO

  In addition to the transactions outlined above, the Company has been involved in a number of transactions with Mr. Caicedo. In 1995, the Company loaned Mr. Caicedo a total of approximately Ps8.4 billion ($6.7 million) of which Mr. Caicedo repaid approximately Ps6.6 billion ($5.4 million) of that loan in the same year. In 1996, the Company lent Mr. Caicedo an additional approximately Ps9.2 billion ($7.4 million). These loans were repaid in full by Mr. Caicedo in 1996 with (i) approximately Ps6.5 billion ($5.2 million) in cash, (ii) the assignment of a 2,000 square meter building located in the municipality of Cali that the Company valued at approximately
Ps1.7 billion ($1.4 million), and (iii) the transfer by Mr. Caicedo of the capital stock of GCT & Cia., which owns 7.59% of Colombina, the largest candy manufacturer in Colombia, that the Company valued at approximately Ps2.7 billion ($2.2 million). As of August 31, 1997, Mr. Caicedo had repaid the balance of additional net loans made to him in 1997 of Ps1.4 billion ($1.1 million), including the Caicedo Loan discussed above. The loans to Mr. Caicedo were non-interest bearing and had no maturity dates.

PURCHASE AGREEMENTS AND LEASE AGREEMENTS WITH GLOBAL

  As part of the Company's tax planning, Global Telecommunications Operations, Inc. ("Global"), a British Virgin Island company owned by the same shareholders who own Transtel, has entered into purchase agreements and letters of intent with Siemens for the purchase of certain telecommunications equipment to be leased by Global to the Operating Companies to develop their respective networks according to the Expansion Plan. In connection with these equipment purchases, Global and the Company have entered into or intend to enter into long-term equipment financing arrangements with Siemens under which Siemens will provide financing for up to 85% of the total cost of such equipment, or approximately $93.4 million. See "Description of Existing Indebtedness--Global-Siemens Arrangements" for the terms of the existing financing arrangements, and see "Risk Factors--Contingency of Vendor Financing." Global in turn has entered into or intends to enter into lease agreements with the Operating Companies for the lease of such equipment. As security for these arrangements, Global has assigned to Siemens the lease payments under the Global leases in case an event of default occurs and is continuing under the Purchase Agreements. See "Description of Existing Indebtedness--Global-Siemens Arrangement."

UNDERTAKINGS BY GLOBAL REGARDING INDEBTEDNESS AND LINE OF BUSINESS

  As a condition precedent to the Offering, Global entered into a Letter of Undertaking, among Global, Siemens, Transtel and the Indenture Trustee (the "Global Undertaking Letter"), whereby Global agreed that it would incur additional indebtedness only if Transtel and the Operating Companies are in compliance with the covenant described under "Description of the Senior Notes--Certain Covenants--Limitation on Indebtedness" after giving effect to any lease or guaranty arrangements entered into by Transtel or any Operating Company in connection with such indebtedness and such indebtedness is used for the purchase of telecommunications equipment to be leased to an Operating Company. Pursuant to the Global Undertaking Letter, Global has also agreed not to engage, directly or indirectly, in any business other than in the business of purchasing telecommunications equipment and the leasing of such equipment to the Operating Companies. In addition, Global has agreed that to the extent it sells or otherwise disposes of any equipment leased under the Global Leases (collectively, the "Equipment"), it will apply all cash proceeds received by it in respect of any sale of, collection from, or other realization upon any Equipment to prepay on a pro rata basis the Senior Notes and any amounts owing by Global to Siemens under the Global Purchase Agreements.

                        DESCRIPTION OF THE CERTIFICATES

  Pursuant to the terms of the Trust Agreement, the Pass Through Trustee will issue the Exchange Certificates on behalf of the Trust and exchange the Original Certificates for the Exchange Certificates. The Certificates will represent undivided beneficial interests in the assets of the Trust. The terms of the Exchange Certificates are substantially identical to the terms of the Original Certificates, except that the Exchange Certificates will have been registered under the Securities Act and will not contain terms restricting transfer of such Exchange Certificates. This summary of certain provisions of the Certificates and the Trust Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms. Wherever particular defined terms of the Trust Agreement are referred to herein, such defined terms are incorporated herein by reference. A copy of the form of the Trust Agreement is available without charge upon request from the Pass Through Trustee.

CERTIFICATES

 General

  Legal title to the Senior Notes will be held at all times by the Trust as a separate legal entity, except where the laws of any jurisdiction where the Senior Notes are located require title to be held by a trustee in which case legal title will be held by the Pass Through Trustee in trust for the benefit of the Certificateholders. Each Certificate will represent a pro rata share of the principal amount of the Senior Notes held by the Trust as well as any other property held by the Trust from time to time, including all payments of principal, interest, redemption premium, if any, and Additional Amounts, if any, paid by the Company in respect of the Senior Notes.

 Payments and Distributions

  All payments of principal, interest, redemption premium or other amounts in respect of the Senior Notes received by, or on behalf of, the Trust will to the extent reasonably practicable, be distributed to Certificateholders on the date such payments are received. From and after October 28, 1997, the Senior Notes will bear interest at a rate of 12 1/2% per annum payable semiannually in cash on each May 1 and November 1 of each year, (each referred to herein as an "Interest Payment Date") commencing May 1, 1998. Interest distributions made on each May 1 and November 1 will be paid to the persons who are the registered Certificateholders on the April 15 and October 15, as the case may be, immediately preceding such Interest Payment Date. Each Certificateholder will be entitled to receive a pro rata share of any payments received by, or on behalf of, the Pass Through Trustee on behalf of the Trust in respect of the Senior Notes.

 Voting Rights

  So long as the Senior Notes are held by the Trust or the Pass Through Trustee, as the case may be, the Pass Through Trustee will not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or execute any trust or power conferred on the Pass Through Trustee with respect to the Senior Notes, (ii) waive any past default that is waivable under the Senior Notes, (iii) exercise any right to rescind or annul a declaration that the Senior Notes are due and payable, (iv) consent to any amendment, modification or termination of the Indenture or the Senior Notes, where such consent is required, without, in each case, obtaining the prior approval of a Majority In Interest of Certificateholders, except that if such consent under the Indenture would require the consent of each holder of Senior Notes affected thereby, no such consent will be given by the Pass Through Trustee without the prior consent of each Certificateholder (see "Description of the Senior Notes--Modification and Waiver"), or (v) take any other action, except as described below. If the Indenture Trustee requests the Pass Through Trustee to take any action with respect to the Senior Notes, including, but not limited to, a request for its consent to any amendment, modification, waiver or supplement under the Indenture, the Pass Through Trustee will immediately mail a notice to each Certificateholder registered as of the date of such notice of the proposed action, and will take such action with respect to the Senior Notes as it is instructed by the Certificateholders; provided, however, that the Pass Through Trustee will not be required to take any action with respect to the Senior Notes, the Indenture, or the Certificates if it has not been assured of being indemnified therefor.

  Any required approval of the Certificateholders may be given at a meeting of Certificateholders convened for such purpose or pursuant to their written consent. The Pass Through Trustee will cause a notice of any meeting at which Certificateholders are entitled to vote, or of any matter upon which action by written consent of such Certificateholders is to be taken, to be given to each Certificateholder in the manner set forth the Trust Agreement.

 Amendment of Trust Agreement

  The Trust Agreement may be amended from time to time by the Pass Through Trustee and the Company, without the consent of the Certificateholders, to cure any ambiguity, to correct or supplement any provision in the Trust Agreement which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, provided that such amendment shall not adversely affect the interests of the Certificateholders.

  The Trust Agreement may be modified or amended by the Pass Through Trustee and the Company with the consent of a Majority In Interest of the Certificateholders; provided, however, that no such modification or amendment may, without the consent of each Certificateholder affected thereby, (i) reduce the amount or delay the timing of any distribution on the Certificates,
(ii) have the effect of any of the events described in "Description of the Senior Notes--Modification and Waiver," or (iii) otherwise adversely affect such Certificateholder.

  Prior to the execution of any amendment, the Pass Through Trustee will be entitled to receive an opinion of counsel that the amendment conforms to the requirements of the Trust Agreement.

 Termination of the Pass Through Trust

  Pursuant to the Trust Agreement, the Trust shall terminate upon the distribution to all Certificateholders of all amounts required to be distributed to them pursuant to the Trust Agreement and the disposition of all funds or property held by the trust.

 Events of Default and Certain Rights Upon an Event of Default

  An event of default under the Trust Agreement (a "Certificate Event of Default") is defined as the occurrence and continuance of an Event of Default under the Indenture (an "Indenture Default"). For a description of the Indenture Defaults, see "Description of the Senior Notes--Events of Default."

  The Trust Agreement provides that as long as an Indenture Default has occurred and is continuing with respect to the Senior Notes, the Pass Through Trustee will exercise such rights and take such actions with respect to the Certificates and the Senior Notes as it is instructed to take pursuant to the written directions of Certificateholders representing the required percentage set forth in the Trust Agreement.

  The Indenture provides that if an Indenture Default has occurred and is continuing with respect to the Senior Notes, the Indenture Trustee may declare the unpaid principal amount of the Senior Notes immediately due and payable, together with any interest accrued thereon. Under certain circumstances the Senior Notes and any accrued and unpaid interest thereon automatically will become due and payable without action by the Indenture Trustee. See "Description of the Senior Notes--Events of Default."

  Any amount paid to the Pass Through Trustee, on behalf of the Trust as holder of the Senior Notes, by the Indenture Trustee under the Indenture following an Indenture Default will be applied first, to cover all fees, indemnity costs, expenses and compensation of the Pass Through Trustee; and second, will thereafter be applied as a distribution to the Certificateholders in accordance with the Trust Agreement.

                         DESCRIPTION OF THE GUARANTEES

GUARANTEE

 General

  On October 28, 1997 the Company executed the Original Certificate Guarantee, for the benefit of the Original Certificateholders, whereby the Company fully, irrevocably and unconditionally guaranteed all of the Trust's obligations under the Original Certificates. Concurrently with the issuance of the Exchange Certificates by the Trust, the Company will execute a like guarantee (the "Exchange Certificate Guarantee"), for the benefit of the Exchange Certificateholders, whereby the Company will fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the Exchange Certificates. The Certificate Guarantee and the Exchange Certificate Guarantee (together the "Certificate Guarantees") will have substantially identical terms. Marine Midland Bank will act as guarantee trustee (together with any successor guarantee trustee, the "Guarantee Trustee") under the Certificate Guarantees.

  The Certificate Guarantees are guarantees by the Company of (i) the punctual payment of the full amount, when due, of the principal of and interest on, and fees and expenses due pursuant thereto, and (ii) the full and timely payment as if payment had been made on a full and timely basis on the Senior Notes. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the Certificateholders.

  The Certificate Guarantees are irrevocable guarantees on a senior basis of the Trust's obligations under the Certificates, and are not guarantees of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Company (a "Direct Action") to enforce its rights under the Certificate Guarantees without first instituting a legal proceeding against any other person or entity). The Certificate Guarantees are held by the Guarantee Trustee for the benefit of the Certificateholders. The Certificate Guarantees will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust. The Trust Agreement provides that each Certificateholder by acceptance thereof agrees to the provisions of the Certificate Guarantees and the Indenture.

 Amendments and Assignment

  The Certificate Guarantees may not be amended without the prior approval of Certificateholders of not less than a majority in aggregate principal amount of the Certificates outstanding.

 Event of Default

  An event of default under the Certificate Guarantees will occur upon the failure of the Company to perform any of its payment obligations thereunder. The Certificateholders of not less than a majority in aggregate principal amount of the Certificates outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Certificate Guarantees or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Certificate Guarantees.

  Any registered Certificateholder may institute a legal proceeding directly against the Company to enforce its rights under the Certificate Guarantees without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

 Information Concerning the Guarantee Trustee

  The duties of the Guarantee Trustee are subject to limitations and qualifications substantially similar to those described with respect to the Pass Through Trustee under "--Information Concerning the Pass Through Trustee."

 Governing Law

  The Certificate Guarantees will be governed by and construed in accordance with the laws of the State of New York.

 Enforcement of Civil Liabilities

  The Company has appointed CT Corporation System, New York, New York, as its agent to receive service of process with respect to any action brought against it in any federal or state court in the State of New York, arising out of the Certificate Guarantees. See "Enforcement of Civil Liabilities" and "Enforcement of Foreign Judgments in Colombia."

REPORTS AND NOTICES

  Upon receipt of any annual and quarterly financial statements from the Company under the Indenture, the Trust will forward a copy of such financial statements to the Pass Through Trustee and the Registrar. See "Description of the Senior Notes--Certain Covenants--Reports." Notices in respect of the Certificates will be given by mail, first-class postage prepaid, to each registered Certificateholder at the address of such Certificateholder set forth in the securities register maintained by the Certificate Registrar with respect to the Certificates. So long as the Certificates are represented by a Global Certificate or Global Exchange Certificate, notices to the Certificateholders may be given by delivery of the relevant notice to DTC, Euroclear and Cedel for communication by them to the relevant account holders.

  If, by reason of the suspension of the mails or for any other reason, it is impracticable to give notice to the Certificateholders in the manner described above, then such notification in lieu thereof as may be made by, or on behalf of, the Pass Through Trustee will constitute sufficient provision of such notice, if such notification, so far as may be practicable, approximates the terms and conditions of the notice in lieu of which it is given. Neither the failure to give notice nor any defect in any notice given to any particular Certificateholder will affect the sufficiency of any notice with respect to other Certificates. Such notices will be deemed to have been given on the date of mailing.

ADDITIONAL AMOUNTS

  All payments made by the Trust under or in respect of the Certificates will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, fee, levy, impost, assessment or other governmental charge (including penalties, interest, additions to tax and any other liabilities related thereto) (collectively referred to as "Taxes") imposed or levied by or on behalf of Colombia, the United States, or any other jurisdiction in which the Trust, the Company or any of the Company's Restricted Subsidiaries is organized or engaged in business for tax purposes (each, a "Taxing Authority"). If the Trust is required to withhold or deduct or if the Trust is otherwise required to pay any amount for or on account of Taxes imposed by a Taxing Authority, from or in respect of any payment made under or with respect to the Certificates, the Trust will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Certificateholder (including Additional Amounts) after such withholding or deduction or other payment of Taxes will not be less than the amount the Certificateholder would have received if such Taxes had not been withheld or deducted or paid; provided that no Additional Amounts will be payable with respect to a payment made to a Certificateholder (A) with respect to any Tax which would not have been imposed, payable or due: (i) but for the existence of any present or former connection between such Certificateholder (or the beneficial owner of, or other person having a right to acquire an interest in, such Certificate) and the relevant Taxing Authority, other than the mere holding of a Certificate; (ii) if the Certificates are held in definitive registered form and the presentation of the definitive Certificate for payment had occurred within 30 days after the date such payment was due and payable or was provided for, whichever is later; or (iii) but for the failure of a Certificateholder that is not a "United States Person" as defined in Section 7701(a)(30) of the United States Internal Revenue Code of 1986, as amended, to comply with certification, information or other reporting requirements concerning the nationality, residence, identity or business activity within the United States of such

Certificateholder (or, if applicable, the beneficial owner of, or other person having a right to acquire an interest in, the Certificate) if such compliance is a condition to such Taxes not having been imposed, payable or due with respect to the payment or (B) if the beneficial owner of, or other person having a right to acquire an interest in, such Certificate had been the Certificateholder and would not be entitled to the payment of Additional Amounts under (A). Except as provided in the second succeeding paragraph below, in no event will Additional Amounts be payable with respect to any tax that is payable otherwise than by withholding from payment of or with respect to principal of, or interest on, the Certificates.

  The Trust will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant Taxing Authority in accordance with applicable law. The Trust will make reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Taxing Authority imposing such Taxes. The Trust will furnish to the Certificateholders, within 60 days after the date that the payment of any Taxes so deducted or withheld is due pursuant to applicable law, either certified copies of tax receipts evidencing such payment by the Trust or, if such receipts are not obtainable, other evidence of such payments by the Trust.

  In addition, the Trust will, upon written request of a Certificateholder (subject to the exclusions set forth in (A) and (B) of the first paragraph above), and provided that reasonable supporting documentation is provided, reimburse each such Certificateholder for the amount of any Taxes levied or imposed by any Taxing Authority and paid by such Certificateholder as a result of payments made by the Trust to such Certificateholder with respect to the Certificates. Any payment pursuant to this paragraph shall be an Additional Amount.

  Whenever in the Trust Agreement, Indenture or in this Prospectus there is mentioned in the context of the payment of amounts based upon the principal of, premium, if any, interest or of any other amount payable under or with respect to any Certificate, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

  In addition, the Trust will pay any stamp, issue, transfer, sales, use, value-added, property, registration, documentary, enforcement or other similar taxes and other duties (including interest and penalties) payable to any Taxing Authority in respect of the creation, issue or offering of the Certificates or any other documents directly related to such creation, issue or offering.

REMOVAL AND RESIGNATION OF THE PASS THROUGH TRUSTEE; APPOINTMENT OF SUCCESSORS

  A Majority In Interest of the Certificateholders may remove the Pass Through Trustee for cause or, if a Certificate Event of Default has occurred and is continuing, with or without cause. If the Pass Through Trustee is removed by the Certificateholders, a successor shall be appointed by the Certificateholders holding at least 25% in principal amount of Certificates. If the Pass Through Trustee resigns, the Company shall immediately appoint its successor. If the Company fails to appoint a successor, the Certificateholders holding at least 25% in principal amount of the outstanding Certificates may appoint a successor. If a successor shall not have been appointed by the Company or by the Certificateholder holding at least 25% in aggregate amount of Certificates, within 30 days of notice of such resignation or removal, the Pass Through Trustee or any Certificateholder may petition a court in the State of Delaware to appoint a successor. Any Pass Through Trustee must meet the applicable requirements of Section 3807 of the Delaware Business Trust Act, 12 Del. c. (S)3801 et seq. Any Pass Through Trustee must at the time of appointment have capital and surplus of at least $50,000,000. No resignation or removal of the Pass Through Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

PAYMENT AND PAYING AGENCY

  Payments in respect of the Certificates will be made to DTC, which payments will be credited to the relevant accounts at DTC on the applicable payment dates or, if the Certificates are not held by DTC, such payments will be made by check mailed to the address of the Certificateholder entitled thereto as such address appears on the securities register for the Certificates. Marine Midland Bank (Marine Midland Bank and any co-paying agent chosen by the Pass Through Trustee and acceptable to the Company, the "Paying Agent") will initially be the paying agent. The Paying Agent will be permitted to resign as Paying Agent upon 30 days' written notice to the Pass Through Trustee and the Company, in which event the Company will appoint a successor to act as Paying Agent.

  If any day for payment and other amounts payable in respect of the Certificates is not a Business Day (as defined herein) in the applicable place of payment, the Certificateholders will not be entitled to payment until the next Business Day following such day in the place of payment or to any interest or other sums in respect of such postponed payment. For purposes of the Trust Agreement, "Business Day" means a day (other than Saturday and Sunday) on which DTC, Euroclear and banks in New York, Delaware and Colombia are open for business.

CERTIFICATE REGISTRAR AND TRANSFER AGENT

  Marine Midland Bank will act as registrar and transfer agent for the Certificates (the "Certificate Registrar").

  Registration of transfers of Certificates will be effected without charge by or on behalf of the Trust, other than amounts with respect to any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Certificate Registrar will not be required to register or cause to be registered the transfer of the Certificates after the Exchange Certificates have been called for redemption.

GOVERNING LAW

  The Trust Agreement and the Certificates will be governed by and construed in accordance with the laws of the State of Delaware.

INFORMATION CONCERNING THE PASS THROUGH TRUSTEE

  The Pass Through Trustee, other than during the occurrence and continuance of a Certificate Event of Default, will perform only such duties as are specifically set forth in the Trust Agreement. The Pass Through Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any Certificateholder unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. The Pass Through Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Pass Through Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                        DESCRIPTION OF THE SENIOR NOTES

GENERAL

  The Senior Notes were issued under an Indenture (the "Indenture"), dated as of October 28, 1997, between the Company and Marine Midland Bank, as indenture trustee (in such capacity, the "Indenture Trustee"). The Indenture permits the issuance of up to $180.0 million of Senior Notes thereunder, $150.0 million of which were offered pursuant to the Offering consummated on October 28, 1997 (the "Initial Senior Notes") and $30.0 million of which may be offered in the future (the "Additional Senior Notes") subject to compliance with the first paragraph of clause (a) of the "--Limitation on Indebtedness" covenant below. For purposes of this section of the Prospectus, the term Senior Notes shall mean the Initial Senior Notes and the Additional Senior Notes. In the event of such a future offering, the Additional Senior Notes would have the same terms as the Initial Senior Notes (including payment dates and maturity) and rank pari passu with the Initial Senior Notes in all respects. The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act. Certain capitalized terms used in this section of the Prospectus are defined below. Whenever particular Sections or defined terms of the Indenture not otherwise defined herein are referred to, such Sections or defined terms are incorporated herein by reference. A copy of the Indenture is available upon request from the Company or the Indenture Trustee. Concurrently with the issuance of the Original Certificates, the Trust invested the proceeds therefrom in the Senior Notes issued by the Company. For purposes of this section of the Prospectus, "Holders" shall mean the holders of the Senior Notes. The Trust is the sole Holder of the Senior Notes.

  The Senior Notes were issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof. Initially, Marine Midland Bank will act as Paying Agent and Registrar for the Senior Notes. The Senior Notes may be presented for registration or transfer and exchange at the offices of the Registrar, which will be the Registrar's corporate trust office at 140 Broadway, 12th Floor, New York, New York 10005. The Company may change any Paying Agent and Registrar without notice to the Holders. The Company will pay principal (and premium, if any) on the Senior Notes at the Paying Agent's corporate trust office in New York, New York. At the Company's option, interest may be paid by check mailed to the registered address of the Holders.

PRINCIPAL, MATURITY AND INTEREST

  The Senior Notes are limited in aggregate principal amount to $180 million. The Senior Notes will mature on November 1, 2007, and bear interest from October 28, 1997 at a rate of 12 1/2% per annum payable semiannually in cash on each May 1 and November 1 (each an "Interest Payment Date"), commencing May 1, 1998. Interest on the Senior Notes will be computed on the basis of a 360-day year of twelve 30-day months.

REDEMPTION

 Optional Redemption

  The Senior Notes are not redeemable at the Company's option prior to November 1, 2002. Thereafter, the Senior Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed in percentages of the principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of the Holders to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing November 1 of the years set forth below:

      YEAR                                                      REDEMPTION PRICE
      ----                                                      ----------------
      2002.....................................................     106.250%
      2003.....................................................     104.688%
      2004.....................................................     103.125%
      2005.....................................................     101.563%
      2006 and thereafter......................................     100.000%

  Notwithstanding the foregoing, in the event of the sale by the Company prior to November 1, 2000 of at least $25 million of its Capital Stock (other than Disqualified Stock) in one or more Public Equity Offerings, or to one or more Strategic Equity Investors, the Company may, at its option, use the Net Cash Proceeds of such sale or sales of Capital Stock to redeem up to 35% of the Senior Notes at a redemption price equal to 112.50% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of the initial principal amount of the Senior Notes (including in such initial principal amount, the initial principal amount of any Additional Senior Notes issued as contemplated by the first paragraph under the heading "--General" above, if issued prior to the date of the redemption pursuant to this paragraph) remains outstanding immediately after such redemption. In order to effect the foregoing redemption with the proceeds of any such sale of Capital Stock, the Company shall make such redemption not more than 120 days after the consummation of any such sale or sales of Capital Stock.

 Mandatory Redemption; Change of Control; Certain Asset Sales

  The Company is not required to make any mandatory redemption or sinking fund payments in respect of the Senior Notes. However, (i) upon the occurrence of a Change of Control, the Company is obligated to make an Offer to Purchase (as defined in "--Offer to Purchase Upon Change of Control") all outstanding Senior Notes at a price of 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase and (ii) upon the occurrence of an Asset Sale, the Company may be obligated to make a Net Proceeds Offer (as defined in "--Certain Covenants--Limitation on Asset Sales") for all or a portion of the outstanding Senior Notes at a price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. See "--Offer to Purchase Upon Change of Control" and "--Certain Covenants--Limitation on Asset Sales," respectively.

 Selection; Effect of Redemption Notice

  In the case of any partial redemption, selection of the Senior Notes for redemption will be made by the Indenture Trustee or Registrar on a pro rata basis by lot or in accordance with any other method the Indenture Trustee considers fair and appropriate. The notice of redemption relating to such Senior Note shall state the portion of the principal amount thereof to be redeemed. A new Senior Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder upon cancellation of the original Senior Note. Upon redemption, unless the Company defaults in providing the funds for such redemption, interest on Senior Notes called for redemption will cease to accrue from and after the date fixed for redemption and, upon redemption, such Senior Notes will then cease to be outstanding.

OFFER TO PURCHASE UPON CHANGE OF CONTROL

  The Indenture provides that upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Senior Notes pursuant to the offer described below (the "Offer to Purchase"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase.

  Within 30 days following the date upon which a Change of Control occurs, the Company must send, by first class mail, a notice to each Holder, with a copy to the Indenture Trustee and Paying Agent, which notice shall govern the terms of the Offer to Purchase. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders will be required to surrender the Senior Notes it wishes to have redeemed, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Note or Notes completed, to the Paying Agent at the address specified in the Senior Notes prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

  If an Offer to Purchase is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control purchase price for all the Senior Notes that might be delivered by the Holders seeking to accept the Offer to Purchase. In the event the Company is required to purchase outstanding

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

Senior Notes pursuant to an Offer to Purchase, the Company expects that it would seek third-party financing to the extent it does not have available funds to meet its purchase obligations. However, the Indenture limits the Company's ability to incur Indebtedness (see "--Certain Covenants--Limitation on Indebtedness") and there can be no assurance that the Company would be able to obtain such financing.

DISBURSEMENT OF FUNDS--ESCROW ACCOUNT

  As provided in the Indenture, the Company has placed approximately $35.0 million of the net proceeds realized from the sale of the Senior Notes, representing funds sufficient to pay the first four interest payments on the Initial Senior Notes, in an escrow account (the "Escrow Account") held by the Escrow Agent for the benefit of Holders of the Senior Notes and the Indenture Trustee in accordance with the Escrow and Disbursement Agreement. The Company entered into the Escrow and Disbursement Agreement, which provides, among other things, that funds may be disbursed from the Escrow Account only to pay interest on the Senior Notes (or, if any Senior Notes have been retired by the Company, funds representing the interest payment on the retired Senior Notes may be paid to the Company on the date of retirement) and, upon certain repurchases or redemptions of Senior Notes, to pay principal of and premium, if any, on the Senior Notes being repurchased or redeemed. Pending such disbursement, the Company will cause such funds contained in the Escrow Account to be invested in Marketable Securities. Interest earned on these Marketable Securities will be added to the Escrow Account. The Escrow Account will be held in the corporate trust office of the Escrow Agent in New York.

  The Company granted to the Indenture Trustee for the benefit of the Holders a security interest in the Escrow Account under the Escrow and Disbursement Agreement. Such security interest secures the payment and performance when due of all of the Obligations of the Company under the Indenture with respect to the Senior Notes, as provided in the Escrow and Disbursement Agreement. The ability of the Holders to realize upon any such funds or securities may be subject to certain bankruptcy law limitations in the event of the bankruptcy of the Company.

  Upon the acceleration of the maturity of the Senior Notes or upon certain redemptions and repurchases of the Senior Notes, the Escrow and Disbursement Agreement provides for the foreclosure by the Indenture Trustee upon the net proceeds of the Escrow Account. Under the terms of the Indenture, the proceeds of the Escrow Account shall be applied to the Obligations under the Senior Notes.

RANKING

  The Senior Notes are senior obligations of the Company ranking pari passu in right of payment with all existing and future senior Indebtedness of the Company and rank senior in right of payment to all existing and future subordinated Indebtedness of the Company, if any. The Company is a holding company that conducts substantially all of its operations through its subsidiaries. Other than claims under the Intercompany Notes, the Senior Notes are effectively subordinated to all existing and future liabilities and Indebtedness of the Company's subsidiaries. Subject to certain limitations set forth in the Indenture and as described under "--Limitations on Liens" below, the Company and its Restricted Subsidiaries may incur Indebtedness which is secured by assets of the Company and its Restricted Subsidiaries. Any right of the Company to receive assets of the Company's Restricted Subsidiaries or any future Restricted Subsidiaries of the Company, upon a Restricted Subsidiary's liquidation or reorganization (and the consequent right of the Holders to participate in those assets), are effectively subordinated to the claims of that Restricted Subsidiary's creditors, except to the extent that the Company is itself recognized as a creditor of such Restricted Subsidiary as in the case of Indebtedness evidenced by Intercompany Notes, although other creditors of such Restricted Subsidiary may be secured by certain assets of such Restricted Subsidiary.

SECURITY

  The Senior Notes are secured by a first priority security interest in: (i) the Intercompany Notes, which Intercompany Notes represent senior unsecured obligations of each Restricted Subsidiary and rank senior in right of payment to all existing and future subordinated Indebtedness of the respective Restricted Subsidiary and pari

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

passu with all existing and future Senior Indebtedness of such Restricted Subsidiary; and (ii) pending disbursement pursuant to the Escrow and Disbursement Agreement, the Escrow Account and the Refinancing Account.

CERTAIN COVENANTS

 Limitation on Indebtedness

  (a) Under the terms of the Indenture, the Company will not, and will not permit any Restricted Subsidiary to, incur any Indebtedness; provided that the Company and its Restricted Subsidiaries may incur Indebtedness if, after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Indebtedness to Annualized EBITDA Ratio as of the date of such incurrence shall not exceed (x) 6.0 to 1.0 if such incurrence occurs on or prior to the second anniversary of the Issue Date, (y) 5.5 to 1.0 if such incurrence occurs after the second anniversary of the Issue Date and on or prior to the third anniversary of the Issue Date and
(z) 5.0 to 1.0 if such incurrence occurs thereafter.

  The foregoing limitation will not apply to: (i) Indebtedness evidenced by the Initial Senior Notes; (ii) the existing Indebtedness, consisting of (A) Indebtedness of the Company under the Transtel-Siemens Purchase Agreement in an amount not to exceed $3.4 million; (B) the Obligations of the Restricted Subsidiaries under the Global I Leases, Global II Leases and Global III Leases in an amount not to exceed $95.0 million; (C) Obligations of the Company under the DIAN Financing in an amount not to exceed $25.0 million, (D) Obligations of the Company under the IBM Financing in an amount not to exceed $3.4 million; (E) Obligations of the Company under the purchase money financing existing on the Issue Date in an amount not to exceed $6.5 million; and (F) Obligations of the Company under the Certificate Guarantees; (iii) the Other Existing Indebtedness; (iv) the incurrence by the Company or its Restricted Subsidiaries of Bank Indebtedness in an aggregate principal amount at any one time outstanding, together with Indebtedness incurred under clause (xi) below, not to exceed $25.0 million, as such amount may be permanently reduced as specified in the "--Limitation on Asset Sales" covenant described below; provided that the use of the proceeds of such Bank Indebtedness will not be used to make Investments; (v) (A) the Guarantee by Restricted Subsidiaries of Bank Indebtedness permitted to be incurred by the Company and (B) the Guarantee by the Company of Bank Indebtedness permitted to be incurred by Restricted Subsidiaries, in each case pursuant to clause (iv) above; (vi) Indebtedness of the Company to any Restricted Subsidiary; provided that (a) any such Indebtedness is unsecured and subordinated, pursuant to a Subordination Agreement, in right of payment to the Senior Notes and (b) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness to a Person not a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness not permitted by this clause (vi); (vii) Indebtedness of a Restricted Subsidiary issued to and held by the Company; provided that (a) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness to a Person not a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness not permitted by this clause (vii) and (b) if such Indebtedness arises from loans or advances made to a Restricted Subsidiary by the Company with the proceeds of the Senior Notes, such Indebtedness shall be evidenced by an Intercompany Note; (viii) the incurrence by the Company or its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount not to exceed $10.0 million at any one time outstanding; (ix) the incurrence (a "Permitted Refinancing") by the Company or its Restricted Subsidiaries of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace or refund Indebtedness incurred pursuant to the first paragraph of this clause (a) or pursuant to clauses (i) (but, only as to clause (i), only to the extent the proceeds thereof are used to purchase Senior Notes tendered in an Offer to Purchase made as a result of a Change of Control), (ii), (iv), (v), (vii) and (viii) above or theretofore incurred pursuant to this clause (ix) ("Refinancing Indebtedness"); provided that: (a) the net proceeds of such Refinancing Indebtedness shall not exceed the principal amount of and required premium, if any, and accrued interest on the Indebtedness so extended, refinanced, renewed, replaced, substituted or refunded (or if such Indebtedness was issued at an original issue

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

discount, the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the time of the repayment of such Indebtedness) and reasonable expenses incurred in connection therewith; (b) the Refinancing Indebtedness shall have a final maturity not sooner than, and an Average Life equal to or greater than, the final maturity and remaining Average Life of the Indebtedness being extended, refinanced, renewed, replaced or refunded; (c) if the Indebtedness being extended, refinanced, renewed, replaced or refunded is subordinated in right of payment to the Senior Notes, the Refinancing Indebtedness shall be subordinated in right of payment to the Senior Notes pursuant to a Subordination Agreement;
(d) the obligor with respect to the Refinancing Indebtedness shall be the same as the obligor with respect to the Indebtedness being extended, refinanced, renewed or replaced or refunded, and there shall be no additional guarantors (direct or indirect) with respect to any such Refinancing Indebtedness; and
(e) the Refinancing Indebtedness shall be unsecured, secured in compliance with the "--Limitation on Liens" covenant, or, if the Indebtedness being extended, refinanced, renewed, replaced or refunded is secured, the respective Refinancing Indebtedness may be secured, but only to the same extent as the Indebtedness being refinanced, renewed, replaced or refunded; (x) Indebtedness of the Company or any Restricted Subsidiary (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) in respect of Currency Agreements or Interest Rate Agreements incurred for the purpose of hedging against currency or interest rate risks with respect to Indebtedness incurred in accordance with the first paragraph of clause (a) of "--Limitation on Indebtedness" and which the Company in good faith determines is non-speculative in nature and is a bona fide hedge against fluctuations in currency values or interest rates, respectively; provided, that in the case of Currency Agreements that relate to other Indebtedness, such Currency Agreement does not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or by reasons of fees, indemnities and compensation payable thereunder and in the case of Interest Rate Agreements, the notional amount of such Interest Rate Agreement does not exceed the underlying obligation or amount to which such Interest Rate Agreement relates; and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company (other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition; and (xi) Guarantees by the Company of operating leases expensed under GAAP of its Restricted Subsidiaries; provided that the Company's Obligations under such Guarantees and Indebtedness incurred under clause (iv) shall not exceed $25.0 million. The Company and its Subsidiaries may incur Acquired Debt only in compliance with this covenant.

  (b) For purposes of determining any particular amount of Indebtedness under this "--Limitation on Indebtedness" covenant, Liens on such Persons' assets or obligations of such Persons with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this "-- Limitation on Indebtedness" covenant, (A) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above paragraph, the Company shall classify such item of Indebtedness and only be required to include the amount of such Indebtedness in one of such types of Indebtedness and (B) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in conformity with GAAP. The Indenture further provides that, notwithstanding any other provision of the "--Limitation on Indebtedness" covenant, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may incur pursuant to this "--Limitation on Indebtedness" covenant shall not be deemed to be exceeded due solely to the result of fluctuations in the exchange rates of currencies after the date of the respective incurrence of Indebtedness otherwise in conformity with the provisions of this "--Limitation on Indebtedness" covenant.

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

 Limitation on Restricted Payments

  So long as any of the Senior Notes are outstanding, the Company and its Restricted Subsidiaries will not, directly or indirectly, (i) declare or pay any dividend or make any distribution on Capital Stock of the Company or any of its Restricted Subsidiaries (other than dividends or distributions payable solely in shares of such Capital Stock held by holders of such Capital Stock or in options, warrants, or other rights to acquire such shares of Capital Stock), (ii) repurchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of the Company or any of its Restricted Subsidiaries (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person (other than any such Capital Stock owned by the Company), (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Senior Notes or Indebtedness of Restricted Subsidiaries that is subordinated to the Intercompany Notes, or (iv) make any Investment in any Person (such payments or any other actions described in clauses (i) through (iv) being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) a Default or Event of Default shall have occurred and be continuing, (B) the Company could not incur at least $1.00 of Indebtedness under the first paragraph of the "--Limitation on Indebtedness" covenant (without reliance upon any of the exceptions in clauses (a)(i) through (xi) under "--Limitation on Indebtedness") or (C) the aggregate amount expended for all Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) after the Issue Date shall exceed the sum of (1) 50% of the aggregate amount of the Consolidated Net Income (or, if the Consolidated Net Income is a loss, minus 100% of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Issue Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which annual or interim financial statements of the Company have been delivered to the Indenture Trustee in compliance with the covenant described in "--Reports", plus (2) 100% of the aggregate Net Cash Proceeds received by the Company after the Issue Date from the issuance and sale permitted by the Indenture of (A) its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company, or (B) the issuance to a Person who is not a Subsidiary of the Company of Indebtedness of the Company that has been exchanged for or converted into Capital Stock of the Company, plus without duplication of amounts included pursuant to clause (1) above, (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary, or designations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), in the aggregate under this subclause (3) not to exceed the amount of Investments previously made by the Company and its Restricted Subsidiaries in such Person.

  The foregoing provision shall not be violated by reason of: (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph; (ii) the payment of dividends or distributions by a Restricted Subsidiary on its Capital Stock to the Company or any other Restricted Subsidiary that owns equity interests in the Restricted Subsidiary making the respective payment; (iii) in connection with a payment of dividends or distributions by a Restricted Subsidiary to its shareholders generally, the payment to the minority shareholders, if any, of such Restricted Subsidiary of dividends or distributions (not to exceed their proportionate share of the dividends or distributions so paid); provided that in no case shall any Affiliate Minority Shareholder shall be entitled to receive dividends or distributions pursuant to this clause (iii); (iv) so long as no Default or Event of Default shall have occurred and be continuing, the making of any principal payment or repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Company which is subordinated in right of payment to the Senior Notes, in exchange for, or out of the proceeds of a substantially concurrent issuance of, shares of the Capital Stock of the Company; (v) so long as no Default or Event of Default shall have occurred and be continuing, a Permitted Refinancing; or (vi) Permitted Investments; provided, that, with respect to Investments by the Company in a Restricted Subsidiary, no more than an aggregate principal amount of $35.0 million of the gross proceeds of the Initial Senior Notes shall be applied to make Investments in the Capital Stock of Restricted

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

Subsidiaries and provided further that the aggregate investment in any Restricted Subsidiary in the form of Intercompany Notes shall not exceed 20% of the gross proceeds of the Notes. The amounts referred to in clauses (i),
(iii) and (iv) shall be included as Restricted Payments in any computation made pursuant to the first paragraph above.

  Not later than the making of any Restricted Payment, the Company shall deliver to the Indenture Trustee an Officers' Certificate (as defined in the Indenture) stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "--Limitation on Restricted Payments" were computed.

 Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

  So long as any of the Senior Notes are outstanding, the Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

  The foregoing provisions shall not restrict any encumbrances or restrictions: (i) existing on the Issue Date, including those in the Indenture or in the Existing Indebtedness, and any Permitted Refinancings thereof; provided that the encumbrances and restrictions in any such Permitted Refinancings are in the aggregate not materially more restrictive than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced; (ii) existing under or by reason of applicable law and not due to any contractual arrangement; (iii) in the case of clause (iv) of the first paragraph of this covenant, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture, (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness for borrowed money, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary, (D) existing pursuant to any purchase money obligations for property solely with respect to the property acquired or (E) existing pursuant to any mortgage or construction financing that imposes restrictions solely on the real property acquired or improved; (iv) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property or assets of, such Restricted Subsidiary; or (v) included in Bank Indebtedness or Guarantees incurred pursuant to clauses (iv) and (v) of the second paragraph of the "--Limitation on Indebtedness" covenant, respectively, so long as, in the case of this clause
(v), the relevant restrictions in no event restrict payments to the Company to be used by it to make payments of principal, interest or other amounts as required pursuant to the terms of the Senior Notes or the Indenture other than to require that no such payment be made if there is a default or event of default with respect to the Bank Indebtedness or Guarantees. Nothing contained in this "--Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the "--Limitation on Liens" covenant or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

 Limitation on the Issuance and Sale of Capital Stock of Restricted
Subsidiaries

  Under the terms of the Indenture, the Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company, a Wholly-Owned Subsidiary or, in the case of Restricted Subsidiaries, the Municipal Shareholders of such Restricted Subsidiary so long as such Restricted Subsidiary remains a Subsidiary of the Company; (ii) if, immediately after giving

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

effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary; (iii) issuances or sales to foreign nationals of shares of Capital Stock of Restricted Subsidiaries, to the extent required by applicable law; and (iv) issuances or sales of Capital Stock of Restricted Subsidiaries to persons who after such issuance or sale will hold a minority interest in such Restricted Subsidiary; provided that in the case of clauses (ii) and (iv), the Company or such Restricted Subsidiary applies the Net Cash Proceeds, if any, of any such sale in accordance with the "-- Limitation on Asset Sales" covenant described below.

 Limitation on Issuances of Guarantees by Restricted Subsidiaries

  The Company will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Company ("Guaranteed Indebtedness"), unless (i) such Restricted Subsidiary simultaneously executes and delivers a Subsidiary Guarantee and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that (A) (x) existed at the time such Person became a Restricted Subsidiary and (y) was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or (B) Guarantees of Bank Indebtedness incurred by the Company pursuant to clause (iv) of the second paragraph of the "--Limitation on Indebtedness" covenant. If the Guaranteed Indebtedness is (A) pari passu with the Senior Notes, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee or (B) subordinated to the Senior Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Senior Notes.

  Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each Wholly-Owned Subsidiary's Capital Stock in such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture) or (ii) the release or discharge of the Guarantee or other Indebtedness which resulted in the creation of such Subsidiary Guarantee, except a release or discharge by or as a result of payment under such Guarantee.

  Under certain circumstances, the Company may cause the execution and delivery of Subsidiary Guarantees. Each Subsidiary Guarantee delivered by a Restricted Subsidiary is limited to such amount as will not, after giving effect thereto, and to all other liabilities of such Restricted Subsidiary, result in such amount constituting a fraudulent transfer or conveyance.

 Limitation on Transactions with Shareholders and Affiliates

  Under the terms of the Indenture, the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any legal or beneficial owner (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary (each of the foregoing, an "Affiliate Transaction"), unless: (i) such Affiliate Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary than those that would have been obtained at the time of such transaction or at the time of the execution of the agreement providing therefor in a comparable arm's-length transaction with a Person that is not such a Related Person and (ii) the Company delivers to the Indenture Trustee: (x) with respect to any Affiliate Transaction involving aggregate payments in excess of $250,000 but less than $2.5 million, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above, (y) with respect to any Affiliate Transaction involving aggregate payments equal to or greater than $2.5 million but less than $15.0 million, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and (A) that such Affiliate Transaction has been approved by at least three disinterested directors of the Board of

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Directors of the Company and, in any case, by a majority of the disinterested directors of the Board of Directors of the Company or (B) a written opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view issued by an independent internationally recognized investment banking firm or independent Colombian investment banking firm with respect to any such Affiliate Transaction, and (z) with respect to any Affiliate Transaction involving aggregate payments equal to or greater than $15.0 million, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and a written opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view issued by an independent internationally recognized investment banking firm with respect to any such Affiliate Transaction.

  Notwithstanding the foregoing, the following shall not be deemed Affiliate
Transactions: (i) any transaction between the Company and any of its Restricted Subsidiaries or between Restricted Subsidiaries, provided such transaction complies with clause (i) in the first paragraph above (other than for amounts paid by a Restricted Subsidiary to the Company in respect of corporate overhead); (ii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company; (iii) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes; (iv) Global I Leases, Global II Leases and Global III Leases, and any extension, amendment, replacement or renewal thereof on substantially similar terms; (v) any Restricted Payments not prohibited by the "--Limitation on Restricted Payments" covenant; or (vi) equipment leases with Affiliates entered into after the Issue Date; provided such leases comply with clause (i) in the first paragraph above and the Company delivers to the Indenture Trustee a resolution of the Board of Directors of the Company set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with clause (i) in the first paragraph above, and contains terms substantially similar to the terms of Global I Leases, Global II Leases and Global III Leases, and any extension, amendment, replacement or renewal thereof.

 Limitation on Liens

  Under the terms of the Indenture, the Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, except for Permitted Liens.

  The Indenture will also provide that if the Company or any of its Restricted Subsidiaries shall create, incur, assume or suffer to exist any Lien, other than a Permitted Lien, on any assets or other property to secure Indebtedness in violation of this covenant, the Company or such Restricted Subsidiary, as the case may be, shall make effective provision for securing the Senior Notes equally and ratably with such Indebtedness as to such assets or other property for so long as such Indebtedness shall be so secured.

 Limitation on Modifications to Certain Documents

  The Company will not, and will not permit any of its Restricted Subsidiaries to: (a) after the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms or provisions of the Intercompany Notes in any manner adverse to the interests of the Holders and the Indenture Trustee under the Pledge Agreement, or forgive or reduce (except to extent resulting from actual repayment to the Company in cash) the principal amount of the Indebtedness evidenced thereunder, or (b) amend or modify any of the terms or provisions of its estatutos sociales or other charter documents and, in the case of the Restricted Subsidiaries, any lease agreement to which an Affiliate of such Restricted Subsidiary or an Affiliate of the Company is a party, in any manner adverse to the interests of the Holders.

 Limitation on Asset Sales

  Under the terms of the Indenture, the Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the consideration received by the Company or such Restricted Subsidiary is at least equal to the Fair Market Value of the assets sold or disposed of (as determined in good faith by the Company's Board of Directors or if the Fair Market Value of such assets (A) exceeds $10.0 million but is less

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than $25.0 million, the Company shall receive from an independent internationally recognized investment banking firm or independent Colombian investment banking firm or (B) exceeds $25.0 million, the Company shall receive from an independent internationally recognized investment banking firm, a written opinion in customary form as to the fairness, to the Company, of such Asset Sale) and (ii) at least 75% of the consideration received consists of cash or Cash Equivalents.

  Upon the consummation of an Asset Sale, the Company may apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 270 days of receipt thereof either to (A) permanently prepay any Bank Indebtedness and, in the case of any Bank Indebtedness outstanding under a revolving credit facility, to effect a permanent reduction in the availability under such revolving credit facility, (B) invest in property or assets that are used in a Telecommunications Business, or the acquisition of Capital Stock of any Person primarily engaged in a Telecommunications Business if, as a result of such acquisition, such Person would become a Restricted Subsidiary and such acquisition is in compliance with the "--Limitation on Restricted Payments" covenant or (C) a combination of prepayment and investment permitted by the foregoing clauses (A) and (B). On the 271st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply any portion of the Net Cash Proceeds relating to such Asset Sale as set forth in Clauses (A), (B) or (C) of the preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (A), (B) or (C) of the preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from the Holders on a pro rata basis that amount of Senior Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Senior Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale under the Indenture and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

  Notwithstanding the foregoing, if a Net Proceeds Offer Amount is less than $5.0 million, the application of the Net Cash Proceeds constituting such Net Proceeds Offer Amount to a Net Proceeds Offer may be deferred until such time as such Net Proceeds Offer Amount plus the aggregate amount of all Net Proceeds Offer Amounts arising subsequent to the Net Proceeds Offer Trigger Date relating to such initial Net Proceeds Offer Amount from all Asset Sales by the Company and its Restricted Subsidiaries aggregates at least $5.0 million, at which time the Company shall apply all Net Cash Proceeds constituting all Net Proceeds Offer Amounts that have been so deferred to make a Net Proceeds Offer (the first date the aggregate of all such deferred Net Proceeds Offer Amounts is equal to $5.0 million or more shall be deemed to be a Net Proceeds Offer Trigger Date).

  Each Net Proceeds Offer will be mailed within not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date to the record Holders as shown on the register of Holders, with a copy to the Pass Through Trustee and the Indenture Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender its Senior Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Senior Notes in an amount exceeding the Net Proceeds Offer Amount, Senior Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder in connection with the repurchase of Senior Notes pursuant to a Net Proceeds Offer (whether or not such rule by its terms would be applied to such offer as a matter of law). To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue thereof.

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

 Conduct of Business

  The Indenture provides that the Company and its Restricted Subsidiaries may not, directly or indirectly, engage in any business other than the Telecommunications Business in Latin America; provided that in the event a Change of Control occurs in which one or more Strategic Equity Investors gain control of the Company this covenant shall no longer be of force or effect.

 Reports

  For so long as any of the Senior Notes remain outstanding, the Company will file with the Indenture Trustee: (i) within 120 days after the end of each fiscal year, (a) audited year-end consolidated financial statements prepared in accordance with GAAP and reconciled to U.S. GAAP and (b) the information described in Item 303 of Regulation S-K under the Securities Act, (ii) by January 30, 1998, (a) unaudited quarterly consolidated financial statements prepared in accordance with GAAP and reconciled to U.S. GAAP and (b) the information described in Item 303 of Regulation S-K under the Securities Act, with respect to the quarter ending September 30, 1997 and (iii) thereafter, through and including the quarter ending September 30, 1999, within 75 days after the end of each of the first three fiscal quarters of each fiscal year,
(a) unaudited quarterly consolidated financial statements prepared in accordance with GAAP and reconciled to U.S. GAAP (year to date only) (provided, that, such quarterly financial statements and reconciliation to U.S. GAAP shall continue to be provided for a period to be agreed to between the Company and the Holders if 66 2/3% in principal amount of the outstanding Senior Notes request) and (b) the information described in Item 303 of Regulation S-K under the Securities Act, with respect to such period. Upon qualification of the Indenture under the Trust Indenture Act, the Company shall also comply with the provisions of Trust Indenture Act Section 314(a). In the event that the Company is not required or shall cease to be required to file reports with the Commission pursuant to the Exchange Act, the Company shall nevertheless continue to file such reports with the Commission and the Indenture Trustee. If the Indenture Trustee (at the Company's request and expense) is to mail the foregoing information to the Holders, the Company shall supply such information to the Indenture Trustee at least five days prior thereto.

ADDITIONAL AMOUNTS

  The Company has covenanted in the Indenture that (A) for so long as the Trust is required to pay any amounts in respect of the Senior Notes to the Certificateholders, the Company will pay as additional sums on the Senior Notes such amounts as may be (a) required so that such payments by the Trust will not be reduced as a result of any Taxes imposed by any Taxing Authority on payments to the Trust under the Indenture to the extent that the Trust would have been obligated to pay Additional Amounts with respect to such amounts if such payment had been made by the Trust to the Certificateholder and (b) such amounts as may be necessary in order to satisfy the obligation of the Trust to pay any (i) Additional Amounts in respect of the Certificates, and (ii) any stamp, issue, transfer, sales, use, value-added property, registration, documentary, enforcement or other similar taxes and other duties (including interest and penalties) payable to any Taxing Authority in respect of the creation, issue or offering of the Certificates or any other documents directly related to such creation, issue or offering; and (c) such amounts as may be required so that the payments payable by the Trust will not be reduced as a result of any Taxes or other liabilities imposed on the Trust, except to the extent that the Company is required to pay such Taxes pursuant to (a) or
(b) of this paragraph. See also "Description of the Guarantees--Additional Amounts."

EVENTS OF DEFAULT

  The following events will be defined as "Events of Default" in the
Indenture:

    (a) default in the payment of principal of, or premium, if any, on, the Senior Notes when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

    (b) default in the payment of interest on the Senior Notes when the same becomes due and payable and such default continues for a period of 30 days;

    (c) failure to perform or comply with the provisions described under "-- Offer to Purchase Upon Change of Control" or "--Limitation on Asset Sales," or the failure by the Company to comply with the first sentence of the provisions described under "--Disbursement of Funds--Escrow Account;"

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

    (d) failure to comply with the covenant described under "--Consolidation, Merger and Sale of Assets;"

    (e) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture, the Senior Notes or the Escrow and Disbursement Agreement and such default or breach continues for a period of 30 consecutive days after written notice by the Indenture Trustee or the Holders of 25% or more in aggregate principal amount of the Senior Notes outstanding (other than those referred to in (a), (b), (c) or (d));

    (f) there occurs with respect to (A) any issue or issues of Indebtedness (other than Intercompany Notes) of the Company or any Subsidiary having an outstanding principal amount of $5 million or more in the aggregate for all such issues of all such Persons or (B) any Intercompany Note of any Restricted Subsidiary, in each case, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its final Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days following such acceleration and/or (II) the failure to make a principal payment at the final Stated Maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default or any longer grace period provided for in such Indebtedness;

    (g) one or more final judgments rendered against the Company or any of its Subsidiaries (other than any judgment as to which a reputable insurance or bonding company has accepted full liability in writing) aggregating in excess of $5.0 million which judgments are not stayed within 60 days after their entry;

    (h) certain events of bankruptcy, liquidation, insolvency, "concordato", reorganization or administration affecting the Company or any Subsidiary;

    (i) there occurs with respect to the Global I Purchase Agreement, the Global II Purchase Agreement, the purchase agreements to be entered into in connection with the Global III Leases, or any future Global arrangements permitted under the Indenture an event of default that has caused Siemens to declare Global's Obligations under such purchase agreements to be due and payable prior to such Obligations' Stated Maturity and (A) such Obligations have not been discharged in full, or (B) such acceleration has not been rescinded or annulled within 10 days following such acceleration;

    (j) failure by Global to perform or comply with the Global Undertaking Letter, or Global rejects being bound by the terms of the Global Undertaking Letter; and

    (k) repudiation by the Company of its obligations under the Escrow and Disbursement Agreement for any reason.

  If an Event of Default (other than an Event of Default specified in clauses
(h) above that occurs with respect to the Company and (i) above) occurs and is continuing under the Indenture, the Indenture Trustee or the Holders of at least 25% in aggregate principal amount of the Senior Notes outstanding by written notice to the Company (and to the Indenture Trustee if such notice is given by the Holders), may declare the Senior Notes outstanding to be immediately due and payable at 100% of the unpaid principal thereof plus accrued and unpaid interest thereon, if any. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. If an Event of Default specified in clauses
(h) or (i) above occurs with respect to the Company or an Event of Default specified in clause (j) above occurs with respect to Global, the Senior Notes then outstanding shall ipso facto become and be immediately due and payable at 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of such Event of Default, without any declaration or other act on the part of the Indenture Trustee or any Holder. At any time after a declaration of acceleration, but before a judgment or decree for the payment of money due has been obtained by the Indenture Trustee, the Holders of at least a majority in principal amount of the outstanding Senior Notes by written notice to the Company and to the Indenture Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences (i) if the rescission would not conflict with any judgment or decree; (ii) if all existing Events of Default have been cured or waived except non-payment of principal or interest that has become due solely because of the acceleration; (iii) to the extent the payment of such interest is lawful, interest

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

on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (iv) if the Company has paid the Indenture Trustee its reasonable compensation and reimbursed the Indenture Trustee for its expenses, disbursements and advances; and (v) in the event of the cure or waiver of an Event of Default specified in clause (h) above, the Indenture Trustee shall received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. For information as to the waiver of defaults, see "-- Modification and Waiver."

  The Holders of at least a majority in aggregate principal amount of the outstanding Senior Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee. However, the Indenture Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Indenture Trustee in personal liability, or that the Indenture Trustee determines may be unduly prejudicial to the rights of Holders of Senior Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Senior Notes. A Holder may not pursue any remedy with respect to the Indenture or the Senior Notes unless: (i) the Holder gives the Indenture Trustee written notice of a continuing Event of Default; (ii) the Holders of at least 25% in aggregate principal amount of outstanding Senior Notes make a written request to the Indenture Trustee to pursue the remedy; (iii) such Holder or Holders offer the Indenture Trustee indemnity satisfactory to the Indenture Trustee against any loss, liability or expense; (iv) the Indenture Trustee does not comply with the request within 15 days after receipt of the request and the offer of indemnity; and (v) during such 15-day period, the Holders of a majority in aggregate principal amount of the outstanding Senior Notes do not give the Indenture Trustee a direction that is inconsistent with the request. However, such limitations do not apply to the right of any Holder of a Senior Note to receive payment of the principal of, premium, if any, or interest on, such Senior Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Senior Notes, which right shall not be impaired or affected without the consent of the Holder.

  The Indenture requires certain officers of the Company to certify, on or before a date not more than 120 days after the end of each fiscal year, that a review has been conducted of the activities of the Company and its Restricted Subsidiaries, and of the Company's and its Subsidiaries' performance under the Indenture or the Escrow and Disbursement Agreement, and that the Company has fulfilled all obligations under the Indenture or the Escrow and Disbursement Agreement, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Company will also be obligated to notify the Indenture Trustee of any default or defaults in the performance of any covenants or agreements under the Indenture or the Escrow and Disbursement Agreement.

CONSOLIDATION, MERGER AND SALE OF ASSETS

  The Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property or assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company (other than a consolidation or merger with or into a Restricted Subsidiary with a positive net worth where minority shareholders of Restricted Subsidiaries receive only stock of the surviving entity; provided that, in connection with any such merger or consolidation, clauses (i) and (iv) below are complied with and no consideration (other than Common Stock in the surviving Person or the Company) shall be issued or distributed to the shareholders of the Company) unless: (i) the Company shall be the surviving Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of Colombia or the United States of America, any State thereof or the District of Columbia, and shall expressly assume, by a supplemental indenture, executed and delivered to the Indenture Trustee, all of the obligations of the Company under the Senior Notes and the Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, the Company, or any Person becoming the successor obligor of the Senior Notes, could incur at least $1.00 of Indebtedness under the first paragraph of clause
(a) of the "--Limitation on Indebtedness" covenant (without reliance upon any of the exceptions in (a)(i) through (xi) under "--Limitation on Indebtedness"); and (iv) the Company delivers to the Indenture Trustee an Officers' Certificate (attaching, if applicable, the arithmetic computations to demonstrate compliance with clause (iii)) and opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

  The Indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the surviving entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Senior Notes with the same effect as if such surviving entity had been named as such; provided that solely for purposes of computing amounts described in clause (C) of the first paragraph of the covenant "-- Limitation on Restricted Payments" above, any such surviving entity to the Company shall only be deemed to have succeeded to and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets.

BANKRUPTCY ("CONCORDATO")

  Under Colombian law, the procedure for reorganization differs from that in the United States. Under Law 222/1995, upon admittance of the Company to the concordato proceeding, the Company cannot make any payment or settle any of its obligations (including the Senior Notes) without obtaining a written consent of the Superintendency of Corporations. Furthermore, the Company is restricted from making any payments, as from the same date of admission to concordato and until (i) the concordato proceeding is terminated by the Superintendency of Corporations because of failure to reach any agreement, in which case the Company enters immediately into mandate liquidation or (ii) an agreement is reached between the Company and its creditors during the concordato and is declared by the Superintendency of Corporations to have been
(x) fulfilled or (y) terminated due to a breach of obligations under such agreement. Any creditor who fails to file a timely claim under the concordato will be barred from the concordato proceeding (except if during any hearing such creditors are accepted to be a party of the concordato agreement) and cannot receive any payment from the debtor during the period referred to in the preceding sentence, although the statute of limitations applicable to such creditor's claim will be tolled during such period.

SATISFACTION AND DISCHARGE

  The Indenture will cease to be of further effect, and the Indenture Trustee, on demand of and at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of the Indenture, when
(1) either (a) the Company shall have irrevocably paid in full all Guaranteed Obligations (as such term is defined in the Certificate Guarantee) to the Guarantee Trustee (as such term is defined in the Certificate Guarantee) pursuant to the terms of the Certificate Guarantee; or (b) all Senior Notes theretofore authenticated and issued (other than (i) Senior Notes which have been destroyed, lost or stolen and which have been replaced or paid and (ii) Senior Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Indenture Trustee or discharged from such trust) have been delivered to the Indenture Trustee for cancellation; or (c) all such Senior Notes not theretofore delivered to the Indenture Trustee for cancellation (i) have become due and payable; or (ii) will become due and payable within one year, and the Company, in the case of (c)(i) or (ii) above, has deposited or caused to be deposited with the Indenture Trustee as trust funds in trust an amount sufficient to pay and discharge the entire indebtedness on such Senior Notes not theretofore delivered to the Indenture Trustee for cancellation, for principal of, premium, if any, and interest on the Senior Notes to the date of such deposit (in the case of Senior Notes which have become due and payable) together with irrevocable instructions from the Company directing the Indenture Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and (3) the Company has delivered to the Indenture Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Indenture have been complied with.

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  Notwithstanding the satisfaction and discharge of the Indenture, the obligations of the Company to the Indenture Trustee with respect to compensation, indemnification and reimbursement, the obligations of the Indenture Trustee to any authenticating agent, registrar, co-registrar, paying agent or transfer agent under the Indenture and, if money shall have been deposited with the Indenture Trustee pursuant to subclause (b) of clause (1) above, the obligations of the Indenture Trustee with respect to notices of default under the Indenture shall survive.

AMENDMENT SUPPLEMENT AND WAIVER

 Without Consent of Holders of Notes

  From time to time, the Company and the Indenture Trustee, without the consent of the Holders of the Senior Notes, may amend the Indenture for the following purposes, so long as such change does not adversely affect the rights of any of the Holders. The Indenture Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel that such change does not adversely affect the rights of any Holder, in executing any supplemental indenture.

  Notwithstanding, the provisions in the Indenture with respect to amending or supplementing with consent of Holders of Notes, the Company and the Indenture Trustee may amend or supplement the Indenture, the Notes or the Escrow and Disbursement Agreement without the consent of any Holder of a Senior Note: (a) to cure any ambiguity, defect or inconsistency; (b) to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes; (c) to provide for the assumption of the Company's obligations to the Holders of the Senior Notes in the case of a merger or consolidation; (d) to execute and deliver any documents necessary or appropriate to release Liens on the Escrow Account and the Refinancing Account; (e) to make any change that would provide any additional rights or benefits to the Holders of the Senior Notes or that does not adversely affect the legal rights hereunder of any Holder of the Senior Notes; or (f) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act of 1939, as it may be amended from time to time.

  Upon the written request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Indenture Trustee of the documents described in the Indenture, the Indenture Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of the Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Indenture Trustee shall not be obligated to enter into such amended or supplemental Indenture which affects its own rights, duties or immunities under the Indenture or otherwise.

 With Consent of Holders of Notes

  The Company and the Indenture Trustee may amend or supplement the Indenture, the Senior Notes or the Escrow and Disbursement Agreement or any amended or supplemental Indenture with the written consent of the Holders of Senior Notes of not less than a majority in aggregate principal amount of the Senior Notes then outstanding, and any existing Default and its consequences or compliance with any provision of the Indenture, the Senior Notes or the Escrow and Disbursement Agreement may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Notes.

  Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Indenture Trustee of evidence satisfactory to the Indenture Trustee of the consent of the Holders of Senior Notes as aforesaid, and upon receipt by the Indenture Trustee of the documents described in the Indenture Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Indenture Trustee's own rights, duties or immunities under the Indenture or otherwise, in which case the Indenture Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

  It shall not be necessary for the consent of the Holders of Senior Notes to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

  After such amendment, supplement or waiver becomes effective, the Company shall mail to the Holders of Senior Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such amended notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to provisions in the Indenture, the Holders of a majority in aggregate principal amount of the Senior Notes then outstanding may waive compliance in a particular instance by the Company with any provision of the Indenture or the Senior Notes. However, without the consent of each Holder affected thereby, an amendment or waiver may not (with respect to any Senior Notes held by a non-consenting Holder of Senior Notes); (a) reduce the principal amount of Senior Notes whose Holders must consent to an amendment, supplement or waiver; (b) reduce the principal of or change or have the effect of changing the fixed maturity of any Senior Note or change the date on which any Senior Note may be subject to redemption or repurchase, or reduce the redemption or repurchase price thereof; (c) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Senior Notes; (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Senior Notes (except a rescission of acceleration of the Senior Notes by the Holders of at least a majority in aggregate principal amount of the Senior Notes and a waiver of the payment default relating solely to the principal or interest that has become due solely because of the acceleration); (e) make any Senior Note payable in money other than that stated in the Senior Notes; (f) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Senior Notes to receive payments of principal of or interest on the Senior Notes on or after the due date thereof or to bring suit to enforce such payment; (g) waive a redemption payment with respect to any Senior Note (other than specific payments referenced in the Indenture as not waivable); (h) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto; (i) make any change in the foregoing amendment and waiver provisions; or (j) directly or indirectly release Liens on all or substantially all of the collateral except as permitted by the Escrow and Disbursement Agreement.

NO PERSONAL LIABILITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS, DIRECTORS, OR EMPLOYEES

  No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Senior Notes, the Indenture or the Escrow and Disbursement Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Senior Notes, by accepting a Senior Note, waives and releases all such liability. The waiver and release are part of the consideration of issuance of the Senior Notes.

CONCERNING THE INDENTURE TRUSTEE

  The Indenture Trustee's address is Marine Midland Bank, 140 Broadway, 12th Floor, New York, New York 10005. The Indenture provides that, except during the continuance of a Default, the Indenture Trustee will not be liable, except for the performance of such duties as are specifically set forth in such Indenture. If an Event of Default has occurred and is continuing, the Indenture Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it by the Indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

  The Indenture, and provisions of the Trust Indenture Act incorporated by reference therein, contain limitations on the rights of the Indenture Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Indenture Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict within 90 day, apply to the Commission for permission to continue as trustee or resign.

GOVERNING LAW

  The Indenture provides that the Indenture and the Senior Notes issued thereunder will be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflict of laws.

CERTAIN DEFINITIONS

  Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the Indenture. Reference is made to the Indenture for the full definition of all terms as well as any other capitalized term used herein for which no definition is provided.

  "Acquired Debt" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merged with or into or became a Restricted Subsidiary of such specified Person or Indebtedness incurred by such Person in connection with the acquisition of assets, including, without limitation, Indebtedness incurred or assumed in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person or the acquisition of such assets, as the case may be.

  "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, is defined to mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

  "Affiliate Minority Shareholder" at any time shall mean any minority shareholder of a Restricted Subsidiary which is an Affiliate (other than a Restricted Subsidiary) or Related Person (other than a Restricted Subsidiary) of the Company.

  "Annualized Pro Forma EBITDA" means with respect to any Person, such Person's Pro Forma EBITDA for the latest fiscal quarter preceding the date of calculation for which financial statements are then available multiplied by four.

  "Asset Acquisition" means (i) an Investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries or (ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property or assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person.

  "Asset Sale" means any sale, transfer or other disposition (or series of related sales, leases, transfers or dispositions) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of (i) any of the Capital Stock of any Restricted Subsidiary,
(ii) all or substantially all of the property or assets of an operating unit or business of the Company (other than Capital Stock of the Company) or any of its Restricted Subsidiaries or (iii) any other property or assets of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by the provisions of the Indenture applicable to mergers, consolidations and sales of assets of the Company; provided that (A) sales or other dispositions of inventory, receivables and other current assets, (B) sales or other dispositions of equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or its Restricted Subsidiaries, (C) sales and other dispositions constituting Restricted Payments and Permitted Investments made in compliance with the terms of the Indenture, (D) sales or other dispositions of assets with a Fair Market Value (as certified in an Officers' Certificate) not in excess of $500,000 and (E) issuances, sales or other dispositions of shares of Capital Stock of Unrestricted Subsidiaries and issuances, sales or other dispositions of shares of Capital Stock of Restricted Subsidiaries effected in accordance with the "--Limitation on Issuance and Sale of Capital Stock of Restricted Subsidiaries"; provided, in each case set forth in clause (E), that the consideration received therefor by the Company, the Unrestricted Subsidiary or the Restricted Subsidiary, as the case may be, has at least substantially equal market value to the Company, the Unrestricted Subsidiary or such Restricted Subsidiary as the shares of Capital Stock so issued, sold or disposed of (as determined by the Board of Directors whose good faith determination shall be conclusive and evidenced by a Board Resolution) shall not be included within the meaning of "Asset Sale."

  "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

  "Bank Indebtedness" means loans made by banks, trust companies and other institutions principally engaged in the business of lending money to businesses to the Company or a Restricted Subsidiary under a credit facility, loan agreement or similar agreement.

  "Board of Directors" means the Board of Directors of the Company or any committee of such Board of Directors duly authorized to act with respect to the Indenture from time to time.

  "Board Resolution" means a copy of a resolution, certified by the secretary of the duly convened meeting or the legal representative or statutory auditor of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Indenture Trustee.

  "Business Day" means a day (other than a Saturday or Sunday) on which DTC, Euroclear, Cedel and banks in New York, Delaware and Colombia are open for business.

  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding at the Issue Date or issued after the Issue Date, including, without limitation, all Common Stock and Preferred Stock, and any and all rights, warrants or options exchangeable for or convertible into any thereof.

  "Capitalized Lease" means, as applied to any Person, any lease or license of, or other agreement conveying the right to use, any property (whether real, personal or mixed, movable or immovable) of which the present value of the obligations of such Person to pay rent or other amounts is required, in conformity with U.S. GAAP, to be classified and accounted for as a finance lease obligation; and "Capitalized Lease Obligation" is defined to mean the capitalized present value of the obligations to pay rent or other amounts under such lease or other agreement, determined in accordance with U.S. GAAP.

  "Cash Equivalents" means (i) any evidence of Indebtedness with a maturity of 365 days or less issued or directly and fully guaranteed or insured by the United States of America or Colombia or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America or Colombia, as the case may be, is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million; (iii) commercial paper with a maturity of 180 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's; (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, as the case may be, in each case maturing within one year from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in the United States federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the United States Comptroller of the Currency; (v) Colombian Peso deposits, with maturities of not more than 12 months from the date of acquisition, in (A) Banco de Colombia, Banco Ganadero, Banco Industrial Colombiano or Banco de Bogota or (B) any other bank or financial institution incorporated under the laws of Colombia with total assets exceeding the equivalent of $350 million; provided that the aggregate principal amount of any such deposits in banks described in this subclause (B) shall not exceed the equivalent of $10 million at any time outstanding; (vi) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by Colombia and backed by the full faith and credit of Colombia maturing within one year from the date of acquisition, in each case entered into with any of the Colombian banks specified in the preceding clause (v); provided that such agreement with banks described in subclause (v)
(B) shall be deemed a deposit for purposes of the $10 million limit in such subclause; and (vii) investments in money market funds all of the assets of which consist of securities of the types described in the foregoing clauses
(i) through (vi).

  "Cedel" means Cedel Bank, societe anonyme.

  "Change of Control" means the occurrence of any of the following events:

    (i) the sale, lease, transfer, conveyance or other disposition, whether direct or indirect (by way of a merger, consolidation or otherwise), by the Company or a Restricted Subsidiary of the Company, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole, to any Person other than a Restricted Subsidiary of the Company;

    (ii) the adoption of a plan relating to the liquidation or dissolution of the Company;

    (iii) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Permitted Holders, becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of (a) more than 35% of the total voting rights of the Common Stock of the Company and (b) a greater percentage of the voting power of the total Common Stock of the Company than that represented by the voting power of the Common Stock of the Company then beneficially owned, in the aggregate, by the Permitted Holders; or

    (iv) individuals who on the Issue Date constitute the Board of Directors of the Company (together with any new directors whose election by the Board of Directors or whose nomination for election by the Company's shareholders was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

  "Closing Price" on any Trading Day with respect to the per share price of any shares of Capital Stock means the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such shares of Capital Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on such automated quotation system, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose and is reasonably acceptable to the Indenture Trustee.

  "Collateral Agent" means Marine Midland Bank, as Collateral Agent under the Pledge Agreement, or any other successor thereto appointed pursuant to such agreement.

  "Common Stock" means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock or ordinary shares, whether or not outstanding at the Issue Date, and includes, without limitation, all series and classes of such common stock or ordinary shares.

  "Consolidated EBITDA" for any period means the Consolidated Net Income for such period plus to the extent deducted in calculating Consolidated Net Income
(i) Consolidated Income Tax Expense, (ii) net monetary inflation adjustment,
(iii) depreciation and amortization expenses, (iv) Net Financial Expense, (v) minority interest, (vi) interest expense attributable to Capitalized Leases in accordance with U.S. GAAP (whether or not in accordance with GAAP) and (vii) all other non-cash charges (other than non-cash charges which require an accrual of or reserve for cash charges in future periods), less any non-cash items which have the effect of increasing Consolidated Net Income for such period, plus (less) to the extent deducted (included) in Consolidated Net Income, extraordinary losses (gains) and non-recurring items (including gains and losses on Asset Sales) deducted (included) in calculating Consolidated Net Income, each (except with respect to (vi) above) determined in accordance with GAAP.

  "Consolidated Income Tax Expense" for any Person for any period means, without duplication, the aggregate amount of net taxes based on income or profits for such period of the operations for such Person and its consolidated Subsidiaries with respect to such period in accordance with GAAP.

  "Consolidated Indebtedness" means the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis.

  "Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Consolidated Net Income (without duplication): (i) the net income of any Person (other than net income attributable to a Restricted Subsidiary) in which any Person (other than the Company or any of its Restricted Subsidiaries) has a joint interest and the net income of any Unrestricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such other Person or such Unrestricted Subsidiary during such period; (ii) the net income of any Restricted Subsidiary in which any Person other than the Company or another Restricted Subsidiary has a minority interest shall be excluded to the extent such net income is attributable to such minority interests; (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary, except that (A) the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) without duplication, any gains or losses (on an after-tax basis) attributable to Asset Sales; (v) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "--Limitation on Restricted Payments" covenant, any amount paid or accrued as dividends on Preferred Stock of the Company owned by Persons other than the Company and any of its Restricted Subsidiaries; and (vi) all extraordinary gains and extraordinary losses.

  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values.

  "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures (other than any maturity that results from an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Stated Maturity of the Senior Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control occurring prior to the Stated Maturity of the Senior Notes shall not constitute Disqualified Stock if (i) the change of control provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions applicable to the Senior Notes contained in the covenant described under "Offer to Purchase Upon

Change of Control" and (ii) such Capital Stock specifically provides that the Company will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's repurchase of Senior Notes as are required to be repurchased pursuant to the covenant described under "Offer to Purchase Upon Change of Control."

  "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated "A" (or higher) by S&P or Moody's at the time as of which any investment or rollover therein is made.

  "Equity Market Capitalization" of any Person means, as of any day of determination, the product of (a) the aggregate number of outstanding shares of Common Stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such Person) and (b) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (b) of the preceding sentence shall be determined by an independent internationally recognized investment banking firm.

  "Escrow Account" means an escrow account for the deposit of approximately $35.3 million of the net proceeds from the sale of the Senior Notes under the Escrow and Disbursement Agreement, representing funds sufficient to pay the first four interest payments on the Senior Notes.

  "Escrow Agent" means Marine Midland Bank, as Escrow Agent under the Escrow and Disbursement Agreement, or any successor thereto appointed pursuant to such agreement.

  "Escrow and Disbursement Agreement" means the Escrow and Disbursement Agreement, dated as of the date of the Indenture, by and among the Escrow Agent, the Indenture Trustee and the Company, governing the disbursement of funds from the Escrow Account and the Refinancing Account.

  "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

  "Existing Indebtedness" means (i) the Indebtedness of the Company under the Transtel-Siemens Purchase Agreement, (ii) the Obligations of the Restricted Subsidiaries under the Global I Leases, Global II Leases and the Global III Leases, (iii) the Obligations of the Company under the Transtel Guaranty (without duplication of the Obligations of the Restricted Subsidiaries under clause (ii) of this definition), (iv) the Obligations of the Company under the DIAN Financing, (v) the obligations of the Company under the IBM Financing, and (vi) the Other Existing Indebtedness.

  "Fair Market Value" means, with respect to any asset or property, the price that could be negotiated in an arm's-length free-market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified in the Indenture, Fair Market Value shall be determined by the Board of Directors acting in good faith and shall be evidenced by a Board Resolution delivered to the Indenture Trustee.

  "GAAP" means, at any date of determination, generally accepted accounting principles in Colombia as then in effect.

  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

  "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise, contingently or otherwise, become liable, directly or indirectly, for or with respect to, or become responsible for, the payment of such Indebtedness, including an incurrence of Indebtedness by reason of the acquisition of a Restricted Subsidiary. The term "incurrence" has a corresponding meaning.

  "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) any liability, contingent or otherwise, of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto and purchase money obligations), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than 180 days after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all obligations of such Person as lessee under Capitalized Leases in accordance with U.S. GAAP (whether or not in accordance with GAAP); (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person, (viii) to the extent not otherwise included in this definition, the Net Obligation under Currency Agreements and Interest Rate Agreements, (ix) all obligations of such Person to pay deferred Colombian taxes and duties to DIAN (or any other Colombian taxing authority) with respect to imported equipment purchases and leases and (x) any and all deferrals, renewals, extensions and refundings of, or amendments of or supplements to, any liability or obligation of the kind described in this definition. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, that (A) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (B) the amount of Indebtedness for purposes of clause (vi) above shall be the lesser of (x) the principal amount of the Indebtedness secured by the assets of the relevant Person and (y) the Fair Market Value (as determined by the board of directors of the relevant Person) of the assets securing such Indebtedness.

  "Indebtedness to Annualized EBITDA Ratio" means, as at any date of determination, the ratio of (i) the aggregate amount of Consolidated Indebtedness to (ii) the Annualized Pro Forma EBITDA of the Company, each calculated on the date of the incurrence of Indebtedness.

  "Intercompany Note" means the promissory notes issued by a Restricted Subsidiary to the Company upon making an advance or loan to such Restricted Subsidiary with the proceeds of the Senior Notes, which Intercompany Notes (i) are pledged to the Collateral Agent pursuant to the Pledge Agreement, (ii) have the same Stated Maturity as the Senior Notes, (iii) contain a provision that accelerates payment of the Intercompany Notes upon acceleration of the Senior Notes and (iv) state that they are senior unsecured obligations of the respective Restricted Subsidiary and rank senior in right of payment to all existing and future subordinated Indebtedness of such Restricted Subsidiary and rank pari passu with all Senior Indebtedness of such Restricted Subsidiary (including the Indebtedness evidenced by the Global I Leases, Global II Leases and Global III Leases).

  "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in interest rates in respect of Indebtedness to or under which the Company or any of its Restricted Subsidiaries is a party or a beneficiary on the date of this Indenture or becomes a party or a beneficiary hereafter; provided that the Net Obligation thereof does not exceed the principal amount of the Indebtedness of the Company and its Restricted Subsidiaries that bears interest at floating rates.

  "Investment" means, with respect to any Person, any advance, loan, account receivable (other than an account receivable arising in the ordinary course of business), or other extension of credit (including, without

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

limitation, by means of any Guarantee) or any capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others, or otherwise), or any purchase or ownership of any stocks, bonds, notes, debentures or other securities of, any other Person, and shall include the designation of a Restricted Subsidiary as an Unrestricted Subsidiary. For purposes of the definition of "Unrestricted Subsidiary" described below and the "--Limitation on Restricted Payments" covenant described above, (i) "Investment" shall include the Fair Market Value of the assets (net of liabilities) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the Fair Market Value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Company, and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined by the Board of Directors in good faith.

  "Issue Date" means the original date of issuance of the Senior Notes.

  "Lien" means any mortgage, charge, pledge, security interest, encumbrance, lien (statutory or other), hypothecation, assignment for security, claim, or preference or priority or other encumbrance of any kind upon or with respect to any property, it being understood that Lien includes any lien granted in any future receivables (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller or any agreement to give any security interest).

  "Marketable Securities" means (i) U.S. Government Securities maturing not more than two years after the date of acquisition; (ii) any certificate of deposit maturing not more than 270 days after the date of acquisition issued by, or time deposit of, an Eligible Institution; (iii) commercial paper maturing not more than 270 days after the date of acquisition issued by a corporation (other than an Affiliate of the Company) with a rating, at the time as of which any investment therein is made, of "A-1" (or higher) according to S&P or "P-1" (or higher) according to Moody's; (iv) any banker's acceptances or money market deposit accounts issued or offered by an Eligible Institution; and (v) any fund investing exclusively in investments of the types described in clauses (i) through (iv) above.

  "Moody's" means Moody's Investors Service Inc. and its successors.

  "Municipal Shareholder" of a Restricted Subsidiary means the shareholder of such Subsidiary that is a municipality in which such Restricted Subsidiary conducts its business and such municipality's related entities.

  "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents if converted within 12 months after receipt, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale (excluding the Senior Notes and the Bank Indebtedness incurred by the Company or a Restricted Subsidiary pursuant to clause (iv) of the second paragraph of the "-- Limitation on Indebtedness" covenant) that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and
(b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of

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

deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

  "Net Financial Expense" for any period means financial expenses, which include interest expense, commissions, discounts and other fees and charges paid or accrued with respect to letters of credit and bankers' acceptance financing, and exchange losses less financial income, which includes interest income, commercial discounts and exchange gains, all determined on a consolidated basis in accordance with GAAP.

  "Net Obligation" means, at any date of determination, the net amount, exclusive of any commission or administrative fees that a Person would be obligated to pay upon the termination of an Interest Rate Agreement or Currency Agreement.

  "Obligations" means any principal, interest, penalties, fees, payments, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

  "Other Existing Indebtedness" means Indebtedness outstanding on the Issue Date owed to various financial institutions which was to be repaid with proceeds in the Refinancing Account.

  "Participant" means, with respect to DTC, Euroclear or Cedel, a Person who has an account with DTC, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

  "Paying Agent" means Marine Midland Bank, as Paying Agent under the Indenture, or any successor thereto appointed pursuant to the Indenture.

  "Permitted Holders" means Guillermo Lopez, Gonzalo Caicedo Toro, Gonzalo Caicedo & Co., Maria Eugenia Caicedo Llano, Valentina Caicedo Toro or any Person controlled by such Persons.

  "Permitted Investment" means so long as no Default or Event of Default shall have occurred and be continuing (i) an Investment by the Company in a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into, or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; provided that (A) such Restricted Subsidiary is a Wholly-Owned Subsidiary or an empresa mixta (mixed capital company) under Law 142 with no Affiliate Minority Shareholders and (B) if such Restricted Subsidiary ceases to be a Restricted Subsidiary (except by reason of the sale by the Company or its Restricted Subsidiary of the Capital Stock therein), then any Investment in such Restricted Subsidiary will be deemed to be a Restricted Payment at the time of such event determined in accordance with the "--Limitation on Restricted Payments" covenant; (ii) Cash Equivalents; (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (iv) stock, obligations or securities received in satisfaction of judgments; and (v) an Investment in any Person (other than a Restricted Subsidiary) engaged in a Telecommunications Business not to exceed $10.0 million in the aggregate for all Investments under this clause (v) at any time outstanding (determined without regard to any write-downs or write-offs thereof).

  "Permitted Liens" means:

    (i) Liens on (x) the Escrow Account and the Refinancing Account and all funds and securities therein securing only the Senior Notes and (y) the Intercompany Notes securing only the Senior Notes;

    (ii) Liens to secure Bank Indebtedness incurred by the Company or the Restricted Subsidiaries in compliance with clause (iv) or the second paragraph of the "--Certain Covenants--Limitation on Indebtedness" covenant and Guarantees incurred by the Company or the Restricted Subsidiaries in compliance with clause (iv) of the second paragraph of "--Certain Covenants--Limitation on Indebtedness" executed in connection therewith;

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

    (iii) Liens on the property of the Company or its Restricted Subsidiaries created solely for the purpose of securing purchase money obligations incurred in compliance with the "--Certain Covenants--Limitation on Indebtedness" covenant; provided that (a) such property so acquired is for use in lines of business related to the Company's or its Restricted Subsidiaries' business as it exists immediately prior to the issuance of the related Indebtedness, (b) no such Lien shall extend to or cover other property or assets of the Company and its Restricted Subsidiaries other than the respective property so acquired and (c) the principal amount of Indebtedness secured by any such Lien shall at no time exceed the original purchase price of such property or assets;

    (iv) Liens on the property or assets of a Restricted Subsidiary acquired after the Issue Date or on property or assets acquired in an asset purchase transaction with a Person that is not an Affiliate created solely to secure the Obligations that financed the acquisition of such Restricted Subsidiary or such property or assets and which were incurred in compliance with the "--Certain Covenants--Limitation on Indebtedness" covenant; provided that
  (a) no such Lien shall extend to or cover property or assets of the Company and its Restricted Subsidiaries other than the property or assets of the Restricted Subsidiary so acquired or the property or assets so acquired and
  (b) no such Lien shall extend to the Capital Stock of any Restricted Subsidiary so acquired and (c) the principal amount of Indebtedness secured by any such Lien shall not exceed the original purchase price of such Restricted Subsidiary or such property or assets;

    (v) Liens on assets of any entity existing at the time such entity or assets are acquired by the Company or any of its Restricted Subsidiaries, whether by merger, consolidation, purchase of assets or otherwise; provided that such Liens (a) are not created, incurred or assumed in connection with, or in contemplation of, such assets being acquired by the Company or any of its Restricted Subsidiaries and (b) do not extend to any other property of the Company or any of its Restricted Subsidiaries;

    (vi) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

    (vii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

    (viii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

    (ix) Liens on the Existing Indebtedness existing on the date of the Indenture; provided such Liens on the Other Existing Indebtedness are removed within 75 days after the Issue Date;

    (x) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

    (xi) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries;

    (xii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole;

    (xiii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets;

    (xiv) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;

    (xv) Liens in favor of the Company or any Restricted Subsidiary;

    (xvi) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary of the Company that does not give rise to an Event of Default;

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

    (xvii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

    (xviii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company and its Restricted Subsidiaries; and

    (xix) Liens to secure Obligations under Capitalized Leases (except in respect of sale-leaseback transactions) on real or personal property of the Company to the extent consummated in compliance with the Indenture; provided that (A) at the time such Lien attaches to the real or personal property of the Company, the Company shall be permitted to incur at least $1.00 of Indebtedness under the first paragraph of the "--Certain Covenants--Limitation on Indebtedness" covenant (without reliance upon any of the exceptions in clauses (a)(i) through (xi) under "--Certain Covenants--Limitation on Indebtedness").

  Notwithstanding the foregoing, Permitted Liens may not extend to the Escrow Account, the Refinancing Account, the Escrow and Disbursement Agreement or the Intercompany Notes.

  "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

  "Pledge Agreement" means the Pledge Agreement, dated as of the date of the Indenture, between the Company and the Collateral Agent, whereby the Company pledges the Intercompany Notes to the Indenture Trustee.

  "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding, or issued after the Issue Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

  "Pro Forma EBITDA" means for any Person for any period the Consolidated EBITDA of such Person after giving effect to the following: (i) if, during the period commencing on the first day of the relevant period through the Transaction Date (the "Reference Period"), the Company or any Restricted Subsidiaries have engaged in any Asset Sale, Pro Forma EBITDA of the Company for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive), or increased by an amount equal to the Consolidated EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale, (ii) if during such Reference Period the Company or any Restricted Subsidiaries have effected any Asset Acquisition, Pro Forma EBITDA of the Company for such period shall be calculated using the historical results of such acquired entity on a pro forma basis as if such acquisition had occurred on the first day of such Reference Period and (iii) if during such Reference Period, (A) the Company designates a Restricted Subsidiary as an Unrestricted Subsidiary, Pro Forma EBITDA for the Company shall be reduced by an amount equal to the Consolidated EBITDA (if positive), or increased by an amount equal to the Consolidated EBITDA (if negative), directly attributable to the designated Unrestricted Subsidiary and (B) the Company designates an Unrestricted Subsidiary as a Restricted Subsidiary, Pro Forma EBITDA for the Company shall be increased by an amount equal to the Consolidated EBITDA (if positive), or decreased by an amount equal to the Consolidated EBITDA (if negative), directly attributable to the designated Restricted Subsidiary.

  "Public Equity Offering" means underwritten public offerings or quotations or placements of Common Stock of the Company (i) that have been registered with the Commission under the Securities Act, (ii) that have been registered with the Superintendency of Corporations so long as a Level 3 American Depositary Receipt Program is established in the United States in conjunction therewith or (iii) that have been listed on the London Stock Exchange or the Luxembourg Stock Exchange.

  "Refinancing" means the refinancing of the Other Existing Indebtedness with the proceeds of the Initial Senior Notes expected to occur within 75 days of the Issue Date.

  "Refinancing Account" means an escrow account for the deposit of approximately $33.2 million of the net proceeds from the sale of the Senior Notes under the Escrow and Disbursement Agreement.

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

  "Registrar" means Marine Midland Bank, as registrar under the Indenture, or any successor thereto appointed pursuant to the Indenture.

  "Related Person" means any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company and any Affiliate of the Company or any Restricted Subsidiary.

  "Restricted Subsidiary" means any Subsidiary of the Company (including any Subsidiary which has an outstanding Intercompany Note to the Company and each newly acquired or newly formed Subsidiary of the Company) other than an Unrestricted Subsidiary.

  "S&P" means Standard & Poor's Corporation and its successors.

  "Stated Maturity" is defined to mean, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

  "Strategic Equity Investor" means any Person (and any Subsidiary of such Person) that, both as of the Trading Day immediately before the day of such sale and the Trading Day immediately after the day of such sale, has an Equity Market Capitalization of at least $1.0 billion (or the Peso equivalent on the day of such sale) and is engaged in the Telecommunications Business.

  "Subordination Agreement" shall mean an agreement, which may be incorporated into the terms of the respective Indebtedness, for the benefit of the Holders of the Senior Notes to the effect that (i) the Indebtedness subject to such Subordination Agreement is subordinated in right of payment to the Senior Notes, (ii) in any bankruptcy, insolvency or similar proceeding with respect to the respective obligor (or any guarantor) of such Indebtedness, no payment shall be made thereon until the payment in full in cash of all principal, interest and other amounts owing with respect to the Senior Notes, (iii) if there is any default in any payment when due of principal of, premium on, interest on or any other amount owing with respect to any Senior Notes, then until all such payment defaults have been cured by the payment in full in cash of the amounts then due, no payment shall be permitted to be made on the Indebtedness subject to the Subordination Agreement and (iv) if any payments are received by a holder of Indebtedness subject to a Subordination Agreement in contravention of the provisions of the Subordination Agreement, such amount shall be held for the benefit of, and shall be turned over to the Trustee for the benefit of, the Holders of the Senior Notes.

  "Subsidiary" is defined to mean, with respect to any Person, any corporation, association or other business entity (i) of which outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors is owned, directly or indirectly, by such Person and/or one or more other Subsidiaries of such Person, or (ii) of which at least a majority of voting interest is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

  "Subsidiary Guarantee" is defined as the Guarantee of a Subsidiary in favor of the Trustee for the benefit of the Noteholders substantially in the form of the Exhibit relating thereto to the Indenture.

  "Tax" is defined to mean any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest, additions to tax and any other liabilities related thereto).

  "Taxing Authority" is defined to mean any government or political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

  "Telecommunications Business" means the development, ownership and/or operation of one or more telephone, telecommunications or information systems and/or the provision of telephony, telecommunications and/or information services and any related, ancillary or complementary business, including, without limitation,

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

local and long distance telephony, telecommunications and other information and transmission services such as the Internet.

  "Trade Payables" means any accounts payable or other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by the Company or any of its Restricted Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

  "Trading Day," with respect to a securities exchange or automated quotation system, means a day on which such exchange or system is open for a full day of trading.

  "Transaction Date" means, with respect to the incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is incurred and, with respect to any Restricted Payment, the date such Restricted Payment is made.

  "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

  "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company), other than a Subsidiary that has given a Subsidiary Guarantee or has Intercompany Notes outstanding, to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that either (A) the Subsidiary to be so designated has total assets of $10,000 or less or (B) if such Subsidiary has assets greater than $10,000, that such designation shall be deemed to be at the time of such designation the making of a Restricted Payment at the time of such designation in an amount equal to the Investment in such Subsidiary subject to the restrictions contained in the "--Limitation on Restricted Payments" covenant described above. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that immediately after giving effect to such designation (x) all Indebtedness of such Subsidiary could be incurred under the "--Limitation on Indebtedness" covenant described above and (y) no Default or Event of Default shall have occurred and be continuing or result from such designation (treating all outstanding Indebtedness of the Unrestricted Subsidiary as incurred at the time of such designation). Any such designation by the Board of Directors shall be evidenced to the Indenture Trustee by promptly filing with the Indenture Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

  "U.S. GAAP" means, at any date of determination, generally accepted accounting principles in the United States as then in effect.

  "U.S. Government Securities" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

  "Wholly-Owned Subsidiary" means any Subsidiary of the Company, all of the outstanding Capital Stock (other than directors' qualifying shares), or in the case of a non-corporate Subsidiary, other equity interests having ordinary voting power for the election of directors or other governing body of such Subsidiary, of which is owned by the Company or another Wholly-Owned Subsidiary of the Company or a combination thereof.

                                   TAXATION

  The following is a discussion of certain Colombian and United States federal income tax considerations associated with the exchange of Original Certificates for Exchange Certificates and the ownership and disposition of the Exchange Certificates by Exchange Certificateholders who acquire the Exchange Certificates pursuant to the Exchange Offer. This discussion is based upon existing Colombian and United States federal income tax law, which is subject to change, possibly retroactively. This discussion does not describe all aspects of Colombian or United States federal income taxation, but only summarizes the material Colombian income tax consequences to Non-Colombian Holders (as defined herein) and the material United States federal income tax consequences to United States Holders (as defined herein) of exchange for, ownership of and disposition of Exchange Certificates.

  The statements regarding United States and Colombian tax laws and practices set forth below are based on the laws in force and as applied in practice on the date of this Prospectus. These laws and practices are subject to changes subsequent to the date of this Prospectus and any such changes may be retroactive.

  As used herein in referring to Certificateholders, a "Non-Colombian Holder" means: (i) a natural person who is neither a citizen nor a resident of Colombia; (ii) a company or other legal entity that is not organized under the laws of Colombia or any political subdivision thereof; and (iii) any other person that is not subject to Colombian income tax on a net income basis in respect of the Certificates.

  As used herein in referring to Certificateholders, a "United States Holder" means: (i) a natural person who is either a citizen or a resident of the United States; (ii) a corporation, partnership or other legal entity organized under the laws of the United States, any State thereof or the District of Columbia; (iii) an estate the income of which is subject to United States federal income taxation regardless of its source; (iv) a trust (a) the administration over which a United States court can exercise primary supervision and (b) over which one or more United States persons have the authority to control all substantial decisions; and (v) a person that for any other reason is subject to United States federal income tax on a net income basis in respect of the Exchange Certificates.

COLOMBIA

  The consummation of the Exchange Offer will not be a taxable event for Colombian tax purposes to the "Non-Colombian Holders."

UNITED STATES

 In General

  Under current law, the Trust will be classified as a grantor trust (and not as an association taxable as a corporation) for United States federal income tax purposes and each Exchange Certificateholder will be treated as the owner of a pro rata undivided interest in the Senior Notes and any other property owned by the Trust. Each Exchange Certificateholder will be required to report on its United States federal income tax return its pro rata share of the income from the Senior Notes and any other property owned by the Trust, in accordance with the Exchange Certificateholder's method of accounting.

  The following deals only with Exchange Certificates that are held as capital assets by certain United States Holders, and does not address special aspects of United States federal income taxation that may be applicable to Exchange Certificateholders that are subject to special tax rules with respect to the Exchange Certificates, such as dealers or traders in securities or currencies, financial institutions, insurance companies, tax-exempt entities, persons holding Exchange Certificates as a part of a "hedging," "conversion" or "integrated" transaction or as a position in a straddle, or persons whose "functional currency" is not the U.S. dollar. Moreover, this summary does not address the federal United States income tax treatment of Exchange Certificateholders that do not acquire Exchange Certificates in exchange for Original Certificates that were acquired as part of the initial

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distribution at the initial issue price. The discussion below is based upon the provisions of the United States Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and regulations, rulings and judicial decisions thereunder as of the date hereof; any such authority may be repealed, revoked or modified, perhaps with retroactive effect, so as to result in United States federal income tax consequences different from those discussed below. This summary does not discuss the potential impact of state and local taxes on an Exchange Certificateholder by reason of its exchange of an Original Certificate for an Exchange Certificate or its ownership of an Exchange Certificate.

 The Exchange

  The exchange of Original Certificates for Exchange Certificates pursuant to the Exchange Offer will not be a taxable event for United States federal income tax purposes. Accordingly, an Exchange Certificateholder receiving Exchange Certificates pursuant to the terms of the Exchange Offer will have the same adjusted tax basis and holding period in Exchange Certificates, for United States federal income tax purposes, as such Original Certificateholder had in the Original Certificates tendered in exchange therefor.

 Reporting of Interest Income

  Each United States Holder of an Exchange Certificate will be required to report interest (including any Additional Amounts) with respect to such Exchange Certificate on its United States federal income tax return when such interest is received or accrued by the Exchange Certificateholder, depending upon its method of accounting. Such interest will be considered "foreign source income" and, in general, "passive income" and, in the case of certain United States Holders, "financial services income," for purposes of calculating the Exchange Certificateholder's limitation on foreign tax credits. In the case of an Exchange Certificateholder other than a corporation, such interest income will, in general, also constitute "investment income" for purposes of determining the deduction allowable for investment interest.

  In the event that Colombian income or remittance taxes are withheld with respect to a payment by the Trust to a United States Holder, such Exchange Certificateholder may deduct the amount of such taxes from its income, or, alternatively, may, subject to generally applicable limitations, elect to credit the amount of such taxes against its United States tax liability under the foreign tax credit provisions of the Internal Revenue Code.

  Payments of interest on an Exchange Certificate to a non-United States Holder generally will not be subject to United States federal income tax, provided that the Exchange Certificateholder provides the Pass Through Trustee with the appropriate certificate to establish exemption from United States withholding tax.

 Sale, Exchange or Retirement

  Upon the sale, exchange or retirement of an Exchange Certificate, a United States Holder will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange or retirement and the United States Holder's adjusted tax basis in such Certificate. A United States Holder's adjusted tax basis in an Exchange Certificate generally will equal the cost of the Original Certificate to the United States Holder of the Original Certificate for which such Exchange Certificate was exchanged. Such gain or loss generally will be capital gain or loss (except to the extent attributable to accrued but unpaid interest that has not been included in income, which will be taxable as ordinary income), and will be long-term capital gain or loss if the Exchange Certificate has been held for more than one year at the time of such sale, exchange or retirement, which holding period will include the holding period of the Original Certificate. Under legislation enacted in 1997, the top net capital gain tax rate for individual taxpayers has been lowered from 28% maximum rate to 20% for property held for more than 18 months (but remains at a maximum rate of 28% for property held for more than one year, but not more than 18 months). The maximum net capital gain tax rate for corporate taxpayers remains at 35%. Any gain realized on a sale, exchange or retirement of an Exchange Certificate by a United States Holder generally will be treated as United States source income.

  Any gain realized by a non-United States Holder upon the sale, exchange or retirement of an Exchange Certificate generally will not be subject to United States federal income tax.

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 United States Backup Withholding Tax and Information Reporting

  A 31% backup withholding tax and information reporting requirements apply to certain payments of principal of, and interest on, an obligation and to proceeds of the sale or redemption of an obligation, to certain noncorporate United States Holders. The payor will be required to withhold 31% of any such payment within the United States on an Exchange Certificate to a United States Holder (other than an "exempt recipient," such as a corporation) if such United States Holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, such backup withholding requirements. Payments of principal and interest to a non-United States Holder will not be subject to backup withholding tax and information reporting requirements if an appropriate certification is provided by the Certificateholder to the payor and the payor does not have actual knowledge that such certification is false.

  Any such withheld amounts are allowed as a credit against the Exchange Certificateholder's United States federal income tax liability and may entitle the Exchange Certificateholder to a refund provided the required information is furnished to the IRS. In addition, certain penalties may be imposed by the IRS on an Exchange Certificateholder who is required to supply information but fails to do so or does so in an improper manner.

  PROSPECTIVE EXCHANGE CERTIFICATEHOLDERS OF THE EXCHANGE CERTIFICATES ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE PARTICULAR TAX CONSEQUENCES OF EXCHANGING ORIGINAL CERTIFICATES FOR THE EXCHANGE CERTIFICATES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS.

                         CERTAIN ERISA CONSIDERATIONS

  A fiduciary of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan subject to Section 4975 of the Internal Revenue Code, including an entity whose underlying assets are deemed to include assets of such an employee benefit plan or plan (collectively, an "employee benefit plan"), considering the purchase of Exchange Certificates must determine that the purchase of the Exchange Certificates is consistent with its fiduciary duties under Title I of ERISA and does not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code. "Prohibited transactions" within the meaning of ERISA and Section 4975 of the Internal Revenue Code may result if the Exchange Certificates are acquired by an entity using the assets of an employee benefit plan with respect to which the Company or certain of its affiliates is a "party in interest" or "disqualified person", as defined in ERISA and Section 4975 of the Internal Revenue Code, respectively, unless the Exchange Certificates are acquired pursuant to an applicable exemption. In addition, under certain circumstances, investments in the Exchange Certificates by employee benefit plans might result in assets of the Trust being deemed to constitute "plan assets" subject to the regulatory restrictions of ERISA. The level of investment by employee benefit plans in the Exchange Certificates will not be monitored or restricted for purposes of determining whether the assets of the Trust may be deemed to constitute such "plan assets" or avoiding such status. In light of the foregoing considerations, any employee benefit plan or other entity subject to Title I of ERISA or Section 4975 of the Internal Revenue Code proposing to acquire the Exchange Certificates should consult with legal counsel.

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

             FOREIGN INVESTMENT AND EXCHANGE CONTROLS IN COLOMBIA

  The current legal framework for foreign investment in Colombia was established by Law 9 of 1991, Resolution 51 of October 1991, as amended by subsequent regulations, particularly Decree 1295 of 1996 (the "Foreign Investment Statute") of the CONPES, and Resolution 21 of 1993 ("Resolution 21"), as amended by several resolutions issued by the Central Bank. The guiding principles of the current regulatory framework are: (i) equality of treatment: foreign and domestic investment in Colombia must receive equal treatment, and discrimination is illegal; (ii) freedom of access: foreign investment is permitted in any sector of the economy with the exception of defense, national security, the processing, disposal, and discharge of toxic, hazardous, or radioactive waste not produced in Colombia, and real estate companies; and (iii) automatic procedures: except in a limited number of cases, foreign investors need not follow any special authorization procedure to invest in Colombia.

  Under Colombian law there are three types of foreign capital investment. First, there is direct investment, which is defined as any contribution (i.e., cash and debt capitalization) made by a foreigner into the capital of an existing or newly formed company in Colombia. Second, there are investments involving any acts or contracts whereby a foreign investor makes a contribution to a company without taking an equity position; provided that the income derived by the foreign investor depends on the profits generated by the Company, and third, portfolio investment, which is made through a foreign capital investment fund for the acquisition of shares and other securities traded on Colombian stock exchanges.

  Resolution 21 established two distinct foreign exchange markets: (i) the formal foreign exchange market, which is conducted through authorized financial intermediaries (each an "Authorized Intermediary") and is subject to the procedures established by Resolution 21, as amended, which requires certain specified transactions to be carried out through such Authorized Intermediaries; and (ii) the free market, which is available for all transactions not required to be conducted through Authorized Intermediaries, including the exchange of foreign currency relating to professional services, donations and sales of goods and services to tourists.

  Since October 1991, exchange rates have been freely set by the market.

  External Resolution No. 5 of 1997 of the Central Bank (the "Resolution"), dated May 20, 1997, introduced fundamental changes to the regulation of foreign indebtedness in Colombia.

  From May 20, 1997 until the law is modified or repealed, Colombian residents who obtain credits denominated in foreign currencies must make a deposit with the Central Bank, prior to each disbursement of funds. The requirement applies to both private and public entities. The deposit must be for 30% of the value of the funds to be disbursed, converted into Colombian pesos at the Representative Market Rate on the date of the conversion. The term of the deposit required is 18 months. The deposit requirement applies without regard to the term of the credit, with limited exceptions. After 18 months, the deposit will be returned at its nominal value in Colombian pesos, in other words, without interest or adjustment for devaluation.

  It is no longer necessary to register foreign credit agreements with the Central Bank prior to disbursement. Instead, one must provide proof of having made the required deposit to the Central Bank. The following credit operations are exempted from the deposit requirement: (i) credits in foreign currency intended to finance investment by Colombians outside of Colombia, or for personal expenses using credit cards; (ii) credits in foreign currency granted to finance exports, with a term of one year or less, by Authorized Intermediaries using funds from BANCOLDEX (the Colombian Government Foreign Trade Bank), up to a maximum limit of $550,000 or the equivalent in other currencies; (iii) credit operations entered into by Authorized Intermediaries with financial institutions outside of Colombia, for the purpose of implementing the operations such Authorized Intermediaries are authorized to perform; (iv) the granting of credit in foreign currency by Colombian residents or Authorized Intermediaries to Colombian residents who are outside of Colombia; such credit may be granted directly or using the funds of public agencies which provide discounts; although it is not necessary to make the deposit in such cases, one must inform the Central Bank; (v) the import financing of certain specified capital goods (see below); and (vi) the financing of imports for a value of less than $5,000 or the equivalent in other currencies.

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

  The import financing of certain capital goods is exempt from the deposit requirement. The list of capital goods to which this exemption applies has been expanded by the Resolution, and exempted goods now include all goods categorized as "machinery" or "equipment" in lists used by the Colombian taxation authority and by INCOMEX (a Foreign Trade Governmental Agency).

  Foreign credits obtained by the government of Colombia, the departments or other territorial entities and other decentralized public agencies (except those which are designated as foreign exchange intermediaries) are also subject to the deposit requirement. The Resolution provides that the interest rate on such credits may not exceed the maximum preferred interest rate in the New York market plus 5%, or the London interbank rate for one month plus 3%. Nevertheless, when the credit is granted by Authorized Intermediaries, the interest rate may exceed this maximum by an amount not exceeding the Authorized Intermediaries discount margin.

  The Resolution provides that credits in foreign currency may be obtained by the placement of securities in the international capital markets, prior to making the required deposit, so long as the credits are among those authorized by the Resolution.

  Users of free trade zones who obtain financing for the purchase of merchandise must also make the deposit whenever the value of the financing is greater than $5,000 and the term of the financing is greater than six months from the date of the shipment or waybill. If the financing is for the purchase of capital goods which are exempted, the deposit is not required.

                             PLAN OF DISTRIBUTION

  Each broker-dealer that receives Exchange Certificates for its own account pursuant to the Exchange Offer must acknowledge that it will deliver this Prospectus in connection with any resale of such Exchange Certificates. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer who holds Original Certificates acquired for its own account as a result of market-making activities or other trading activities (a "Participating Broker-Dealer") in connection with resales of Exchange Certificates received in exchange for Original Certificates. For a period of 180 days after the Expiration Date, the Company will make this Prospectus, amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale, provided that such Participating Broker-Dealer indicates in the Letter of Transmittal that it is a broker-dealer. In
addition, until    , 1998, (90 days after the date of this Prospectus), all
dealers affecting transactions in the Exchange Certificates may be required to deliver a prospectus.

  The Company will not receive any proceeds from the exchange of Original Certificates for Exchange Certificates by broker-dealers. Exchange Certificates received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Certificates or a combination of such methods of resale, at market prices prevailing at the time of resale, or at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through broker-dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any Exchange Certificates. Any broker-dealer that resells Exchange Certificates that were received by it for its own account pursuant to the Exchange Offer and any person that participates in the distribution of such Exchange Certificates may be deemed an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Certificates and any commissions or concessions received by any such broker-dealers may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

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

                 ENFORCEMENT OF FOREIGN JUDGMENTS IN COLOMBIA

  The courts of Colombia give effect to and enforce judgments of non-Colombian courts through a process known as exequatur provided under Colombian law, subject to the provisions of Articles 693 through 695 of the Colombian Code of Civil Procedure. Such articles provide for enforcement by Colombian courts of foreign judgments that are obtained without fraud and rendered after due notice, provided that either (i) Colombia and the country where the foreign judgment has been issued are parties to a treaty which recognizes the enforceability of foreign judgments; or (ii) a judgment rendered by a court of Colombia would be enforceable on a reciprocal basis in the country where such foreign judgment is obtained, and that the foreign judgment (A) does not relate to "in rem" rights vested in assets that were located in Colombia at the time the suit was filed; (B) does not contravene any public policy laws or regulations of Colombia, other than those governing judicial procedures; (C) is a final judgment not subject to appeal in accordance with the applicable foreign laws and an original certified copy of such judgment together with a Spanish translation provided by an official translator, is filed with the court; (D) does not refer to any matter upon which Colombian courts have exclusive jurisdiction; (E) does not refer to any matter subject to a lawsuit presently ongoing in Colombia or already decided by any court of Colombia; (F) was obtained upon compliance with the applicable foreign laws relating to service of process to the defendant, which compliance is presumed if the judgment is final; and (G) is submitted to the exequatur procedure before the Supreme Court of Colombia, which requires that the party proposing to enforce the foreign judgment give prior judicial notice to any person or entity that may be affected by the judgment.

  Of those requirements imposed by the Colombian Code of Civil Procedure, the two issues which are most likely to generate controversy in exequatur proceedings are: (i) whether there exists an applicable treaty or reciprocity between the two countries, as described in the previous paragraph; and (ii) whether the foreign judgment contravenes Colombia's public policy laws and regulations. The Company has been advised by Cavelier Abogados that the United States and Colombia do not have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters; however, there is a precedent (a ruling issued on July 19, 1994) in which the Supreme Court of Colombia recognized the existence of such reciprocity based upon: (A) evidence that a court in the State of Florida had accepted the validity of a Colombian judgment in a certain case; and (B) declarations by the United States lawyers acting as expert witnesses to the effect that courts in the State of Florida had enforced judgments issued in Latin American countries other than Colombia and that judgments issued by Colombian courts would be enforced under the same principles. The Company can provide no assurance, however, that this interpretation will prevail in future exequatur proceedings. The Company does not believe, in the case of the Exchange Certificates or the Certificate Guarantee, that a foreign judgment ordering the payment of money would conflict with any of Colombia's current public policy laws or regulations.

  The Company has been advised by Cavelier Abogados that there can be no assurance as to the enforceability, in original actions, in Colombian courts of liabilities predicated solely on the United States federal or other non-Colombian securities laws.

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

                         BOOK-ENTRY; DELIVERY AND FORM

GENERAL

  The Original Certificates offered and sold in reliance on Regulation S under the Securities Act were initially represented by a single, permanent Global Certificate in definitive, fully registered book-entry form (the "Regulation S Global Certificate") which was registered in the name of a nominee of DTC and deposited on behalf of the purchasers of the Original Certificates represented thereby with the Trustee as custodian for DTC for credit to the respective accounts of the purchasers (or to such other accounts as they may direct) at the Euroclear System ("Euroclear") or Cedel Bank S.A. ("CEDEL"). The Original Certificates offered and sold to "qualified institutional buyers" ("QIBs") in reliance on Rule 144A under the Securities Act were initially represented by a single, permanent Global Certificate in definitive, fully registered book-entry form (the "Rule 144A Global Certificate," and, together with the Regulation S Global Certificate, the "Original Global Certificates") which was registered in the name of a nominee of DTC and deposited on behalf of purchasers of the Original Certificates represented thereby with the Trustee as custodian for DTC for credit to the respective accounts of the purchasers (or to such other accounts as they may direct) at DTC. Except as set forth below, the Exchange Certificates issued pursuant to the Exchange Offer will be issued in global form (the "Exchange Global Certificates," and together with the Original Global Certificates, the "Global Certificates").

GLOBAL CERTIFICATES

  Upon the issuance of the Exchange Global Certificates, DTC or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Exchange Global Certificate to the accounts of persons who have accounts with such depositary. Such accounts initially will be designated by the Exchange Agent. Ownership of beneficial interests in an Exchange Global Certificate will be limited to persons who are members of, or participants in, DTC (the "Agent Members") or persons who hold interests through Agent Members. Ownership of beneficial interests in the Exchange Global Certificates will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of Agent Members) and the records of Agent Members (with respect to interests of persons other than Agent Members).

  So long as DTC, or its nominee, is a registered holder of a Global Certificate, DTC or such nominee, as the case may be, will be considered the absolute owner or holder of the Certificates represented by such Global Certificate for all purposes under the Indenture and the Certificates, and the Agent Members, as well as any other persons on whose behalf Agent Members may act (including Euroclear and CEDEL and account holders and participants therein), will have no rights under the Indenture or under a Global Certificate. Owners of beneficial interests in a Global Certificate will not be considered to be the owners or holders of any Certificates under the Indenture or the Certificates.

  In addition, no beneficial owner of an interest in a Global Certificate will be able to exchange or transfer that interest, except in accordance with the applicable procedures of DTC (the "Applicable Procedures").

  Payments in respect of each Global Certificate registered in the name of DTC's nominee will be made to the order of DTC's nominee as the registered owner of such Global Certificate. Neither the Company nor the Pass Through Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the Global Certificates or for maintaining, supervising or reviewing any records relating to such beneficial interests.

  The Company expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Certificate, will immediately credit the accounts of Agent Members with payments in the amounts proportionate to their respective beneficial interests in the principal amount of such Global Certificate

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

as shown on the records of DTC or its nominee. The Company also expects that payments by Agent Members to owners of beneficial interests in such Global Certificate held through such Agent Members will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such Agent Members.

  Transfers between participants in DTC will be effected in the ordinary way in accordance with the Applicable Procedures and will be settled in same-day funds.

  DTC has advised the Company that it will take any action permitted to be taken by a Certificateholder only at the direction of one or more Agent Members to whose account the DTC interests in the Global Certificates is credited and only in respect of such portion of the aggregate principal amount of Certificates as to which such Agent Member or Agent Members has or have given such direction.

  The Company understands: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

  Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the Global Certificates among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Pass Through Trustee will have any responsibility for the performance by DTC, its participants or indirect participants of their respective obligations under rules and procedures governing its operations.

CERTIFICATED CERTIFICATES

  Interests in a Global Certificate will be exchangeable or transferable, as the case may be, for Exchange Certificates issued in the form of registered definitive certificates ("Certificated Certificates") if (i) DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Certificates, or DTC ceases to be a "Clearing Agency" registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days, or (ii) an Event of Default has occurred and is continuing with respect to such Exchange Certificates and Exchange Certificateholders who hold more than 25% in aggregate principal amount of the Exchange Certificates at the time outstanding represented by the Global Certificates advise the Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to the Global Certificates is no longer required. Upon the occurrence of any of the events described in the preceding sentence, the Company will cause the appropriate Certificated Certificates to be delivered.

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

                                 LEGAL MATTERS

  Certain legal matters with respect to the Senior Notes and the Exchange Certificate Guarantee offered hereby will be passed upon for the Company by Cavelier Abogados, Colombia, with respect to matters of Colombian law.

  Certain legal matters with respect to the Exchange Certificate Guarantee offered hereby will be passed upon for the Company by Dewey Ballantine LLP, New York, New York with respect to matters of United States law.

  Certain matters of Delaware law relating to the validity of the Exchange Certificates, the enforceability of the Trust Agreement and the creation of the Transtel Pass Through Trust will be passed upon by Richards, Layton & Finger, special Delaware counsel to the Company and the Issuer. Richards, Layton & Finger is also serving as counsel to Wilmington Trust Company in connection with the issuance of the Exchange Certificates.

                                    EXPERTS

  The Consolidated Financial Statements as of December 31, 1996 and September 30, 1997 and for each of the two years in the period ended December 31, 1996 and the nine months ended September 30, 1997 included in this Prospectus, have been so included in reliance on the report of Price Waterhouse, independent accountants, given on the authority of said firm as experts in auditing and accounting.

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

                 GLOSSARY OF CERTAIN TELECOMMUNICATIONS TERMS

  The following is a glossary of certain telecommunications terms appearing elsewhere in this Prospectus.

  Access Charges: The fees paid by IXCs to LECs for originating and terminating long distance telephone calls on their local networks.

  AIX Operating System: Refers to IBM's version of the UNIX operating system to be used in conjunction with Transtel's Internet and voice mail platform.

  ATM (Asynchronous Transfer Mode): A recently commercialized switching and transmission technology that is one of a general class of packet technologies that relay traffic by way of an address contained within the first five bits of a standard fifty-three bit-long packet or cell. ATM switching was specifically developed to allow switching and transmission of mixed voice, data and video (sometimes referred to as "multimedia" information) at varying rates. The ATM format can be used by many different information systems, including LANs.

  Broadband: Broadband communications systems can transmit large quantities of voice, data and video by way of digital or analog signals. Examples of broadband communications systems include DS-3 fiber-optic systems, which can transmit 672 simultaneous voice conversations, or a broadcast television station that transmits high-resolution audio and video signals into the home. Broadband connectivity is also an essential element for interactive multimedia applications.

  CDMA (Code Division Multiple Access): A digital multiplexing scheme for grouping/ungrouping numerous channels into a higher speed channel through code division.

  Central Offices: The switching centers or central switching facilities of the LECs.

  Centrex: Centrex is a service that offers features similar to those of a Private Branch Exchange (PBX), except the equipment is located at the carrier's premises and not at the premises of the customer. These features include direct dialing within a given phone system, direct dialing of incoming telephone calls, and automatic identification of outbound telephone calls. This is a value-added service that carriers can provide to a wide range of customers who do not have the size or the funds to support their own on-site PBX.

  DID (Direct Inward Dialing): Central Office service allowing for calls to be made directly to the extension of a customer's PBX, without having to go through an operator.

  Digital: A method of storing, processing and transmitting information through the use of distinct electronic or optical pulses that represent the binary code digits 0 and 1. Digital transmission and switching technologies employ a sequence of these pulses to represent information as opposed to the continuously variable analog signal. Digital transmission and switching technologies offer a threefold improvement in speed and capacity over analog techniques, allowing much more efficient and cost-effective transmission of voice, video and data.

  DS-O, E-1, E-3: Standard telecommunications industry digital signal formats, which are distinguishable by bit rate (the number of binary digits (0 and 1) transmitted per second). DS-O service has a bit rate of 64 kilobits per second. E-1 service has a bit rate of 2 megabits per second and E-3 service has a bit rate of 34 megabits per second.

  EWSD: Brand name for Siemens digital switching system used in both private and public telecommunications networks.

  Fiber Optics: Fiber-optic cable is the medium of choice for the telecommunications and cable industries. Fiber is immune to electrical interference and environmental factors that affect copper wiring and satellite

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

transmission. Fiber-optic technology involves sending laser light pulses across glass strands in order to transmit digital information. A strand of fiber-optic cable is as thick as a human hair yet has significantly greater bandwidth capacity than copper cable, which is many times greater in size.

  Fiber-Optic Ring Network: The Company has designed its networks in ring configuration in order to ensure that, if one segment of a network is damaged or cut, the traffic is simply re-routed and sent to its destination in the opposite direction. The Company uses a "self-healing" optical fiber-ring architecture in its networks.

  Frame Relay: Frame relay is a high-speed data packet switching service used to transmit data between computers. Frame Relay supports data units of variable lengths at access speeds ranging from 56 kilobits to 1.5 megabits. This service is ideal for connecting LANs, but is not appropriate for voice and video applications due to the variable delays that can occur. Frame Relay was designed to operate at higher speeds on modern fiber-optic networks.

  HDSL (High Bit Rate Digital Subscriber Line): A modern technology typically used for establishing T1/E1 trunk facilities between the Central Office and the subscriber over copper cable facilities. HDSL modems utilize only a few copper pairs to digitally transmit a large number of circuits.

  IBM's Netview: A network management system for information systems which monitors and controls the physical network elements including, among other things, routers, access servers, bridges, hubs and servers.

  IBM RS/6000: A scaleable hardware platform group based on open systems architecture used in corporate information networks worldwide. The hardware supports IBM's Unix.

  IBM's Tivoli: A family of products (registered trademark of IBM) for network computing management of the software and hardware elements of corporate information networks. Examples of network management include centralized backup, software distribution, hardware inventory management and other functions.

  ISDN (Integrated Services Digital Network): A switched digital service allowing for the transmission of voice, data and/or video signals over the public switched telecommunications network. Colombia utilizes the international ISDN standard which allows for Basic Rate (two by kilobit channels and one 16 kilobit data channel) over the same copper pairs used for traditional telephone service, or Primary Rate (30 64 kilobit channels and one 16 kilobit data channel).

  ISP (Internet Service Provider): An Internet service provider provides customers with access to the Internet by linking its network directly or through other ISPs to the Internet backbone network.

  IXC (Interexchange Carriers): See Long Distance Carrier.

  LANs (Local Area Network): Corporate node for client server applications used for corporate communications.

  LEC (Local Exchange Carrier): A company providing local telephone services.

  Long Distance Carriers or IXCs (Interexchange Carriers): Long distance carriers provide services between local exchanges. TELECOM is the sole provider of these services and may offer service over its own facilities.

  mHz: Megahertz.

  Mode: An individual point of origination and termination of data on the network transported using frame relay or similar technology.

  OSP (Outside Plant): Refers to the external network of a telecommunications company which links subscribers to Central Office switching systems, and Central Offices to each other. This includes the cable, splices, distribution cabinets and terminals of both copper and fiber networks. The Outside Plant technically ends at the cable vault of the Central Office. The rest of the technologies in the Central Office are referred to as inside plant.

  PBX (Private Branch Exchange): A switching system within an office building which allows telephone calls from outside to be routed directly to the individual instead of through a central number. The PBX also allows for calling within an office by way of four-digit extensions. Centrex is a service which can simulate this service from an outside switching source, thereby eliminating the need for a large capital expenditure on a PBX.

  PCS (Personal Communications Service): A type of wireless telephone system that uses light, inexpensive handheld sets and communicates via low-power antennas.

  PDH (Plesiochronous Digital Hierarchy): Refers to a transmission signaling standard. This is a more inflexible transmission scheme which is acceptable for point to point.

  POPs (Points of Presence): Locations where a long distance carrier has installed transmission equipment in a service area that serves as, or relays telephone calls to, a network switching center of that long distance carrier.

  Private Line: A private, dedicated telecommunications connection between end-use locations (excluding long distance carrier POPs).

  Route Miles: The number of miles of the telecommunications path in which fiber-optic cables are installed as it would appear on a network map.

  SAT (Telecommunications Administration System): Brand name of C-NIX's software. A software subscriber data base and administration system used for inputting new service orders, assigning new, billing, installation and a range of other functions critical to telephone operations.

  SDH (Synchronous Digital Hierarchy): Refers to a transmission signaling standard which allows for the multiplexing and demultiplexing of telecommunications traffic at multiple points along a transmission path.

  SPC (Stored Program Control): Stored program control switching systems including both earlier analog and more recent digital systems.

  STM (Synchronous Transfer Mode): Refers to the European signaling rates of the SDH standard starting at STM 1 or 155 Megabits.

  Switch: A sophisticated computer that accepts instructions from a caller in the form of a telephone number. Like an address on an envelope, the numbers tell the switch where to route the call. The switch opens or closes circuits or selects the path or circuits to be used for transmission of information. Switching is a process of interconnecting circuits to form transmission path between users. Switches allow local telecommunications service providers to connect telephone calls directly to their destination, while providing advanced features and recording connection information for future billing.

  Switched Traffic: Telecommunications traffic along a switched network.

  TDMA (Time Division Multiple Access): Refers to a multiplexing scheme for grouping/ungrouping various circuits into higher speed facilities through the division of these signals into digital time slots.

  TMN (Telecommunications Management Network): Refers to an international standard for integrated network management of all of the physical network elements of a public telecommunications network. TMN software systems perform such critical functions as: fault management; traffic management; customer administration; billing; and work force management.

                                                                        ANNEX A

                             REPUBLIC OF COLOMBIA

  The following information has been made public by the Republic of Colombia and has not been prepared or independently verified by the Company or any of its affiliates. The Company is including such information solely because it is readily available and may be useful to a reader. Such information is not, nor is its inclusion herein meant to suggest that it is, all the information concerning Colombia that is or may be material to an investor. Moreover, such information pertains to Colombia as a whole and is not specific to the location of the Company's business and should not be viewed as reflective of such region. The following information should be read in conjunction with the information set forth under "Risk Factors--Colombian Political, Economic, and Social Risks." Investors who wish to know more about Colombia are urged to consult the wide variety of information available from public sources.

OVERVIEW

  Since 1950, Colombia has enjoyed positive real economic growth in every year (ranging from a low of 1.0% in 1982 to a high of 8.5% in 1978) and relatively stable rates of inflation (with a low of 2.2% in 1955 and a high of 32.6% in 1963). Inflation (as measured by the Colombian consumer price index ("CPI")) averaged 22.3% between 1992 and 1996. Unlike other major Latin American countries, Colombia did not restructure its debt with foreign creditors during the 1980s, and instead entered into voluntarily syndicated loan agreements to refinance certain maturities of its commercial bank debt. During the same period, Colombia maintained access to new borrowings through multilateral and bilateral credits. Colombia has regularly paid all principal and interest payments on its external debt for over 60 years.

  In June 1994, Ernesto Samper Pizano, former Minister of Economic Development in the previous administration of Cesar Gaviria and a former Senator, was elected President of Colombia. President Samper proposed a four-year national development plan, El Salto Social (The Social Leap), which was approved by the Congress in June 1995. El Salto Social looked to continue the economic and political reforms of the Gaviria administration's Apertura policy, under which the Government removed restrictions on foreign investment, eliminated import quotas and reduced tariffs, entered into free trade agreements with regional trading partners, reduced foreign exchange controls, granted greater independence to the Central Bank, encouraged private sector participation in the management of pension system assets and began a privatization program with respect to certain state-owned companies and financial institutions. At the same time, El Salto Social aimed to secure the benefits of these reforms for a larger segment of the population.

  Under El Salto Social, the Government, among other measures, has set out to:

  . Increase government expenditures directed toward the social sector, including higher spending on health, education and job training programs and the implementation of the Red de Solidaridad Social (Social Solidarity Network), while maintaining current levels of expenditures on defense and justice;

  . Increase tax revenues by improving tax collections and reducing exemptions;

  . Improve and develop infrastructure by attracting private investment through privatizations and concessions;

  . Implement measures, together with the Central Bank, to reduce inflation, including reaching agreement with labor and business to restrict wage and price increases;

  . Maintain competitiveness of the exchange rate by implementing measures, in conjunction with the Central Bank (which is primarily responsible for setting the foreign exchange rate policy), to limit short-term capital inflows and an appreciation of the peso; and

  . Strengthen domestic savings by developing the domestic capital market, and carefully investing the proceeds from increased exports of oil in the international markets.

  The Colombian government believes that a continuation of nearly balanced public sector budgets and the policies outlined above, together with projected growth in oil exports and other factors, should contribute toward continued moderate real GDP growth over the medium term.

  However, for the past two years, the fiscal deficit created by an increase in public expenditures has resulted in an increase in interest rates from 19.46% in 1995 to 21.63% in 1996 and a slow down in the economy's growth.

 Geography and Population

  Colombia is the fourth largest country in South America, with a territory of 441,020 square miles (1,141,748 square kilometers). Located on the northwestern corner of the South American continent, Colombia borders Panama and the Caribbean Sea on the north, Peru and Ecuador on the south, Venezuela and Brazil on the east, and the Pacific Ocean on the west.

  In 1993, according to the census conducted in that year, Colombia's population was 35.9 million, approximately 73% of whom lived in urban areas. Over 6.3 million people live in the metropolitan area of Bogota, the capital of Colombia. Cali and Medellin, the second and third largest cities, have populations of approximately 1.95 million and 1.93 million, respectively. The most important urban centers, with the exception of Barranquilla (the largest port city), are located in the Andes range. The population grew at a rate of 2.2% per year from 1985 through 1993, down from approximately 3.1% per year in the 1960s.

 Government and Political Parties

  The Republic of Colombia is one of the oldest democracies in the Americas, with regular transitions of power between successive administrations since 1957. The main political parties are the Partido Liberal (to which President Samper belongs) and the Partido Social Conservador. There are other minority parties, including the Alianza Democratica M-19, a former guerrilla organization that became a recognized political party at the end of the 1980s.

  In 1991, a popularly elected Constitutional Assembly approved a new Constitution, replacing the Constitution of 1886. The main features of the new Constitution include further governmental decentralization, increased Congressional powers and the creation of several new public agencies. A number of judicial reforms were also introduced to improve the government's ability to combat the guerrilla- and narcotics-related violence, and to enhance control and supervision over public officials.

 Foreign Affairs and International Organizations

  Colombia has diplomatic ties with 154 countries. Colombia is a member of the United Nations, the International Monetary Fund (the "IMF") and the International Bank for Reconstruction and Development (the "World Bank"). In October 1995, Colombia assumed the presidency of the Group of 77 (Non-Aligned Nations). On the regional level, Colombia is a member of the Organization of American States, the Inter-American Development Bank (the "IDB"), the Caribbean Development Bank, the Latin American Economic System and the Andean Development Bank. Colombia is also party to several trade and commodity agreements, including the Andean Pact, the Latin American Integration Association, the Union of Banana Exporting Countries, the International Sugar Association, the General Agreement on Tariffs and Trade ("GATT") and the World Trade Organization.

  In 1992, a free-trade zone was formed with Venezuela which has increased commercial trade and financial activity between these two neighboring countries. Colombia also has free trade agreements with Ecuador and Bolivia, and a free trade agreement with Chile which became effective on January 1, 1994. The Andean Pact, which is designed to create a five-nation free-trade zone, was revived in December of 1991. Pursuant to this agreement, Colombia, Venezuela, Peru, Ecuador and Bolivia have implemented common external tariffs as of February 1, 1995.

ECONOMY

 Gross Domestic Product

  Traditionally, agriculture has played a large role in the Colombian economy, accounting for an estimated 18.6% of GDP in 1996 as compared to 17.9% of GDP for industry. In 1996, agricultural activity increased by 0.2% in real terms (despite a decrease in coffee production of 18.5%), industrial activity increased by 2.9%, construction increased by 0.3%, and services increased by 4.7%. Between 1992 and 1996, GDP grew at an average annual rate of 4.7%. Real GDP growth for 1996 was 2.1%, as compared with 5.4% in 1995, mainly as a result of the strict monetary policy implemented in late 1994 to stabilize the growth of aggregate demand and credit.

  The following table sets forth the annual change in Colombia's real GDP by sector for the periods indicated.

                           REAL GDP GROWTH BY SECTOR

                                     1992   1993    1994(1)  1995(1)  1996(2)
                                     ----   -----   -------  -------  -------
Agriculture, Livestock, Fishing,
 Forestry and Hunting
  Coffee............................ (1.1)% (15.1)%  (12.6)%   14.1 %  (18.5)%
  Other Agriculture and Livestock... (2.1)    6.6      3.2      4.4      3.0
  Fishing, Forestry and Hunting.....  1.3    (2.4)    (9.4)    (0.2)   (10.1)
  Total Agriculture................. (1.8)    3.2      0.9      5.2      0.6
Industry
  Coffee Processing................. 22.9   (16.9)   (10.7)   (18.3)     8.7
  Manufacturing.....................  1.9     4.8      3.2      3.2     (3.9)
  Total Industry....................  4.5     1.6      1.6      1.0     (2.9)
Mining(3)........................... (3.9)   (1.7)     1.6     17.8      7.6
Construction........................  7.3    18.2     19.2      5.2      0.3
Services
  Transportation and Storage........  5.6     4.4      7.7      4.3      1.5
  Communications....................  4.5     4.0     (1.1)    12.6     16.1
  Retail, Restaurants and Hotels....  2.6     9.1      6.1      5.2     (0.4)
  Financial Services................  4.1     6.4     18.8      6.4      4.7
  Housing...........................  2.9     4.0      6.1      2.0      3.2
  Personal Services.................  1.1     2.9      6.5      7.0      7.1
  Government........................ 12.5     0.2      2.7      7.8     10.9
  Domestic Services.................  0.3     2.4      2.4      3.0      1.8
  Utilities......................... (5.8)   14.0      6.2      6.1      2.8
  Total Services....................  4.7     5.0      7.5      5.7      4.7
Subtotal............................  2.9     4.0      5.1      5.1      2.3
Minus: Imputed Banking Services..... (3.6)   13.8     16.2     10.0      9.2
Plus: Duties and Tariffs on
 Imports............................ 36.7    48.2     26.0     11.8      2.8
Real GDP............................  4.0     5.4      5.8      5.4      2.1

--------
(1) Preliminary.
(2) Estimated.
(3) Includes petroleum.
Source: DANE and DNP.

FOREIGN TRADE

  Colombia's trade has historically been, and continues to be, dominated by the export of raw materials and the import of intermediate and capital goods.

  The following table shows the trends in the composition of Colombia's exports over the years indicated.

                     TRENDS IN THE COMPOSITION OF EXPORTS
                                   1980-1996

                               1980            1985            1990           1995(1)          1996(2)
                          --------------  --------------  --------------  ---------------  ---------------
                                     (MILLIONS OF DOLLARS AND PERCENTAGE OF TOTAL EXPORTS)
Exports (FOB):
 Oil and its
  Derivatives...........  $  101.0   2.4% $  451.3  11.6% $1,951.0  28.0% $ 2,189.9  21.3% $ 2,900.0  27.4%
 Coffee.................   2,360.5  55.8   1,745.5  45.2   1,399.2  20.1    1,841.0  17.9    1,579.4  14.9
 Coal...................      10.7   0.3     126.3   3.3     544.8   7.8      593.2   5.7      880.9   8.3
 Nickel and Gold(3).....     310.0   7.3     420.0  10.9     521.0   7.5      357.9   3.5      376.5   3.6
 Nontraditional
  Exports(4)............   1,444.3  34.2   1,118.7  29.0   2,550.8  36.6    5,305.6  51.6    4,845.3  45.8
                          -------- -----  -------- -----  -------- -----  --------- -----  --------- -----
 Total Exports..........  $4,226.5 100.0% $3,861.8 100.0% $6,966.8 100.0% $10,287.6 100.0% $10,582.1 100.0%
                          ======== =====  ======== =====  ======== =====  ========= =====  ========= =====

--------
(1) Preliminary.
(2) Estimated.
(3) Includes domestic purchases of gold by the Central Bank.
(4) Includes emeralds.
Source: The Central Bank--Economic Studies.

  In 1996, exports are estimated to have increased by 2.9%, primarily due to increased exports of oil and its derivatives attributable to increased production from the Cusiana oil field and higher international oil prices, as well as to increased exports of coal. Exports in 1996 are estimated to have totaled approximately $10.6 billion, including oil and its derivatives (27.4% of total exports), coffee (14.9% of total exports), coal (8.3% of total exports), nickel and gold (3.6% of total exports) and nontraditional exports (45.8% of total exports). In 1996, the volume of exports of crude oil increased by 3.1% and the international price of Colombian crude oil increased by 26.8%.

  The following table shows the composition of Colombia's exports for the periods indicated.

                      EXPORTS (FOB) BY GROUPS OF PRODUCTS

                                                                        % OF TOTAL
                           1992     1993     1994    1995(1)   1996(1)     1996
                         -------- -------- -------- --------- --------- ----------
                                           (MILLIONS OF DOLLARS)
Mining
  Oil and its
   Derivatives.......... $1,395.6 $1,323.0 $1,318.2 $ 2,189.9 $ 2,900.0    27.4%
  Coal..................    555.4    567.0    552.8     593.2     880.9     8.3
  Emeralds..............    179.7    399.6    422.3     452.4     174.7     1.7
  Nickel................    125.1    101.9    118.8     184.8     172.2     1.6
  Gold(2)...............    363.5    312.5    304.6     173.1     204.3     1.9
  Platinum..............      0.1     15.4     37.2        NA        NA      NA
  Others(3).............     17.4     14.4     18.6        NA        NA      NA
                         -------- -------- -------- --------- ---------   -----
Total Mining............ $2,636.8 $2,733.8 $2,772.5 $ 3,593.4 $ 4,332.1    40.9%
Agriculture, Livestock,
 Forestry and Fishing,
 except Coffee..........  1,095.6  1,062.7  1,239.0     955.2   1,003.1     9.5
Coffee..................  1,258.9  1,139.7  1,990.5   1,841.0   1,579.4    14.9
Industry
  Foods, Beverages and
   Tobacco..............    345.1    334.1    425.3     932.9     774.2     7.3
  Textiles and
   Apparel(4)...........    905.8  1,042.8  1,033.9   1,096.0     951.0     9.0
  Wood and its
   Derivatives..........     18.7     18.9     13.8      10.7      20.2     0.2
  Paper and its
   Byproducts...........    184.0    198.5    214.1     254.7     222.9     2.1
  Chemicals.............    389.8    441.0    544.8     898.6     964.7     9.1
  Non-metallic
   Minerals.............    105.0    109.5    119.5      55.0      65.3     0.6
  Iron and Steel
   Industries...........    101.7     90.8    126.1     122.9     130.2     1.3
  Machinery and
   Equipment............    152.5    155.9    164.0     292.8     324.0     3.1
  Other Industries(5)...     69.8    101.3    110.3     234.4     215.0     2.0
                         -------- -------- -------- --------- ---------   -----
Total Industry.......... $2,272.4 $2,492.8 $2,751.8 $ 3,898.0 $ 3,667.5    34.7%
                         -------- -------- -------- --------- ---------   -----
  Total Exports......... $7,263.7 $7,429.0 $8,753.8 $10,287.6 $10,582.1   100.0%
                         ======== ======== ======== ========= =========   =====

--------
(1) Estimated.
(2) Includes domestic purchases of gold by the Central Bank.
(3) Includes salt, clay and sand mining and manufacture of fertilizers, chemicals and other products.
(4) Includes leather, leather products and plastic.
(5) Includes jewelry, musical instruments, sporting goods and other products.
Source: Banco de la Republica, based on information provided by DANE.

  Imports (FOB) increased by 17.0% in 1995 and 1.3% in 1996, due to a lowering of tariffs and an appreciation of the peso in real terms. In 1996, imports
(FOB) are estimated to have totaled $13.7 billion, basically unchanged from their level in 1995. Imports (FOB) of consumer goods are estimated to have fallen by 4.1%, while imports of raw materials and intermediate goods are estimated to have increased by 6.2% and imports of capital goods are estimated to have fallen by 9.0%, from 1995 to 1996. Consumer goods are estimated to have comprised 18.7%, raw materials and intermediate goods 47.8%, and capital goods 33.5% of total imports (FOB) in 1996.

  The level of imports will continue to be affected by the opening of the Colombian economy. The following table shows the composition of Colombia's major imports for the periods indicated.

                                 IMPORTS (CIF)

                                                                         % OF TOTAL
                           1992     1993     1994     1995(1)   1996(1)     1996
                         -------- -------- --------- --------- --------- ----------
                                           (MILLIONS OF DOLLARS)
Consumer Goods
  Non-Durable........... $  439.4 $  676.7 $ 1,010.0 $ 1,252.9 $ 1,440.4    10.5%
  Durable...............    473.0  1,138.7   1,325.0   1,418.6   1,120.6     8.2
                         -------- -------- --------- --------- ---------   -----
  Total Consumer Goods.. $  912.4 $1,815.4 $ 2,335.0 $ 2,671.5 $ 2,561.0    18.7%
Raw Materials and
 Intermediate Goods
  Fuels(2).............. $  344.3 $  351.9 $   322.0 $   396.1 $   412.7     3.0%
  Agricultural..........    297.2    228.4     296.0     338.1     481.3     3.5
  Industrial............  2,941.7  3,589.6   4,180.0   5,420.3   5,644.1    41.3
                         -------- -------- --------- --------- ---------   -----
  Total Raw Materials
   and Intermediate
   Goods................ $3,583.2 $4,169.9 $ 4,798.0 $ 6,154.5 $ 6,538.1    47.8%
Capital Goods
  Construction
   Materials............ $   67.4 $  119.4 $   194.0 $   259.3 $   320.8     2.4%
  Agricultural..........     35.7     51.4      73.0      70.5      63.7     0.5
  Industrial............  1,490.5  2,237.5   2,723.0   3,394.6   3,200.1    23.4
  Transportation........    574.3  1,426.4   1,751.0   1,302.8     989.8     7.2
                         -------- -------- --------- --------- ---------   -----
  Total Capital Goods... $2,167.9 $3,834.7 $ 4,741.0 $ 5,027.2 $ 4,574.4    33.5%
                         -------- -------- --------- --------- ---------   -----
Unclassified............ $    5.3 $    2.2 $     9.0       --        --       NA
                         -------- -------- --------- --------- ---------   -----
Total................... $6,668.8 $9,822.2 $11,883.0 $13,853.2 $13,673.5   100.0%
                         ======== ======== ========= ========= =========   =====

--------
NA means not available
(1) Preliminary.
(2) Includes oil derivatives and coal.
Source: DANE

  The United States is Colombia's most important trading partner. During the first ten months of 1996, trade between the two countries accounted for approximately 40% of Colombia's total trade (exports and imports). During the first ten months of 1996, Venezuela was Colombia's second largest trading partner, accounting for a further 8.3% of total trade. A key component of the Apertura program of reforms involved reducing trade barriers by fostering economic integration with other countries. The Samper administration has continued former President Gaviria's policies of promoting bilateral and multilateral trade agreements with regional trading partners.

  From 1991 to 1996, growth in exports occurred mainly with countries that are members of the Andean Pact--primarily Venezuela, Peru and Ecuador. Exports to Venezuela have grown from $443 million in 1991 to $772 million in 1996. Similarly, exports to Peru have grown to $610 million in 1996 from $213 million in 1991 and exports to Ecuador have grown to $420 million in 1996 from $127 million in 1991. Imports from the Andean Pact countries have also increased 271% from $482 million in 1991 to $1,791 million in 1996.

DIRECT FOREIGN INVESTMENT

  Foreign investment in Colombia was traditionally directed towards the oil and mining sectors. Previously, investment in sectors such as public services was prohibited, and investments in the financial sector were limited to no more than 49% foreign ownership of financial institutions. As part of the Apertura process, the Gaviria administration enacted reforms designed to make foreign investment in Colombia more attractive, such as the adoption of a legislative framework that ensures equal treatment of foreign and local investors and foreign access to traditionally restricted economic sectors.

  The following table sets forth information on net foreign investment by sector (excluding petroleum) for the periods indicated below.

                  NET DIRECT FOREIGN INVESTMENT BY SECTOR(1)

                                                 1992 1993  1994   1995  1996(2)
                                                 ---- ---- ------ ------ -------
Petroleum....................................... $440 $557 $  825 $  721 $1,101
Agriculture and Fishing.........................    5   13     12     30     26
Mining..........................................   76    6     26    110     46
Manufacturing...................................   70  198    365    577    653
Public Services.................................    0    0      6      8    145
Construction....................................   19   19     33     32     22
Commerce........................................   19   31     81    132    151
Transportation and Communications...............    7    6    157    217    156
Finance(3)......................................  154  159    701    441    959
Social Services.................................    0    1      2      9     11
Others..........................................    0    3      6      8      1
                                                 ---- ---- ------ ------ ------
Total........................................... $790 $993 $2,214 $2,285 $3,271
                                                 ==== ==== ====== ====== ======

--------
Totals may differ due to rounding.
(1) Net foreign investment registered with the Central Bank, less remittances of capital. The figures provided in this table represent the amount officially registered for foreign investment with the Central Bank. In contrast, the figures provided in the "Balance of Payments" table reflect the amount actually invested in Colombia.
(2) Preliminary.
(3) Includes portfolio investment of $61 million in 1992, $44 million in 1993, $588 million in 1994, $243 million in 1995 and $245 million in 1996.
  Source: The Central Bank.

MONETARY SYSTEM AND MONETARY AGGREGATES

  The Central Bank was chartered in 1923. Following ratification of the new Constitution in 1991, the Central Bank was granted greater independence from the government in the formulation of monetary policy.

  Monetary and exchange rate policy is set by the Central Bank's Board of Directors. The Board of Directors is composed of seven members, five of whom are permanent members appointed by the President for four-year terms, although at the expirations of their terms, the President may not replace more than two such members. The Minister of Finance, the sixth member of the Board of Directors, is the sole representative of the government on the Board of Directors. The seventh member, who is the Governor of the Central Bank, is elected by the other six members. Unless all seven members of the Board of Directors vote to do so, the Central Bank may not finance the government's budget deficits, and the Central Bank is prohibited from making loans to the private sector (except to provide liquidity to the financial system or for intermediation of foreign indebtedness).

INFLATION AND INTEREST RATES

  The following table shows changes in the CPI and the producer price index ("PPI") and average deposit rates for the periods indicated.

                         INFLATION AND INTEREST RATES

                                                                    SHORT-TERM
                                                                  REFERENCE RATE
      PERIOD                                        CPI(1) PPI(1)    (DTF)(2)
      ------                                        ------ ------ --------------
      1992.........................................  25.1%  17.9%      26.7%
      1993.........................................  22.6   13.2       25.8
      1994.........................................  22.6   20.7       29.4
      1995.........................................  19.5   15.4       32.3
      1996.........................................  21.6   14.5       31.1
       January.....................................  20.2   17.7       32.5
       February....................................  20.8   17.4       33.1
       March.......................................  20.2   16.3       33.6
       April.......................................  19.9   14.6       33.6
       May.........................................  19.8   14.6       32.1
       June........................................  19.7   13.0       32.1
       July........................................  20.6   13.8       32.4
       August......................................  21.1   14.0       30.4
       September...................................  21.6   14.4       28.4
       October.....................................  21.9   15.5       28.7
       November....................................  21.9   15.0       28.5
       December....................................  21.6   14.5       28.0
      1997
       January.....................................  20.6   12.7       26.5
       February....................................  19.6   12.2       25.4
       March.......................................  18.9   14.0       25.5
       April.......................................  18.5   14.9       24.7
       May.........................................  18.6   14.9       23.6
       June........................................  18.7   17.1       23.2
       July........................................  17.9   15.5       23.2
       August......................................  18.0   15.3       23.0

--------
(1) For the annual periods, percentage change over the twelve months ending December 31 of each year; for monthly periods in 1996, percentage change over the previous twelve months at end of each month indicated.
(2) Average for each of the years 1992-1996, and for each month in 1996, of the short-term composite reference rate (Depositos a Termino Fijo ("DTF")), as calculated by the Superintendency of Banks.
Source: Superintendencia Bancaria y Banco de la Republica.

FOREIGN EXCHANGE RATES

  Colombia's official monetary unit is the peso, the value of which was established against foreign currencies under a crawling peg system between 1967 and 1991. Under this system, the nominal exchange rate was determined by the Central Bank.

  In February 1994, the Central Bank instituted a mechanism, which consists of a 15% band within which the exchange rate is allowed to fluctuate. The Central Bank intervenes by selling or purchasing its debt securities in order to maintain the exchange rate within the 15% band. Such a band is allowed to depreciate by small amounts to meet an annual target devaluation rate. In December 1994, the Central Bank narrowed the band to 14%, shifted the band downward by 7% and increased the rate at which it devalues the band to meet an annual target devaluation rate of 13.6% for 1995. The band was set to reflect a projected devaluation rate, in nominal terms, of 13.6% for 1996, and 15.0% for 1997.

  During the second half of 1996, the peso appreciated in relation to the dollar, recovered its value and ended the year at the bottom of the exchange rate band. During the first six months of 1997, the devaluation rate kept a stable pace and the rate kept within the lower half of the band. For 1997, the Government estimates a depreciation of the peso against the dollar of 15% in nominal terms (a 1.3% appreciation in real terms), very similar to the targeted depreciation of 13.6% in nominal terms for 1996.

INTERNATIONAL RESERVES

  As of December 31, 1996, net international reserves were $9.9 billion, representing coverage of approximately nine months of imports of goods and approximately six months of imports of goods and services. Net international reserves increased by $1.6 billion, or 18.9%, from December 31, 1995 to December 31, 1996.

  The following table shows the composition of international reserves of the Central Bank at each of the dates indicated.

                                    1992   1993(1)  1994(2)  1995(2)  1996(2)
                                  -------- -------- -------- -------- --------
                                             (MILLIONS OF DOLLARS)
Gross International Reserves:
  Monetary Gold.................. $  172.2 $  118.5 $  111.9 $  103.2 $   95.7
  Special Drawing Rights.........     47.9    158.1    169.9    176.6    176.3
  Andean Pesos...................     20.0     20.0     20.0     20.0     20.0
  Foreign Exchange...............  7,231.4  7,346.0  7,453.4  7,733.7  9,185.6
  Others(3)......................    256.5    289.8    348.2    423.8    462.6
                                  -------- -------- -------- -------- --------
    Total........................ $7,728.0 $7,932.4 $8,103.4 $8,457.3 $9,940.2
Less: Short and Medium-term
 Liabilities of Banco de la
 Republica.......................     14.8     63.3    101.1    132.9     43.6
                                  -------- -------- -------- -------- --------
Net International Reserves....... $7,713.2 $7,869.1 $8,002.3 $8,324.4 $9,896.6
                                  ======== ======== ======== ======== ========
Reserves (Months of Imports
 (FOB))
  Goods..........................     15.4     10.4      8.7      7.9      9.3
  Goods and Services.............      8.8      6.8      5.7      5.1      5.8

--------
NA means not available
(1) Beginning in 1993, Colombia's method of valuing gold and foreign currencies was changed from historical cost to market value at end of period. In addition, the methodology for valuing international monetary assets and liabilities was changed from a cash to an accrual basis. The combined effect of these two changes was an increase in international reserves of $254 million at December 31, 1993.
(2) Preliminary.
(3) Includes deposits in Latin American Reserve Fund and Andean Reserve Fund and compensation agreements.
Source: The Central Bank.

SECURITIES MARKETS

  Colombia has three stock exchanges, one located in each of the cities of Bogota, Medellin and Cali. The stock exchanges are owned by member firms that are responsible for developing and implementing regulations governing trade on their exchanges. Although self-regulating, they remain subject to the approval and supervision of the Superintendency of Securities, the principal securities market regulatory agency. According to the Superintendency of Securities, the market capitalization of the three exchanges as of December 31, 1996 was

$16.4 billion. As of June 30, 1997 the total market capitalization was $19.6 billion (an increase of 34.3% from the same period in 1996, when it reached $14.6 million).

  The total value of securities traded on the three Colombian stock exchanges during 1996 was Ps36,615 billion (approximately $36.6 billion), representing nominal growth of 42% over the value of securities traded in 1995. Both debt and equity securities are traded on the three stock exchanges, including stocks and bonds of private-sector corporations, although the vast majority of securities traded are fixed income debt securities.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
Report of Independent Accountants......................................... F-2
Consolidated Balance Sheets at December 31, 1996 and September 30, 1997... F-3
Consolidated Statements of Income for the Years Ended December 31, 1995
 and 1996 and the Nine Months Ended September 30, 1997.................... F-4
Consolidated Statements of Changes in Shareholders' Equity for the Years
 Ended December 31, 1995 and 1996 and the Nine Months Ended September 30,
 1997..................................................................... F-5
Consolidated Statements of Changes in Financial Position for the Years
 Ended December 31, 1995 and 1996 and the Nine Months Ended September 30,
 1997..................................................................... F-6
Consolidated Statements of Cash Flows for the Years Ended December 31,
 1995 and 1996 and the Nine Months Ended September 30, 1997............... F-7
Notes to the Consolidated Financial Statements............................ F-8

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Transtel S.A.

  We have audited the accompanying consolidated balance sheets of Transtel S.A. and its subsidiaries as of December 31, 1996 and September 30, 1997, and the related consolidated statements of income, of changes in shareholders' equity, of changes in financial position and of cash flows for each of the two years in the period ended December 31, 1996 and for the nine months ended September 30, 1997, all expressed in constant Colombian pesos of September 30, 1997 purchasing power. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards in Colombia, which are substantially consistent with those in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements audited by us present fairly, in all material respects, the financial position of Transtel S.A. and its subsidiaries at December 31, 1996 and September 30, 1997, and the results of their operations, the changes in their financial position and their cash flows for each of the two years in the period ended December 31, 1996 and for the nine months ended September 30, 1997, in conformity with generally accepted accounting principles in Colombia, applied on a consistent basis except for the change in depreciation method discussed in Note 7.

  Accounting principles generally accepted in Colombia, as described in Notes 2 and 3 to the financial statements, vary in certain significant respects from accounting principles generally accepted in the United States of America. The application of the latter would have affected the determination of consolidated net income expressed in constant Colombian pesos of September 30, 1997 purchasing power for each of the two years in the period ended December 31, 1996 and for the nine months ended September 30, 1997, and the determination of consolidated shareholders' equity also expressed in constant Colombian pesos of September 30, 1997 purchasing power at December 31, 1995 and 1996 and September 30, 1997 to the extent summarized in Note 28 to the consolidated financial statements.

/s/ Price Waterhouse

Cali, Colombia
January 30, 1998

                                 TRANSTEL S.A.

                          CONSOLIDATED BALANCE SHEETS

                                                           SEPTEMBER 30,
                                       DECEMBER 31, ---------------------------
                                           1996         1997          1997
                                       ------------ ------------- -------------
                                          (THOUSANDS OF PESOS     (THOUSANDS OF
                                         OF SEPTEMBER 30, 1997       DOLLARS
                                            PURCHASING POWER        UNAUDITED
                                               --NOTE 2)            --NOTE 3)
ASSETS
Current
  Cash................................ Ps13,399,275 Ps  4,790,137   $  3,843
  Short-term and temporary investments
   (Note 4)...........................    5,136,620    16,265,179     13,051
  Accounts receivable, net (Note 5)...    9,646,540    23,085,800     18,524
  Inventories (Note 6)................      288,764       640,819        514
  Prepaid expenses....................      161,391       263,669        212
                                       ------------ -------------   --------
    Total current assets..............   28,632,590    45,045,604     36,144
Noncurrent
  Accounts receivable (Note 5)........    1,525,510     2,530,945      2,031
  Properties, plant and equipment, net
   (Note 7)...........................   26,173,513    67,756,645     54,368
  Deferred monetary correction........      475,609     1,430,937      1,148
  Deferred charges (Note 8)...........   12,957,590    22,610,679     18,143
  Long-term investments (Note 4)......       38,040    10,485,398      8,413
  Other assets .......................      114,984       145,329        117
  Reappraisal of assets (Note 9)......   14,111,848    15,171,888     12,174
                                       ------------ -------------   --------
    Total assets...................... Ps84,029,684 Ps165,177,425   $132,538
                                       ============ =============   ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Short-term debt (Note 11)........... Ps10,721,725 Ps        --    $    --
  Current portion of long-term debt
   (Note 11)..........................    6,619,094
  Current portion of capital lease ob-
   ligations (Note 16)................       63,476       552,353        443
  Accounts payable (Note 12)..........    3,405,904     6,248,296      5,014
  Tax liabilities (Note 13)...........      815,025     1,553,102      1,246
  Labor liabilities (Note 14).........      130,040       323,573        260
  Other liabilities...................      209,393     6,977,530      5,599
                                       ------------ -------------   --------
    Total current liabilities.........   21,964,657    15,654,854     12,562
Long-term liabilities
  Long-term debt (Note 11)............   24,393,607    60,361,630     48,434
  Capital lease obligations (Note
   16)................................      978,252       787,060        632
  Deferred monetary correction........      757,571     2,860,917      2,296
  Deferred income taxes and other lia-
   bilities (Note 15).................       71,258     1,097,226        880
                                       ------------ -------------   --------
    Total liabilities.................   48,165,345    80,761,687     64,804
                                       ------------ -------------   --------
Minority interest (Note 17)...........   17,047,065    33,380,596     26,784
                                       ------------ -------------   --------
Commitments (Note 26)
Shareholders' equity (Note 18):
  Common stock, Ps1 par value, 50
   billion shares
   authorized; 5,039,801,222 shares
   issued and
   outstanding (4,000,000,000 in
   1996)..............................    6,215,516    37,087,240     29,759
  Retained earnings...................    4,000,606     4,853,353      3,894
  Surplus from reappraisal of assets..    8,601,152     9,094,549      7,297
                                       ------------ -------------   --------
    Total shareholders' equity........   18,817,274    51,035,142     40,950
                                       ------------ -------------   --------
    Total liabilities and sharehold-
     er's equity...................... Ps84,029,684 Ps165,177,425   $132,538
                                       ============ =============   ========
Memorandum accounts (Note 10)......... Ps30,433,656 Ps 63,440,336   $ 47,962
                                       ============ =============   ========

   The accompanying notes are an integral part of the consolidated financial statements.

                                 TRANSTEL S.A.

                       CONSOLIDATED STATEMENTS OF INCOME

                                                             FOR THE NINE MONTHS ENDED
                          FOR THE YEARS ENDED DECEMBER 31,         SEPTEMBER 30,
                          ---------------------------------  ---------------------------
                               1995              1996            1997          1997
                          ---------------- ----------------  ------------  -------------
                                                                           (THOUSANDS OF
                                                                             DOLLARS,
                            (THOUSANDS OF PESOS OF SEPTEMBER 30, 1997        UNAUDITED
                                   PURCHASING POWER -- NOTE 2)               --NOTE 3)
Revenues (Note 19)......  Ps    2,359,089  Ps    11,560,208  Ps17,639,937     $14,154
                          ---------------  ----------------  ------------     -------
Costs and expenses:
  Operating costs (Note
   20)..................          682,938         2,456,985     3,997,957       3,208
  Administrative ex-
   penses (Note 21).....          355,025         3,738,216     4,858,282       3,898
  Marketing expenses
   (Note 22)............           86,207           758,171       983,405         789
                          ---------------  ----------------  ------------     -------
                                1,124,170         6,953,372     9,839,644       7,895
                          ---------------  ----------------  ------------     -------
    Operating income....        1,234,919         4,606,836     7,800,293       6,259
                          ---------------  ----------------  ------------     -------
Nonoperating income (ex-
 penses)
  Financial income (Note
   23)..................          314,756           850,863     3,165,178       2,540
  Financial expenses
   (Note 23)............         (283,836)       (2,205,025)   (7,057,629)     (5,663)
  Other.................           48,130           319,803    (1,422,411)     (1,141)
                          ---------------  ----------------  ------------     -------
                                   79,050        (1,034,359)   (5,314,862)     (4,264)
                          ---------------  ----------------  ------------     -------
Net monetary inflation
 adjustment income
 (loss) (Note 24).......          (61,284)        2,224,628     2,845,640       2,283
                          ---------------  ----------------  ------------     -------
Income before income
 taxes and minority
 interest...............        1,252,685         5,797,105     5,331,071       4,278
Income tax expense (Note
 15)....................             (362)         (319,388)   (2,087,115)     (1,675)
                          ---------------  ----------------  ------------     -------
  Income before minority
   interest.............        1,252,323         5,477,717     3,243,956       2,603
Minority interest.......         (500,603)       (2,228,831)   (2,391,209)     (1,919)
                          ---------------  ----------------  ------------     -------
    Net income (loss)...  Ps      751,720  Ps     3,248,886  Ps   852,747     $   684
                          ===============  ================  ============     =======
Earnings (loss) per
 share (in single Pesos
 and single Dollars per
 share).................  Ps         0.33  Ps          0.81  Ps      0.22     $   --
                          ===============  ================  ============     =======

   The accompanying notes are an integral part of the consolidated financial statements.

                                 TRANSTEL S.A.

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

   TWO YEARS ENDED DECEMBER 31, 1996 AND NINE MONTHS ENDED SEPTEMBER 30, 1997 (THOUSANDS OF PESOS OF SEPTEMBER 30, 1997 PURCHASING POWER--NOTE 2, EXCEPT
                                    SHARES)

                                                               SURPLUS FROM     TOTAL
                               COMMON SHARES        RETAINED   REAPPRAISAL  SHAREHOLDERS'
                                OUTSTANDING         EARNINGS    OF ASSETS      EQUITY
                          ------------------------ ----------- ------------ -------------
                            NUMBER
                           (NOTE 18)     AMOUNT
                          ----------- ------------
                          (THOUSANDS)
Balance at December 31,
 1994...................   2,000,000  Ps 3,374,333 Ps      --  Ps      --   Ps 3,374,333
Shares issued for cash..   2,000,000     2,841,183                             2,841,183
Net income..............                               751,720                   751,720
                           ---------  ------------ ----------- -----------  ------------
Balance at December 31,
 1995...................   4,000,000     6,215,516     751,720                 6,967,236
Net income..............                             3,248,886                 3,248,886
Increase during the
 year...................                                         8,601,152     8,601,152
                           ---------  ------------ ----------- -----------  ------------
Balance at December 31,
 1996...................   4,000,000     6,215,516   4,000,606   8,601,152    18,817,274
Shares issued for cash..   1,039,801    30,871,724                            30,871,724
Net income..............                               852,747                   852,747
Increase during the pe-
 riod...................                                           493,397       493,397
                           ---------  ------------ ----------- -----------  ------------
Balance at September 30,
 1997...................   5,039,801  Ps37,087,240 Ps4,853,353 Ps9,094,549  Ps51,035,142
                           =========  ============ =========== ===========  ============

  Retained earnings balances consist of the following:

                                             DECEMBER 31,
                                         --------------------- SEPTEMBER 30,
                                           1995       1996         1997
                                         --------- ----------- -------------
Legal reserve........................... Ps    --  Ps   75,172  Ps  399,922
Reserve for future construction.........               676,548      676,698
Reserve for future acquisitions.........             3,248,886    2,923,986
Unappropriated retained earning.........   751,720                  852,747
                                         --------- -----------  -----------
                                         Ps751,720 Ps4,000,606  Ps4,853,353
                                         ========= ===========  ===========

   The accompanying notes are an integral part of the consolidated financial statements.

                                 TRANSTEL S.A.

            CONSOLIDATED STATEMENTS OF CHANGES IN FINANCIAL POSITION

                         FOR THE YEAR ENDED DECEMBER 31,
                        --------------------------------      FOR THE NINE MONTHS
                              1995              1996        ENDED SEPTEMBER 30, 1997
                        ----------------  ----------------  -------------------------
                           (THOUSANDS OF PESOS OF SEPTEMBER 30, 1997       (THOUSANDS
                                   PURCHASING POWER--NOTE 2)                   OF
                                                                            DOLLARS,
                                                                           UNAUDITED
                                                                           --NOTE 3)
Sources of working
 capital:
 Net income............ Ps       751,720  Ps     3,248,886  Ps    852,747   $    684
 Items that do not
  utilize (provide)
  working capital:
  Depreciation.........          308,809           222,452        431,275        346
  Amortization.........            3,831         1,025,476      1,616,138      1,297
  Deferred income
   taxes...............                                           960,985        771
  Allowance for
   properties, plant
   and equipment.......                                            47,351         38
  Gain on sale of
   properties, plant
   and equipment.......           (8,496)         (197,868)
  Minority interest....          500,602         2,231,121      2,391,209      1,919
  Net inflation
   adjustment from
   non-current balance
   sheet account.......           41,775        (2,023,900)    (2,763,549)    (2,217)
  Deferred monetary
   correction, net.....          290,947           (45,558)      (178,637)      (143)
                        ----------------  ----------------  -------------   --------
 Working capital
  provided by
  operations...........        1,889,188         4,460,609      3,357,519      2,695
                        ----------------  ----------------  -------------   --------
 Financial resources
  generated otherwise:
  Sales proceeds from
   properties, plant
   and equipment.......           14,725         2,748,662
  Increase in debt.....       11,760,795        12,632,802     35,968,023     28,861
  Capital lease
   obligations.........                            978,252       (191,192)      (153)
  Increase in other
   liabilities.........                                            64,983         52
  Investment by
   minority interest...        8,952,146                       15,200,397     12,197
  Shares issued for
   cash................        2,841,183                       30,871,724     24,771
                        ----------------  ----------------  -------------   --------
                              23,568,849        16,359,716     81,913,935     65,728
                        ----------------  ----------------  -------------   --------
    Total financial
     resources
     generated.........       25,458,037        20,820,325     85,271,454     68,423
                        ----------------  ----------------  -------------   --------
 Financial resources
  utilized:
  Acquisitions of
   properties, plant
   and equipment.......      (24,466,977)       (7,638,979)   (43,704,947)   (35,069)
  Increase in deferred
   charges.............       (4,445,181)       (6,771,102)   (10,897,187)    (8,744)
  Increase in long-
   term investments....          (25,497)          (12,543)   (10,447,358)    (8,383)
  Increase in other
   assets..............           (1,197)         (108,321)       (30,345)       (24)
  Non-current accounts
   receivable..........                         (1,525,510)    (1,005,435)      (809)
  Decrease in accounts
   payable.............          (93,490)
  Decrease in other
   liabilities.........          (24,960)          (61,529)
                        ----------------  ----------------  -------------   --------
                             (29,057,302)      (16,117,984)   (66,085,272)   (53,029)
                        ----------------  ----------------  -------------   --------
 Effect of revaluing
  to constant pesos....        1,798,947         1,823,503      3,536,635      2,839
                        ----------------  ----------------  -------------   --------
    Increase (decrease)
     in working
     capital........... Ps    (1,800,318) Ps     6,525,844  Ps 22,722,817   $ 18,233
                        ================  ================  =============   ========
Changes in working
 capital components:
 Cash..................       Ps 694,545  Ps    12,698,639  Ps (8,609,138)  $ (6,908)
 Short-term and
  temporary
  investments..........       (2,071,470)        5,126,820     11,128,559      8,929
 Accounts receivable...        3,928,066         5,639,299     13,439,260     10,784
 Inventories...........          350,134           (61,369)       352,055        282
 Prepaid expenses......          116,097            45,294        102,278         83
 Short-term debt.......       (1,734,159)       (8,987,561)    10,721,725      8,603
 Short-term and current
  portion of long-term
  debts................         (846,276)       (5,772,817)     6,619,094      5,311
 Current portion of
  capital lease
  obligations..........                            (63,476)      (488,877)      (392)
 Accounts payable......       (1,881,103)       (1,337,803)    (2,842,392)    (2,281)
 Tax liabilities.......         (193,877)         (596,103)      (738,077)      (592)
 Labor liabilities.....          (51,816)          (76,919)      (193,533)      (155)
 Other liabilities.....         (110,459)          (88,160)    (6,768,137)    (5,431)
                        ----------------  ----------------  -------------   --------
    Increase (decrease)
     in working
     capital........... Ps    (1,800,318) Ps     6,525,844  Ps 22,722,817   $ 18,233
                        ================  ================  =============   ========

   The accompanying notes are an integral part of the consolidated financial statements.

                                 TRANSTEL S.A.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                         FOR THE YEAR ENDED DECEMBER 31,
                         -------------------------------       FOR THE NINE MONTHS
                              1995              1996        ENDED SEPTEMBER 30, 1997
                         ---------------  ----------------  --------------------------
                           (THOUSANDS OF PESOS OF SEPTEMBER 30, 1997       (THOUSANDS
                                   PURCHASING POWER--NOTE 2)               OF DOLLARS,
                                                                           UNAUDITED
                                                                            --NOTE 3)
Cash flows from
 operating activities:
 Net income............. Ps      751,720  Ps     3,248,886  Ps    852,747   $    684
 Adjustments to
  reconcile net income
  with net cash
  Provided by
  operations:
  Depreciation..........         308,809           222,452        431,275        346
  Amortization..........           3,831         1,025,476      1,616,138      1,297
  Deferred income
   taxes................                                          960,985        771
  Allowance for
   property, plant and
   equipment............                                           47,351         38
  Gain on sales of
   properties, plant
   and equipment........          (8,496)         (197,868)
  Minority interest.....         500,602         2,231,121      2,391,209      1,919
  Net inflation
   adjustment from
   balance sheet
   Accounts.............          26,599        (2,099,388)    (2,809,295)    (2,254)
  Deferred monetary
   correction, net......         290,947           (45,558)      (178,637)      (143)
 Changes in operating
  assets and
  liabilities:
  Accounts receivable...      (3,928,066)       (7,164,810)   (14,444,695)   (11,590)
  Inventories...........        (334,958)          136,859       (311,427)      (250)
  Prepaid expenses......        (116,097)          (45,294)      (102,278)       (82)
  Deferred charges......      (4,445,181)       (6,771,104)   (10,897,187)    (8,744)
  Other assets..........         (26,694)         (120,864)       (30,345)       (24)
  Accounts payable......       1,787,614         1,337,803      2,842,392      2,281
  Labor liabilities.....          51,816            76,919        193,533        155
  Tax liabilities.......         193,877           596,103        738,077        592
  Other liabilities.....          85,500            26,629      6,833,120      5,483
                         ---------------  ----------------  -------------   --------
    Net cash (used for)
     provided by
     operating
     activities.........      (4,858,177)       (7,542,638)   (11,867,037)    (9,521)
                         ---------------  ----------------  -------------   --------
Cash flows from
 investing activities:
 Acquisition of
  properties, plant and
  equipment.............     (15,514,832)       (6,575,674)   (28,109,072)   (22,555)
 Sales of properties,
  plant and equipment...          14,723         2,748,662
 Purchases of
  investments...........      (7,697,555)      (16,443,288)   (56,969,252)   (45,711)
 Proceeds from
  sale/maturity of
  short-term
  investments...........       9,769,025        11,316,467     35,398,453     28,403
                         ---------------  ----------------  -------------   --------
    Net cash used by
     investing
     activities.........     (13,428,639)       (8,953,833)   (49,679,871)   (39,863)
                         ---------------  ----------------  -------------   --------
Cash flows from
 financing activities:
 Issuance of debt.......      18,989,426        47,583,344    105,393,150     84,567
 Repayments of debt.....      (4,648,195)      (20,190,156)   (86,765,946)   (69,621)
 Shares issued for
  cash..................       2,841,183                       30,871,724     24,771
 Repayments of capital
  lease obligations.....                           (21,578)       (97,793)       (80)
                         ---------------  ----------------  -------------   --------
    Net cash provided by
     financing
     activities.........      17,182,414        27,371,610     49,401,135     39,637
                         ---------------  ----------------  -------------   --------
Effect of revaluing to
 constant pesos.........       1,798,947         1,823,503      3,536,635      2,839
                         ---------------  ----------------  -------------   --------
 Net (decrease) increase
  in cash...............         694,545        12,698,642     (8,609,138)    (6,908)
 Cash at beginning of
  period................           6,088           700,633     13,399,275     10,752
                         ---------------  ----------------  -------------   --------
 Cash at end of year.... Ps      700,633  Ps    13,399,275  Ps  4,790,137   $  3,844
                         ===============  ================  =============   ========
Supplemental disclosure
 of cash flows
 information:
 Cash paid during the
  year for:
 Interest............... Ps    1,306,204  Ps     7,309,259  Ps  8,094,082   $  6,495
                         ===============  ================  =============   ========
 Income taxes........... Ps        1,092  Ps         1,993  Ps  2,309,044   $  1,853
                         ===============  ================  =============   ========

   The accompanying notes are an integral part of the consolidated financial statements.

                                 TRANSTEL S.A.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  (THOUSANDS OF PESOS OF SEPTEMBER 30, 1997 PURCHASING POWER--NOTE 2, UNLESS
                             OTHERWISE SPECIFIED)

NOTE 1--REPORTING ENTITY

  Transtel S.A. (hereafter, Transtel S.A. and its subsidiaries are referred to as the "Company" or "Transtel") was created under Colombian law on August 23, 1993 for a term expiring on August 23, 2023; this term may be extended by an amendment of the Company's bylaws.

  The Company's business consists of the design, installation, operation and ownership of fixed telephony networks in various areas of Colombia.

  To date, Transtel has grown through the formation of subsidiaries with municipalities as their minority shareholders. Transtel contributed cash (except in the case of Caucatel where Transtel's contribution consisted of cash and equipment) to each subsidiary in exchange for a majority ownership. In exchange for a minority ownership position in the subsidiary, the relevant municipality either (i) transferred its currently owned telecommunications infrastructure along with its cooperation in various forms, including the provision of its demographic information and the required civil works permits on an expedited basis, or (ii) where such current infrastructure does not exist, contributed nominal cash and demographic information and permits cooperation only. Once the subsidiary structure is in place, Transtel then focuses on expanding the subscriber base and either upgrading the current infrastructure or building a new infrastructure, as the case may be.

  As of September 30, 1997, Transtel has formed six operating subsidiaries as shown in the following chart:

                                                                      PERCENT
                                            DATE     DATE COMMERCIAL  OWNED BY
          SUBSIDIARY        AREA SERVED INCORPORATED OPERATIONS BEGAN TRANSTEL
          ----------        ----------- ------------ ---------------- --------
   Empresa de Telefonos de
    Jamundi S.A.,E.S.P.
    ("TeleJamundi")........ Jamundi       9/29/93         6/1/97         70%
   Unitel S.A. E.S.P.
    ("Unitel")............. Yumbo         3/11/94         6/1/97         90
   Empresa de Telefonos de
    Palmira S.A., E.S.P.    Palmira and
    ("TelePalmira")........ Candelaria    5/31/95         9/1/95         60
   Telefonos de Cartago
    S.A., E.S.P.
    ("TeleCartago")........ Cartago        1/3/97         4/1/97         65
   Caucatel S.A., E.S.P.
    ("Caucatel")........... Popayan       4/30/97         5/1/97         51
   Bugatel S.A., E.S.P.
    ("Bugatel")............ Buga          6/16/97         7/1/97         60

  In addition to the above subsidiaries, Transtel formed TeleCauca S.A. E.S.P. as a 98% owned subsidiary on December 27, 1996; however, it has had no operations to date.

  As of September 30, 1997, Transtel S.A. had no significant operations or assets except for its investments in its subsidiaries. Transtel S.A. was in the preoperating stage until September 1, 1995.

  TeleJamundi and Unitel were formed by Transtel S.A. contributing cash of Ps24,412 and Ps75,515 respectively. The municipalities of Jamundi and Yumbo contributed Ps10,462 and Ps18,879 in cash for their minority interests in TeleJamundi and Unitel, respectively, as these municipalities did not own existing telephony systems.

  TelePalmira was formed by Transtel S.A. contributing cash of Ps13,428,217 for a 60% interest and the municipality of Palmira contributing a portion of its telephony system with a fair value of Ps8,952,144 for a 40% minority interest. Concurrently, TelePalmira purchased the remaining assets of Palmira's telephony system for Ps12,085,411 in cash.

                                 TRANSTEL S.A.

  During the nine months ended September 30, 1997, Transtel S.A. acquired the telephony operations of the municipalities of Cartago, Popayan and Buga. The acquisitions were effected by Transtel S.A. forming subsidiaries with the municipalities having a minority interest as follows:

                               TRANSTEL S.A.               MUNICIPALITY
                        --------------------------- ---------------------------
                                         OWNERSHIP                   OWNERSHIP
                           INVESTMENT    PERCENTAGE    INVESTMENT    PERCENTAGE
                        ---------------- ---------- ---------------- ----------
   TeleCartago......... Ps4,301,569(/1/)     65%    Ps2,316,229(/3/)     35%
   Caucatel............   7,990,270(/2/)     51       7,676,927(/4/)     49
   Bugatel.............   6,171,633(/1/)     60       4,114,422(/3/)     40
                        ----------------            ----------------
                            Ps18,463,472                Ps14,107,578
                        ================            ================

--------
(/1/)  Cash invested by Transtel S.A.
(/2/) Cash of Ps1,061,104 and equipment with a cost of Ps6,929,166 were contributed by Transtel S.A.
(/3/) Portions of the telephony systems of Cartago and Buga were contributed to the subsidiaries and recorded at estimated fair value.
(/4/) The entire telephony system of Popayan was contributed to the subsidiary and recorded at estimated fair value.

  Upon formation, TeleCartago and Bugatel paid the municipalities of Cartago and Buga Ps8,940,873 and Ps5,194,459 respectively, in cash for the portion of their telephony systems not contributed in exchange for stock in the related subsidiary. Transtel financed these acquisitions by borrowing Ps14,135,332 from banks.

  Separate financial information of the municipalities' telephony operations prior to the acquisitions by the Company does not exist and thus no pro forma statement of income is included herein for any of the above acquisitions.

  See Note 27 for the acquisition of the telephony operations of the municipality of Girardot on December 31, 1997.

NOTE 2--BASIS OF FINANCIAL STATEMENT PRESENTATION

 Consolidation

  Companies in Colombia must keep their accounting records and prepare their financial statements in conformity with rules prescribed by the Government of Colombia. These are considered by law to be accounting principles generally accepted in Colombia ("Colombian GAAP"). Consolidated financial statements in Colombia include the subsidiaries in which the Company owns, directly or indirectly, more than 50% of the common stock. All of the Company's subsidiaries are consolidated, eliminating intercompany accounts and transactions.

 Inflation accounting

  The consolidated financial statements, as required by law, have been adjusted for the effects of inflation on the basis of changes in the official Colombian middle-income consumer price index ("MCPI"). This index is applied, on a one-month lagging basis, to nonmonetary assets and liabilities, shareholders' equity (excluding the surplus from reappraisal of assets) and revenue and expense accounts. Monetary balances have not been adjusted because they reflect the purchasing power of the currency at the date of the balance sheet. The Company's management considers that the application of the one-month lagging basis in the inflation adjustments does not deviate materially from the calculation performed on a current-month basis.

                                 TRANSTEL S.A.

  The adjusted costs of the non-monetary assets may not exceed the net realizable value of the assets.

  The exposure to inflation is reflected in each non-monetary item of the consolidated financial statements. The net gain or loss from exposure to inflation is reflected as "Net monetary inflation adjustment income (loss)" in the consolidated statements of income. The individual components of the consolidated statements of income have been adjusted to reflect the effect of inflation during the year. The net effect of inflation during the year on these revenue and expense components is recorded as a portion of the "Net monetary inflation adjustment income (loss)" account.

  Accordingly, the "Net monetary inflation adjustment income (loss)" shown in the income statement of the Company is the result of netting or offsetting the following items:

    A. A credit (or income entry) for inflation affecting non-monetary assets;

    B. A charge (or expense entry) for inflation affecting non-monetary liabilities and shareholders' equity; and

    C. Charges and credits (for expense and income entries) representing inflation adjustments made to expenses and revenues, respectively. Since monetary inflation adjustments are offset in the net monetary inflation adjustment account in the statement of income, the net effect on net income from the expense and income inflation adjustments is zero. The inflation adjustments to revenue and expenses are included in the individual revenue and expense captions in the income statement.

  Because expense and revenue inflation adjustments net to zero, the only impact on the consolidated statement of income of the effects of inflation is attributable to the restatement of non-monetary assets and liabilities and shareholders' equity accounts.

  The financial statements for 1995 and 1996 have been restated to constant pesos of purchasing power of September 30, 1997. The constant pesos amounts have been determined by applying an index derived from the MCPI to the nominal amounts reflected in the statutory financial statements prepared under Colombian GAAP. The indexes applied to the nominal financial statements data for 1995 and 1996 were 1.393 and 1.141, respectively. Some components of the statements of cash flows, of changes in financial position and of changes in shareholders' equity were restated using average indexes of 1.8476 and 1.25765 for 1995 and 1996, respectively.

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  The Company's significant accounting policies and procedures are described below:

 Inventories

  Inventories of materials, cables, spare parts and other supplies are stated at the lower of average cost adjusted for inflation or market.

 Properties, plant and equipment

  The amounts recorded for telecommunications equipment and networks that were contributed to subsidiaries by municipalities and minority interest are valued at estimated fair value of the equipment and networks and are in proportion to the cash or fair value of assets contributed to the subsidiaries by Transtel since the historical book value records of these municipalities are non-existent or unreliable. If reliable historical book value amounts are available for future acquisitions, the Company will record the acquisitions at the municipalities' historical book value plus Transtel's portion of the excess of fair value over that book value. Other purchases from municipalities are recorded at amounts payable in cash. Subsequently, these assets are adjusted for inflation.

                                 TRANSTEL S.A.

  Other properties, plant and equipment are recorded at historical cost adjusted for the effects of inflation. Sales and retirements of these assets are removed at their net inflation-adjusted cost, and differences between sale proceeds and net inflation-adjusted cost were recorded as gains or losses, according to each case.

  Disbursements for additions to and substantial improvements of assets are capitalized and adjusted for inflation. Interest costs incurred during the construction period are capitalized. Maintenance and repair expenditures are expensed as incurred.

  Depreciation is calculated on the basis of the cost of assets, adjusted for inflation, over their estimated useful lives as follows:

                                                                   LIFE IN YEARS
                                                                   -------------
   Buildings......................................................       20
   Office equipment...............................................       10
   Computer and communications equipment..........................        5
   Telecommunication equipment....................................       20
   External telephony networks....................................       20

  Prior to January 1, 1996, the Company used the straight-line method of depreciation. As of January 1, 1996, TelePalmira changed to the reverse sum of the years method of depreciation, a method acceptable in Colombia. All other operating subsidiaries also use this method.

 Allowance for doubtful accounts

  The allowance for doubtful accounts is reviewed and updated at the end of each year on the basis of evaluations of collectibility based on agings of customer receivables and management's judgment. Uncollectible balances are periodically charged against the allowance account.

 Deferred charges

  Items recorded as deferred charges include disbursements for software, leasehold improvements, organization costs, preoperating expenses until Transtel S.A. and each subsidiary commences commercial operations, costs of market and demand studies and investigations, costs related to several acquisitions and bond issuance costs. In addition, the Company has recorded as deferred charges interest on the financing of its investments in its subsidiaries until their commercial operations commence.

  These deferred costs are adjusted for inflation with a credit to "Deferred monetary correction," a liability, and, concurrently, the inflation adjustment of the part of shareholders' equity used to finance such costs is deferred by a debit to an asset account "Deferred monetary correction". All deferred costs, except bond issuance costs, and expenses arising from monetary correction are amortized over five years from the time when the studies and investigations are completed or when commercial operations begin. Bond issuance costs will be amortized over the life of the bonds.

 Reappraisal of assets

  Reappraisals of properties, plant and equipment, which increase shareholders' equity are calculated as the excess of appraised values of properties, plant and equipment (as periodically established by independent appraisers) over their net adjusted book values. The initial reappraisal was recorded in 1996. Such reappraisal

                                 TRANSTEL S.A.

amounts are not depreciated. A provision charged to results should be recorded when appraisals are lower than the net adjusted book value of properties, plant and equipment.

 Translation of foreign currency transactions and balances

  Foreign currency transactions and balances are translated into Colombian pesos at the representative market exchange rate. This representative rate for the United States dollar in Colombian nominal pesos was Ps987.65, Ps1,005.33 and Ps1,246.27 per $1 at December 31, 1995, December 31, 1996 and September 30, 1997, respectively. Foreign exchange differences are recognized as financial income or expense. The only foreign currency balances were borrowings from financial entities of $15,171,541 (Ps17,402,995) at December 31, 1996 and $30,091,000 (Ps37,501,510) at September 30, 1997, certificates of deposits of Ps2,010,660 ($2,000,000) and Ps2,492,540 ($2,000,000) at December
31, 1996 and September 30, 1997, respectively, and prepayments and advances of Ps537,540 ($431,300) at September 30, 1997.

 Labor liabilities

  Labor liabilities are adjusted at the end of each accounting period by reference to legal provisions and labor agreements in force.

  The Social Security Institute of Colombia has the responsibility for the pension liability for employees of the Company. The Company and its employees are required to contribute monthly to a pension fund based on a percentage of salaries.

  Under Colombian labor regulations, employees are entitled to receive one month's salary for each year of service. The Company contributes these amounts within 30 days of its year end to a fund established by each employee.

 Recognition of revenues, costs and expenses

  Revenues for telephone services are recognized in the period during which the services are provided. Revenues from settlement of traffic for national and international long distance calls are recognized on a net basis and are based on estimates of traffic volume and rates. Certain revenues subject to final settlement are not recorded until realization is probable. Revenues for connection fees for telephone lines are recognized upon payment in cash or the execution of a promissory note (with a 10% down payment) by the customer and the Company's assignment of a telephone number which is transferable to others by the customer. Actual connection with a dial tone takes place within a day to approximately three months depending on the customer's location in relation to the buildout of the system. Costs and expenses are recorded on the accrual basis.

 Use of estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Subsequent resolution of some matters could differ from those estimates.

 Income tax

  The tax provision includes tax resulting from timing differences and other expenses deductible for tax purposes which differ from recorded expenses for financial statement purposes. The tax benefit or expense relating to such timing differences is recorded in deferred income tax asset or liability accounts.

                                 TRANSTEL S.A.

 Memorandum accounts

  Items recorded as memorandum accounts include guarantees, remaining payments on lease agreements and assets given as collateral. Contingent responsibilities mainly represent the amounts of promissory notes payable from connection fees sold to financial institutions with recourse to the Company, which are not collected yet. Memorandum accounts called fiscal accounts are also recorded for differences between financial statement data and data for income tax purposes. Nonmonetary memorandum accounts are adjusted for inflation, with a charge or credit to reciprocal memorandum accounts.

 Statement of cash flows

  For purposes of reporting cash flows, cash and cash equivalents are defined as cash and highly liquid debt instruments with an original maturity of three months or less. The statements of cash flows are prepared substantially in conformity with generally accepted accounting principles in the United States ("U.S. GAAP").

  During 1995 and the nine months ended September 30, 1997, the Company recorded non-cash transactions for properties, plant and equipment and minority interest of Ps8,952,144 and Ps14,107,578, respectively, related to the acquisitions of the telephony assets of municipalities. Additionally the Company recorded non-cash transactions for land and capital lease obligations of Ps1,063,307 in 1996.

 Earnings per share

  Earnings per share are computed by dividing net income applicable to common shares by the weighted average number of subscribed and paid shares outstanding for each year presented. Transtel's weighted average number of shares used in the computation of earnings per share was 2,294,444,444 and 4,000,000,000 in 1995 and 1996, respectively, and 4,231,066,938 for nine months ended September 30,1997

 Convenience translation to U.S. dollars (unaudited)

  Transtel maintains its accounting records and prepares its financial statements in Colombian pesos ("Pesos"). The U.S. dollar ("Dollar") amounts presented in the financial statements and accompanying notes have been translated from the Peso figures solely for the convenience of the reader, at the exchange rate of 1,246.27 Pesos per Dollar, which approximates the exchange rate which existed at September 30, 1997. Such translation should not be construed as representations that the Peso amounts represent, or have been or could be, converted into Dollars at that or any other rate.

NOTE 4--INVESTMENTS

  Short-term and temporary investments consisted of the following:

                                                    DECEMBER 31, SEPTEMBER 30,
                                                        1996         1997
                                                    ------------ -------------
   Temporary investment--100% of the shares of
    Gonzalo Caicedo Toro & Cia. S.C.S. (a
    shareholder), at cost (see Note 25)............ Ps2,657,890  Ps       --
   Certificates of deposits........................   2,478,730     7,602,011
   Trust fund investment...........................                 8,663,168
                                                    -----------  ------------
                                                    Ps5,136,620  Ps16,265,179
                                                    ===========  ============

  Long-term investments consisted of the following:

   Certificate of deposits......................... Ps      --   Ps10,426,008
   Other investments...............................      38,040        59,390
                                                    -----------  ------------
                                                    Ps   38,040  Ps10,485,398
                                                    ===========  ============

                                 TRANSTEL S.A.

  On August 31, 1996, the Company received 100% of the shares of Gonzalo Caicedo Toro & Cia. S.C.S. ("GCT & Cia.") from Mr. Gonzalo Caicedo Toro, a shareholder of the Company, for Ps2,657,890 in payment of the Company's net advances to him (see Notes 5 and 25). GCT & Cia. owns 6% of the Company and an interest in Colombina S.A., a candy manufacturer in Colombia. The Company pledged the shares of GCT & Cia. as collateral for certain of its borrowings. On July 21, 1997, the Company sold the shares in GCT & Cia. to Mr. Caicedo for cash equal to the price paid by the Company. Since the Company's ownership of GCT & Cia. was temporary, the investment has been recorded at cost as a temporary investment at December 31, 1996.

  Certificates of deposits earned interest at rates between 18% and 20% in 1995, 25% and 30% in 1996, and 20% and 22% in 1997.

  The investment in the trust fund earned interest rate of 21% in 1997.

NOTE 5--ACCOUNTS RECEIVABLE, NET

  Accounts receivable consisted of the following:

                                                    DECEMBER 31,  SEPTEMBER 30,
                                                        1996          1997
                                                    ------------  -------------
   Customers....................................... Ps5,794,032   Ps10,523,209
   Prepayments and advances........................   5,286,694     13,418,123
   Employees.......................................      37,669         23,726
   Other receivables...............................      65,999      1,673,617
                                                    -----------   ------------
                                                     11,184,394     25,638,675
   Less--Allowance for doubtful accounts...........     (12,344)       (21,930)
                                                    -----------   ------------
                                                     11,172,050     25,616,745
   Less--Noncurrent portion-customers..............  (1,525,513)    (2,530,945)
                                                    -----------   ------------
                                                    Ps9,646,537   Ps23,085,800
                                                    ===========   ============

  Receivables from subscribers at December 31, 1996 and September 30, 1997 include Ps4,207,844 and Ps6,284,435, respectively, for connection fees represented by promissory notes payable over up to 36 months, of which Ps1,727,345 and Ps4,308,556, respectively, were subsequently sold to financial institutions with recourse to the Company.

NOTE 6--INVENTORIES

  Inventories consisted of the following:

                                                    DECEMBER 31,  SEPTEMBER 30,
                                                        1996          1997
                                                    ------------  -------------
   Materials....................................... Ps      --    Ps   274,080
   Cables..........................................     114,368        166,016
   Spare parts.....................................     167,882        138,266
   Other...........................................       6,514         62,457
                                                    -----------   ------------
                                                    Ps  288,764   Ps   640,819
                                                    ===========   ============

                                 TRANSTEL S.A.

NOTE 7--PROPERTIES, PLANT AND EQUIPMENT, NET

  Properties, plant and equipment consisted of the following:

                                                    DECEMBER 31,  SEPTEMBER 30,
                                                        1996          1997
                                                    ------------  -------------
   Land............................................ Ps 1,579,412  Ps 3,502,257
   Construction in progress........................    1,447,080    12,555,849
   Buildings.......................................    2,364,315     4,230,590
   Office equipment and other......................      514,008       889,918
   Communications equipment........................      256,284       747,898
   Telecommunications equipment....................   12,021,498    25,792,107
   Vehicles........................................                    251,830
   External telephony networks.....................    8,545,932    20,690,358
                                                    ------------  ------------
                                                      26,728,529    68,660,807
   Less--Accumulated depreciation..................     (555,016)     (904,162)
                                                    ------------  ------------
                                                    Ps26,173,513  Ps67,756,645
                                                    ============  ============

  Land at December 31, 1996 and September 30, 1997 includes Ps1,154,084 capitalized under capital leases (see Note 16).

  Depreciation expense for the years ended December 31, 1995 and 1996 amounted to Ps308,809 and Ps222,452, respectively, and Ps431,275 for the nine months ended September 30, 1997. As of January 1, 1996, TelePalmira changed to the reverse sum of the years method of computing depreciation which had the effect of decreasing 1996 depreciation and increasing 1996 income before income taxes and minority interest by Ps914,548 and increasing 1996 net income by Ps548,728 (0.14 single Pesos per share). There is no income tax benefit since TelePamira was exempt from income taxes in 1996.

  Land and buildings at December 31, 1996 and September 30, 1997 include real estate purchased by the Company in 1996 from Mr. Gonzalo Caicedo Toro, a shareholder, for Ps84,341 and Ps1,627,160, respectively (see Note 25). The Company plans to use this property in the near future for its expansion program.

NOTE 8--DEFERRED CHARGES

  Deferred charges consisted of the following:

                                                    DECEMBER 31,  SEPTEMBER 30,
                                                        1996          1997
                                                    ------------  -------------
   Software.......................................  Ps   354,668  Ps   452,920
   Leasehold improvements and other...............       493,922       344,531
   Organization costs.............................        16,889        84,644
   Preoperating expenses..........................     2,848,004     3,273,803
   Market and demand studies and investigations...     2,883,165     2,772,543
   Interest costs of investments in subsidiaries..     7,390,246    14,935,496
   Senior Notes issuance costs....................                     563,623
   Acquisitions costs.............................                   1,036,073
   Other..........................................                     383,488
                                                    ------------  ------------
                                                      13,986,894    23,847,121
   Less--Accumulated amortization.................    (1,029,304)   (1,236,442)
                                                    ------------  ------------
                                                    Ps12,957,590  Ps22,610,679
                                                    ============  ============

                                 TRANSTEL S.A.

NOTE 9--REAPPRAISAL OF ASSETS

  Reappraisal of certain assets consisted of the following:

                                                     DECEMBER 31,  SEPTEMBER 30,
                                                         1996          1997
                                                     ------------  -------------
   Reappraisal of properties, plant and equipment..  Ps14,111,844  Ps15,171,888
     Less--Reappraisal related to minority
      interest.....................................    (5,510,692)   (6,077,339)
                                                     ------------  ------------
   Total reappraisal of assets recorded in share-
    holders' equity................................  Ps 8,601,152  Ps 9,094,549
                                                     ============  ============

NOTE 10--MEMORANDUM ACCOUNTS

  Memorandum accounts consisted of the following:

                                                    DECEMBER 31, SEPTEMBER 30,
                                                        1996         1997
                                                    ------------ -------------
   Debit fiscal (tax) accounts..................... Ps   645,728 Ps   552,439
   Credit fiscal (tax) accounts....................      619,086      515,616
   Contingent responsibilities.....................                 3,521,470
   Remaining payments on lease agreements..........    5,808,288    1,248,827
   Guarantees of Global's purchase agreements (see
    Note 26).......................................   22,907,039   24,511,702
   Assets given as collateral......................                33,090,282
   Other...........................................      453,515
                                                    ------------ ------------
                                                    Ps30,433,656 Ps63,440,336
                                                    ============ ============

NOTE 11--DEBT

  On October 28, 1997, the Company received the net proceeds from the sale of $150 million of its 12 1/2% Senior Notes due 2007. These Senior Notes were sold to a trust which issued certificates representing pro rata interests in the Senior Notes to qualified institutional buyers in the United States of America or non-U.S. persons outside the United States. Interest on the Senior Notes will be due on May 1 and November 1, commencing May 1, 1998.

  A portion of the net proceeds of the 12 1/2% Senior Notes due 2007 was used to pay all existing short and long-term debt existing at October 28, 1998. The following debt tables reflect the reclassifications of short-term debt and the current portion of long-term debt as long-term at September 30, 1997 (see Note
27).

  The indenture of the Senior Notes imposes certain limitations on the ability of the Company and its subsidiaries to, among other things, incur additional indebtedness, incur liens, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, issue preferred stock, merge or consolidate with any other person or sell, assign, transfer, lease, convey, or otherwise dispose of all or substantially all of the assets of the Company and its subsidiaries.

                                 TRANSTEL S.A.

  Short-term debt consisted of the following:

                                                   DECEMBER 31, SEPTEMBER 30,
                                                       1996         1997
                                                   ------------ -------------
   Bank overdrafts................................ Ps 3,797,299 Ps  5,521,245
   Borrowings from financial entities
     Denominated in Dollars.......................                  9,770,757
     Denominated in Pesos.........................    6,386,318     9,334,247
   Letters of credit..............................       95,848
   Other..........................................      442,260
                                                   ------------ -------------
     Total short-term debt before refinancing.....   10,721,725    24,626,249
   Less--Amounts refinanced with 12 1/2% Senior
    Notes due 2007................................                (24,626,249)
                                                   ------------ -------------
   Total short-term debt.......................... Ps10,721,725 Ps        --
                                                   ============ =============

  Approximately Ps1,797,074 and Ps4,645,524 of short-term debt at December 31, 1996 and September 30, 1997, were respectively, secured by assets of Mr. Gonzalo Caicedo Toro, a shareholder of the Company.

  Long-term debt consisted of the following:

                                               DECEMBER 31,  SEPTEMBER 30,
                                                   1996          1997
                                               ------------  -------------
   Borrowings from financial entities
     Denominated in Dollars................... Ps17,402,998  Ps27,730,753
     Denominated in Pesos.....................   13,609,703     8,004,628
                                               ------------  ------------
                                                 31,012,701    35,735,381
   Less--Current portion of long-term debt....   (6,619,094)             (/1/)
                                               ------------  ------------
       Total long-term debt...................   24,393,607    35,735,381
   Add--Short-term debt refinanced with 12
    1/2% Senior Notes due 2007................                 24,626,249
                                               ------------  ------------
                                               Ps24,393,607  Ps60,361,630
                                               ============  ============

--------
(/1/) Absent the refinancing, Ps3,319,722 of the long-term debt would have been current.

  Included in long-term borrowings from financial entities are Ps19,712 million and Ps906,041 million at December 31, 1996 and September 30, 1997, respectively, which were secured by assets of Mr. Caicedo (see Note 25). Additionally, approximately Ps20,833,079 and Ps7,228,365 of long-term debt at December 31, 1996 and September 30, 1997, respectively, is guaranteed by Mr. Caicedo.

  Borrowings of $6,518,262 and $6,151,000 at December 31, 1996 and September 30, 1997, respectively, were secured by plant, equipment and telephony lines with a cost of Ps9,716,568 and Ps9,995,132, respectively.

                                 TRANSTEL S.A.

NOTE 12--ACCOUNTS PAYABLE

  Accounts payable consisted of the following:

                                                    DECEMBER 31, SEPTEMBER 30,
                                                        1996         1997
                                                    ------------ -------------
   Accrued interest expense........................ Ps  777,266   Ps  999,916
   Accrued costs and expenses......................     100,220       814,402
   Trade current accounts..........................                   806,647
   Empresa Nacional de Telecomunicaciones--long
    distance.......................................     483,867     2,807,419
   Suppliers and trade.............................   2,023,325       819,912
   Shareholder (see Note 25).......................      21,226
                                                    -----------   -----------
                                                    Ps3,405,904   Ps6,248,296
                                                    ===========   ===========

NOTE 13--TAX LIABILITIES

  Tax liabilities consisted of the following:

                                                      DECEMBER 31, SEPTEMBER 30,
                                                          1996         1997
                                                      ------------ -------------
   Income tax withholdings...........................  Ps 281,593  Ps   181,282
   Value-added tax payable...........................     223,463       307,065
   Income taxes payable..............................     213,955     1,064,543
   Other.............................................      96,014           212
                                                       ----------  ------------
                                                       Ps 815,025  Ps 1,553,102
                                                       ==========  ============

NOTE 14--LABOR LIABILITIES

  Labor liabilities consisted of the following:

                                                      DECEMBER 31, SEPTEMBER 30,
                                                          1996         1997
                                                      ------------ -------------
   Salaries payable..................................  Ps     --    Ps     816
   Accrued severance compensation....................      75,214      218,380
   Interest on severance compensation................       7,903       22,931
   Accrued vacation..................................      46,923       81,446
                                                       ----------   ----------
                                                       Ps 130,040   Ps 323,573
                                                       ==========   ==========

NOTE 15--INCOME TAX

  Consolidated income tax returns are not permitted in Colombia. The effective statutory income tax rate for Transtel S.A. was 35% for 1995, 1996 and 1997. Transtel's taxable income is presumed to be not less than the greater of 5% (4% in 1995) of shareholders' equity for tax purposes at the end of the immediately preceding year or 1.5% of gross assets for tax purposes at the end of the immediately preceding year; however, operating companies (Transtel's subsidiaries) are not subject to presumpted income tax.

  In accordance with Law 142 of 1994 and Law 223 of 1995, entities which render basic residential telephony services and which are mixed capital companies (i.e., companies with both public and private capital such as the

                                 TRANSTEL S.A.

Company's subsidiaries) are exempt in 1995 and partially exempt from the payment of income taxes for a term of seven years from 1996 with respect to profits which are retained for upgrade, expansion or replacement of telephone systems. These companies are exempt from taxes on 100% of income related to basic telephony services for 1995 and 1996; thereafter the exemption reduces by 10 percentage points each taxable year through 2000 and then reduces by 20 percentage points in 2001 and 2002. After 2002, there is no exemption.

  In July 1997, Law 383 of 1997 established that dividends declared from companies similar to Transtel's subsidiaries and paid to government entities are not taxable. As there is not a similar exclusion for private investors such as Transtel S.A, the Company expects that future dividends declared to Transtel S.A. will be taxable to it. At September 30, 1997, deferred income taxes calculated on Transtel S.A.'s distributable portion of net income earned by its subsidiaries through that date amounted to Ps960,985, which is included in deferred income taxes and other long-term liabilities.

  The following is a reconciliation of taxable income before taxes and minority interest for the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997:

                                          DECEMBER 31,
                                     ------------------------  SEPTEMBER 30,
                                        1995         1996          1997
                                     -----------  -----------  -------------
   Income before taxes and minority
    interest.......................  Ps1,252,685  Ps5,797,105   Ps5,331,071
   Non-deductible expenses.........          343      306,284     1,096,797
   Non-taxable income..............                   (51,048)      (12,433)
   Fiscal deduction................      (62,717)
   Difference between adjustment
    for inflation for tax purposes
    and for financial reporting
    purposes.......................      117,722       66,187      (182,832)
   Financial reporting purposes....
   Other...........................       13,223       43,987       103,774
                                     -----------  -----------   -----------
                                       1,321,256    6,162,515     6,336,377
   Less--Exempt income.............   (1,320,222)  (5,249,978)   (3,118,865)
                                     -----------  -----------   -----------
   Taxable income..................        1,034      912,537     3,217,512
                                     -----------  -----------   -----------
   Statutory tax rate..............           35%          35%           35%
                                     -----------  -----------   -----------
   Current income tax expense......          362      319,388     1,126,130
   Deferred tax....................                                 960,985
                                     -----------  -----------   -----------
   Income tax expense..............  Ps      362  Ps  319,388   Ps2,087,115
                                     ===========  ===========   ===========

  The Company's income tax returns for the years 1995 and 1996 are subject to review and acceptance by the tax authorities. The tax returns for the year ending December 31, 1997 of each company will be filed between April and June 1998. The Company's management and its legal advisors believe that no material tax liabilities in excess of those recorded will arise as a result of any such eventual reviews. The Company and its subsidiaries do not have any pending claims from the tax authorities.

                                 TRANSTEL S.A.

NOTE 16--LEASES

 Operating leases

  Operating leases in effect at September 30, 1997 consisted of the following:

                                   NUMBER OF MONTHS                   REMAINING AMOUNTS
                            ------------------------------ ---------------------------------------
        CLASS OF ASSET      ORIGINAL TERM REMAINING PERIOD   AMOUNT    PURCHASE OPTION    TOTAL
        --------------      ------------- ---------------- ----------- --------------- -----------
   Computer equipment......       36            1-27       Ps  151,379    Ps 15,486    Ps  166,865
   Computer equipment......       24            4-24            81,698        1,307         83,005
   Equipment for 11,000
    lines..................       60               8         2,301,938       20,147      2,322,085
   Office equipment........       24            5-21            28,888          488         29,376
   Vehicles................       23              17             7,713          275          7,988
   Vehicles................       36            1-29           901,424      262,915      1,164,339
   Power station...........       36              36           185,434       18,159        203,593
                                                           -----------    ---------    -----------
       Total...............                                Ps3,658,474    Ps318,777    Ps3,977,251
                                                           ===========    =========    ===========

  Such operating lease amounts, including purchase options, are due as follows:

    PAYABLE IN TWELVE MONTHS
     ENDING SEPTEMBER 30,
    ------------------------
     1998........................................................... Ps1,173,616
     1999...........................................................   1,078,507
     2000...........................................................     882,832
     2001...........................................................     493,272
     2002...........................................................     349,024
                                                                     -----------
                                                                     Ps3,977,251
                                                                     ===========

  Total rent expense was Ps40,536 and Ps999,024 in 1995 and 1996, respectively, and Ps1,004,246 in the nine months ended September 30, 1997.

  See Note 26 for additional commitments for operating leases with Global Telecommunications Operations, Inc., a related party, as part of the Company's expansion plan.

 Capital leases

  The Company, in the ordinary course of business, has entered into two capital lease arrangements with variable interest rates for the purchase of land. Interest rates applicable to these capital leases were FTD (fixed time deposit rate) + 6% and FTD + 8% at December 31, 1996 and September 30, 1997. Future payments under the capital lease commitments are as follows:

                                                     DECEMBER 31,  SEPTEMBER 30,
                                                         1996          1997
                                                     ------------  -------------
   Total minimum lease payments..................... Ps2,553,005    Ps2,498,976
   Less: Imputed interest...........................  (1,511,277)    (1,159,563)
                                                     -----------    -----------
   Present values of minimum lease payments.........   1,041,728      1,339,413
   Less: Current portion............................     (63,476)      (552,353)
                                                     -----------    -----------
                                                     Ps  978,252    Ps  787,060
                                                     ===========    ===========

                                 TRANSTEL S.A.

  Payable in the twelve months ending September 30,

   1998............................................................ Ps  524,057
   1999............................................................     620,203
   2000............................................................     602,579
   2001............................................................     546,606
   2002............................................................     205,531
                                                                    -----------
   Total minimum lease payments.................................... Ps2,498,976
                                                                    ===========

NOTE 17--MINORITY INTEREST

  Minority interest in the net assets of subsidiaries consisted of the following:

                                                      DECEMBER 31, SEPTEMBER 30,
                                                          1996         1997
                                                      ------------ -------------
   Capital........................................... Ps 8,330,618 Ps18,985,471
   Retained earnings.................................    3,203,818    4,705,976
   Surplus from reappraisal of assets................    5,512,629    9,689,149
                                                      ------------ ------------
                                                      Ps17,047,065 Ps33,380,596
                                                      ============ ============

NOTE 18--SHAREHOLDERS' EQUITY

  Effective July 7, 1997, the capital of Transtel S.A. consisted of 50 billion authorized shares of common stock with a par value of one nominal peso each. At December 31, 1996 and September 30, 1997, 4 billion shares and 5 billion shares, respectively, were issued and outstanding.

  In July 1997, two of the existing shareholders subscribed to a total of 1,039,801,222 shares of the Company's common stock for a total of Ps31,153,570 (30 single Pesos per share). These shareholders paid Ps30,871,724 in July 1997 and the remaining unpaid balance of Ps281,846 at September 30, 1997 was paid in October 1997. The Company reduced a portion of its borrowings with the cash received.

 Legal reserve

  Pursuant to Colombian law, 10% of the net profit of the parent company and its Colombian subsidiaries in each year must be appropriated with a credit to a "reserve fund" until it is equivalent to at least 50% of the subscribed capital. This legal reserve may not be reduced to less than the indicated percentage, except to cover losses in excess of undistributed profits.

 Reserve for future construction

  Reserves other than the legal reserve, appropriated directly out of retained earnings, are freely distributable by the shareholders in general meeting.

                                 TRANSTEL S.A.

NOTE 19--REVENUES

  Revenues consisted of the following:

                                                       NINE MONTHS
                              YEAR ENDED DECEMBER 31,     ENDED
                             ------------------------ SEPTEMBER 30,
                                1995         1996          1997
                             ----------- ------------ --------------
   Connection fees.........  Ps  690,145 Ps 5,464,634 Ps 8,073,690
   Local usage charges.....      344,471    1,262,738    2,164,675
   Basic charges...........      328,207    1,093,058    1,522,297
   Long distance charges...      905,247    3,139,841    4,078,053
   Telephone directory com-
    missions...............                   212,024      263,169
   Sale of telephones......                   269,505      523,467
   Other operating income..       91,019      118,408    1,014,586
                             ----------- ------------ ------------
                             Ps2,359,089 Ps11,560,208 Ps17,639,937
                             =========== ============ ============

NOTE 20--OPERATING COSTS

  Operating costs consisted of the following:

                                                              NINE MONTHS
                                     YEAR ENDED DECEMBER 31,     ENDED
                                     ----------------------- SEPTEMBER 30,
                                        1995        1996          1997
                                     ----------------------- -------------
   Salaries, benefits and other la-
    bor payments....................  Ps296,179  Ps1,259,480 Ps1,541,575
   Insurance........................                  54,873      83,037
   Fees, studies and investiga-
    tions...........................                              27,331
   Rentals of space.................     21,246       48,196       6,812
   Other rent.......................        437      543,655     617,124
   Taxes other than income..........        278       23,518      15,716
   Services, maintenance and re-
    pairs...........................     63,854       90,126     171,487
   Depreciation.....................    293,907      125,936     285,322
   Amortization.....................                 121,914     433,613
   Other............................      7,037      189,287     815,940
                                     ---------- ------------ -----------
                                      Ps682,938  Ps2,456,985 Ps3,997,957
                                     ========== ============ ===========

NOTE 21--ADMINISTRATIVE EXPENSES

  Administrative expenses consisted of the following:

                                      YEAR ENDED DECEMBER
                                              31,             NINE MONTHS
                                     --------------------        ENDED
                                       1995       1996     SEPTEMBER 30, 1997
                                     --------- ----------- ------------------
   Salaries, benefits and other
    labor payments.................. Ps158,132 Ps  888,665    Ps1,171,723
   Insurance........................    23,364      62,970         71,824
   Fees, studies and
    investigations..................     8,392     558,518        621,253
   Travel expenses..................     1,399      73,682        159,940
   Rentals of space.................    10,011     195,065        228,709
   Other rent.......................     8,234     186,472        134,073
   Taxes other than income..........     3,408     137,075        405,863
   Services, maintenance and
    repairs.........................    90,727     504,694        445,660
   Depreciation.....................    14,902      72,624        145,624
   Amortization.....................     3,831     823,775        885,563
   Other............................    32,625     234,676        588,050
                                     --------- -----------    -----------
                                     Ps355,025 Ps3,738,216    Ps4,858,282
                                     ========= ===========    ===========

                                 TRANSTEL S.A.

NOTE 22--MARKETING EXPENSES

  Marketing expenses consisted of the following:

                                            YEAR ENDED        NINE MONTHS
                                        ------------------       ENDED
                                          1995     1996    SEPTEMBER 30, 1997
                                        -------- --------- ------------------
   Salaries, benefits and other labor
    payments........................... Ps74,553 Ps412,546     Ps471,735
   Publicity...........................    3,178   136,059        31,899
   Insurance...........................              5,157         3,020
   Travel expenses.....................       84     2,145         1,242
   Rentals of space....................      608    23,644        11,236
   Other rent..........................              1,992         6,292
   Services, maintenance and repairs...    4,444    51,481        75,771
   Depreciation........................             23,892           229
   Amortization........................             79,787       296,962
   Other...............................    3,340    21,468        85,019
                                        -------- ---------     ---------
                                        Ps86,207 Ps758,171     Ps983,405
                                        ======== =========     =========

NOTE 23--FINANCIAL INCOME AND EXPENSES

  Financial income consisted of the following:

                             YEAR ENDED DECEMBER 31,     NINE MONTHS
                             ------------------------       ENDED
                                1995         1996     SEPTEMBER 30, 1997
                             ----------- ------------ ------------------
   Interest................  Ps  308,130    Ps548,623    Ps1,977,524
   Commercial discounts and
    other..................        6,626        3,870
   Exchange gains..........                   298,370      1,076,644
   Other...................                                  111,010
                             ----------- ------------    -----------
                             Ps  314,756   Ps 850,863    Ps3,165,178
                             =========== ============    ===========

  Financial expenses consisted of the following:

                                      YEAR ENDED DECEMBER 31,    NINE MONTHS
                                      -----------------------       ENDED
                                         1995        1996     SEPTEMBER 30, 1997
                                      ----------------------- ------------------
   Interest.......................... Ps 277,073 Ps 1,891,283    Ps4,449,384
   Bank commissions..................      5,758      130,231        420,675
   Commercial discounts..............        323       38,509         16,936
   Exchange losses...................                  63,793      1,870,544
   Bank expenses.....................        682       81,209        220,447
   Other.............................                                 79,643
                                      ---------- ------------    -----------
                                      Ps 283,836 Ps 2,205,025    Ps7,057,629
                                      ========== ============    ===========

                                 TRANSTEL S.A.

NOTE 24--NET MONETARY INFLATION ADJUSTMENT INCOME (LOSS)

  The net monetary inflation adjustment income (loss) consisted of the following:

                                  YEAR ENDED DECEMBER 31,
                                  ------------------------  NINE MONTHS ENDED
                                     1995         1996      SEPTEMBER 30, 1997
                                  ----------  ------------  ------------------
   Inflation adjustment of:
     Investments................. Ps     --   Ps     5,432     Ps 4,113,671
     Inventories.................     15,176        75,489           40,628
     Properties, plant and
      equipment..................    679,267     3,867,672        4,497,211
     Accumulated amortization....                                   (67,339)
     Accumulated depreciation....                  (72,182)         (83,728)
     Deferred charges............      1,876     1,103,586          664,549
     Deferred monetary
      correction--debit..........                 (163,609)        (138,691)
     Other assets................                       34          296,354
     Deferred monetary
      correction--credit.........                  151,537          265,355
     Shareholders' equity........   (722,919)   (2,868,573)      (7,011,627)
                                  ----------  ------------     ------------
       Subtotal..................    (26,600)    2,099,386        2,576,383
     Revenues....................    (48,798)     (707,621)        (788,915)
     Expenses....................        420       691,990        1,046,292
     Costs.......................     13,694       140,873           11,880
                                  ----------  ------------     ------------
       Total..................... Ps (61,284) Ps 2,224,628     Ps 2,845,640
                                  ==========  ============     ============

NOTE 25--RELATED PARTY TRANSACTIONS

  The Company has had significant transactions with Mr. Gonzalo Caicedo Toro (see Notes 4 and 5). The following table summarizes the significant transactions with Mr. Caicedo:

                                        BALANCE DUE FROM (TO) MR. CAICEDO
                                   ---------------------------------------------
                                    YEAR ENDED DECEMBER 31,    NINE MONTHS ENDED
                                   --------------------------  -----------------
                                                                 SEPTEMBER 30,
                                       1995          1996            1997
                                   ------------  ------------  -----------------
   Beginning of period...........  Ps   (93,489) Ps 1,670,420    Ps   (21,226)
   Loans made....................     8,355,200     9,219,446      11,294,130
   Payments received:
     Cash........................    (6,591,291)   (6,541,701)     (3,900,053)
     Land and building (see Note
      7).........................                  (1,711,501)
     Shares of GCT & Cia. (see
      Note 4)....................                  (2,657,890)
     Cash received from fiduciary
      rights to a trust set up to
      manage the sale of certain
      investments owned by Mr.
      Caicedo....................                                  (6,270,287)
     Loans assumed...............                                  (1,102,564)
                                   ------------  ------------    ------------
   End of period (see Note 12)...  Ps 1,670,420  Ps   (21,226)   Ps       --
                                   ============  ============    ============

  The loans were not interest bearing and had no maturity dates.

  See Note 26 for transactions with Global Telecommunications, Inc., a related party.

                                 TRANSTEL S.A.

NOTE 26--COMMITMENTS

 GLOBAL-SIEMENS ARRANGEMENTS

  Global Telecommunications Operations, Inc. ("Global") is a British Virgin Islands company owned by the same shareholders who own Transtel. Global was formed in January 1995 as a financing vehicle for the purchase of certain equipment from Siemens AG ("Siemens"). As part of the Company's expansion plan, Global has entered into two purchase agreements and two letters of intent with Siemens for the provision of certain equipment necessary for the Company's expansion plan. Global has entered or intends to enter into a lease agreement with each subsidiary for the lease of such telecommunications equipment to each subsidiary on terms substantially similar to the financing to Global from Siemens. Transtel purchased equipment to be used by Caucatel directly from Siemens ($3.3 million switches and $500,000 for installation) and contributed it to Caucatel as part of its capital. Caucatel is the only subsidiary that does not lease its equipment from Global. Under these leases, if the subsidiaries default under the leases, Global has the right to take action against the assets leased thereunder including repossession or sale of the equipment. Global has assigned to Siemens the lease payments under each of the leases in the event of an event of default under the purchase agreements occurs and is continuing. The following transactions with Global are accounted for as operating leases under Colombian GAAP and as capital leases under U.S. GAAP (see Note 28 (d)(vi)):

  Global I Purchase Agreement. On May 2, 1996, Global entered into a purchase agreement with Siemens (as amended on July 28, 1997, the "Global I Purchase Agreement") to purchase certain landline telecommunications equipment to be used for the development of each of TelePalmira's, TeleJamundi's and Unitel's respective wireline networks for an aggregate amount of approximately $20.0 million, of which 15% (approximately $3.0 million) was paid upon execution of the Global I Purchase Agreement. The remaining 85% of the price of equipment delivered and installed by Siemens under the Global I Purchase Agreement is payable by Global in 20 semi-annual payments. Global's obligations under the Global I Purchase Agreement are secured by a pledge of the Global I Leases (as defined below).

  Global I Leases. On August 1, 1996, Global entered into a lease agreement with each of the following subsidiaries: TelePalmira (the "Global--TelePalmira Lease"); TeleJamundi (the "Global--TeleJamundi Lease"); and Unitel (the "Global--Unitel I Lease") (the Global--TelePalmira Lease, Global--TeleJamundi Lease and Global-Unitel I Lease are collectively referred to as the "Global I Leases").

    Global-TelePalmira Lease. Pursuant to the Global-TelePalmira Lease, TelePalmira agreed to pay Global an aggregate amount of approximately $14.4 million to lease, for a 12-year term, certain switching and cable equipment that Global purchased from Siemens under the Global I Purchase Agreement. The Global-TelePalmira Lease includes an option to purchase the equipment for an additional $285,000 at the end of the lease term.

    Global-TeleJamundi Lease. Pursuant to the Global-TeleJamundi Lease, TeleJamundi agreed to pay Global an aggregate amount of $5.3 million to lease, for a 12-year term, certain switching and cable equipment that Global purchased from Siemens under the Global I Purchase Agreement. The Global-TeleJamundi Lease includes an option to purchase the equipment for an additional $104,000 at the end of the lease term.

    Global-Unitel I Lease. Pursuant to the Global-Unitel I Lease, Unitel agreed to pay Global an aggregate amount of $3.7 million to lease, for a 12-year term, certain switching and cable equipment that Global purchased from Siemens under the Global I Purchase Agreement for its wireline applications. The Global-Unitel I Lease includes an option to purchase the equipment for an additional $73,000 at the end of the lease term.

                                 TRANSTEL S.A.

  Global II Purchase Agreement. On May 30, 1997, Global entered into a purchase agreement, as later amended, with Siemens (the "Global II Purchase Agreement") to purchase certain landline and wireless telecommunications equipment to be used for the development of each of TeleCartago's, Bugatel's and Unitel Wireless' respective networks for an aggregate amount of approximately $34.0 million, of which approximately $3.7 million was paid upon execution of the Global II Purchase Agreement. The remaining price of equipment delivered and installed by Siemens under the Global II Purchase Agreement is payable by Global in 20 semi-annual payments. Global's obligations to Siemens under the Global II Purchase Agreement will be secured by a pledge of the lease payments under the Global II Leases (as defined below). Due to the modification of the Company's network plan with respect to Bugatel and TeleCartago, the Company and Siemens have entered into negotiations to amend the Global II Purchase Agreement to increase the amount of equipment and increase the amount of the financing that will be provided by Siemens as a result thereof.

  Global II Leases. On July 28, 1997, Global entered into a lease agreement with Unitel (the "Global-Unitel II Lease") and TeleCartago (the "Global-TeleCartago Lease") for certain of the equipment that is the subject of the Global II Purchase Agreement. Global intends to lease the remainder of the equipment that is the subject of the Global II Purchase Agreement to Bugatel under leases with terms and conditions similar to those of the Global I Leases (the Global-Unitel II Lease and the Global-TeleCartago Lease, together with the lease to be entered into with Bugatel are collectively referred to herein as, the "Global II Leases").

    Global-Unitel II Lease. Pursuant to the Global-Unitel II Lease, Unitel agreed to pay Global an aggregate amount of $26.9 million to lease, for a 12-year term, certain wireless telecommunications equipment that Global purchased from Siemens under the Global II Purchase Agreement. The Global-Unitel II Lease includes an option to purchase the equipment for an additional $525,000 at the end of the lease term.

    Global-TeleCartago Lease. Pursuant to the Global-TeleCartago Lease, TeleCartago agreed to pay Global an aggregate amount of $9.9 million to lease, for a 12-year term, certain switching and cable equipment that Global purchased from Siemens under the Global II Purchase Agreement. The Global-TeleCartago Lease includes an option to purchase the equipment for an additional $197,000 at the end of the lease term.

  Global III Letters of Intent. Siemens and Siemens A.G. have entered or plan to enter into letters of intent with the Company which outline the proposed terms of the purchase and financing of various telecommunications equipment to be used by Transtel to substantially complete its expansion plan. Global, the Company and Siemens intend to structure these purchases with similar terms to those used under the Global I and Global II Purchase Agreements and the Global I Leases and Global II Leases.

TRANSTEL-SIEMENS ARRANGEMENT

  On May 23, 1997, Transtel entered into a purchase agreement with Siemens for certain telecommunications equipment to be used by Caucatel in the installation of approximately 23,000 lines for approximately $3.3 million payable over a ten-year period, commencing six months after the completion of the Turn-Key Arrangements. The obligations of Transtel under the Transtel-Siemens Purchase Agreement are secured by a promissory note from Transtel.

  The Company is currently negotiating with Siemens to enter into contracts for the supply of equipment to effect the TeleGirardot expansion plan.

                                 TRANSTEL S.A.

IBM ARRANGEMENT

  The Company has entered into an agreement with International Business Machines Corp. ("IBM"), dated June 25, 1997, whereby IBM has agreed to finance and to provide and install all the Internet and voice mail related hardware and software for the Company's telephone systems. Under the IBM agreement, the Company has agreed to pay IBM an aggregate amount of $3.4 million for such equipment. On September 30, October 28 and October 30, 1997, Unitel entered into 60 month leases with IBM for $2.3 million, $427,000 and $730,000, respectively, for this equipment.

CONSTRUCTION ARRANGEMENTS

  On April 30, 1996, each of TelePalmira, Unitel (with respect to its wireline applications) and TeleJamundi entered into turn-key arrangements (the "Turn-Key Arrangements") with Siemens S.A., a Colombian Corporation, to (i) install the lines, switches and other equipment leased by each of these subsidiaries from Global under the Global I Leases, (ii) put in operation such lines and equipment, (iii) manage the "cut-over" to the new system lines, install air conditioner equipment and train the personnel who will operate the switching equipment, (iv) install a transmission signaling standard (v) expand, replace and install the outside plant, and (vi) complete expansion of the network. The aggregate amount due to Siemens S.A. under these Turn-Key Arrangements is approximately $8.1 million.

  For each of the Turn-Key Arrangements described in the paragraph above, Siemens S.A. has provided the respective subsidiary with performance bonds equivalent to (i) 10% of the amount of each Turn-Key Arrangement, (ii) 5% of the services contracted under each Turn-Key Arrangement, (iii) 10% of the cost of the outside plant civil works and (iv) up to $100,000 for personal or property liability.

  On June 18, 1997, each of Transtel (in place of Bugatel, which was not yet formed), TeleCartago and Unitel (with respect to its wireless applications) entered into Turn-Key Arrangements with Siemens to (i) install the lines, switches and other equipment leased by Bugatel, TeleCartago and Unitel from Global under the Global II Leases, and (ii) put in operation such lines and equipment. The aggregate amount due to Siemens under these Turn-Key Arrangements is approximately $6.9 million. Siemens S.A. has provided Transtel, TeleCartago, and Unitel with performance bonds substantially similar to those provided to TelePalmira, Unitel and TeleJamundi. In connection with the negotiations to amend the Global II Purchase Agreement, the Company expects to reduce the amount due to Siemens under this Turn-Key Arrangement to approximately $5.3 million.

  On May 23, 1997, Transtel entered into a Turn-Key Arrangement with Siemens to (i) install the lines, switches and other equipment that Transtel agreed to contribute to the capital of Caucatel as part of its capital contribution and which the Company acquired from Siemens pursuant to the Transtel-Siemens arrangements, and (ii) put in operation such lines and equipment. The aggregate amount due to Siemens S.A. under this Turn-Key Arrangement is approximately $460,000.

                                 TRANSTEL S.A.

NOTE 27--SUBSEQUENT EVENTS

  As discussed in Note 11, the Company received the proceeds of $150 million of 12 1/2% Senior Notes due 2007 on October 28, 1997. The use of proceeds and the net proceeds received by Transtel were as follows:

   Sale of Senior Notes.......................................... Ps186,940,500
   Payment of existing debt......................................   (40,836,574)
   Escrow account for first four interest payments...............   (43,998,569)
   Central Bank's withdrawal fee.................................   (12,160,493)
   Cost of issuance..............................................    (9,975,114)
                                                                  -------------
   Cash available for the Company's expansion plan............... Ps 79,969,750
                                                                  =============

  On December 31, 1997, Empresa de Telecomunicaciones de Girardot S.A. E.S.P ("TeleGirardot"), a new subsidiary of Transtel, was formed by Transtel contributing Ps8,898,299 in cash for its 60% interest and the municipality of Girardot contributing the net assets of its wholly-owned telephone subsidiary, Empresa de Telecomunicaciones de Girardot E.S.P. ("Girardot Telephone") totaling Ps5,932,199 for its 40% minority interest. Transtel used a portion of the proceeds from the Senior Notes to finance its investment in TeleGirardot. The transaction will be accounted for at the municipality's historical book value plus Transtel's portion of the excess of fair value over that book value since prior accounting records for Girardot Telephone are available.

NOTE 28--DIFFERENCES BETWEEN COLOMBIAN GAAP AND U.S. GAAP

  The Company's financial statements are prepared in accordance with Colombian GAAP. Because these principles differ in certain significant respects from U.S. GAAP, this note presents a reconciliation to U.S. GAAP of net income and shareholders' equity as of and for the years ended December 31, 1995 and 1996.

 (a) RECONCILIATION OF NET INCOME:

  The following summarizes the principal differences between accounting practices under Colombian and U.S. GAAP and their effects on net income for the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997:

                                                          YEAR ENDED DECEMBER 31,    NINE MONTHS ENDED
                                                         --------------------------    SEPTEMBER 30,
                                                             1995          1996            1997
                                                         ------------  ------------  -----------------
   Consolidated net income under Colombian GAAP........  Ps   751,720  Ps 3,248,886    Ps   852,747
     (i)     Deferred income taxes......................      418,927       956,715       2,941,045
     (ii)    Surplus from reappraisal of assets.........          --            --              --
     (iii)   Depreciation...............................          --       (914,547)     (1,443,979)
     (iv)    Capitalized interest.......................        3,962       248,298         881,001
     (v)     Deferred charges...........................   (4,268,693)   (6,402,485)     (7,536,041)
     (vi)    Capital leases.............................       15,293      (235,409)        266,304
     (vii)   Revenue recognition........................     (593,915)   (4,048,451)      1,140,781
     (viii)  Adjustment for inflation...................      266,044       524,519       1,646,899
     (ix)    Effect of the above differences on minority
             interest...................................      527,171     3,709,377        (315,209)
     (x)     Distribution to shareholder................          --            --              --
                                                         ------------  ------------    ------------
   Consolidated net loss under U.S. GAAP...............  Ps(2,879,491) Ps(2,913,097)   Ps(1,566,452)
                                                         ============  ============    ============

                                 TRANSTEL S.A.

 (b) RECONCILIATION OF SHAREHOLDERS' EQUITY:

  The following summarizes the principal differences between accounting practices under Colombian GAAP and U.S. GAAP and their effects on shareholders' equity at December 31, 1995 and 1996 and September 30, 1997:

                                                                       DECEMBER 31,
                                                                ---------------------------  SEPTEMBER 30,
                                                                    1995          1996           1997
                                                                ------------  -------------  -------------
Consolidated shareholders' equity under Colombian GAAP......... Ps 6,967,236  Ps 18,817,274  Ps 51,035,142
  (i)    Deferred income taxes.................................      561,995      1,518,710      4,459,755
  (ii)   Surplus from reappraisal of assets....................                  (8,601,152)    (9,094,549)
  (iii)  Depreciation..........................................                    (914,547)    (2,358,526)
  (iv)   Capitalized interest..................................        3,962        252,260      1,133,261
  (v)    Deferred charges......................................   (5,840,853)   (12,243,337)   (19,779,378)
  (vi)   Capital leases........................................       15,293       (220,114)        46,190
  (vii)  Revenue recognition...................................     (593,915)    (4,642,366)    (3,501,587)
  (viii) Adjustment for inflation..............................      326,319        850,835      2,497,736
  (ix)   Effect of the above differences on minority interest..      637,683      4,347,060      4,031,851
  (x)    Distribution to shareholder...........................          --        (325,583)      (325,583)
                                                                ------------  -------------  -------------
Consolidated shareholders' equity (deficit) under U.S. GAAP.... Ps 2,077,720  Ps (1,160,960) Ps 28,144,312
                                                                ============  =============  =============

 (c) ANALYSIS OF CHANGES IN SHAREHOLDERS' EQUITY:

  The following summarizes the changes in shareholders' equity (deficit) under U.S. GAAP for the two years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997:

                                 YEAR ENDED DECEMBER 31,    NINE MONTHS ENDED
                                --------------------------    SEPTEMBER 30,
                                    1995          1996            1997
                                ------------  ------------  -----------------
   Balance at beginning of
    period..................... Ps 2,116,028  Ps 2,077,720    Ps (1,160,960)
   Shares issued...............    2,841,183                     30,871,724
   Distribution to
    shareholder................                   (325,583)
   Net loss....................   (2,879,491)   (2,913,097)      (1,566,452)
                                ------------  ------------    -------------
   Balance at end of period.... Ps 2,077,720  Ps(1,160,960)    Ps28,144,312
                                ============  ============    =============

 (d) SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN COLOMBIAN AND U.S. GAAP:

  (i) Deferred income taxes

  Under Colombian GAAP, deferred income taxes are generally recognized for timing differences in a manner similar to Accounting Principles Board Opinion No. 11.

  Under U.S. GAAP, Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes" requires that deferred tax assets or liabilities be recorded for the tax effects of temporary differences between the financial and tax bases for assets and liabilities. A valuation allowance is provided for deferred tax assets when it is considered more likely than not that they will not be realized.

                                 TRANSTEL S.A.

  Total applicable income taxes under U.S. GAAP are comprised of the following components for 1995 and 1996 and the nine months ended September 30, 1997:

                                    YEAR ENDED DECEMBER 31,   NINE MONTHS ENDED
                                    ------------------------    SEPTEMBER 30,
                                       1995         1996            1997
                                    -----------  -----------  -----------------
   Current income tax expense...... Ps      362  Ps  319,388    Ps 1,126,130
   Deferred income tax benefit.....    (418,927)    (956,715)     (1,980,060)
                                    -----------  -----------    ------------
       Total.......................  Ps(418,565)  Ps(637,327)   Ps  (853,930)
                                    ===========  ===========    ============

  Temporary differences between the amounts reported in the financial statements and the tax bases for assets and liabilities result in deferred taxes. Deferred tax assets and liabilities at December 31, 1995 and 1996 and September 30, 1997 are as follows:

                                               DECEMBER 31,
                                           --------------------- SEPTEMBER 30,
                                             1995       1996         1997
                                           --------- ----------- -------------
   Deferred tax assets:
     Depreciation......................... Ps    --  Ps  228,965  Ps  624,469
     Preoperating expenses................   531,521   1,029,229    4,056,300
     Revenue recognition..................               141,694      101,767
     Capital leases.......................     8,769     108,781       93,410
     Inflation adjustment.................    22,588      66,542
                                           --------- -----------  -----------
       Total..............................   562,878   1,575,211    4,875,946
                                           --------- -----------  -----------
   Deferred tax liabilities:
     Capitalized interest.................       883      56,501      251,533
     Undistributed earnings of
      subsidiaries........................                            960,985
     Inflation adjustment.................                            164,658
                                           --------- -----------  -----------
       Total..............................       883      56,501    1,377,176
                                           --------- -----------  -----------
   Net deferred tax assets recorded under
    U.S. GAAP.............................   561,995   1,518,710    3,498,770
   Deferred tax liability recorded under
    Colombian GAAP........................                            960,985
                                           --------- -----------  -----------
   Additional net deferred tax assets
    recorded under
    U.S. GAAP............................. Ps561,995 Ps1,518,710  Ps4,459,755
                                           ========= ===========  ===========

  The factors involved in the differences between the amount of income taxes computed at the statutory regular tax rate of 35.0% and the applicable income taxes for the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997 are as follows:

                                    YEAR ENDED DECEMBER 31,               NINE MONTHS ENDED
                             -----------------------------------------      SEPTEMBER 30,
                                    1995                  1996                  1997
                             -------------------   -------------------   --------------------
   Tax expense (benefit) at
    statutory rate.........  Ps(1,163,618) (35.0)% Ps(1,760,839) (35.0)% Ps   100,113    35.0 %
   Increase (decrease)
    resulting from:
     Monetary correction...       (27,562)   (.8)      (114,072)  (2.3)       319,668   111.7
     Lower tax rates of
      telephony
      subsidiaries.........       794,797   23.9      1,217,033   24.1     (1,414,333) (494.5)
     Other, net............       (22,182)   (.7)        20,551     .5        140,622    49.2
                             ------------  -----   ------------  -----   ------------  ------
   Tax benefit.............  Ps  (418,565) (12.6)% Ps  (637,327) (12.7)% Ps  (853,930) (298.6)%
                             ============  =====   ============  =====   ============  ======

                                 TRANSTEL S.A.

  (ii) Surplus from reappraisal of assets

  In accordance with Colombian GAAP, reappraisals of properties, plant and equipment and long-term investments are made periodically and recorded in offsetting accounts which are shown under the asset caption "Reappraisal of assets" and the shareholders' equity caption "Surplus from reappraisals of assets". Under U.S. GAAP, reappraisals of assets are not permitted.

  (iii) Depreciation

  Since January 1, 1996, the Company uses the reverse sum of the years method of depreciation for Colombian GAAP purposes. The Company used the straight-line method in 1995. The straight-line method of depreciation is used for U.S. GAAP in 1996. Additional depreciation expense of Ps914,547 and Ps1,443,979 is recorded under U.S. GAAP in 1996 and for the nine months ended September 30, 1997, respectively.

  (iv) Capitalized interest

  Under Colombian GAAP, the Company does not capitalize interest costs on projects during construction which is required under U.S. GAAP. Under U.S. GAAP the following adjustments to expenses are required:

                                  YEAR ENDED DECEMBER 31,
                                  -----------------------  NINE MONTHS ENDED
                                     1995        1996      SEPTEMBER 30, 1997
                                  -----------------------  ------------------
   Reduction in interest expense
    for amounts capitalized as
    properties, plant and equip-
    ment and equipment..........  Ps   3,962 Ps   256,994      Ps916,613
   Less--Additional depreciation
    expense on interest amounts
    capitalized.................                   (8,696)       (35,612)
                                  ---------- ------------      ---------
                                  Ps   3,962 Ps   248,298      Ps881,001
                                  ========== ============      =========

  (v) Deferred charges

  Subsidiaries of the Company have deferred certain costs which are expensed as incurred under U.S. GAAP. Under U.S. GAAP, the following deferred charges are expensed:


                                   YEAR ENDED DECEMBER 31,
                                   ------------------------  NINE MONTHS ENDED
                                      1995         1996      SEPTEMBER 30, 1997
                                   -----------  -----------  ------------------
   Preoperating expenses.........  Ps2,160,832  Ps      --      Ps4,693,866
   Organization costs............                    16,889         409,372
   Market and demand studies and
    investigations...............      825,525    1,181,395         251,605
   Interest costs of investments
    in subsidiaries..............    1,264,081    6,117,586       3,604,286
                                   -----------  -----------     -----------
   Increase in expenses..........    4,250,438    7,315,870       8,959,129
   Less--Amortization recorded
    under Colombian GAAP.........       (3,832)  (1,025,480)     (1,623,446)
   Plus--Amortization required on
    items not expensed under U.S.
    GAAP.........................       22,087      112,095         200,358
                                   -----------  -----------     -----------
   Net increase in expenses......  Ps4,268,693  Ps6,402,485     Ps7,536,041
                                   ===========  ===========     ===========

  The remaining deferred charges under Colombian GAAP consist of software, leasehold improvements and costs incurred in the issuance of the Senior Notes which total Ps289,774, Ps848,589 and Ps2,117,048 at December 31, 1995,
December 31, 1996 and September 30, 1997, respectively. Such amounts are also deferred under U.S. GAAP but are classified as property, plant and equipment or other assets.

                                 TRANSTEL S.A.

  (vi) Capital leases

  Certain of the Company's operating leases for Colombian GAAP purposes qualify as capital leases under U.S. GAAP. In addition to the amounts shown under capital leases in Note 16, the following assets and liabilities are recorded under U.S. GAAP:

                                         DECEMBER 31,
                                    ------------------------  SEPTEMBER 30,
                                       1995         1996          1997
                                    -----------  -----------  -------------
   Telephony networks.............  Ps2,812,939  Ps2,859,519   Ps2,804,779
   Computer equipment.............       99,682      169,513       325,650
   Transport fleet and equipment..      363,449      617,948     1,292,163
   Generator......................                                 160,025
                                    -----------  -----------   -----------
     Total........................    3,276,070    3,646,980     4,582,617
   Less--Accumulated deprecia-
    tion..........................      (13,902)    (420,299)     (781,805)
                                    -----------  -----------   -----------
                                    Ps3,262,168  Ps3,226,681   Ps3,800,812
                                    ===========  ===========   ===========

  The above amounts include cumulative adjustments of Ps568,873 and Ps1,067,756 at December 31, 1996 and September 30, 1997, respectively, which are also included in the cumulative shareholders' equity adjustment in (viii).

                                         DECEMBER 31,
                                    ------------------------  SEPTEMBER 30,
                                       1995         1996          1997
                                    -----------  -----------  -------------
   Total minimum lease payments...  Ps4,391,254  Ps3,963,806   Ps3,977,252
   Less-Imputed interest..........   (1,151,026)  (1,310,673)   (1,495,507)
                                    -----------  -----------   -----------
   Present value of minimum lease
    payments......................    3,240,228    2,653,133     2,481,745
   Less--Current portion..........     (383,812)    (530,627)     (687,025)
                                    -----------  -----------   -----------
   Long-term portion..............  Ps2,856,416  Ps2,122,506   Ps1,794,720
                                    ===========  ===========   ===========
   Deferred income from sale
    leaseback.....................               Ps  224,791   Ps  205,122
                                                 ===========   ===========

  The additional total minimum lease payments at September 30, 1997 are as follows under U.S. GAAP:

   PAYABLE IN TWELVE MONTHS ENDING
          SEPTEMBER 30,
   -------------------------------
     1998............................................................. Ps1,173,616
     1999.............................................................   1,078,507
     2000.............................................................     882,832
     2001.............................................................     842,297
                                                                       -----------
   Total minimum lease payments....................................... Ps3,977,252
                                                                       ===========

                                 TRANSTEL S.A.

  The following additional expenses are recorded under U.S. GAAP for the above capital leases:

                                        YEAR ENDED
                                   ---------------------  NINE MONTHS ENDED
                                     1995        1996     SEPTEMBER 30, 1997
                                   ---------  ----------  ------------------
   Increase in interest expense..  Ps 40,870  Ps 485,756      Ps 326,545
   Increase in depreciation ex-
    pense........................     13,108     334,244         332,861
   Decrease in (amortization of)
    gain from sale of properties,
    plant and equipment on
    leaseback....................                224,791         (19,669)
                                   ---------  ----------      ----------
     Total.......................     53,978   1,044,791         639,737
   Decrease in rent expense......    (69,271)   (809,382)       (906,041)
                                   ---------  ----------      ----------
   Net increase (decrease) in ex-
    penses.......................  Ps(15,293) Ps 235,409      Ps(266,304)
                                   =========  ==========      ==========

  Under U.S. GAAP, there are no operating lease commitments at September 30, 1997. See Note 26 for the Global Leases that will be recorded as capital leases upon commencement of the lease periods.

  (vii) Revenue recognition

  Under Colombian GAAP, revenues for connection fees for telephone lines are recognized upon payment in cash or the execution of a promissory note (with a 10% down payment) by the customer and the Company's assignment of a telephone number which is transferable to others by the customer. Under U.S. GAAP, revenues from these connection fees are recorded at the date of actual installation with a dial tone.

  (viii) Adjustment for inflation

  The difference in accounting for capital leases between Colombian and U.S. GAAP creates an additional U.S. GAAP difference in the related inflation adjustment. Additionally, the deferred monetary correction asset and liability are reversed for U.S. GAAP.

  The components of the inflation adjustment to income are as follows:

                                  YEAR ENDED DECEMBER
                                          31,
                                  -------------------  NINE MONTHS ENDED
                                    1995      1996     SEPTEMBER 30, 1997
                                  --------- ---------  ------------------
   Reverse net deferred monetary
    correction liability
    (asset)...................... Ps266,044 Ps(44,354)    Ps1,148,018
   Inflation adjustment relating
    to capital lease
    obligations..................             568,873         498,881
                                  --------- ---------     -----------
                                  Ps266,044 Ps524,519     Ps1,646,899
                                  ========= =========     ===========

  The components of the inflation adjustment to shareholders' equity are as follows:

                                      YEAR ENDED
                                     DECEMBER 31,
                                  -------------------  NINE MONTHS ENDED
                                    1995      1996     SEPTEMBER 30, 1997
                                  --------- ---------  ------------------
   Reverse net deferred monetary
    correction liability......... Ps326,319 Ps281,962     Ps1,429,980
   Inflation adjustment relating
    to capital lease
    obligations..................             568,873       1,067,756
                                  --------- ---------     -----------
                                  Ps326,319 Ps850,835     Ps2,497,736
                                  ========= =========     ===========

                                 TRANSTEL S.A.

  (ix) Minority interest

  The minority interests' share of the differences between Colombian GAAP and U.S. GAAP are presented separately.

  (x) Distribution to shareholder

  Transtel purchased land and building from a major shareholder at appraised value in August 1996. For U.S. GAAP, the difference between the amount paid (Ps1,711,501) and the shareholder's historical basis Ps1,385,918 is treated as a distribution to the shareholder in 1996.

  (xi) Acquisitions

  For U.S. GAAP purposes, the Company's accounting policy for acquisitions in the form of subsidiaries formed with municipalities as minority interests is to use estimated fair value to record the initial contribution of telephone systems and the minority interest when the municipalities' historical book value records are nonexistent or unreliable. If reliable historical book value amounts are available, the Company will record telephone systems acquired and minority interests at the municipalities' historical book values plus Transtel's portion of the excess of fair value over that book value. There are no differences between U.S. and Colombian GAAP for the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997.

  (xii) Earnings per share

  Under Colombian GAAP, earnings per share are computed by dividing net income
(loss) applicable to common shares by the weighted average number of common shares outstanding for each period presented.

  Under U.S. GAAP, earnings per share are calculated on the basis of the weighted average number of common shares outstanding, adjusted for stock dividends issued by the Company which are considered outstanding since the beginning of the earliest period presented. For U.S. GAAP, the weighted average number were 2,294,444,444 and 4,000,000,000 during 1995 and 1996, respectively, and 4,231,066,938 for the nine months ended September 30, 1997, the same as under Colombian GAAP since no stock dividends have yet been declared.

  Basic and fully diluted loss per share under U.S. GAAP were (1.25) Pesos and (0.73) Pesos in 1995 and 1996, respectively, and (0.37) Pesos in the nine months ended September 30, 1997.

 (E) ADDITIONAL DISCLOSURES REQUIRED BY U.S. GAAP

  Concentration of credit risk

  Financial instruments which potentially subject the Company to concentration of credit risk consist principally of accounts receivable resulting from customer financing plans and sold to financial institutions. Concentration of credit risk with respect to such receivables is limited to a large number of customers comprising the Company's customer base; however, the Company's customers are concentrated in Colombia and the ability of the customers to pay amounts due depends, in part, upon the general condition of the Colombian economy. Generally, the Company does not require collateral or other security to support receivables.

  Accounting for impairment of long-lived assets

  Effective for fiscal years beginning after December 15, 1995 SFAS No. 121 requires that long-lived assets and certain identifiable intangibles held by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company has determined that SFAS 121 did not have any material impact on Transtel's financial position or results of operations.

                                 TRANSTEL S.A.

  Fair value of financial instruments

  Cash, short-term and temporary investments, accounts receivable and accounts payable: The carrying amounts approximate fair value because of the short maturity of these instruments or, in the case of temporary investments, the subsequent sales price.

  Long and short-term debt: Substantially all of the Company's long- and short-term debt is variable rate borrowings; thus, the carrying amounts of the Company's borrowings under its credit agreements approximate their fair value.

  Capital lease obligations: The Company's capital lease obligations contain variable interest rates and approximate fair value.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRE-SENTATIONS IN CONNECTION WITH THIS EXCHANGE OFFER OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRE-SENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UN-DER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CON-TAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RE-LATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

                                ---------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Enforceability of Civil Liabilities......................................   3
Available Information....................................................   3
Forward-Looking Statements...............................................   4
Market and Population Data...............................................   4
Exchange Rates...........................................................   4
Prospectus Summary.......................................................   6
Risk Factors.............................................................  22
Deficiency of Earnings to Fixed Charges..................................  30
Use of Proceeds..........................................................  31
Capitalization...........................................................  32
The Exchange Offer.......................................................  33
Selected Financial and Other Data........................................  40
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  43
Business.................................................................  55
Description of Existing Indebtedness.....................................  75
Industry Overview; Legal and Regulatory Environment......................  78
Management...............................................................  80
Principal Shareholders...................................................  82
Certain Related Party Transactions.......................................  82
Description of the Certificates..........................................  84
Description of the Guarantees............................................  86
Description of the Senior Notes..........................................  90
Taxation................................................................. 118
Certain ERISA Considerations............................................. 120
Foreign Investment and Exchange Controls in Colombia..................... 121
Plan of Distribution..................................................... 122
Enforcement of Foreign Judgments in Colombia............................. 123
Book-Entry; Delivery and Form............................................ 124
Legal Matters............................................................ 126
Experts.................................................................. 126
Glossary of Certain Telecommunications Terms............................. 127
Annex A--Republic of Colombia............................................ 130
Index to Financial Statements............................................ F-1

  UNTIL        , ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                       OFFER TO EXCHANGE ALL OUTSTANDING
               12 1/2% PASS THROUGH TRUST CERTIFICATES DUE 2007,
                                      FOR
                  12 1/2% PASS THROUGH EXCHANGE CERTIFICATES
                                   DUE 2007,
     IN EACH CASE REPRESENTING INTERESTS IN 12 1/2% SENIOR NOTES DUE 2007

                                   ISSUED BY

                                 TRANSTEL S.A.

                                ---------------

                                  PROSPECTUS

                                ---------------


                                APRIL 10, 1998


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Under both United States and Colombian law, the Company can indemnify its directors and officers and purchase director and officer insurance. However the Company's articles of incorporation and bylaws currently do not provide for indemnification of any directors or officers, and the Company presently does not have director and officer insurance.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits

     EXHIBIT NO.                    DESCRIPTION OF EXHIBIT
     -----------                    ----------------------
         3.1     Articles of Incorporation and Bylaws of Transtel S.A.
         4.1     Indenture, dated as of October 28, 1997, between the Company and Marine Midland Bank, as Indenture Trustee.
         4.2     Form of Exchange Certificates.
         4.3     Pledge Agreement relating to Intercompany Notes pledged to
                 Noteholders by the Company.
         4.4     Trust Agreement of Transtel Pass Through Trust dated as of
                 October 20, 1997, by and between Transtel, as depositor, and
                 Wilmington Trust Company.
         4.5     Amended and Restated Pass Through Trust Agreement, dated as of October 28, 1997, among the Company, as Depositor,
                 Wilmington Trust Company, as Pass Through Trustee, and
                 Marine Midland Bank, as Registrar and Paying Agent.
         4.6     Escrow and Disbursement Agreement, dated as of October 28,
                 1997, among the Company, Marine Midland Bank, as Escrow
                 Agent and Marine Midland Bank, as Indenture Trustee under
                 the Indenture.
         4.7     Form of Exchange Certificate Guarantee, by the Company in
                 favor of Marine Midland Bank and the Exchange
                 Certificateholders.
         5.1     Opinion of Dewey Ballantine LLP to Transtel S.A. as to
                 legality of the Exchange Certificate Guarantee.*
         5.2     Opinion of Cavelier Abogados as to legality of the Senior
                 Notes and the Exchange Certificate Guarantee.*
         5.3     Opinion of Richards, Layton & Finger as to legality of the
                 Exchange Certificates.*
         8.1     Opinion of Dewey Ballantine LLP regarding United States tax matters.*
         8.2     Opinion of Lewin & Wells regarding Colombian tax matters.*
        10.1     Public Deed of Incorporation of TeleGirardot and Adoption of
                 Bylaws.
        10.2     Registration Rights Agreement, dated as of October 28, 1997, among the Company, Transtel Pass Through Trust, as the
                 Issuer and BT Alex. Brown Incorporated, as Initial
                 Purchaser.
        12.1     Computation of deficiency earnings to fixed charges.*
        21.1     List of subsidiaries of Transtel S.A.
        23.1     Consent of Price Waterhouse.
        23.2     Consent of Dewey Ballantine LLP (included in 5.1).*
        23.3     Consent of Cavelier Abogados (included in 5.2).*

     EXHIBIT NO.                    DESCRIPTION OF EXHIBIT
     -----------                    ----------------------
        23.4     Consent of Richards, Layton & Finger (included in 5.3).*
        23.5     Consent of Lewin & Wells (included in 8.2).*
        24.1     Power of Attorney of certain officers and directors of
                 Transtel S.A. (included on signature page).
        25.1     Form T-1 Statement of Eligibility of Marine Midland Bank to
                 act as trustee under the Indenture.
        25.2     Form T-1 Statement of Eligibility of Wilmington Trust
                 Company to act as trustee under the Amended and Restated
                 Pass Through Trust Agreement.
        25.3     Form T-1 Statement of Eligibility of Marine Midland Bank to
                 act as Guarantee Trustee under the Exchange Certificate
                 Guarantee.
        99.1     Form of Letter of Transmittal.
        99.2     Form of Notice of Guaranteed Delivery.
        99.3     Form of Exchange Agent Agreement.

--------
 * To be filed by amendment.

  (b) Schedules

    All supplementary schedules are omitted because they are not required or the required information, where material, is contained in the consolidated financial statements of Transtel S.A. or the Notes thereto.

ITEM 22. UNDERTAKINGS.

  (1) The undersigned Registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (2) The undersigned Registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, l0(b), 11 or 13 of Form F-4) within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purposes of responding to such requests. The undertaking in
(i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                                  SIGNATURES

 PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CALI, COLOMBIA, ON APRIL 10, 1998.

                                          Transtel S.A.
                                          Registrant

                                                  /s/ Guillermo O. Lopez
                                          By: _________________________________
                                              GUILLERMO O. LOPEZ,DIRECTOR AND
                                                         PRESIDENT

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED. EACH PERSON WHOSE SIGNATURE APPEARS BELOW HEREBY APPOINTS AND CONSTITUTES GUILLERMO O. LOPEZ, AS HIS OR HER ATTORNEY-IN-FACT, WITH FULL POWER OF SUBSTITUTION FOR HIM OR HER IN ANY AND ALL CAPACITIES, TO EXECUTE IN THE NAME AND ON BEHALF OF SUCH PERSON ANY AMENDMENT TO THIS REGISTRATION STATEMENT (INCLUDING POST-EFFECTIVE AMENDMENT) AND TO FILE THE SAME, WITH EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH MAKING SUCH CHANGES IN THIS REGISTRATION STATEMENT AS THE PERSON SO ACTING DEEMS APPROPRIATE, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEY-IN-FACT, OR HIS SUBSTITUTE, MAY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----

      /s/ Gonzalo Caicedo Toro         Director                 April 10, 1998
-------------------------------------
        GONZALO CAICEDO TORO

       /s/ Guillermo O. Lopez          Director and             April 10, 1998
-------------------------------------   President
         GUILLERMO O. LOPEZ

        /s/ Victoria E. Meza           Director and General     April 10, 1998
-------------------------------------   Secretary
          VICTORIA E. MEZA

        /s/ Jorge E. Martinez          Director and             April 10, 1998
-------------------------------------   Financial Vice
          JORGE E. MARTINEZ             President

         /s/ Anibal E. Perez           Director and             April 10, 1998
-------------------------------------   Technology and
           ANIBAL E. PEREZ              Planning Vice
                                        President

         /s/ Javier Salgado            Director and             April 10, 1998
-------------------------------------   Operations Vice
           JAVIER SALGADO               President

        /s/ Carlos A. Arango           Corporate                April 10, 1998
-------------------------------------   Development Vice
          CARLOS A. ARANGO              President

       /s/ Alexander P. Baber          Marketing and Sales      April 10, 1998
-------------------------------------   Vice President
         ALEXANDER P. BABER